Exhibit 4.2

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING

STATEMENT

From

MIDAMERICAN ENERGY COMPANY

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL

TRUSTEE

Dated: September 9, 2013

LEGAL DESCRIPTION: See Exhibit A

MidAmerican Energy Company 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 Attention: Corporate Secretary

PREPARED BY: Gibson Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, California 94105-0921 Attention: Deborah A. Cussen, Esq. Phone: 415-393-8226	UPON RECORDATION RETURN TO: MidAmerican Energy Company 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 Attention: Corporate Secretary

THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT dated as of September 9, 2013 (as it may be amended, supplemented, replaced or otherwise modified from time to time, this “Mortgage”), by MIDAMERICAN ENERGY COMPANY, an Iowa corporation, having an office at 666 Grand Avenue, Suite 500, Des Moines, Iowa 50309-2580(together with its successors and permitted assigns, the “Mortgagor”), to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., having an office at 2 North La Salle Street, Suite 1020, Chicago IL 60602, as Collateral Trustee for the benefit of the Secured Parties (as such terms are defined below) (in such capacity, the “Mortgagee”).

WITNESSETH THAT:

Reference is made to: (a) an Indenture, dated as of September 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Mortgage Bond Indenture”), between the Mortgagor and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Mortgage Bond Trustee”), pursuant to which the Mortgagor is issuing and may in the future issue bonds in various series (the “Mortgage Bonds” and, collectively with the Mortgage Bond Indenture, the “Mortgage Bond Documents”); (b) an Indenture, dated as of October 1, 2006 (as supplemented by the First Supplemental Indenture dated as of October 6, 2006, the Second Supplemental Indenture dated as of June 29, 2007, the Third Supplemental Indenture dated as of March 25, 2008 and as further amended, restated, supplemented or otherwise modified from time to time, the “2006 Notes Indenture”) between the Mortgagor and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “2006 Indenture Trustee”), pursuant to which the Mortgagor has issued its 5.80% Notes due 2036, 5.95% Notes due 2017 and 5.30% Notes due 2018 in an aggregate principal amount of $950,000,000 Outstanding (as defined in the Mortgage Bond Indenture) (the “2006 Indenture Notes” and, collectively with the 2006 Notes Indenture, the “2006 Indenture Notes Documents”); and (c) an Indenture, dated as of February 8, 2002 (as supplemented by the First Supplemental Indenture dated as of February 8, 2002, the Second Supplemental Indenture dated as of January 14, 2003, the Third Supplemental Indenture dated as of October 1, 2004, the Fourth Supplemental Indenture dated as of November 1, 2005 and as further amended, restated, supplemented or otherwise modified from time to time, the “2002 Notes Indenture” and together with the 2006 Notes Indenture, the “Equal and Ratable Notes Indentures”) between the Mortgagor and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York), as Trustee (in such capacity, the “2002 Indenture Trustee”), pursuant to which the Mortgagor has issued 6.750% Notes due 2031, 4.650% Notes due 2014 and 5.750% Notes due 2035 in an aggregate principal amount of $1,050,000,000 Outstanding (the “2002 Indenture Notes” and, collectively with the 2002 Notes Indenture, the “2002 Indenture Notes Documents”; the 2002 Indenture Notes and 2006 Indenture Notes collectively being the “Equal and Ratable Notes”);.

No Mortgage Bonds may be issued until the execution and delivery by Mortgagor of this Mortgage to secure the obligations of the Mortgagor to pay the principal of, premium, if any, and interest on, the Mortgage Bonds (whether now existing or hereinafter issued) and all obligations of the Mortgagor to the Mortgage Bond Trustee under the Mortgage Bond Indenture (such obligations, the “Mortgage Bond Obligations”).

Pursuant to the provisions of the Equal and Ratable Notes Indentures, the Mortgagor may not create or assume any mortgage, pledge or other lien or encumbrance upon any Principal Facility (as defined in the Collateral Trust Agreement (as defined below)) or any interest the Mortgagor may have therein, without equally and ratably securing the Equal and Ratable Notes Obligations (as defined in the Collateral Trust Agreement).

All or a substantial portion of the Mortgaged Property (as defined in the Mortgage Bond Indenture, referred to hereinafter as the “Shared Collateral”), which is intended by the Mortgagor to secure the Mortgage Bond Obligations, consists of Principal Facilities and/or interests of the Mortgagor therein, and thus is subject to the requirements of the Equal and Ratable Notes Indentures described in the immediately preceding paragraph.

As used in this Mortgage, the term “Secured Parties” shall have the meaning given to such term in the Intercreditor and Collateral Trust Agreement dated as of September 9, 2013 (the “Collateral Trust Agreement”), by and among the Mortgagor, the Mortgagee, the Mortgage Bond Trustee, the 2006 Indenture Trustee and the 2002 Indenture Trustee.

In connection with the Mortgage Bond Indenture, and pursuant to the requirements of the Equal and Ratable Notes Indentures, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Secured Obligations (as hereinafter defined).

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Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and to secure the payment of the principal of, premium, if any, and interest, if any, on the Secured Obligations (as defined in the Collateral Trust Agreement), and in consideration of the premises, the Mortgagor does hereby GRANT, BARGAIN, SELL, WARRANT, RELEASE, CONVEY WITH POWER OF SALE, ASSIGN, TRANSFER, MORTGAGE, PLEDGE, SET OVER AND CONFIRM unto the Mortgagee, all of the Mortgagor’s interest in (i) the real property, rights and interests in real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permissible Encumbrances, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights of way, easements, appendages and appurtenances appertaining to the foregoing; (v) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”); and (vi) subject to Article XIII of the Mortgage Bond Indenture, all of the property, rights and interests in property in the State of Iowa acquired by the Mortgagor after the date of the execution of this Mortgage which are integral parts of or used or to be used as integral parts of the electric generating, transmission and distribution operations of the Mortgagor in the Counties of Adair, Adams, Audubon, Benton, Black Hawk, Boone, Bremer, Buchanan, Buena Vista, Butler, Calhoun, Carroll, Cass, Cedar, Cerro Gordo, Cherokee, Chickasaw, Clay, Clinton, Crawford, Dallas, Des Moines, Dickinson, Emmet, Fayette, Floyd, Franklin, Fremont, Grundy, Guthrie, Hamilton, Hardin, Harrison, Humboldt, Ida, Iowa, Jasper, Johnson, Keokuk, Kossuth, Lee, Linn, Louisa, Lucas, Lyon, Madison, Mahaska, Marion, Marshall, Mills, Monona, Monroe, Montgomery, Muscatine, O’Brien, Osceola, Page, Palo Alto, Plymouth, Pocahontas, Polk, Pottawattamie, Poweshiek, Sac, Scott, Shelby, Sioux, Story, Tama, Taylor, Union, Wapello, Warren, Washington, Webster, Woodbury and Wright Counties,State of Iowa, which shall be and are by the terms hereof fully granted and conveyed by this Mortgage and as fully embraced within the lien created by this Mortgage as if such property, rights and interests in property were now owned by the Mortgagor and were specifically described herein and conveyed hereby, and all cash, securities, instruments and other property delivered to the Mortgagee by or on behalf of the Mortgagor and/or otherwise held by the Mortgagee as required pursuant to the terms of the Mortgage Bond Indenture, the Collateral Trust Agreement or the Mortgage (the foregoing property, the “Mortgaged Property”).

Notwithstanding anything to the contrary contained in the foregoing, the term “Mortgaged Property” shall not include any Excepted Property (as defined below); provided, that Mortgagor expressly reserves the right, at any time and from time to time, by one or more Supplemental Mortgages, to subject to the lien and operation of this Mortgage any part or all of the Excepted Property upon such terms and conditions and subject to such restrictions, limitations and reservations as may be set forth in such Supplemental Mortgage or Supplemental Mortgages.

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As used herein, “Excepted Property” means all of the following described property, whether now owned or hereafter acquired by the Mortgagor:

(i) all cash, shares of stock, bonds, notes and other obligations and securities (x) not deposited, or required to be deposited, with the Mortgagee by the express provisions of the Mortgage Bond Indenture, the Collateral Trust Agreement or this Mortgage, as applicable or (y) held by the Mortgagee for the benefit of the 2002 Indenture Trustee or the 2006 Indenture Trustee, as applicable, pursuant to the second paragraph of Section 3.01(a) of the Collateral Trust Agreement or any successor or substitute provision;

(ii) all bills, notes and other instruments, accounts receivable, claims, credits, judgments, demands, general intangibles, choses in action, permits, franchises, patents, patent applications, patent licenses and other patent rights, trade names, trademarks, and all contracts, leases and agreements of whatsoever kind and nature, not pledged or required to be pledged with the Mortgagee pursuant to the terms of the Mortgage Bond Indenture;

(iii) all merchandise, equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of, or for the benefit of, the Mortgagor, or held in advance of use thereof for maintenance, replacement or fixed capital purposes;

(iv) all electricity, gas, steam, water and other materials, products or services generated, manufactured, produced, provided or purchased by the Mortgagor for sale or distribution or used or to be used by the Mortgagor;

(v) all railcars, aircraft, watercraft, automobiles, buses, trucks, tractors, trailers and similar vehicles and movable equipment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing;

(vi) all office furniture and office equipment;

(vii) all leasehold interests and leasehold improvements;

(viii) the last day of the term of any lease or leasehold now owned or hereafter acquired by the Mortgagor which is specifically subjected to the lien of this Mortgage;

(ix) all timber, crops, sand, gravel, rocks, earth, natural gas, oil, coal, uranium and other minerals, products or components of land and minerals, harvested, mined or extracted from or otherwise separated from the earth, or lying or being upon, within or under any properties of the Mortgagor, including Mortgaged Property, and timber, crops, sand, gravel, rocks, earth, natural gas, oil, coal, uranium and other land and mineral rights, leases and royalties and income therefrom, and rights to explore for minerals;

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(x) except as the same may be specifically subjected to the lien of this Mortgage, all nuclear fuel, cores and materials;

(xi) all satellites and other equipment and materials used or to be used in outer space; all business machines; all communications equipment; all computer equipment; all record production, storage and retrieval equipment; all telephone equipment; and all components, spare parts, accessories, programs and supplies used or to be used in connection with any of the foregoing;

(xii) all real or personal property which meets all of the following conditions:

(A) is not specifically described in Exhibit A to this Mortgage,

(B) is not specifically subjected or required to be subjected to the lien of this Mortgage by any express provision of this Mortgage or the Mortgage Bond Indenture, and

(C) is not an integral part of or used or to be used (I) as an integral part of the electric generating, transmission and distribution operations of the Mortgagor in the State of Iowa, or (II) in connection with the operation of any property specifically subjected or required to be subjected to the lien of this Mortgage by the express provisions of this Mortgage or the Mortgage Bond Indenture;

(xiii) all real and personal property which is not in the State of Iowa;

(xiv) the franchise of the Mortgagor to be a corporation; and

(xv) all books and records.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject to Permissible Encumbrances (as such term is defined in the Mortgage Bond Indenture) and to satisfaction and release or assignment as provided in Section 3.04.

ARTICLE I

Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01. Due Execution, Delivery and Enforceability. Mortgagor represents and warrants to the Mortgagee that this Mortgage has been duly executed and delivered by the Mortgagor and constitutes a legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms.

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SECTION 1.02. Title. The Mortgagor represents and warrants to the Mortgagee that (a) except for the Permissible Encumbrances (as defined in the Mortgage Bond Indenture)Mortgagor owns the Mortgaged Property free and clear of any liens and (b) this Mortgage creates valid, enforceable first priority liens and security interests (subject to Permissible Encumbrances) against the Mortgaged Property.

SECTION 1.03. First Lien Status. The Mortgagor shall preserve and protect the first lien and security interest status (subject to Prior Liens permitted by the Mortgage Bond Indenture and other Permissible Encumbrances) of this Mortgage to the extent related to the Mortgaged Property.

SECTION 1.04. Payment and Performance. The Mortgagor shall pay the Secured Obligations when due and perform its obligations under the Mortgage Bond Indenture and Equal and Ratable Bond Indentures, as applicable.

SECTION 1.05. Mortgagor’s Possession and Use. Subject to the terms of the Mortgage Bond Indenture, the Mortgagor shall be suffered and permitted to possess, enjoy, use and operate the Mortgaged Property (except cash or securities paid to or deposited with or required by the express terms of this Mortgage or the Mortgage Bond Indenture to be paid to or deposited with the Mortgagee) and to take and use any and all tolls, rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof, as if this Mortgage had not been made, with power in the ordinary course of business to alter, repair, change and add to its buildings, structures and any or all of its plant and equipment constructed or owned or hereafter constructed or acquired by the Mortgagor, and hereby granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, to the Mortgagee, or intended so to be, all in accordance with usual and customary practice in similar types of transactions.

SECTION 1.06. Actions Without Consent. The Mortgagor may at any time and from time to time, without any release or consent by the Mortgage Bond Trustee or the Mortgagee, take any action set forth in Section 10.02 of the Mortgage Bond Indenture.

SECTION 1.07. Inspection. In each and every case of an Event of Default, and during the continuance thereof, the Mortgagee directly or by its agents or attorney may, to the extent permitted by law, enter upon the Property; may exclude the Mortgagee and its agents and employees wholly therefrom; either directly or by its receivers, agents, employees or attorneys, may use, operate, manage and control the Mortgaged Property, and conduct the business of the Mortgaged Property in any reasonable manner; may make all repairs, renewals, replacements and useful alterations, additions, betterments and improvements to the Mortgaged Property as the Mortgagee may deem necessary and proper; may manage and operate the Mortgaged Property and exercise all rights and powers of the Mortgagor in respect thereof, and be entitled to collect and receive all tolls, earnings, income, rents, issues and profits thereof and apply the same as provided in the Collateral Trust Agreement.

SECTION 1.08. Release of Certain Mortgaged Property. Subject to the Mortgagor’s satisfaction of the conditions set forth in Sections 10.03, 10.04, 10.05 or 10.06 of the Mortgage Bond Indenture, as applicable, upon direction from the Mortgage Bond Trustee from time to

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time, the Mortgagee shall, at the Mortgagor’s expense, execute and deliver to the Mortgagor the documents and instruments described in Sections 10.03(a), 10.04(a), 10.05(a)(i) or 10.06(a)(i), as applicable, of the Mortgage Bond Indenture, releasing from the Lien of the Mortgage any Mortgaged Property for which the conditions set forth in Sections 10.03, 10.04, 10.05 and/or 10.06 of the Mortgage Bond Indenture have been satisfied.

SECTION 1.09. Substituted Property. All rights and property (other than cash) acquired by the Mortgagor by exchange or purchase to take the place of, or in consideration for, any Mortgaged Property surrendered, modified, released (other than pursuant to Section 10.05, Section 10.06 or Section 10.07 of the Mortgage Bond Indenture) or sold, under this Mortgage and the Mortgage Bond Indenture, shall forthwith and without further conveyance, transfer or assignment become subject to the Lien of this Mortgage; and the Mortgagor, to the extent necessary to comply with any applicable legal requirements for the full protection of the Secured Parties, will grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm any and all such property to the Mortgagee, by proper deeds or other instruments, which the Mortgagor will duly record and file, and rerecord and refile, in all places required for the proper protection of the Secured Parties, upon the trusts and for the purposes of this Mortgage and the Mortgage Bond Indenture.

SECTION 1.10. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”) and other applicable law. The Mortgagor has hereby granted unto the Mortgagee a security interest in and to all the Mortgaged Property owned by the Mortgagee described in this Mortgage that is not real property (“Personal Property”). The Mortgagor hereby appoints the Mortgagee and its successors and assigns, as its true and lawful attorney-in-fact and agent, which agency is coupled with an interest and with fully power of substitution, for the Mortgagor and in its name, place and stead, in any and all capacities, after the occurrence and continuation of an Event of Default (as such term is defined in the Collateral Trust Agreement), to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. The Mortgagee shall have all rights and remedies with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded the Mortgagee hereunder.

SECTION 1.11. Filing and Recording. The Mortgagor will cause this Mortgage and any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance reasonably necessary to create, perfect and preserve Mortgagee’s security interest hereunder, to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of the Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04. The Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument or any instrument of further assurance.

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SECTION 1.12. Further Assurances. The Mortgagor will, at the cost of the Mortgagor and without expense to the Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as required or as the Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on written demand, the Mortgagor will also execute and deliver and hereby appoints the Mortgagee (and its successors and assigns) as its true and lawful attorney-in-fact and agent, which agency is coupled with an interest and with full power of substitution, upon the occurrence and continuation of an Event of Default, for the Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so (provided that the Mortgagee shall not be required to do so), one or more financing statements, chattel mortgages or comparable security instruments reasonably required to evidence more effectively the lien hereof upon the personal property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.13. Additions to Mortgaged Property. Subject to the limitations set forth in the Mortgage Bond Indenture, all right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor upon the Mortgaged Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, deeds of trust, conveyances or assignments thereof as reasonably necessary for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.14. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof.

SECTION 1.15. Receiver, Trustee, Etc. In case a receiver or trustee of the Mortgagor, or of all or a substantial part of the Mortgaged Property or business of the Mortgagor, shall be lawfully appointed, all acts or requests which the Mortgagor may do or make under the foregoing

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provisions of this Article I or Article X of the Mortgage Bond Indenture may be done or made by such receiver or trustee. In case the Mortgagee shall be in possession of the Mortgaged Property under this Mortgage, the Mortgagee in its absolute discretion, without any action or request by the Mortgagor or any receiver or trustee, and without thereby limiting any other right or power of the Mortgagee, may take any action authorized by this Mortgage to be taken by the Mortgagor, by the Mortgagor and the Mortgagee or by the Mortgagee on the request of the Mortgagor notwithstanding the continuance of any Event of Default.

SECTION 1.16. Covenants Running with the Land. All Secured Obligations contained in this Mortgage are intended by the Mortgagor and the Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Mortgage Bond Indenture, the Collateral Trust Agreement and the Equal and Ratable Bond Indentures; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of the Mortgagor in the Mortgage Bond Indenture are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

SECTION 1.17. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC), upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is the Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. The Mortgagor’s business identification number assigned by the Office of the Secretary of State of the State of Iowa is 177228. The Mortgagor shall inform the Mortgagee (and take any steps required by Sections 1.11 and 1.12) if any of the Mortgagor’s information set forth in this subparagraph (b) shall change.

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ARTICLE II

Defaults and Remedies

SECTION 2.01. Events of Default. Any Event of Default under the Collateral Trust Agreement (as such term is defined therein) shall constitute an event of default (an “Event of Default”) under this Mortgage.

SECTION 2.02. Rights to Take Possession, Operate and Apply Revenues.(a) If an Event of Default shall occur and be continuing, after the expiration of any notice and cure periods as set forth in the Mortgage Bond Indenture, the Mortgagor shall, within ten (10) days of demand of the Mortgagee, forthwith surrender to the Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, the Mortgagee may itself, or by such officers or agents as it may appoint, enter and take exclusive possession of all the Mortgaged Property and of all books, records and accounts relating thereto or located thereon without the appointment of a receiver or an application therefor and exclude the Mortgagor and its agents and employees wholly therefrom.

(b) If the Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof in accordance with the terms hereof, the Mortgagee may invoke any legal remedies to dispossess the Mortgagor. The Mortgagor will pay to the Mortgagee, upon demand, all reasonable documented and out of pocket expenses of obtaining such judgment or decree, including compensation to the Mortgagee’s attorneys (excluding internal counsel) and agents; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c) In each and every Event of Default, and during the continuance thereof, the Mortgagee directly or by its agents or attorney may, to the extent permitted by law, enter upon the Mortgaged Property; may exclude the Mortgagor and its agents and employees wholly therefrom; either directly or by its receivers, agents, employees or attorneys, may use, operate, lease, manage and control the Mortgaged Property, and conduct the business of the Mortgaged Property in any reasonable manner; may make all repairs, renewals, replacements and useful alterations, additions, betterments and improvements to the Mortgaged Property as the Mortgagee may deem necessary and proper; may manage and operate the Mortgaged Property and exercise all rights and powers of the Mortgagor in respect thereof, and be entitled to collect and receive all tolls, earnings, income, rents, issues and profits thereof; and, after deducting all expenses incurred hereunder and all payments which may be made for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as compensation for the services of the Mortgagee, its agents, employees, attorneys (excluding internal counsel) and receivers, the Mortgagee shall apply the moneys it obtains from the foregoing in accordance with the Collateral Trust Agreement.

(d) If at any time after the principal of the Mortgage Bonds, 2002 Indenture Notes and 2006 Indenture Notes shall have been so declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to this Section 2.02, all arrears of interest upon all of such Mortgage Bonds, 2002 Indenture Notes and 2006 Indenture Notes, with interest upon overdue installments of interest at the same rates respectively as were borne by the respective Mortgage Bonds, 2002 Indenture Notes and 2006 Indenture Notes on which

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installments of interest were overdue, shall either be paid by the Mortgagor or be collected out of the Mortgaged Property, and all Events of Default shall have been remedied, then the Mortgage Bond Trustee, by written notice to the Mortgagor and to the Mortgagee, may rescind such declaration and its consequences; but no such rescission shall extend to or affect any subsequent Event of Default, or impair any right consequent thereon.

SECTION 2.03. Right to Cure the Mortgagor’s Failure to Perform. Should the Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Mortgage Bond Indenture (but only with respect to the Mortgaged Property), after the expiration of any applicable cure period set forth herein or the Mortgage Bond Indenture, the Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by the Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon. The Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to the Mortgagor, to any person in possession holding under the Mortgagor or to any other person, other than as determined to have been caused by the Mortgagee’s own gross negligence or willful misconduct. In connection with any such entry, the Mortgagee shall provide prior written notice, enter during regular business hours (except in the case of an emergency) and use commercially reasonable efforts not to interrupt the Mortgagor’s operations at the Mortgaged Property.

SECTION 2.04. Right to a Receiver. During the continuance of an Event of Default, upon application to a court of competent jurisdiction or as otherwise required by applicable law and without notice, a receiver may be appointed to take possession of, and to operate, maintain and manage, the whole or any part of the Mortgaged Property, and the Mortgagor shall transfer and deliver to such receiver all such Mortgaged Property, wheresoever it may be situated; and in every case, when a receiver of the whole or of any part of such Mortgaged Property shall be appointed under this Section 2.04, or otherwise, the net income and profits of such Mortgaged Property shall be paid over to, and shall be received by, the Mortgagee. Any receiver so appointed shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court. The Mortgagor shall pay to the Mortgagee upon demand all reasonable documented and out of pocket expenses, including receiver’s fees, reasonable attorney’s fees (excluding internal counsel) and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.04; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee.

SECTION 2.05. Foreclosure and Sale.(a) If an Event of Default shall occur and be continuing, after the expiration of any notice and cure periods set forth herein or the Mortgage Bond Indenture, the Mortgagee may elect to institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, the Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial

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proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.

(b) In case of any sale of any Mortgaged Property, any holder of Mortgage Bonds or the Mortgagee, may bid for and purchase any Mortgaged Property, and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such Mortgaged Property in absolute right of such holder or the Mortgagee, without further accountability, and shall be entitled, for the purpose of making settlement or payment for the Mortgaged Property purchased, to use and apply any Mortgage Bonds by presenting such Mortgage Bonds, in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale; and thereupon such purchaser shall be credited on account of such purchase price, with the sum apportionable and applicable out of such net proceeds to the payment of or as credit on the outstanding Mortgage Bonds so presented.

(c) From time to time the Mortgagee, or other person acting in any sale of Mortgaged Property to be made under this Mortgage, may adjourn such sale by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and without further notice or publication, such sale may be made at the time and place to which such sale shall be so adjourned.

(d) Upon the completion of any sale of any Mortgaged Property under or by virtue of this Mortgage, the Mortgagee shall execute and deliver on behalf of the Mortgagor and itself, as Mortgagee, to the purchaser a sufficient deed or other instruments conveying, assigning and transferring such Mortgaged Property free from the lien of this Mortgage. The Mortgagee and its successors are hereby appointed the attorneys of the Mortgagor, in its name and stead, to make all necessary conveyances, assignments and transfers of Mortgaged Property, including customary representations and warranties, and for that purpose may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with similar power, the Mortgagor hereby ratifying and confirming all that its attorneys, or such substitute or substitutes, shall do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall join in the execution and delivery of such conveyances, assignments and transfers. Any such sale of Mortgaged Property made under or by virtue of this Mortgage; whether under the power of sale herein granted or pursuant to judicial proceedings, shall be deemed to have been sold at a commercially reasonable price and shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Mortgagor and the Mortgagee hereunder, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, its successors and assigns, and against any and all persons claiming or to claim the Mortgaged Property sold or any part thereof, from, through or under the Mortgagor or its successors or assigns or this Mortgage.

(e) The Mortgaged Property may be sold subject to unpaid taxes and Permissible Encumbrances, and, after deducting all costs, fees and expenses of the Mortgagee (including costs of evidence of title in connection with the sale), the Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.07.

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(f) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Secured Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(g) If an Event of Default shall occur and be continuing, the Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.05(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce the performance of any term, covenant, condition or agreement of this Mortgage or any other right, or (ii) to pursue any other remedy available to the Mortgagee under applicable law, all as the Mortgagee shall determine most effectual for such purposes.

SECTION 2.06. Other Remedies.(a) In case an Event of Default shall occur and be continuing, the Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC, rights and recourses granted in the Mortgage Bond Indenture and the Collateral Trust Agreement and available at law or in equity (including under the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against the Mortgagor under the Mortgage Bond Indenture, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Mortgage Bond Indenture or otherwise at law or equity shall be deemed to cure any Event of Default.

(b) In connection with a sale of the Mortgaged Property or any personal property and the application of the proceeds of sale as provided in Section 2.07, the Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Secured Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Secured Obligations remaining unpaid, with interest.

SECTION 2.07. Application of Sale Proceeds.(a) If an Event of Default shall have occurred and be continuing, at any time at the Mortgagee’s election, the Mortgagee may apply all or any part of the net cash proceeds of Shared Collateral realized through the exercise by the Mortgagee of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Secured Obligations as provided in the Collateral Trust Agreement.

(b) The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in each case in accordance with and subject to the requirements of the Collateral Trust Agreement. The receipt by the Mortgagee or other authorized person of money paid for the purchase of Mortgaged Property shall be a sufficient discharge to any purchaser of such Mortgaged Property; and no such purchaser or the

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representative, grantee or assignee of such purchaser, after paying such purchase money and receiving such receipt, shall be affected by, or in any manner answerable for, any loss, misapplication or non-application of such purchase money, or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

SECTION 2.08. Mortgagor as Tenant Holding Over. If the Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by the Mortgagee, at the Mortgagee’s election the Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted, forcibly or otherwise, with or without process of law, according to provisions of law applicable to tenants holding over.

SECTION 2.09. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. The Mortgagor waives, to the extent not prohibited by law, (a) the benefit of all laws now existing or that hereafter may be enacted (i) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (ii) in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting such debt or any other amounts due the Mortgagee; (b) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency; and (c) all rights of redemption (both statutory and equitable), valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.10. Discontinuance of Proceedings. In case the Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned because of a waiver, or for any other reason, or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder in respect of the Mortgaged Property; and all rights, remedies and powers of the Mortgagee shall continue as though no such proceeding had been taken, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Mortgagee thereafter to exercise any right, remedy or recourse under the Mortgage Bond Indenture or Collateral Trust Agreement for such Event of Default.

SECTION 2.11. Suits to Protect the Mortgaged Property. The Mortgagee shall have power to institute and to maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the lien of this Mortgage by any acts of the Mortgagor, or of others, in violation of this Mortgage or which are unlawful, or as the Mortgagee may be advised shall be necessary or expedient to preserve and to protect its interests and the security and interests of the holders of the Mortgage Bonds, 2002 Indenture Notes and 2006 Indenture Notes in respect of the Mortgaged Property, or in respect of the income, earnings, rents, issues and profits thereof, including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order which may be unconstitutional or otherwise invalid, if the

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enforcement of, or compliance with, or observance of, such enactment, rule or order would impair the lien of this Mortgage or be prejudicial to the interests of the Mortgage Bonds, 2002 Indenture Notes, 2006 Indenture Notes or the Mortgagee, provided that the Mortgagee shall have no obligation to exercise such power.

SECTION 2.12. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, any of its property or the Mortgaged Property, the Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to the Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.13. Waiver.(a) No delay or failure by the Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee. No consent or waiver by the Mortgagee to or of any breach or Event of Default by the Mortgagor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Secured Obligations by the Mortgagor hereunder. No failure on the part of the Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by the Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b) Even if the Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of the Mortgage Bond Indenture, (vi) consents to the filing of a map, plat or replat affecting the Mortgaged Property, (vii) consents to the granting of an easement or other right affecting the Mortgaged Property or (viii) makes or consents to an agreement subordinating the Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude the Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by the Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, the Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.14. Mortgagee May File Proofs of Claims. The Mortgagee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Mortgagee and of the holders of the Mortgage Bonds, 2002 Indenture Notes or

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2006 Indenture Notes allowed in any judicial proceedings relative to the Mortgagor, its creditors or Mortgaged Property. Nothing contained in this Mortgage shall be deemed to authorize the Mortgagee to authorize or consent to or accept or adopt on behalf of any holder of Mortgage Bonds, 2002 Indenture Notes or 2006 Indenture Notes, any plan of reorganization, arrangement, adjustment or composition affecting the Mortgage Bonds, 2002 Indenture Notes, 2006 Indenture Notes or any holder thereof, or to authorize the Mortgagee to vote in respect of the claim of any holder of Mortgage Bonds, 2002 Indenture Notes or 2006 Indenture Notes in any such proceeding.

SECTION 2.15. Mortgagee May Enforce Rights. All rights of action under this Mortgage may be enforced by the Mortgagee without the possession of any Mortgage Bond, 2002 Indenture Note or 2006 Indenture Note or the production thereof at trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Mortgagee shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of the Mortgage Bonds, 2002 Indenture Notes or 2006 Indenture Notes.

SECTION 2.16. Payment of Litigation Expenses. Each holder of any Mortgage Bond or any Equal and Ratable Note, its acceptance hereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Mortgage, or in any suit against the Mortgagee for any action taken or omitted by it as Mortgagee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 2.19 shall not apply to any suit instituted by the Mortgagee, to any suit instituted by any holders having more than 10% in aggregate principal amount of outstanding Mortgage Bonds, 2002 Indenture Notes or 2006 Indenture Notes, or to any suit instituted by any holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Mortgage Bond, 2002 Indenture Note or 2006 Indenture Note on or after the respective due dates expressed therein.

ARTICLE III

Miscellaneous

SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to the Mortgagor and the Mortgagee in accordance with the terms of the Mortgage Bond Indenture at the address set forth on the first page of this Mortgage.

SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Mortgaged Property and shall apply to, bind and inure

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to, the benefit of the permitted successors and assigns of the Mortgagor and the successors and assigns of the Mortgagee. The Mortgagor shall not, without the prior written consent of the Mortgagee, assign any rights, duties or obligations hereunder except as otherwise permitted by the Mortgage Bond Indenture or Collateral Trust Agreement.

SECTION 3.04. Satisfaction and Cancellation.(a) The conveyance to the Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void upon payment in full of all Secured Obligations.

(b) Upon a sale or financing by the Mortgagor of all or any portion of the Mortgaged Property in accordance with the Mortgage Bond Indenture and Collateral Trust Agreement and the application of the net cash proceeds of such sale or financing in accordance with the terms of the Mortgage Bond Indenture and/or Collateral Trust Agreement, (i) the Mortgagee, at the Mortgagor’s expense, shall release the liens and security interests of this Mortgage as to the applicable portion of the Mortgaged Property; and (ii) upon the Mortgagor’s written request, the Mortgagee shall deliver an assignment of this Mortgage in proper form for recording, to the Mortgagor or to any person at the Mortgagor’s direction, without recourse to the Mortgagee and without any representation or warranty by the Mortgagee other than that the Mortgagee is the Mortgagee under the Mortgage, that it has not assigned, encumbered or otherwise transferred the Mortgage or any part thereof, and the Mortgagee has the authority to assign the Mortgage to the assignee thereof, and the Mortgagee shall deliver to the Mortgagor a payoff letter or similar writing as of the date of such assignment; provided, however, that the Mortgagee shall have received at the time of, and with respect to such satisfaction or assignment, reimbursement of all reasonable out of pocket costs actually incurred by the Mortgagee in preparing and delivering such satisfaction or assignment.

(c) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. The Mortgagee shall execute any documents reasonably requested by the Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and the Mortgagor will pay all reasonable and documented out of pocket costs and expenses, including reasonable attorneys’ fees (excluding internal counsel), disbursements and other charges, incurred by the Mortgagee in connection with the preparation and execution of such documents.

SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to;” (b) “provisions” shall mean “provisions, terms, covenants and/or conditions;” (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or Mortgage;” (d) “obligation” shall mean “obligation, duty, covenant and/or condition;” and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein.” Any act that the Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by the Mortgagee or any person or entity designated by the Mortgagee. Each appointment of the Mortgagee as attorney-in-fact for the Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, the Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its reasonable discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

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SECTION 3.06. Amendments, etc. This Mortgage may not be amended, supplemented or otherwise modified without the written consent of the Mortgagee in accordance with the Collateral Trust Agreement.

SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by the Mortgagor and the Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

SECTION 3.08. Collateral Trust Agreement Governs. In exercising its rights hereunder, the Mortgagee agrees to be bound by the provisions of the Collateral Trust Agreement and shall be entitled to the privileges, rights, indemnities and other benefits thereof. In the event of any conflict between the terms of the Collateral Trust Agreement and this Mortgage, the terms of the Collateral Trust Agreement shall govern and control.

SECTION 3.09. Entire Agreement. This Mortgage and the Collateral Trust Agreement embody the entire agreement and understanding between the Mortgagee and the Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Mortgaged Property is located:

SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state of Iowa, except that the Mortgagor expressly acknowledges that by its terms, the Mortgage Bond Indenture and Equal and Ratable Bond Indentures shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. The Mortgagor and the Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state of Iowa.

SECTION 4.02. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER THE MORTGAGE BOND INDENTURE OR THE COLLATERAL TRUST AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER THEREOF OR THE TRUSTEE/OBLIGOR RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT

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CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.02 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 4.03. Local Law Provisions.

(a) This Mortgage is subject to the following terms and provisions:

(i) Any action to enforce or to foreclose this Mortgage will be construed in accordance with the laws of the State of Iowa by a court located in the county in which the applicable Mortgaged Property is located. In the event of any conflict between the terms of this Mortgage and the provisions of Iowa law, then the conflict shall be resolved according to the terms of Iowa law as interpreted by a court located in the county in which the applicable Mortgaged Property is located.

(ii) In connection with the exercise of remedies, any action with respect to agricultural property requires a mediation procedure as outlined in Iowa Code Chapter 654.2C and the Mortgagor has the right to cure certain defaults within thirty (30) days after receiving any notice of Event of Default.

(iii) Any mortgage accepted from a “transmitting utility” as defined by Iowa Code Section 554.9102 shall comply with Section 554B.3 of the Iowa Code.

(iv) Any non-residential mortgage granted in Iowa shall be entitled to the protections and procedures set forth in Chapters 654 and 655A of the Iowa Code.

(b) In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in this Section 4.03, the terms and provisions set forth in this Section 4.03 shall govern and control.

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IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the date first above written.

MIDAMERICAN ENERGY COMPANY, an Iowa corporation

By:	/s/ William J. Fehrman
Name: William J. Fehrman
Title: President and Chief Executive Officer

By:	/s/ Paul J. Leighton
Name: Paul J. Leighton
Title: Vice President and Corporate Secretary

STATE OF IOWA

COUNTY OF POLK

This instrument was acknowledged before me on September 9, 2013, by William J. Fehrman, President and Chief Executive Officer of MidAmerican Energy Company, an Iowa corporation.

/s/ Darla S. Johnston
Notary Public in and for the State of Iowa

STATE OF IOWA

COUNTY OF POLK

This instrument was acknowledged before me on September 9, 2013, by Paul J. Leighton, Vice President and Corporate Secretary of MidAmerican Energy Company, an Iowa corporation.

/s/ Trudi L. Hytone
Notary Public in and for the State of Iowa

EXHIBIT A

To

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING

AND FINANCING STATEMENT

Description of the Property

ADAIR COUNTY

Adair Substation

Parcel “D” is described as follows:

A part of the Northwest  1⁄4 of the Southwest  1⁄4 of Section 16, Township 77 North, Range 33 West of the 5th P.M., Adair County, Iowa and described as follows: Commencing at the Southwest corner of said Section 16: thence North 0 degrees 11 minutes 42 seconds East along the West line of said Section 16, 1315.67 feet to the point of beginning; thence continuing North 0 degrees 11 minutes 42 seconds East, along said West line, 500.00 feet; thence South 89 degrees 32 minutes 43 seconds East, 525.00 feet; thence South 0 degrees 11 minutes 42 seconds West, 500.00 feet to a point on the south line of the said Northwest 1/4 of the Southwest 1/4 ; thence North 89 degrees 32 minutes 43 seconds East along said south line, 525.00 feet to the point of beginning and containing 6.03 acres, more or less, in Adair County, Iowa, as shown by Plat of Survey filed September 12, 2007 in Book 577, Page 109 of the Adair County Recorder’s Office.

Fallow Substation

“Parcel “A” of the Plat of Survey of Section 14, Township 77 North, Range 33 West of the 5th P.M., Adair County, Iowa, as is filed in Book-640, Page 181 of the office of the Adair County Recorder more particularly described as follows:

Commencing as a point of reference at the E  1⁄4 corner of said Section 14; thence S00°40’40”W, 586.67 feet along the east line of said Section 14 to the point of beginning; thence continuing S00°40’40”W, 807.00 feet along said east line to a point; thence N89°01’50”W, 700.00 feet to a point; thence N00°40’40”E, 806.47 feet to a point; thence S89°04’27”E, 700.00 feet to the point of beginning and containing 12.964 acres, including 0.611 acres of public road right-of-way.

Adair Maintenance Building (Wind)

Parcel B: A part of the North 1/2 of the Southwest 1/4 of Section 3, Township 77 North, Range 33 West of the 5th P.M., Adair County, Iowa, per Plat of Survey filed in Book 586, Page 287.

Parcel C: A part of the North 1/2 of the Southwest 1/4 of Section 3, Township 77 North, Range 33 West of the 5th P.M., Adair County, Iowa, per Plat of Survey filed in Book 586, Page 287.

ADAMS COUNTY

Brooks Sub

A parcel of land in Parcel 1 of the Southeast Quarter of the Northeast Quarter (SE  1⁄4 NE  1⁄4) and the Southwest Quarter of the Northeast Quarter (SW  1⁄4 NE  1⁄4) and North Half of the Southeast Quarter (N  1⁄2 SE  1⁄4) of said Section 7, and the Northwest Quarter of the Southwest Quarter (NW  1⁄4 SW  1⁄4) of Section 8, and in Parcel 2 of the Northwest Quarter (NW  1⁄4) of Section 8, all in Township 71 North, Range 34 West of the 5th P.M., Adams County, Iowa, more particularly described as follows:

Commencing as a point of reference at the NE corner of the SE  1⁄4 of the NE  1⁄4 of said Section 7; thence S01°24’55”W, 138.16 feet along the east line of said SE  1⁄4, NE  1⁄4 to a point on the centerline of Brooks Road, which is the north corner of said Parcel 1; thence southwesterly along a curve to the left having a radius of 686.02 feet, a chord bearing of S39°57’42”W, an arc length of 148.80 feet, along the north line of said Parcel 1 and the centerline of Brooks Road to the point of beginning; thence continuing thence continuing southwesterly along a curve to the left having a radius of 686.02 feet, a chord bearing of S29°40’47”W, an arc length of 97.42 feet along the north line of said Parcel 1 and along the centerline of Brooks Road to a point; thence along a curve to the right having a radius of 1940.74 feet, a chord bearing of S32°16’52”W, an arc length of 152.80 feet along the north line of said Parcel 1 and the centerline of Brooks Road to a point; thence S59°36’55”E, 300.10 feet; thence N30°23’05”E, 250.00 feet to a point; thence N59°36’55”W, 296.24 feet to the point of beginning. Said Parcel contains 1.702 acres, more or less, including 0.190 acres, more or less of road right-of-way.

AUDUBON COUNTY

Beginning at a point 33 feet south of the north quarter corner of Section 16, Township 80 North, Range 35, West of the 5th P.M.: thence south 200 feet; thence west 200 feet; thence north 200 feet; thence east 200 feet, to the point of beginning.

Beginning at a point 33 feet west and 233 feet north of the southeast corner of Section 30, Township 79 North, Range 35, West of the 5th P.M., Audubon County, Iowa; thence south 200 feet; thence west 200 feet; thence northeast approximately 283 feet, to the point of beginning.

That part of the South half of the Southeast Quarter of the Northeast Quarter of the Northwest Quarter (S1/2, SE1/4, NE1/4, NW1/4), of Section Twenty-eight (28) Township Eighty (80) North, Range Thirty-five (35), West of the Fifth P.M., in the City of Audubon, Audubon County, Iowa, lying Easterly of the right-of-way of U.S. Hwy. No. 71, except the East Two Hundred Thirty-seven feet (E. 237’) thereof, and except the following tract: commencing at a point 249 ft. west of the SE corner of the NE1/4, NW1/4 of said Sec. 28, thence North 5 ft., thence West 405 ft., thence South 5 ft., thence East 405 ft. to the point of beginning, subject to Easements for sewer.

That part of the Southeast Quarter of the Northeast Quarter (SE1/4, NE1/4) of Section Eleven (11), Township Eighty-one (81) North, Range Thirty-six (36), West of the 5th P.M., Audubon County, Iowa, described as follows: Commencing at the Northeast corner of the NE1/4 of said Section 11, thence South 00°00’ East 1,378.23 feet along the East line of said NE1/4 to the point of beginning, thence continuing South 00°00’ East 700 feet along the East line of said NE1/4, thence South 90°00’ West 640 feet, thence North 00°00” West 700 feet; thence North 90°00’ East 640 feet to the point of beginning, said parcel containing 10.28 acres, more ore less, subject to the presently established county road right-of-way.

This deed shall be subject to liens and encumbrances suffered or permitted by Grantee, taxes and assessments payable by Grantee, applicable zoning regulations and easements of record for public utilities and established roads and highways.

BLACK HAWK COUNTY

Lot number one (1) excepting the Easterly One Hundred (100) feet in even width thereof bounded as follows:

Commencing at a point in the Southerly line of said Lot No. One (1) which is One Hundred (100) feet Westerly of the Easterly line of said Lot measured at right angles thereto; thence Northerly along a line which is One Hundred (100) feet Westerly of and parallel with the Easterly line of said Lot to the Northwesterly line of said Lot; thence North easterly along the Northwesterly line of said Lot to the most Northerly corner of said Lot; thence Easterly along the Northerly line of said Lot to the Easterly line of said Lot; thence Southerly along the Easterly line of said Lot to the Southerly line of said Lot; thence Westerly along the Southerly line of said Lot to the place of beginning.

In Corwin’s Subdivision in the City of Waterloo, Iowa, beginning in Riverside Addition to the City of Waterloo subject to all existing rights-of-way of the Chicago, Great Western Railroad Company, and of the Illinois Central Railroad Company, and also all existing public highways.

All that part of the southwesterly forty (40) feet of Lot four (4) in Block four (4) original plat east of the Cedar River in the City of Waterloo, Black Hawk County, Iowa, lying northwesterly of the alley running through said block parallel with East Fourth street, the southeasterly line of said alley being one hundred (100) feet northwesterly from the northwesterly line of said East Fourth street, the said alley being ten (10) feet in width.

Also:

The northwesterly forty (40) feet of the southwesterly twenty (20) feet of Lot four (4), Block four (4), in Waterloo, Iowa, east of the Cedar River.

The northeasterly forty-five (45) feet of the southeasterly twenty-five (25) feet of Lot seven (7) in Block eight (8) in the original plat of the City of Waterloo, Iowa, on the west side of the Cedar River.

And further described as follows, to wit:

Commencing at the easterly corner of said Lot seven (7), from thence running southwesterly along the southeasterly line of said Lot seven (7), forty-five (45) feet, thence at right angles northwesterly twenty-five (25) feet, thence at right angles northeasterly forty-five (45) feet to the southwesterly line of alley running through said Block eight (8), thence southeasterly along the southwesterly line of said alley twenty-five (25) feet, to the place of beginning.

Also: the southwesterly five (5) feet of the southeasterly twenty-five (25) feet of the northeasterly fifty (50) feet of Lot number seven (7), in Block number eight (8), in the city of

Waterloo, Iowa, Original Plat West side of the Cedar River, subject to the condition that the southwesterly five (5) feet of the northeasterly fifty (50) feet of the southeasterly twenty-five (25) feet of said Lot seven (7) is to be used jointly by the owners of the southeasterly twenty-five (25) feet of Lot seven (7) and the northwesterly forty (40) feet of Lot eight (8) in said Block eight (8) as an alley or driveway and in case the city of Waterloo shall open a public alley extending from the easterly end of said driveway to Fifth Street or the alley originally platted in said Block the said alley or driveway agreed to be opened shall be a public alley.

Part of Lot number eighteen (18) of Auditor’s Bayou Plat and lands adjacent to said lot in the City of Waterloo, Iowa, more particularly described as follows, to wit:

Commencing at the point of intersection on Lafayette street in Waterloo, Iowa, where the northwesterly line of Lot eighteen (18), Auditor’s Bayou Plat, intersects the southwesterly line of said highway, as the point of beginning; thence southwesterly along the northwesterly line of Lot eighteen (18), Auditor’s Bayou Plat, to a point on said line sixteen and six-tenths (16.6) feet northeasterly from the southeasterly corner of said Lot eighteen (18); thence southeasterly in a straight line to a popint on the southwesterly line of said Lot eighteen (18), sixty-nine (69) feet southeasterly from the southwesterly corner of said Lot eighteen (18); thence southeasterly in a straight line to a point on a line extended parallel with and one hundred seventy-two and ninety-one hundredths (172.91) feet southeasterly from the northwesterly line of said Lot eighteen (18), which point is twenty-five(25) feet southwesterly from the southwesterly line of said Lot eighteen (18); thence in a straight line parallel with the southwesterly line of Sycamore street in Waterloo, Iowa, as extended three hundred and sixty (360) feet; thence in a straight line parallel with the southwesterly line of said Lot eighteen (18) to the right-of-way of the Illinois Central Railroad Company; thence northerly and northwesterly along the Illinois Central Railroad Company’s right-of-way to the point of intersection of the northwesterly line of said Illinois Central right-of-way with the northeasterly line of said Lot eighteen (18); thence along the northeasterly line of said Lot eighteen (18) coinciding with the southwesterly line of Lafeyette street to the point of beginning; except a triangular piece in the southwesterly corner of Lot eighteen (18) of Auditor’s Bayou Plat which is described as follows, to wit:

Beginning on the southwesterly line of the said Lot eighteen (18), sixty-nine (69) feet from the southwesterly corner of said Lot, thence in a northwesterly direction to a point on the northwesterly line of said Lot eighteen (18), sixteen and six-tenths (16.6) feet northeasterly from the southwesterly corner of said Lot eighteen (18); thence along the northwesterly line of said Lot eighteen (18), sixteen and six-tenths (16.6) feet to the southwesterly corner of said Lot, thence southeasterly along the southwesterly line of said Lot eighteen (18) to point of beginning.

Also: Commencing at a point on a line parallel with the northwesterly line of Lot eighteen (18) in Auditor’s Bayou Plat, one hundred seventy-two and nine-tenths (172.9) feet southeasterly from the northwesterly line and twenty-five (25) feet from the southwesterly line of said Lot eighteen (18) at the point of beginning; thence in a straight line parallel with the line of Sycamore Street as extended, three hundred sixty (360) feet; thence in a straight line parallel with the southwesterly line of Lot eighteen (18) to the right of way of the Illinois Central Railroad Company; thence northerly and northwesterly along the Illinois Central Railroad Company’s right of way to the southeast corner of said Lot eighteen (18); thence along the southwesterly line for said Lot eighteen (18) to a point sixty-nine (69) feet southeasterly from the southwesterly corner of said Lot eighteen (18); thence in a straight line to the point of beginning.

A tract of land commencing at a point on the established River Front Line on the Southwesterly side of the Cedar River One Hundred thirty-seven and nine-tenths ft. (137.9’) Northwesterly from the intersection of that line with the northwesterly line of Bridge Street, running thence Northwesterly on said River Front Line Ten ft. (10’), thence Northeasterly on a line parallel with Bridge Street Five and eight-tenths ft. (5.8’), thence Southeasterly on a line substantially parallel with said River Front Line Thirty-six and six-tenths ft. (36.6’) to the northerly corner of the existing Young Men’s Christian Association building, thence Southwesterly on a line parallel with Bridge Street Three ft. (3’), thence Northwesterly on a line parallel with the said River Front Line Twenty-six and six-tenths ft. (26.6’), thence Southwesterly on a line parallel with Bridge Street Two and eight-tenths ft. (2.8’) to the place of beginning, all in the City of Waterloo, Iowa.

Subject to the covenant by the grantee, its successors or assigns, to build and maintain in perpetuity a stone or concrete river wall three ft. (3’) thick of such a height, with such footings and according to such plans and specifications as may be approved by the City Engineer of Waterloo, Iowa, and the Executive Council of Iowa, the river side and said wall to coincide with the river side of said tract, and to be so constructed that a seven foot (7’) sidewalk may be built along and suspended from the river side thereof; and the right is hereby granted by said River Front Improvement Commission to use so much of the bed of the river outside the tract above described as may be necessary to provide suitable footings for said wall.

Together with all rights in and to maintain the Company’s dam on or adjacent to this parcel.

The Northeasterly twelve (12) feet in width, fronting on Park Avenue, lying adjacent to the line established by the River Front Commission and along the Southwesterly side thereof, between the Southeasterly line of Park Avenue, the Northeasterly line of Cedar Street and Northwesterly line of Bridge Street in Mill Square, and running back from Park Avenue to the Northwesterly line of real estate owned by the Young Men’s Christian Association, all in the City of Waterloo, Iowa.

Together with all rights in and to and to maintain the Company’s dam on or adjacent to this parcel.

Those parts of Lot One (1), Auditor’s Bayou Plat in the east  1⁄2 of Section 23, Township 89, Range 13, in the City of Waterloo, Iowa, described as follows, to wit:

Beginning at a point on the northeasterly line of Lafayette Street that is 190 feet directly east of the west line of the East  1⁄2 of Section 23-89-13; thence southeasterly along the northeasterly line of Lafayette Street 556.6 feet; thence directly north parallel with the west line of the East  1⁄2 said Section 23, 362.0 feet; thence on a curve to the left whose radius is 409.3 feet, 250 feet; thence northwesterly 686.2 feet to a point on the east line of the west 190 feet on the East  1⁄2 of said Section 23, that is 42.9 feet south of southerly line of Park Road; thence south parallel with and 190 feet east from the west line of the East  1⁄2 of said Section 23, 851.2 feet to point of beginning, containing 7.14 acres more or less, and

Also the following described tract of land; the southeasterly 320 feet of that part of Lot 1 in Auditor’s Bayou Plat lying between Lafayette Street, and the River Front Line along the Cedar

River, except therefrom a parcel in the easterly corner described as follows: Beginning at the easterly corner of said tract thence northwesterly along the line of Lafayette Street 130 feet; thence southeasterly on curve whose radius is 337.9 feet to a point on the southeasterly line of said tract that is 112 feet from point of beginning; thence northeasterly 112 feet to the point of beginning, containing 1.46 acres more or less.

All of that part of the East One Hundred Fifty-Seven (157) feet of the West One Hundred Ninety (190) feet of Lot No. One (1), in Auditor’s Bayou Plat of a part of Section Twenty-Three (23), Township Eighty-Nine (89) North, Range Thirteen (13) West of the 5th P.M., in the City of Waterloo, Iowa, lying north of the northerly line of Lafayette Street.

Beginning at a point in the west line of Elm Street 25.85 feet westerly from River Front Improvement Commission Monument No. 43, as measured along the River Front Improvement Commission line, between Monuments No. 43 and No. 44; thence southerly along the west line of Elm Street 69.54 feet; thence northwesterly on an angle of 72 degrees 14 minutes with the west line of Elm Street 224.90 feet; thence westerly on an angle of 4 degrees 53 minutes left 215.85 feet to a point in the River Front Improvement Comission line between Monuments No. 44 and No. 45, said point being located at a distance of 36.42 feet westerly from Monument No. 44, as measured along said River Front Improvement Commission line; thence easterly along said River Front Improvement Commission line 36.42 feet to Monument No. 44; thence easterly along said River Front Improvement Commission line 390.65 feet to point of beginning; all in the City of Waterloo, Iowa.

The North One-Half of Lots Nos. Nineteen (19) and Twenty (20) except the North Seventy-Five (75) feet thereof of the West One Hundred Fifty (150) feet thereof in Northeydale in Black Hawk County, Iowa.

Beginning at the point of intersection of the Southerly line of Sycamore Street and the Westerly line of vacated McLean Street in the City of Waterloo, Iowa; thence Easterly along the Southerly line of Sycamore Street Twenty (20) feet more or less, to the center line of vacated McLean Street; thence Southerly along the center line of vacated McLean Street to the Northerly right-of-way line of the Illinois Central Railroad; thence Westerly along the Northerly right-of-way line of the Illinois Central Railroad to the Westerly line of vacated McLean Street to the place of beginning, all in the City of Waterloo, Black Hawk County, Iowa.

All that part of the Northwest Quarter of Section Twenty-three (23) in Township Ninety (90) North, in Range Thirteen (13) West of the Fifth Principal Meridian that lies within the following described boundaries:

Commencing at the Southwest corner of the said Northwest Quarter, and running thence East along the South line of said Northwest Quarter a distance of Six Hundred (600) feet; thence North along a line that is parallel to the West line of said Northwest Quarter, to the point of intersection with the Southeasterly line of the right of way of the Waterloo, Cedar Falls & Northern Railroad Company as the said right of way is now located and established; thence Southwesterly along the Southeasterly line of said right of way to the point of intersection with the West line of said Northwest Quarter, and running thence South along the West line of said Northwest Quarter to the point of beginning.

All of Lots Two (2), Three (3) and Four (4) in Auditor’s Bayou Plat, in Waterloo, Iowa, and that part of Lots Seven (7), Eight (8) and Eleven (11) in said Auditor’s Bayou Plat lying within the following description; -Beginning at a point on the northerly Original right-of-way line of Waterloo, Cedar Falls & Northern Railroad that is two hundred fifty-six (256) feet (measured on a line that is parallel with the line between Lots Ten (10) and Eleven (11) in Uriah DeBois Addition to the City of Waterloo, East side of Cedar River, Black Hawk County, State of Iowa) from the westerly line of Utica Street; thence northeasterly parallel with and two hundred fifty-six (256) feet from the westerly line of Utica Street to the northeasterly line of Lot nine (9) in said Uriah DeBois Addition if extended; thence southeasterly along the line of said Lot Nine (9) if extended to the easterly line of said Lot Seven (7); thence northerly along the easterly line of said Lot Seven (7) to a point that is one hundred twenty (120) feet from the northeast corner of said Lot Seven (7); thence northwesterly on a line that is parallel with and one hundred twenty (120) feet from the northerly line of said Lot Seven (7), fifty (50) feet; thence northerly parallel with and fifty (50) feet from the easterly line of said Lot Seven (7), one hundred twenty (120) feet to the northerly line of said Lot Seven (7); thence northwesterly along the northerly line of said Lots Seven (7) and Eight (8) to the northwest corner of said Lot Eight (8); thence southwesterly along the line of said Lot Eight (8) to the southwest corner of said Lot Eight (8) which is on the original right-of-way line; thence along the southerly line of said Lots Eight (8) and Eleven (11), which is the original right-of-way line, to the point of beginning containing approximately ten (10) acres; except that part of Lot 2, Auditor’s Bayou Plat, Waterloo, Black Hawk County, Iowa, described as follows:

Beginning at the northwest corner of said Lot 2, said point being on the south line of Park Road at a point eleven and seventeen hundredths (11.17) feet east of the east line of Broadway Street extended south; thence southeasterly one hundred thirty-five and two tenths (135.2) feet along the west line of said Lot 2, said lot line being a one thousand three hundred eighty-two and sixty-nine hundredths (1382.69) foot radius curve concave northeasterly, with a chord bearing of S4°59’25”E; thence continuing along the northerly right of way line of Iowa Highway No. 57, two hundred eight-three and one tenth (283.1) feet along a four hundred eighteen and four tenths (418.4) foot radius curve, concave northeasterly with a chord bearing S38°11.6’E; thence S57°35’00”E one hundred sixty-three and sixty-seven hundredths (163.67) feet along said northerly right of way line; thence N34°30’40”E three hundred twenty-nine and twelve hundredths (329.12) feet to the southerly line of Park Road; thence N55°29’20”W one hundred seventy-six and forty-nine hundredths (176.49) feet along said south line of Park Road; thence N75°25’50”W two hundred fifty-nine and seventy-nine hundredths (259.79) feet along said south line of Park Road; thence N89°40’50”W one hundred ten and one tenth (110.10) feet along said south line of Park Road to the point of beginning; and except that part of Lots Nos. 2, 3 and 4 in Auditor’s Bayou Plat in the City of Waterloo, Black Hawk County, Iowa, bounded as follows:

Beginning at a point 135.2 ft. south of the northwest corner of said Lot 2 on the west line thereof, thence southeasterly 283.1 ft. along a 418.4 ft. radius curve concave northeasterly with a long chord bearing S38°11.6’E, thence S57°35’E 669.6 ft. to a point on the east line of said Lot 4, thence S32°25’W 79.8 ft. along the southeasterly lot line of said Lot 4 to the southerly corner of said Lot 4, thence N56°44.6’W 392.0 ft. along the southwesterly lot lines of said Lots 3 and 4 to the westerly corner of said Lot 3, thence S36°00’W 5.9 ft. along the southeasterly lot line of said Lot 2, thence N57°35’W 277.6 ft.; thence northwesterly 102.5 ft. along a 498.4 ft. radius curve concave northeasterly with a long chord bearing N51°41.6’W to the west line of said Lot 2, thence northerly along the west line of said Lot 2 to the point of beginning.

That part of Lots Seven (7), Eight (8) and Eleven (11), Auditor’s Bayou Plat in the City of Waterloo, Iowa, described as follows:

Commencing at a point on the Westerly extension of the Southwesterly line of Lot Eleven (11) in Uriah Dubois Addition which is Two Hundred Fifty-six (256) feet Northwesterly on the Westerly line of Utica Street; thence Northeasterly parallel with said Westerly line of Utica Street Forty-four and One Tenth (44.10) feet to the most Southerly corner of that tract of described in Deed 487-47 and point of beginning;

Thence continuing Northeasterly parallel with said Utica Street to a point on a Westerly extension of the Northeasterly line of Lot Nine (9) in said Uriah Dubois Addition;

Thence Southeasterly to the most Westerly corner of Lot Fifty (50) in Morris Case’s Addition;

Thence Northeasterly along the Northwesterly line of said Lot Fifty (50) to a point which is One Hundred Twenty (120) feet Southwesterly of the Most Northerly corner of Lot Fifty-one (51) in said Morris Case’s Addition;

Thence Northwest at right angles Fifty (50) feet;

Thence Northeast at right angles One Hundred Twenty (120) feet to the Northeasterly line of Lot Seven (7) in said Auditor’s Bayou Plat, said point also being the most Northerly corner of that Tract recorded in Deed 377-79;

Thence Northwesterly along the Northeasterly line of said Lot Seven (7) One Hundred Forty and Seven Tenths (140.7) feet to the Easterly line of that easement acquired by the City of Waterloo, Iowa, June 13, 1967;

Thence Southwesterly Three Hundred One and Twenty-One Hundredths (301.21) feet along said Easterly line to the Southerly line of that Tract as described in Deed 487-47;

Thence Southeasterly One Hundred Sixteen and Thirty-one Hundredths (116.31) feet to the point of beginning, containing 42,595 S.F.

All that part of the Southeast Quarter of the Northeast Quarter of Section Seven (7) lying West of the Right-of-Way of the Waterloo-Cedar Falls and Northern Railroad in Township No. 88 North Range No. 12 West of the Fifth Principal Meridian, excepting therefrom the West 100 feet of the East 300 feet of the South 100 feet thereof in Black Hawk County, Iowa.

A parcel of land lying southwesterly of Park Road, Waterloo, Iowa, said parcel being a part of Auditor’s Bayou Plat beginning at a point on the south line of Park Road, 40 feet west of the center line of Broadway extended southerly; thence west along said south line of Park Road, a distance of 366.9 feet; thence southerly along a curve to the left having a radius of 374.48 feet, concave easterly a distance of 97.93 feet to end of curve; thence southeasterly along a line which is tangent to the previously described curve, a distance of 676.58 feet to point of curve; thence southeasterly along a curve to the left having a radius of 910.37 feet, concave northeasterly a distance of 354.62 feet to end of curve; thence southeasterly along a line which is tangent to the last described curve a distance of 110 feet; thence northeasterly at a right angle to the last described course 50.55 feet to a point in the southwesterly line of Lot 8 of said Auditor’s Bayou Plat; thence northwesterly along said southwesterly line of Lot 8 and Lot 2, Auditor’s Bayou Plat, to the southwesterly line of U.S. Highway No. 20; thence northerly along said southwesterly line of highway to the point of beginning, containing an area of 5.0 acres, more or less. (Title to above described property subject to certain oil, gas and mineral rights reserved by former owner).

Lot One (1) in Miller’s Addition to the Village of Hudson, in Black Hawk County, Iowa.

Lot No. One (1) in Wilshire Heights in Elk Run Heights, in Black Hawk County, Iowa.

A tract of land in the West One-Half (W1/2) of the Southwest Quarter (SW1/4) of Section No. 33, Township No. 89 North, Range No. 13 West of the 5th Principal Meridian in Black Hawk County, Iowa, described as follows: Beginning at the Southwest corner of said W1/2 of the SW1/4 of Section 33; thence North along the West line of said Section 33 a distance of 233 feet; thence East a distance of 372.55 feet to the Northwesterly line of the Chicago and Great Western Railroad; thence Southwesterly along said Northwesterly line a distance of 293.74 feet to the South line of the W1/2 of the SW1/4 of said Section 33; thence West along said South line a distance of 196.7 feet to the point of beginning; except the Southerly 45.0 feet in even width of a tract of land in the West  1⁄2 of the Southwest  1⁄4 of Section 33, Township 89 North, Range 13 West of the Fifth Principal Meridian, Waterloo, Black Hawk County, Iowa, described as follows:

Beginning at the southwest corner of said West  1⁄2 of the Southwest  1⁄4 of Section 33; thence north along the West line of said Section 33 a distance of 233 feet; thence East a distance of 372.55 feet to the Northwesterly line of the Chicago and North Western Transportation Company right of way (formerly the Chicago, Great Western Railroad) thence southwesterly along said Northwesterly line a distance of 293.74 feet to the South line of the West  1⁄2 of the southwest  1⁄4 of said Section 33; thence West along said South line a distance of 196.7 feet to the point of beginning.

Excepting therefrom the presently established right of way of West Ridgeway Avenue and Martin Road.

That part of Government Lot No. Nine (9) in Section No.Twenty-two (22), Township No. Eighty-eight (88) North, Range Twelve (12) West of the Fifth (5th) Principal Meridian, Black Hawk County, Iowa, bounded as follows:

Commencing at the point of intersection of the Southeasterly Line of the Washburn-Gilbertville Road (presently known as County Trunk “W”) with the West Line of Chambaud Street (presently known as Youngblut Road); thence South along the West line of said Youngblut Road a distance of Two Hundred Seventy (270) feet; thence West at right angles with the last described course a distance of Forty-six and Seventy-six Hundredths (46.76) feet to the

Easterly margin of the Right of Way of the Waterloo Railroad Company (formerly the Waterloo, Cedar Falls and Northern Railroad); thence Northerly along the Easterly Margin of said Right of Way a distance of Two Hundred Sixty-seven and Five Hundredths (267.05) feet to the Southeasterly line of said County Trunk “W”; thence Northeasterly along the Southeasterly line of said County Trunk “W” to the point of beginning.

The West One Hundred Sixty (160) feet of the East One Hundred Eighty-five (185) feet of the North One Hundred Sixty (160) feet of the Southwest Quarter (SW1/4) of Section No.Three (3), Township No. Eighty-Nine (89) North, Range Thirteen (13), West of the Fifth P.M. (Grantor further grants and conveys unto Grantee an easement for ingress and egress over the North One-half (N1/2) of the Southwest Quarter (SW1/4) of said Section No. Three (3) of not less than twenty-five (25) feet in width in such places as may from time to time be designated to grantee, its successors and assigns.)

The North Two Hundred Thirty-three (233) feet of the East Two Hundred Thirty-three (233) feet of the Northeast Quarter of Section No.Eleven (11), Township No.Eighty-eight (88) North, Range No. Thirteen (13) West of the Fifth (5th) Principal Meridian, in the City of Waterloo, Black Hawk County, Iowa.

Lot No. Six (6) in Block No.Twenty-Six (26) in “Westfield” in Waterloo, Iowa.

Lot No. Five (5) in Block No.Twenty-Six (26) in “Westfield” in Waterloo, Iowa.

That part of Lots 1, 10, 13 and 14 of Auditor’s Bayou Plat, in the City of Waterloo, Iowa, described as follows:

Commencing at the most easterly corner of Lot 22, Auditor’s Bayou Plat (said corner being on the original North line of Oak Street);

thence North 58 degrees 00 minutes West along the northeast line of Lot 22 and said line extended a distance of 418 feet to the most southerly corner of Lot 14, Auditor’s Bayou Plat;

thence North 32 degrees 00 minutes East, a distance of 80 feet to the northeasterly line of Lafayette Street;

thence North 58 degrees 00 minutes West along the northeasterly line of Lafayette Street, a distance of 197.13 feet to the point of beginning;

thence North 58 degrees 00 minutes West along the northeasterly line of Lafayette Street, a distance of 208.28 feet;

thence along a curve concave northeasterly having a radius of 338.10 feet, a distance of 146.10 feet (long chord bearing North 13 degrees 07 minutes 00 seconds West);

thence North 00 degrees 44 minutes 20 seconds West along the tangent of the previously described curve, a distance of 248.38 feet;

thence North 89 degrees 18 minutes 45 seconds East, a distance of 56.28 feet;

thence along a curve concave southwesterly having a radius of 1187.5 feet, a distance of 200.84 feet (long chord bearing South 31 degrees 03 minutes 30 second East);

thence South 26 degrees 12 minutes 50 seconds East along the tangent of the previously described curve, a distance of 55.37 feet;

thence South 18 degrees 33 minutes 30 seconds East, a distance of 179.23 feet;

thence along a curve concave southwesterly having a radius of 398.7 feet, a distance of 113.21 feet (long chord bearing South 14 degrees 39 minutes 10 seconds West) to the point of beginning.

A part of the NE  1⁄4 of the NE  1⁄4 of Sec. 19-88-12, Black Hawk County, Iowa, described as follows:

Commencing at a point on the W. line of the County Road which is 33’W of the N.E. Corner said Sec. 19; thence W. along the N. line of said Sec. 19, a distance of 600.0’; thence South 0°11’E. a distance of 307.75’; thence South 52°48’ West a distance of 308.27’ to the N.E.’ly R-O-W line of U.S. Hwy. No. 218 as now established thence S.E.’ly along the N.E.’ly line of U.S. Hwy No. 218 as now established a distance of 200.0’; thence N.E.’ly at right angles with the N.E.’ly line of said Hwy a distance of 908.0’ to a point in the W. line of the County Road along the E. line of said Sec. 19 which is 106.2’ S. of the point of beginning; thence N. along the W. line of said County Road to place of beginning. The E. line of the N.E.  1⁄4 of Sec. 19-88-12 is assumed bearing North-South.

An irregular parcel of land lying between Park Road and Utica Street being a part of Auditor’s Bayou Plat of the City of Waterloo, Black Hawk County, Iowa, more particularly described as follows:

Beginning at the southeast corner of property conveyed by the Waterloo Railroad Company to Iowa Public Service Company by deed dated October 17, 1958; and recorded November 6, 1958 in the Black Hawk County Recorder’s office in Book 389, pages 617, 618 & 619.

thence southeasterly along the southwesterly line of Lot 8 of said Auditor’s Bayou Plat a distance of 209 feet, more or less, to said railroad Company’s southeasterly property line;

thence southwesterly along said southeasterly property line a distance of 6 feet;

thence northwesterly a distance of 206 feet, more or less, to the southwest corner of property previously conveyed to said Iowa Public Service Company;

thence northeasterly along said Iowa Public Service Company’s southerly property line a distance of 50.55 feet to the point of beginning, containing an area of 5,800 square feet, more or less.

That part of the Northeast Quarter of the Northeast Quarter of Section No. Nineteen (19), Township No.Eighty-eight (88) North, Range No. Twelve (12) West of the Fifth Principal Meridian in Black Hawk County, Iowa, described as follows: Commencing at a point on the west line of the County Road that is Thirty-three (33) feet West of a point that is Three Hundred Thirty-one and Thirty-two Hundredths (331.32) feet South of the Northeast corner of said Section; thence West a distance of Two Hundred Ninety-six and Eighty-three (296.83) feet; thence South Fifty-two (52) degrees Forty-eight (48) minutes West a distance of One Hundred Forty-eight and Eighty-six hundredths (148.86) feet; thence East a distance of Four Hundred Fifteen and Forty Hundredths (415.40) feet to a point that is Thirty-three (33) feet West of the East line of said Section; thence North parallel with and Thirty-three (33) feet West of the East line of said Section a distance of Ninety (90) feet to the point of beginning. The East line of the Northeast Quarter of said Section is assumed bearing North-South.

That part of the Southeast Quarter of the Southeast Quarter of Section No. Thirty-five (35), Township No. Ninety (90) North, Range No. Twelve (12) West of the Fifth Principal Meridian in Black Hawk County, Iowa, bounded as follows:

Commencing at a point Thirty-three (33) feet North and Fifty (50) feet West of the Southeast corner of said Section; thence North One Hundred Fifty (150) feet; thence West One Hundred Fifty (150) feet; thence South One Hundred Fifty (150) feet; thence East One Hundred Fifty (150) feet to the point of beginning.

The south one-half of the northwest one-quarter and the north one-half of the southwest one-quarter of Section No. 23, Township No. 90 North, Range 13, West of the Fifth Principal Meridian in Black Hawk County, Iowa, excepting therefrom that part of the southwest one quarter of the northwest one quarter of said property which lies northwesterly of the southeasterly right of way line of the Waterloo, Cedar Falls, & Northern Railroad as the same has heretofore been located and established, and also excepting therefrom that part of said southwest one quarter of the northwest one quarter described as follows:

Commencing at the southwest corner of the northwest quarter of Section No. 23, running thence east along the south line of said northwest quarter of said section a distance of 600 feet, thence north along a line parallel to the west line of said northwest quarter to the intersection of said line with the southeasterly right of way line of the Waterloo, Cedar Falls & Northern Railroad as the same has heretofore been located and established; thence southwesterly along the said southeasterly right of way line to its intersection with the west line of said northwest quarter; thence south along the west line of said northwest quarter to the place of beginning; and also accepting therefrom that part of the northwest one quarter of the southwest one quarter described as follows:

Commencing at the northwest corner of the southwest one quarter of said Section No. 23, running thence South along the west line of said Section 23, a distance of 466.69 feet; thence east parallel with the north line of the said southwest one quarter a distance of 466.69 feet; thence north parallel with the west line of said Section No. 23 to the north line of the said southwest one quarter; thence west along the north line of the said southwest one quarter to the point of beginning.

That part of the Northeast Quarter of the Northeast Quarter of Section No. Nineteen (19), Township No.Eighty-eight (88) North, Range No. Twelve (12) West of the Fifth Principal Meridian, in Black Hawk County, Iowa, described as follows:

Commencing at the Northeast corner of said Section; thence South along the East line of said Section Three Hundred Thirty-one and Thirty-two Hundredths (331.32) feet; thence West Two Hundred Forty-nine and Eight-three Hundredths (249.830) feet to the point of beginning thence North parallel with said East line Sixty and Seventy-five Hundredths (60.75) feet; thence South Fifty-two (52) degrees Forty-eight (48) minutes West a distance of One Hundred and Forty-five Hundredths (100.45) feet along a line which is at right angles with the Northeasterly line of U.S. Highway #218 as now established and which if extended would intersect the Northeasterly line of said U.S. Highway #218 as now established at a point Eight Hundred Seventeen and Sixty-four Hundredths (817.64) feet Southeasterly (as measured along the Northeasterly line of said Highway as now established) of the North line of said Section; thence East Eighty (80) feet to the point of beginning.

The East line of said Section is assumed to bear due North and South.

The north one-half of that part of the Northeast Quarter of the Southeast Quarter of Section No. Twenty-one (21), Township No.Eighty-nine (89) North, Range No. Thirteen (13) west of the Fifth Principal Meridian, in Black Hawk County, Iowa described as follows:

Commencing at a point on the North line of said Northeast Quarter of the Southeast Quarter which is Two Hundred Thirty-Four (234) feet west of the Northeast corner of said Northeast Quarter of the Southeast Quarter; said point being the intersection of the North line of said Northeast Quarter of the Southeast Quarter and the West line of the Waterloo, Cedar Falls and Northern Railway Co. (now Waterloo Railroad Company) right of way; thence west along the north line of said Northeast quarter of the Southeast Quarter a distance of Two Hundred Forty-six (246) feet; thence south along a line parallel with the east line of said Northeast Quarter of the Southeast Quarter a distance of Four Hundred Ninety-five and Six Tenths (495.6) feet; thence East along a line parallel with the north line of said Northeast Quarter of the Southeast Quarter a distance of Two Hundred Forty-Six (246) feet to the West line of the Waterloo Railroad Company right of way; thence North along the West line of said right of way a distance of Four Hundred Ninety-five and Six Tenths (495.6) feet to the place of beginning. Except all legal highways.

That part of Block 5, Aladdin Addition to Waterloo, Iowa, described as beginning at the Northeast corner of said Block 5; thence South two hundred seventeen and sixty-five hundredths (217.65) feet along the East line of said Block 5; thence deflect right 89°31’50” a distance of five (5.00) feet; thence Northerly two hundred seventeen and seventy-four hundredths (217.74) feet to the North line of said Block 5; thence East thirteen (13.0) feet to the point of beginning.

That part of the Northeast Quarter of the Northeast Quarter of Section 19, Township 88 North, Range 12 West of the 5th P.M., Black Hawk County, Iowa, described as follows: Commencing at the Northeast corner of said Section; thence South along the East line of said Northeast Quarter 331.32 feet; thence North 90° West 249.83 feet to the point of beginning; thence North 0° East 60.75 feet; thence North 52°50’08” East 10.04 feet; thence South 0° West 66.82 feet; thence North 90° West 8.00 feet to the point of beginning.

The East line of the Northeast Quarter of Section 19 is assumed to bear North 0° East in these descriptions.

The above described tract of land is also known as Parcel “B” of the NE  1⁄4 NE  1⁄4 of Section 19, Township 88 North, Range 12 West of the 5th P.M., Black Hawk County, Iowa.

Midport Sub

Parcel “A” of Plat of Survey 330 Misc. 586, being that part of the Southwest Quarter of Section 2, Township 89 North, Range 13 West of the 5th P.M. Black Hawk County, Iowa, described as follows:

Beginning at a point on the West line of the Southwest Quarter which is 150.0 feet North of the Southwest corner of said Southwest Quarter, thence South 47°23’ East, 118.12 feet of a point 70.0 feet North of the South line of said Southwest Quarter, said point being on former Highway station 93+65 at 70 feet from centerline; thence North 90°00’ East, parallel with said South line, 132 feet to former Highway station 94+97; thence South 84°27’20” East 103.48 feet to former Highway station 96+00 at 60 feet from centerline; thence North 90°00’ East, 77.53 feet parallel with said South line; thence North 0°59’05” East 365.40 feet; thence North 90°00’ West, parallel with said South line, 401.0 feet to the West line of said Southwest Quarter; thence South 0°59’05” West, 275.4 feet to the point of beginning.

Shaulis Road Substation

Parcel “F” of Plat of Survey Doc. #2013-07386 of part of the South 40 acres of the Southwest Quarter of Section 9, Township 88 North, Range 13 West of the 5th P.M., Black Hawk County, Iowa.

Part of Electrifarm Substation

A parcel of land located in the North East Quarter of Sec. Thirteen, Twp., Eight-Eight, Range No Fourteen West of the 5th P.M., Waterloo, Black Hawk County, Iowa, described as follows;

Beginning at the Northeast corner of said Sec. Thirteen; thence South Zero (0) degrees, Sixteen (16) minutes and Thirty eight (38) seconds West along the East line of said Sec. Thirteen a distance of Thirteen Hundred Twenty-Five and Sixty One-Hundredths(1325.60);thence West a distance of Seventeen Hundred Forty-one and Thirty-four One Hundredths (1741.34) feet to the Easterly right-of-way-line of U.S. Highway Sixty-Three (63), thence North Thirty-Six degrees (36), Fourteen minutes (14) and Thirty-eight seconds (38) East along said right-of-way line a distance of Fourteen Hundred Ninety-Nine and Ninety-five One hundredths (1499.95) feet;

thence North Sixty-four(64) degrees, Eighteen (18)minutes and Thirty-two seconds along said right-of-way line distance of Two Hundred Sixty Five and Sixty-Nine One-Hundredths (265.69) feet to the North line of said Sec. Thirteen; thence North Eighty-Nine (89) degrees, Fifty-Six minutes and thirteen (13) seconds along said North line a distance of Six Hundred Twenty-one and Fifty-two One Hundredths (621.52)feet to a point of beginning; And also the West Thirty-Three and Zero Hundredths (33.00) feet of the North Six Hundred Ninety-one and Zero One-Hundredths (691.00) feet of the North West Quarter of Sec. Eighteen, Twp. Eighty-Eight, Range No. Thirteen West of the Fifth P.M., Waterloo, Black Hawk County, Iowa; And excepting therefrom all legal highways.

Except:

That part of the Northeast Quarter (NE  1⁄4) of Section Thirteen (13), Township Eighty-eight North (T88N), Range Fourteen West (R14W) of the Fifth Principal Meridian all in the City of Waterloo, Black Hawk County, Iowa, described as follows:

Commencing at the Northeast corner of said Northeast Quarter (NE  1⁄4) of Section Thirteen (13); thence S89° 39’50”W Six Hundred Twenty-one and Fifty-two Hundredths (621.52) feet along the North line of said Northeast Quarter (NE  1⁄4); thence S64°02’20”W Fifty-seven and Twenty-three Hundredths (57.23) feet to a point on the Easterly right of way of U.S. Highway No. 63 and point of beginning, said point also being Twenty-four and Seventy-five Hundredths (24.75) feet normally distant South of the North line of said Northeast Quarter (NE  1⁄4); thence continuing S64°02’20”W Eighty-one and Fifty-one Hundredths (81.51) feet along the Easterly right of way line of U.S. Highway No. 63 to a point which is Sixty (60.0) feet normally distant South of the North line of said Northeast Quarter (NE  1⁄4); thence N89°39’50”E Four Hundred Fifty-seven and Forty-eight Hundredths feet parallel with the North line of the Northeast Quarter (NE  1⁄4); thence S33°04’20”E One Hundred Sixty-six and Forty-three Hundredths (166.43) feet to a point which is Two Hundred (200.0) feet normally distant South of the North line of said Northeast Quarter (NE  1⁄4); thence S0°20’10”E Four Hundred Forty and Forty-seven Hundredths (440.47) feet; thence Southwesterly Five Hundred Ninety and Fifty-three Hundredths (590.53) feet along a One Thousand Eighty-six and Twenty-eight Hundredths (1086.28) foot radius curve concave Northwesterly, with a chord of Five Hundred Eighty-three and Thirty-three Hundredths (583.33) feet which bears S15°12’50”W to a point which is Sixty (60.0) feet normally distant Northwesterly of the centerline of Eldora Road; thence N59°11’25”W Twenty (20.0) feet to a point which is Eighty (80.0) feet normally distant Northwesterly from the centerline of said Eldora Road; thence S30°48’35”W One Hundred Fifty-four and Seventeen Hundredths (154.17) parallel with the centerline of said Eldora Road to the South line of the North Half of the Northeast Quarter (N  1⁄2 NE  1⁄4) of said Section Thirteen (13); thence N89°42’10”E Fifty-four and Eighty-six Hundredths (54.86) feet along said South line to a point which is Thirty-three (33.0) feet normally distant Northwesterly of the Centerline of said Eldora Road; thence N30°48’35”E Six Hundred Forty-eight and Nineteen Hundredths (648.19) feet parallel with the centerline of said Eldora Road; thence Northeasterly Seventy-two and Forty-three Hundredths (72.43) feet along a Six Hundred Five and Ninety-six Hundredths (605.96) foot radius curve, concave Southeasterly, with a long chord of Seventy-two and Thirty-nine Hundredths (72.39) feet which bears N34°14’30”E to a point which is Seventeen (17) feet normally distant west of the East line of said Northeast Quarter (NE  1⁄4); thence N0°00’E Six Hundred Eighty-four and Ninety-eight Hundredths (684.98) feet parallel with said East line to a point which is Twenty-four and

Seventy-five Hundredths (24.75) feet normally distant south of the North line of said Northeast Quarter (NE  1⁄4); thence N89°39’50”W Six Hundred Fifty-five and Ninety-seven (655.97) feet parallel with said North Line to the point of beginning.

The above described parcel contains 194,674 S.F.

Also Except:

That Part of the Northeast Quarter of the Northeast Quarter (NE  1⁄4 NE  1⁄4) Section Thirteen (13), Township Eighty-eight North (T88N), Range Fourteen West (R14W) of the Fifth Principal Meridian, City of Waterloo, Black Hawk County, Iowa, described as follows: Commencing at the Northeast corner of the Northeast Quarter (NE  1⁄4) of said Section Thirteen (13); thence S0°00’E (previously recorded as S0°16’38”W) Thirteen Hundred Twenty-four and Thirty-eight Hundredths (1324.38) feet (previously recorded as 1325.60’) along the East line of said Northeast Quarter of the Northeast Quarter (NE  1⁄4 NE  1⁄4) to the South line of said Northeast Quarter of the Northeast Quarter (NE  1⁄4 NE  1⁄4); thence S89°42’10”W Thirty-three (33.0) feet along said South line to the point of beginning; thence continuing S89°42’10”W Two Hundred Seventy-nine and Sixty-three (279.63) feet along said South line to a point which is Thirty-three (33.0) feet normally distant Southeasterly of the centerline of Eldora Road; thence N30°48’35”E Five Hundred Forty-five and Ninety-two Hundredths (545.92) feet parallel with the centerline of Eldora Road to a point which is Thirty-three (33.0) feet normally distant West of the East line of said Northeast Quarter of the Northeast Quarter (NE  1⁄4 NE  1⁄4); thence S0°00’E Four Hundred Sixty-seven and Forty-two Hundredths (467.42) feet to the point of beginning.

Parcel Area = 65,348 S.F.

Total Area = 260,022 S.F.

The East line of the Northeast Quarter of the Northeast Quarter (NE  1⁄4 NE  1⁄4) is assumed to bear N0°00’E

BREMER COUNTY

The North One Hundred (100) feet of the East One Hundred Thirty-three (133) feet of the Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of Section Twenty-seven (27), Township Ninety-one (91) North, Range Thirteen (13) West of the 5th P.M., subject to public highway.

Part of the Northeast Quarter (NE1/4) of Section Thirty-five (35), Township Ninety-One North (T91N), Range Fourteen West (14W) of the Fifth Principal Meridian in Janesville, Bremer County, Iowa, described as follows: Beginning at a point on the South line of said NE  1⁄4 that is One Thousand Seven Hundred Nine and Forty-four Hundredths (1709.44) feet West of the Southeast corner of said NE1/4; thence N00°38’45”E One Hundred Thirty-three (133) feet; thence N90°00’W Eighty and Five Tenths (80.5) feet; thence S00°38’45”W One Hundred Thirty-three (133) feet to the South line of said NE  1⁄4; thence N90°00’E Eighty and Five Tenths (80.5) feet to the point of beginning, except all legal roadways, containing 0.185 acre, exclusive of roadway.

Note: The South line of said NE1/4 is assumed to bear N90°00’E.

That part of the Northeast Quarter (NE1/4) of Section Twenty-five (25), Township Ninety-two (92) North, Range Fourteen (14) West of the Fifth Principal Meridian, Bremer County, Iowa, described as follows:

Parcel “A” of that part of the Northeast Quarter (NE  1⁄4) of Section Five (5), Township Ninety-two North (T92N), Range Fourteen West (R14W) of the 5th P.M., Bremer County, Iowa, described as follows: Beginning at a point on the North line of said Northeast Quarter (NE  1⁄4) which is One Thousand Three Hundred Twenty-four and Forty-one Hundredths (1324.41) feet East of the Northwest corner of said Northeast Quarter (NE  1⁄4); thence S0°00’W One Hundred Fifty-three (153.0) feet; thence N90°00’W One Hundred Twenty (120.0) feet; thence N0°00’E One Hundred Fifty-three (153.0) feet to the North line of said Northeast Quarter (NE  1⁄4); thence N90°00’E One Hundred Twenty (120.0) feet to the point of beginning, containing 0.42 acre, including 0.09 acre of present established roadway easement along the North side thereof.

BUCHANAN COUNTY

Commencing at a point One Thousand Ninety-three (1093) feet West of the Southeast corner of Section Thirty (30), Township Eight-nine (89) North, Range Ten (10) West of the 5th P.M. in Buchanan County, Iowa, thence North One Hundred Eighty-three (183) feet, thence East One Hundred Fifty (150) feet, thence South One Hundred Eighty-three (183) feet to the South line of said Section Thirty (30), thence West along the South line of said Section Thirty (30), One Hundred Fifty (150) feet to the point of beginning, excepting all legal highways.

BUENA VISTA COUNTY

Commencing at a point Thirty-three (33) feet West of the Northeast corner of the North Half of the Southeast One-quarter (SE1/4) of the Southeast one-quarter (SE1/4) of Section thirty-three (33) in Township Ninety-one (91) North, Range Thirty-seven (37) West of the Fifth (5th ) P.M., running thence West Two Hundred Eight and seven-tenths (208.7) feet, thence South Two Hundred Eight and seven-tenths (208.7), thence East Two Hundred Eight and seven-tenths (208.7) feet, thence North Two Hundred Eight and seven-tenths (208.7) feet to the point of beginning being approximately one acre in the Northeast corner of the said North One-half (N1/2) of the Southeast One-quarter (SE1/4) of the Southeast one-quarter (SE1/4) of the above named Section, in Buena Vista County, Iowa.

Commencing at a point Thirty-three (33) feet West and Two Hundred Eight and Seven-tenths (208.7) feet South of the Northeast Corner of the North Half of the Southeast Quarter of the Southeast Quarter (N1/2 SE1/4 SE1/4) of Section No. Thirty-three (33), Township 91, Range 37; running thence South Sixty (60) feet, thence West Two Hundred Eight and Seven-tenths (208.7) thence North sixty (60) feet, thence East Two Hundred Eight and Seven-tenths (208.7) feet to the point of beginning.

Lot Three (3) of the Auditor’s Subdivision of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Thirty-three (33), Township Ninety-one (91) North, Range Thirty-seven (37), West of the Fifth P.M.

East One Hundred (100) Feet of the North Three Hundred Ninety-eight and seven tenths (398.7) Feet of Lot One (1), Auditor’s Subdivision of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) in Section Thirty-three (33), Township Ninety-one (91), North, Range Thirty-seven (37), West of the 5th P.M.

North One Hundred Eighty (180) Feet of the West Two Hundred (200) Feet of Outlot “A” of the Plat of Vista Estates in the City of Storm Lake, Iowa.

The East Two Hundred (200) Feet of Lot Twelve (12), Block One (1), M.C.S. Industrial Addition to the City of Storm Lake, Iowa.

A part of Lot One (1) of the Auditor’s Subdivision of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Thirty-three (33), Township Ninety-one (91) North, Range Thirty-seven (37) West of the 5th P.M., and being more particularly described as follows:

Commencing at the Northeast corner of the SE1/4 SE1/4 of Section 33, Township 91 North, Range 37 West of the 5th P.M., Buena Vista County, Iowa; thence North 89°53’55” West, 341.7 feet to the point of beginning; thence continuing North 89°53’55” West, 80.00 feet; thence South, 660.22 feet; thence South 89°53’02” East, 388.7 feet to the west right-of-way line of Vestal Street; thence North, 49.62 feet; thence North 89°53’55” West, 130.00 feet; thence North, 212.00 feet; thence North 89°53’55” West, 178.7 feet; thence North, 398.7 feet to the point of beginning. The above described parcel contains 2.43 acres, more or less, and is subject to all easements of record.

A part of Lot One (1) of the Auditor’s Subdivision of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Thirty-three (33), Township Ninety-one (91) North, Range Thirty-seven (37), more particularly described as follows:

Beginning at a point 398.7 feet South and 33.0 feet West of the Northeast Corner of the SE1/4 SE1/4 of Section 33, Township 91, Range 37, thence South 112.0 feet parallel to the east line of the said tract, thence West for 130.0 feet, thence North for 112.0 feet, thence East for 130.0 feet to the point of beginning.

All that part of the Northwest Quarter (NW  1⁄4) of Section Thirty-two (32), Township Ninety-one (91) North, Range Thirty-seven (37) West of the 5th P.M., lying South of the Right-of-Way of the Illinois Central Railroad Company, except the following parcel: All that part of the Northwest Quarter (NW  1⁄4) of the Northwest Quarter (NW  1⁄4) lying South of the Illinois Central Railroad Right-of-Way in Section 32, Township 91 North, Range 37 West of the 5th P.M., Buena Vista County, Iowa, and being more fully described as follows: Commencing at the Southwest (SW) corner of the Northwest Quarter (NW  1⁄4) of said Section 32; thence North, on an assumed bearing of North along the West line of said Northwest Quarter (NW  1⁄4) 455.26 feet to the Point of Beginning, thence continuing North, along the West line of said Northwest Quarter (NW  1⁄4), 491.57 feet to the South Right-of-Way line of the Illinois Central Gulf Railroad; thence South 67°48’48” East, along the South line of said railroad, 150.23 feet to a point 8.5 feet measured at right angles from the centerline of a siding track; thence following along a line 8.5 feet from the Centerline of the siding track South 46°28’19” East 55.97 feet; thence South 42°41’04” East, 100.13 feet; thence South 42°08’08” East, 100.11 feet; thence South 49°50’59” East, 99.93 feet; thence South 59°51’15” East, 100.04 feet, here leaving the siding track; thence South 22°16’09” West, 294.79 feet; thence North 69°11’45” West, 391.44 feet to the Point of Beginning. The above described parcel contains 4.15 acres, more or less, and is subject to all easements of record.

Newell Substation

A tract of land located in lots four (4) and Five (5) of the auditor’s subdivision of the southwest quarter of the Southwest Quarter (SW  1⁄4 SW  1⁄4) of Section 17, Township 90 north, Range 35 west of the 5th p.m. within the corporate limits of the City of Newell, Buena Vista County, Iowa and being more particularly described as follows:

Commencing at the Southwest (SW) Corner of the Southwest Quarter (SW  1⁄4) of said Section 17: Thence on a previously recorded bearing of North 00°00’00” East, along the West line of said Southwest Quarter (SW  1⁄4), 508.28 feet to the Point of Beginning. Thence continuing along said West line, North 00°00’00” West, 150.00 feet: Thence North 88°47’16” West 250.00 feet to the Point of Beginning.

Tract contains 0.86 Acres and is subject to all easements of record.

Hawkeye Substation & Storage

A part of the Southwest Quarter (SW  1⁄4 of the Northwest Quarter (NW  1⁄4) lying South of the Illinois Central Gulf Railroad Right of Way in Section 32, T-91N R-37-W of the 5th P.M., Buena Vista County, Iowa and being more fully described as follows:

Commencing at the Southwest (SW) Corner of the Northwest Quarter (NW 1/4) of said Section 32; Thence North, on an assumed bearing of North along the West line of said Northwest Quarter (NW  1⁄4) 455.26 feet to the Point Of Beginning.

Thence continuing North, along the West line of said Northwest Quarter (NW  1⁄4), 491.57 feet to the South Right of Way line of the Illinois Central Gulf Railroad; Thence South 67° 48’ 48” East, along the South line of said railroad, 150.23 feet to a point 8.5 feet, measured at right angles from the centerline of a siding track; Thence following along a line 8.5 feet from the Centerline of the siding track South 46° 28’ 19” East 55.97 feet; Thence South 42° 41’ 04” East, 100.13 feet; Thence South 42° 08’ 08” East, 100.11 feet; Thence South 49° 50’ 59” East, 99.93 feet; Thence South 59° 51’ 15” East, 100.04 feet, here leaving the siding track; Thence South 22° 16’ 09” West, 294.79 feet; Thence North 69° 11’ 45” West, 391.44 feet to the Point Of Beginning.

The above described parcel contains 4.15 acres, more or less, and is subject to all easements of record.

Hawkeye Plant Site

All that part of the Northwest Quarter (NW  1⁄4) of Section Thirty-two (32), Township Ninety-one (91) North, Range Thirty-seven (37) West of the 5th P.M., lying South of the Right of Way of the Illinois Central Railroad Company, Except the following parcel: All that part of the Northwest Quarter (NW  1⁄4) of the Northwest Quarter (NW  1⁄4) lying South of the Illinois Central

Railroad Right of Way in Section 32, Township 91 North, Range 37 West of the 5th P.M., Buena Vista County, Iowa, being more fully described as follows: Commencing at the Southwest (SW corner of the Northwest Quarter (NW  1⁄4) of said Section 32; thence North, on an assumed bearing of North along the West line of said Northwest Quarter (NW  1⁄4) 455.26 feet to the Point of Beginning, thence continuing North, along the West line of said Northwest Quarter (NW  1⁄4), 491.57 feet to the South Right of Way line of the Illinois Central Gulf Railroad; thence South 67°48’48”East , along the South line of said railroad, 150.23 feet to a point 8.5 feet measured at right angles from the centerline of a siding track; thence following a line 8.5 feet from the Centerline of the siding track South 46°28’19” East 55.97 feet; thence South 42°41’04” East, 100.13 feet; thence South 42°08’08”East, 100.11 feet; thence South 49°50’59” East, 99.93 feet; thence South 59°51’15” East 100.04 feet, here leaving the siding track; thence South 22°16’09” West, 294.79 feet; Thence North 69°11’45” West, 391.44 feet to the Point Of Beginning.

The above described parcel contains 4.15 acres, more or less, and is subject to all easements of record.

BUTLER COUNTY

Commencing at the Northeast corner of lot number Five (5), block number seven (7) in Mathers Addition to the town of Clarksville, Iowa, running thence West four and one-half (4 1/2) rods, thence South two and one-half (2 1/2) rods, thence East Four and one-half (4 1/2) rods, thence North two and one-half (2 1/2) rods to place of beginning.

Starting at a point where a line drawn parallel with and thirty-three (33) feet South of the North Section line in Section thirty-three (33), Township Ninety-two (92) North, Range Eighteen (18) West of the Fifth P.M. intersects the Northeasterly boundary line of the Chicago, Northwestern Railroad right of way, thence Southeasterly along said right of way 259.6 feet, thence due North 200 feet to the line which is thirty-three (33) feet south of said North section line, thence West at right angles to point of beginning, all located in Lot Eight (8) of the subdivision of the Northeast Quarter (NE1/4) of Section Thirty-three (33), Township Ninety-two (92) North, Range Eighteen (18) West of the Fifth P.m. in Butler County, Iowa.

Note: The North 17 feet of this tract located in Butler Count, Iowa, was sold by the company to the state of Iowa in August 1961; a permanent easement for a commercial entrance was reserved to the grantor across the East 35 feet of the property conveyed.

Tract of land described as follows: Commencing Forty-five (45) feet South and One Hundred ninety-eight (198) feet East of the Northwest corner of the Southeast Quarter of the Northeast Quarter (SE  1⁄4 NE  1⁄4) of Section Eighteen (18), in Township Ninety-two (92) North, Range Fifteen (15) West of the Fifth P.M., thence South 202.5 feet, thence East at right angles 203.07 feet, thence North at right angles 202.5 ft., thence West at right angles 203.07 ft., to point of beginning in Butler County, Iowa.

That part of the Northeast Quarter of the Southeast Quarter of Section 2, Township 91 North, Range 15 West of the Fifth Principal Meridian, bounded and described as follows:

Commencing at the Northwest corner of the South Half of the Northwest Quarter of the Southwest Quarter of Section 1, Township and Range aforesaid; thence Southerly along the West line of said Section 1, being also the East line of said Section 2, a Distance of 161.6 feet; thence Northwesterly parallel with the center line of the main track of the Dubuque and Dakota Railroad Company (later the Mason City and Fort Dodge Railroad Company, the Chicago Great Western Railway Company, and now the Chicago and North Western Railway Company), as said main track center line was originally located and established across said Sections 1 and 2, a distance of 158 feet to a point on the center line of the “County Road”; thence Southerly along said center line and parallel with the East line of said Section 2, a distance of 177.6 feet to the point of beginning of the parcel of land herein described; thence continuing southerly along said center line a distance of 30 feet; thence Easterly at right angles to the last described course to a point distant 30 feet Easterly, measured at right angles from the East line of said “County Road”; thence Northerly at right angles to the last described course a distance of 30 feet; thence Westerly at right angles to the last described course to the point of beginning.

A tract commencing at the Southeast corner of the Courthouse Block in Clarksville, Iowa, thence North 165 feet, thence West 132 feet, thence South 165 feet, thence East 132 feet to beginning.

Commencing at a point 99.00 Feet West and 1649.30 feet north of the Southeast corner of Section 2, Township 91 North, Range 15 West of the 5th P.M., said point being on the East line of Public Road; thence continuing along said East line North 100.00 feet; thence East 83.90 feet to the South right of way line of the Chicago, Northwestern Transportation Company’s right of way; thence along said South right of way line South 45°55’ East 144.20 feet; thence West 187.80 feet to the point of beginning.

Said parcel contains 0.31 acre more or less and is in the North part of Lot Z, Austin’s Subdivision in Town of Sell Rock, Iowa.

That part of the Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4) of Section Thirty-one (31), Township Ninety North (T90N), Range Sixteen West (R16W) of the Fifth Principal Meridian, Butler County, Iowa, described as follows:

The South Three Hundred (300.00) feet of the East Four Hundred Thirty-there (433.00) feet of said Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4), containing 2.98 acres, subject to an existing roadway easement along the East side thereof and other easements of record.

A tract of land in the Southwest Quarter of the Northeast Quarter (SW1/4 NE1/4) of Section 33, Township 90 North, Range 15, West of the 5th P.M. in Butler County, Iowa, further described as a tract of land lying within the station grounds of the Chicago Central and Pacific Railroad, and also being a part of Lots 2 and 4, block 23, Root’s Addition, New Hartford, Butler County, Iowa, and being more particularly described as follows:

Commencing at the Northwest Corner of Lot 1, Block 23, Root’s Addition in the City of New Hartford, Butler County, Iowa; thence South 189.78 feet along the east line of Mill Street, in said City, to a point on the northerly right of way line of the Chicago Central and Pacific Railroad, said point being the point of beginning; thence S. 81° 26’ E., 120.00 feet, along the northerly right of way line of said Railroad, said line being parallel to and 130 feet normally distance Northeasterly from the centerline of the main track of said Railroad; thence south 70.00 feet; thence N. 81° 26’ W., 120.00 feet, to the east line of Mill Street; thence North 70.00 feet along the east line of Mill Street, to the point of beginning.

Subject to all rights reserved by Illinois Central Gulf Railroad Company in Deed dated January 30, 1981, and recorded on March 9, 1981, in Book 69, Pages 497-500, records of Butler County, Iowa.

Two parcels of land situated in the Southwest Quarter of the Northeast Quarter (SW1/4 NE1/4) and in the Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4) of Section Thirty-three (33), Township Ninety (90) North, Range Fifteen (15) West of the Fifth P.M. as follows:

North Parcel: Beginning at the point where a line that lies parallel with and 130 feet normally distant northerly from the centerline of the Illinois Central Gulf Railroad Company’s Waterloo District main track intersects the East line of 66 foot wide Packwaukee Street, and run easterly along said parallel line, being along the North line of the former Dubuque and Sioux City Railroad Company’s original 300 foot wide station ground property, 600 feet, more or less, to the West line of 66 foot wide Washington Street; thence South along said West line of Washington Street, 106 feet, more or less, to a line that lies parallel with and 25 feet normally distant northerly from the centerline of said main track; thence westerly along the last said parallel line, 600 feet, more or less, to the aforesaid East line of Packwaukee Street; thence North along said East line of Packwaukee Street, 106 feet, more or less, to said point of beginning;

South Parcel: From the point where the centerline of the Illinois Central Gulf Railroad Company’s Waterloo District main track intersects the East line of the Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4) of said Section 33, run westerly along the centerline of said main track, 562 feet; thence South parallel with said East line of the SE1/4 NW1/4 of Sec. 33, 26 feet, more or less, to a point 25 feet perpendicularly distant southerly from the centerline of said main track, being the point of beginning; thence continuing South parallel with said East line of SE1/4 NW1/4 of Sec. 33, 150 feet, more or less, to a point 170 feet perpendicularly distant southerly from the centerline of said main track; thence easterly parallel with and 170 feet normally distant southerly from the centerline of said main track, being along the South line of the former Dubuque and Sioux City Railroad Company’s original 300 foot wide station ground property, 1495 feet, more or less, to the West line of 66 foot wide Washington Street; thence North along said West line of Washington Street, 150 feet, more or less, to a line that lies parallel with and 25 feet normally distant southerly from the centerline of said main track; thence westerly along the last said parallel line, 1495 feet, more or less, to said point of beginning.

CALHOUN COUNTY

That part of Outlot One (1) of Western Town Lot company’s Resubdivision of Outlot (1), Two (2) and Three (3), of Lake City, Calhoun County, Iowa, bounded and described as follows: Commencing at a point on the west line of said Outlot One (1) which is 142.8 feet south of the northwest corner thereof; thence running east on a line parallel with the north line of said Outlot One (1) 100 feet; thence running south on a line parallel with the west line of said Outlot to the southerly line of said Outlot One (1); thence running in a westerly direction along the southerly line of said Outlot One (1) to the southwest corner thereof; thence running north on the west line of said Outlot One (1) 170 feet to the place of beginning.

A tract of land 60 feet square in the S.W. Part of Outlot One (1) described more fully as beginning at the Southwest corner of Outlot One (1), Peterson’s Addition to the Town of Pomeroy, Iowa, and extending North 60 feet, thence East 60 feet, thence South 60 feet, thence West 60 feet to the place of beginning in Peterson’s Addition to Pomeroy, Calhoun County, Iowa.

A tract of land containing approximately 1.05 acres more or less located in the Southeast corner of Outlot No. 20 in the Southwest quarter (SW1/4) of Section Twenty-five (25) Township Eight-eight (88) North, Range Thirty-three (33) West of the 5th P.M., Calhoun County, Iowa described as follows:

Commencing on the East line of the Southwest quarter (SW1/4) of said Section Twenty-five (25) on the North line of the Chicago, Milwaukee, St. Paul and Pacific Railroad right-of-way, thence North along the East line of said Section Twenty-five (25) 210 feet, thence West 90° 233 feet, thence South 90° to said railroad right-of-way, thence Southeast along said right-of-way to place of beginning.

A part of the North Half (N1/2) of the Northwest Quarter (NW14/) of Section Thirty-six (36), Township Eighty-eight (88) North, Range Thirty-three (33) West of 5th P.M., Calhoun County, Iowa, and being more fully described as follows:

Commencing at the Northeast (NE) corner of the NW1/4 of Section 36, T-88-M, R-33-W of the 5th P.M., Calhoun County, Iowa; thence West 990.0 feet, along the North line of said NW1/4; thence South 48.8 feet, to the point of beginning; thence South 279.6 feet; thence West 365.0 feet, parallel with the North line of said NW1/4, thence North 279.18 feet; thence North 89º56’East, 365.0 feet, to the point of beginning. The above described parcel contains 2.341 acres and is subject to all easements of record. The North line of the NW1/4 of said Section 36 is used as being due East and West.

Sub M

Beginning at a point Fifty (50) feet South from the centerline of the main track of the Illinois Central Railroad as said line is constructed and operated over and through the South Half of the Northeast Quarter (S1/2 NE  1⁄4), of Section Seventeen (17) Township Eighty-nine (89) North, Range Thirty-one (31) West of the 5th P.M., in Manson, Iowa; thence South along the East line of said Section Seventeen (17) a distance of three hundre3d (300) feet; thence West three hundred (300) feet; thence North to the South right-of-way line of the Illinois Central Railroad; thence in as easterly direction along said right-of-way line to the point of beginning, excepting however any public highway affecting the said tract.

CARROLL COUNTY

Beginning at a point forty feet east of the west quarter corner of Section 17, Township 84 North, Range 34, West of the 5th P.M.; thence east 350 feet; thence north 500 feet; thence west 350 feet; thence south 500 feet to the point of beginning.

Beginning at a point 250 feet east and 33 feet north of the southwest corner of Section 12, Township 82 North, Range 35 West of the 5th P.M. in Carroll County, Iowa; thence west 200 feet; thence north 200 feet; thence southeast 282.84 feet to the point of beginning.

A part of the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of Section 25, T-84-N, R-35-W of the 5th P.M., Carroll County, Iowa, more fully described as follows:

Commencing at the Northwest (NW) corner of the Southwest Quarter (SW1/4), Section 25, T-84-N, R-35-W of the 5th P.M., Carroll County, Iowa; thence East, 55.70 feet to the easterly right-of-way line of U.S. Highway No. 71; thence South 00°90’ West, along said right-of-way line 33.00 feet to the point of beginning; thence continuing south 00°09’ West, along said right-of-way, 175.00 feet; thence East 150.00 feet; thence North 00°09’ East 175.00 feet to a point on the southerly right-of-way line of the county road; thence West, along said right-of-way line; 150.00 feet to the point of beginning.

The above described parcel contains 0.60 acre more or less and is subject to all easements of record.

That part of Lots 2, 3, 4 and 5, in Block 4 in Bruner’s First Addition to the Town (now City) of Carroll, according to the recorded plat thereof, together with the part of vacated Walnut Street lying Northwesterly of and adjoining said Block 4, all lying Northeasterly of a line parallel with and distant 9.5 feet Northeasterly, measured radially, from the most Northeasterly side track of the Chicago and North Western Railway Company (formerly Chicago Great Western Railway Company), as said side track is now located.

West 194.48 feet of South 214.69 feet of Lot One (1), Happe Addition, Carroll, Iowa.

The North Four Hundred Thirty-three (433.0) feet of the West Three Hundred Fifty (350.0) feet of said Northeast Quarter (NE1/4), subject to an existing roadway easement over the North Thirty-three (33) feet thereof and all other easements of record, containing 3.48 acres including roadway.

Lot 11, Block 3, Rolling Hills West Subdivision, Carroll, Carroll County, Iowa.

A parcel of land in Lot 1 of the Fractional Southwest Quarter of the Northwest Quarter of Section 30, Township 84 North, Range 34 West of the 5th P.M., Carroll County, Iowa, described as beginning at a point 801 feet Northerly and 33 feet East of the Southwest Corner of the Northwest Quarter of said Section 30; thence North 1°20” East for 250 feet; thence due East for 292.4 feet; thence due South 150 feet; thence due West 148.2 feet; thence due South 100 feet; thence due West 150 feet to the point of beginning.

A tract of land in Lot 1 of the Fractional Southwest Quarter of the Northwest Quarter of Section 30, Township 84 North, Range 34 West of the 5th P.M., in Carroll County, Iowa described as follows: Beginning at the point on the East line of Grant Road, Carroll, Iowa 1101.0 feet North 1°20” East of the Southwest Corner of the Northwest Quarter of said Section 30; thence North 1°20” East for 100.0 feet; thence due East for 291.3 feet; thence due South for 100.0 feet; thence due West for 291.3 feet to the point of beginning.

A tract of land in Lot 1 of the Fractional Southwest Quarter of the Northwest Quarter of Section 30, Township 84 North, Range 34 West of the 5th P.M., in Carroll County, Iowa described a beginning at a point 1051 feet Northerly and 33 feet East of the Southwest Corner of the Northwest Quarter of Section 30; thence North 1°20” East for 50 feet; thence due East 291.3 feet; thence due South 50 feet; thence due West 292.4 feet to the point of beginning.

Carroll Maintenance Building (Wind)

Lot 1 of Outlot C, Southwest Development Park, Carroll, Iowa as shown on the Plat of Survey filed as Instrument Number 2009-4374 of the Carroll County Recorder’s Office.

CASS COUNTY

Griswold Substation

A tract of land located in part of vacated Lot 14 in the Fourth Addition to the Town of Griswold, Cass County, Iowa, more fully described as follows: Commencing at the Northwest corner of Section 8, Township 74 North, Range 37 West of the 5th P.M., Cass County, Iowa; thence S0°00’00”E along the West line of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of said Section 8 a distance of 33.01 feet; thence S89°43’40”E a distance of 33.00 feet to the Northwest corner of said Lot 14 and point of beginning; thence continuing S89°43’40”E along the North line of said Lot 14 a distance of 262.00 feet; thence S0°00’00” and parallel to the West line of said Lot 14 a distance of 177.13 feet to the point 80.00 feet North of the South line of said Lot 14; thence N89°43’40”W and parallel to the South line of said Lot 14 a distance of 231.90 feet to a point on the East right of way line of Primary Road No. 48; thence N0°40’30”E along the East right of way line of distance of 93.30 feet; thence N89°43’40”W along the right of way line of said Primary Road No. 48 a distance of 31.20 feet to the a point on the West line of said Lot 14, said point also being on the East right of way line of said Primary Road No. 48; thence N0 00’00”E along the West line of said Lot 14 and along said East right of way line a distance of 83.84 feet to the point of beginning. Said tract contains 1.00 acre, more or less, excluding presently established road right of way. Note: The West line of said Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) is assumed to bear S0°00’00”E for this description.

Griswold Garage

Lots 12-22, Block 10, Town of Griswold, Cass County, Iowa.

Rolling Hills Substation

Parcel “A” of the Plat of Survey filed in Book 4, Page 949 of the Cass County Recorder’s Office more particularly described as follows:

The North 40 Acres of the West Half of the Southwest Quarter of Section 28, Township 74 North, Range 34 West of the 5th P.M., Cass County, Iowa, more particularly described as follows:

Beginning at the West Quarter Corner of Section 28-74-34; thence S88°59’41”E, along the North line of the SW  1⁄4 of Section 28-74-34, 1307.88 feet to the NE Corner of the West Half of the SW  1⁄4 of said Section 28; thence S0°50’36”W, along the East line of the West half of said SW  1⁄4 1330.11 Feet; thence N88°59’41”W, 1312.05 Feet to a point on the West Line of the SW  1⁄4 of Section 28-74-34; thence N1°01’22”E, Along said West Line, 1330.11 Feet to the Point of Beginning containing 40 Acres including county Road Right of Way and subject to all easements of record.

Rolling Hills Maintenance Building

Parcel “A” of the NW 1/4 NW 1/4 Section 22-75-34, West of the 5th P.M., Cass County, Iowa.

CERRO GORDO COUNTY

The East 100’ of the West 160’ of the South 100’ of the North 133’ of the SW1/4 of Section 34, Township (94N) Ninety-four North, Range (20) Twenty, West of the Fifth P.M., Cerro Gordo County, Iowa, containing 0.23 acre, more or less.

Said tract being 100 feet square.

CHEROKEE COUNTY

The East One-half (1/2) of Lot Thirteen (13) in Block Three (3), of the Town of Cherokee.

The West 14 feet of Lot number twelve (12) in Block number two (2) in the Town of Cherokee.

That part of Lot “A” of the Lot 4 in Section One (1), Township Ninety (90) North, Range Forty-one (41), West of the 5th PM., included in the following description: Starting at a point on the southeasterly right-of-way line of Primary Road No. 31, which point is 515 feet south and 563 east of the northwest corner of the Southwest Quarter of Section 1, Township 90 North, Range 41, West of the 5th P.M., in Cherokee County, Iowa’ thence running in a southeasterly direction at an angle of 86 degrees 40 minutes with the center line of the above mentioned Primary Road No. 31 for a distance of 155 feet; thence in a southwesterly direction at an angle of 96 degrees 14 minutes with previously described line a distance of 443 feet more or less; thence in a northwesterly direction at an angle of 61 degrees 38 minutes a distance of 107.7 feet more or less, to a point where southeasterly right of way of Primary Road crosses center line of creek; thence northeasterly along right of way line of Primary Road No. 31 a distance of 475 feet, more or less, to a point of beginning, giving an area of approximately 1.5 acres.

Commencing at a point ninety-six (96) feet west of the South East corner of Lot number (1) of the South East Quarter of the South East Quarter of Section Thirty (30), Township Ninety

(90), Range Forty-one (41) West of the 5th P.M., thence North Thirty feet (30), thence West Twenty-four feet (24), thence South thirty feet (30), thence East Twenty-four feet (24) to the place of beginning, all in the town of Washta.

The West half of Lot No.Thirteen (13) in Block No.Three (3) of New Cherokee, Iowa.

Commencing at the Northwest corner of the Northwest Quarter (NW1/4) of Section Nineteen (19), Township Ninety-two (92), North, of Range Forty (40), West of the 5th P.M., thence East Thirty-three (E33) feet; thence South Thirty-three (S33) feet to a point of beginning; thence East Fifty (E50) feet; thence South Fifty (S50) feet; thence West Fifty (W50) feet; thence North Fifty (N50) feet to said point of beginning, being a tract of land Fifty (50) feet square in the Northwest corner of the Northwest Quarter (NW1/4) of said Section Number Nineteen (19), Township Number Ninety-two (92) North, Range Number Forty (40), West of the 5th P.M.

Lot Eight, Block Three, (except 2 feet off of the East side of said Lot 8), in the Town of New Cherokee.

A parcel of land located in the Southwest Quarter (SW1/4) of the Northeast Quarter (NE1/4) of Section Twenty-two (S22), Township Ninety-two North (T92N), Range Forty (R40), West of the 5th P.M. described as follows: Commencing at the East One-Quarter (E1/4) corner of Section Twenty-two-Ninety-two-forty, thence North 90°0’ West for 1322.25 feet to the Southwest (SW) corner of the Southeast Quarter (SE1/4) of the Northeast Quarter (NE1/4), thence continuing North 90° 0’ West for forty (40) feet to the point of beginning, thence North 90° 0’ West for 678.43 feet to a point on the North right-of-way line of primary Highway No. 3, thence North 55° 57’ West along said North right-of-way line for 67.90 feet, thence North 89° 59’ East for 735.27 feet, thence South 1° 37’ West for 38.25 feet to the point of beginning containing 0.62 acre more or less. (This description assumes that the south line of the Northeast One Quarter (NE1/4) of Section Twenty-two-Ninety-two-Forty bears due east-west.)

Lot 1 of W  1⁄2 of NE  1⁄4 of Sec. 4 (1.84 Acres—Plat 1-202); Lot 1 of Lot 1 of W  1⁄2 of Sec. 4 (297.31 Acres—Plat 2-15) T 91 N, R 40, W 5th P.M.

A parcel of land beginning 6.47 feet west of the Northeast corner of Section One, Township 90 North, Range 41 West of the 5th P.M., thence S 3°23’30”E, 31.3 feet; thence S 52°37’20”W, 478 feet; thence S 2°32’40”E, 81 feet; thence S 56°42’10”W, 316.3 feet; thence N 72°51’50”W, 94.9 feet; thence N 56°55’10”W, 70.5 feet; thence N 37°37’20”W, 188.5 feet; thence N 48°46’40”E, 547.2 feet; thence N 90°00’00”E, along the north line of said Section One 491.53 feet, to point of beginning containing 5.74 acres more or less.

A parcel of land located in NE  1⁄4 of Section 22, T93N, R40W of the 5th P.M., Cherokee County, Iowa, as shown on the attached Right of Way Plat Exhibit “A” and by reference made a part thereof, further described as follows:

Commencing at the SE corner of the NE1/4 of said Section 22; thence S90°00’W, 743.53 feet along the southline of said NE1/4 to the SW corner of Block 12 of the town of Larrabee, thence N1°30.2’W, 404.20 feet along the westline of said Block 12 to the NW corner of said Block 12; thence S89°05.7’W, 15.64 feet along the south line of Pine Street projected westerly to the point of beginning; thence S13°37.8’W, 74.08 feet; thence N76°22.2W, 35.45 feet; thence northeasterly 64.75 feet along a 2934.79 foot radius curve, concave westerly, having a chord bearing N13°10.1’E, 64.75 feet to said southline of Pine Street; thence N89°05.7’E, 37.19 feet along said southline to the point of beginning.

Said parcel contains 0.06 acre.

Meriden Sub

A parcel of land in the NW1/4 of Section 19, Township 92 North, Range 40 West of the 5th P.M., Cherokee County, Iowa described as follows:

Beginning at the Northeast corner of the NW  1⁄4 of said Section 19; thence North 90°00’00” West 275.00 feet along the North line of the NW  1⁄4; thence South 01°21’38” East 293.00 feet; thence North 90°00’00” East 275.00 feet to the East line of the NW  1⁄4; thence North 01°21’38” West 293.00 feet to the point of beginning, containing 1.85 acres.

The said parcel is shown on the Plat of Survey recorded as Document 2006 0680 in Book SM11, Page 55, on April 6, 2006.

Cherokee Office Addition

Lot Seven (7) and the East Two Feet (E 2’) of Lot Eight (8), Block Three (3), New Cherokee, Iowa

CHICKASAW COUNTY

Lot One (1), the East 88 feet of Lot Two (2), and the East 88 feet of the North 34 feet of Lot Three (3), Block Fifteen (15), all in the Original Plat of Nashua, Iowa.

That part of the Northeast Quarter (NE  1⁄4) of Section Seventeen (17), Township Ninety-four North (T94N), Range Fourteen West (R14W) of the 5th P.M., Chickasaw County, Iowa, described as follows: Beginning at a point on the West line of said Northeast Quarter (NE  1⁄4) which is One Hundred Seventy-four and Nineteen Hundredths (174.19) feet North of the Southwest corner of the Northwest Quarter (NW  1⁄4) of said Northeast Quarter (NE  1⁄4); thence N85°14’E One Hundred Fifty-three and Thirty-three Hundredths (153.33) feet; thence N0°00’E One Hundred Twenty (120.0) feet; thence N90°00’W One Hundred Fifty-three (153.00) feet to the West line of said Northeast Quarter (NE  1⁄4); thence S0°00’E One Hundred Thirty and Five Hundredths (130.05) feet to the point of beginning, containing 0.44 acre, including 0.10 acre of present established roadway easement along the West side thereof.

Also known as Parcel “C” of the NE  1⁄4 of Section 17, Township 94 North, Range 14 West of the 5th P.M., Chickasaw County, Iowa.

CLINTON COUNTY

Camanche, Iowa

A part of the Southwest Quarter (SW  1⁄4) of Section Twenty-two (22), Township Eighty-one (81) North, Range Six (6) East of the Fifth (5th) Principal Meridian, described as commencing as a point of reference at the Southwest (SW) corner of said Section Twenty-two (22); thence, North 89° 45’ 40” East along the South line of the said Southwest Quarter (SW  1⁄4)

of Section Twenty-two (22) a distance of five hundred three and three-hundredths (503.03) feet to an iron rod stake; thence, North parallel with the West line of the said Southwest Quarter (SW  1⁄4) of Section Twenty-two (22) a distance of forty (40) feet to an iron rod stake at the Southwest (SW) corner of Grantee’s present land, also being on the North line of De Pue Boulevard in the City of Camanche, Iowa; thence, continuing North on the West line of the said Grantee’s present land a distance of six hundred seventy-six and sixty-three-hundredths (676.63) feet to an iron rod stake marking the point of beginning of the land herein intended to be described; thence continuing North on the said West line of the Grantee’s present land a distance of four hundred and seventy-eight hundredths (400.78) feet to an iron rod stake on the Southerly right of way line of the Chicago and Northwestern Transportation Company’s one hundred (100) foot wide right of way; thence, South 63° 52’ West, along said right of way line, a distance of five hundred one and twenty-seven-hundredths (501.27) feet to an iron rod stake on the East right of way line of Central Steel Road, also known as 7th Avenue, in said City of Camanche, Iowa; thence, South along said East right of way line of Central Steel Road, being parallel with and fifty-three (53) feet normally distant East from, the said West line of the Southwest Quarter (SW  1⁄4) of Section Twenty-two (22), a distance of one hundred seventy-nine and ninety-nine hundredths (179.99) feet to an iron rod stake; thence, East, at right angles to the last named course, a distance of four hundred fifty and three-hundredths (450.03) feet to the point of beginning. Containing three (3) acres of land, more or less. The West line of said Southwest Quarter (SW  1⁄4) is assumed to bear North-South for purposes of this description.

Substation 73

Part of Lot 14, Block 1 in the town of Camanche, Clinton County, Iowa, more particularly described as follows: Commencing at the northeast intersection of Eagle and Missouri Streets in the Town of Camanche, Iowa; thence running in a northerly direction 432.7 feet to the place of beginning; thence N. 34° 08’ 35” W. 160 feet; thence N. 55° 35’ 25” E. 138 feet; thence S. 34° 08’ 35” E. 160 feet; thence S. 55° 35’ 25” W. 138 feet to the place of beginning, being located upon and a part of the Northwest Quarter of the Northwest Quarter of Section 34, Township 81 North, Range 6 East of the 5th P.M. and as described in Plat of Survey dated October 31, 1962

CRAWFORD COUNTY

A twenty-five foot (25’) square plot of land located in the exact Northwest corner of Lot One (1), in Block Five (5) of the Incorporated Town of Charter Oak.

All of Lot nine (9), Block three (3) in the original plat of the town of Schleswig.

Part of Lot 11 of the Subdivision of Outlot L of the incorporated town of Dow City, Iowa located in the SE1/4 NW1/4 Section 10, Township 82 North, Range 40 West of the 5th P.M., Crawford County, Iowa described as follows: Commencing at the NW Corner of Lot 11 of the Subdivision of Outlot L in the incorporated Town of Dow City, Iowa and located in the SE1/4 NW1/4 Section 10-82-40, thence South along the West line of said Outlot L to the NW Corner of Lot 10 of said Outlot L, thence East 140 feet to the NE Corner of Lot 10 of said Outlot L., thence South 65’ to the SE Corner of Lot 10 of said Outlot L, thence East 210 feet along a line parallel with the South line of said Outlot L,. thence North along a line parallel with the East line of said Outlot L to the intersection of the South right of way line of U.S. Highway No. 30 as presently established to the point of beginning, said point being 60.0 feet normal distant Southerly from the centerline of U.S. Highway No. 30 as presently established, thence South 70.0 feet along the preceding course and parallel with the East line of said Outlot L, thence S89°23’40”E 145.66 feet to the east line of said Outlot L; thence North 78.3 feet along the East line of said Outlot L to the south right of way line of U.S. Highway No. 30 as presently established, said point being 120.0 feet normal distant Southerly from the centerline of the South lane of U.S. Highway 30, thence S 87°20’W 145.8 feet along the said South right of way line to the point of beginning. Said parcel contains 0.25 acre more or less.

NOTE: The East line of Outlot L of the SE1/4 NW1/4 Section 10-82-40 is assumed to bear due North.

A parcel of land located in the NE1/4 NE1/4 Section 23, Township 84 North, Range 37 West of the 5th P.M., Crawford County, Iowa described as follows:

Commencing at the NE Corner of the NE1/4 NE1/4 Section 13-84-37; thence S 00°00’E 141.8 feet along the east line of said NE1/4 NE1/4 to the point of beginning, thence continuing S 00°00’E 118.4 feet along the east line of said NE1/4 NE1/4, thence N 73°49’30”W 278.4 feet along the northerly right-of-way of U.S. Highway No. 30, thence N 11°00’E 19.6 feet along the easterly bank of the creek, thence N 12°00’W 29.0 feet along said creek bank, thence N 41°00W 16.0 feet along said creek bank, thence N 75°00’W 32.0 feet along said creek bank to a point where the easterly creek bank meets the southerly bank of the East Boyer River, thence N 34°00’E 24.0 feet along the southerly bank of the East Boyer River, thence N 75°30’E 141.0 feet along the northerly right-of-way of County Road No. 379 to a point on the southerly bank of the East Boyer River, thence S 62°56’30” E 180.9 feet along the southerly bank of the East Boyer River to the point of beginning. Said parcel is subject to the presently established county road right-of-way.

A parcel of land located in the Northwest Quarter of the Southwest Quarter (NE1/4 SW1/4), Section Thirty (30), Township Eighty-five North (T85N), Range Thirty-eight (R38), West of the Fifth Principal Meridian, Crawford County, Iowa, described as follows:

Commencing at the NW corner of the NW1/4 SW1/4, Section 30-85-38, thence S 00°00’E 379.5 feet along the west line of said NW1/4 SW1/4, thence S 89°53’E 87.3 feet to a point on the east right of way of Iowa Highway No. 39, said point being the point of beginning, thence continuing S 89°53’E 125.0 feet, thence S 00°07’W 75.0 feet, thence N 89°53’W 125.0 feet, thence N 00°07’E 75.0 feet along said East highway right of way to the point of beginning. Said parcel contains 0.22 acre, more or less.

A part of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company grounds lying in the Southwest Quarter (SW1/4) of Section Twenty-three (23), Township Eight-four (84) North, Range Forty-one (41), West of the Fifth Principal Meridian, City of Charter Oak, Crawford County, Iowa more completely described as follows:

Commencing at the West  1⁄4 corner of said Section Twenty-three (23); thence South 00°00’ East 1289.77 feet along the West line of said Section Twenty-three (23); thence South

89°25’ East 622.55 feet along the South Right-of-way extended, of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company grounds (Said South Right-of-Way line also being the North line of Railroad Street); thence South 89°19’East 116.60 feet along said South Right-of-way line to Point of Beginning; thence South 81°19’East 200.00 feet along said South Right-of-Way line to the West line of the Main Street extended; thence North 00°37’ East 141.40 feet along the West line of Main Street extended to a point 10.00 feet perpendicularly South of the centerline of the South Siding Track of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company; thence Northwesterly 180.90 feet along the arch of a 706.25 foot radius curve concave southwesterly (Whose long chord is 180.41 feet bearing North 84°20’05” West); thence South 8°41’West 130.50 feet to the South Right-of-way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company Grounds which is to the Point of Beginning, containing 0.607 acre, more or less;

NOTE: The West line of the Southwest Quarter of Section Twenty-three (23), Township Eight-four (84) North, Range Forty-one (41), West is assumed to bear due North and South.

Lot One (1) of the Southwest Quarter of the Southeast Quarter (SW  1⁄4 SE  1⁄4) of Section Twenty-two (22), Township Eighty-four (84) North, Range Forty-one (41) West of the 5th P.M., Crawford County, Iowa.

Lot One (1) of the SW  1⁄4 SE  1⁄4 of Section Sixteen (16), Township Eighty-five (85) North, Range Thirty-nine (39) West of the 5th P.M., Crawford County, Iowa.

Crawford County Sub

Parcel A of Lot 1 in the East Half of the Southeast Quarter (E  1⁄2 SE  1⁄4) of Section 23, T85N, R40W, Crawford County, Iowa, as more specifically described as follows in Plat of Survey recorded in Fee Book 2011-0571 on March 8, 2011, Crawford County, Iowa records; SUBJECT TO real estate taxes for the current tax year, if any, a lien not yet due and payable, and thereafter, the terms and conditions of a Right-of-Way Agreement in favor of Iowa Public Service Company dated February 10, 1968, filed of record February 26, 1968 at Book 69, Page 365, and rights of the public in roads and highways.

Victory Substation

The North 435 Feet of the East 533 Feet of the Southeast Quarter (SE  1⁄4) of Section Three (3), Township Eighty-four (84) North, Range Thirty-seven (37) West of the Fifth Principal Meridian, Crawford County, Iowa, and being subject to any and all easements of record including roadway easement being the East 33 Feet thereof.

DALLAS COUNTY

Adel Substation

Lots 5, 6, 7 and Lot 8, (except the southerly 25 feet of Lot 8), in Block 21, in and part of the Town of Adel, Dallas County, Iowa.

Redfield Substation

Beginning at a point where the West line of Government Lot 11, Section 3, Township 78 North, Range 29 West of the 5th P.M., Dallas County, Iowa, intersects the South right-of-way line of U.S. Highway 6, thence South along the West line of said Government Lot 11 a distance of 450 feet; thence 150 degrees left and Northeasterly 798.52 feet to the South right-of-way line of said Highway 6; thence 466.6 feet Southwesterly along the highway right-of-way line to the point of beginning, and containing 2.1 acres, more or less.

Booneville 161 kV Substation

A tract of land located in the Southeast Quarter (SE1/4) of Section Thirty-five (35), Township Seventy-eight (78) North, Range Twenty-seven (27) West of the 5th Principal Meridian, Dallas County, Iowa, described as follows: Commencing at the Southwest corner of said Southeast Quarter (SE1/4) of Section 35; thence North 1319.1 feet along the West line of said Southeast Quarter (SE1/4) of Section 35 to the Southwest corner of the Northwest Quarter (NW1/4) of the Southeast Quarter (SE1/4) of Section 35; thence South 88°44’East for a distance of 770.8 feet to the point of beginning (said point being on the South line of the Northwest Quarter (NW14) of the Southeast Quarter (SE1/4) of said Section (35); thence North 0°04’ West for a distance of 1303.8 feet to the North line of the Southeast Quarter (SE1/4) of said Section 35; thence South 88°01’East for a distance of 1050.0 feet; thence South 0°05’East for a distance of 1290.7 feet, thence North 88°44’ West for a distance of 1050.0 feet to the point of beginning; said track containing 31.25 acres, more or less.

Waukee Substation

Commencing at the West Quarter (W1/4) corner of Section 34, Township 79 North, Range 26 West of the 5th P.M., Dallas County, Iowa, thence S 0° 00’ E along the West line of the Southwest Quarter (SW1/4) of said Section 34, 58.9 feet, to the centerline of the Chicago and North Western Railroad tracks, as presently established, thence S 63°17’E 1487.18 feet along the centerline of said tracks, thence N 0°15 1/4 E 55.86 feet to the point of beginning thence N0°15 1/4E 299.6 feet, thence N 89°44 3/4’W 200.0 feet, thence S 0°15 1/4 W 200.0 feet to the Northerly right-of-way line of said railroad, thence S 63°17’E, parallel to and 50.0 feet normally distant from the centerline of said tracks, 223.4 feet to the point of beginning, and containing 1.15 acres more or less.

88th Street, WDM Substation

That part of Government Lot 12 in the Northwest Quarter of Section 2, Township 78 North, Range 26 West of the 5th P.M., City of West Des Moines, Dallas County, Iowa, more particularly described as follows:

Commencing at the Southwest corner of said Government Lot 12; thence North 00°00’00” West along the West line of said Government Lot 12, 158.87 feet to the Point of Beginning; thence continuing North 00°00’00” West along the West line of said Government Lot 12, 566.64 feet; thence South 63°14’22” East along the South railroad right-of-way line, 1258.47 feet; thence North 90°00’00” West, 1123.68 feet to the Point of Beginning and containing 7.309 acres (318363 S.F.) of which 0.423 acre (18425 S.F.) are within existing road right-of-way more or less.

Property described subject to any and all easements of record.

West Grand Sub (Sugar Creek Sub)

A Parcel of land located in both the Southeast Quarter of the Northeast Quarter of the Southeast Quarter of Section 22 and the Northwest Quarter of the Southwest Quarter of Section 23, all in Township 78 North, Range 26 West of the 5th P. M., Dallas County, Iowa being more particularly described as follows:

Beginning at the Southwest Corner of the NE  1⁄4 of the SE  1⁄4 of Section 22, Township 78 North, Range 26 W. 5th P. M., Dallas County, Iowa, thence South 83°10’21” West, 656.81 feet along the south line of the NE  1⁄4 of the SE  1⁄4 of Section 22 to the Southwest corner of the SE  1⁄4 of the NE  1⁄4 of the SE  1⁄4 of said Section 22, thence North 01°07’16” East, 461.55 feet along the West line of the SE  1⁄4 of the NE  1⁄4 of the SE  1⁄4 of said Section 22, thence North 81°47’47” East, 650.7 feet along a fence line to the East line of the SE  1⁄4 of said Section 22, thence continuing North 81°47’47” East, 679.59 feet along a fence line, thence North 01°56’09” West, 179.00 feet to the centerline of a county road, thence South 44°46’00” East, 854.02 feet along the centerline of a County Road to the South line of the NW  1⁄4 of the SW  1⁄4 of Section 23, Township 78 North, Range 26 W. 5th P.M., thence South 83°26’34” West, 1277.29 feet along the South line of the NW  1⁄4 of the SW  1⁄4 of said Section 23 to the point of beginning containing 19.06 acres more or less and subject to established easements of record.

Granger Substation

Parcel “C” of the Plat of Survey of the Southwest Quarter of Section 12, Township 80 North, Range 26 West of the 5th P.M. which has been filed in Book 2006, Page 16706 of the Dallas County Records. Said property is also described by metes and bounds as:

That portion of the NW  1⁄4 of the SE  1⁄4 of Section 12, T-80N, R-26W of the 5th P.M., Dallas County, Iowa, lying east of the abandoned railroad right-of-way, except the South 20 rods thereof, and except conveyance for highway right-of-way; and the North 60  1⁄4 rods of the NE  1⁄4 of the SE  1⁄4 of said Section 12 lying south and West of the conveyed highway right-of-way, that is more particularly described as:

Commencing as a point of reference at the SE corner of said Section 12, thence S89°57’15”W, 1636.13 feet along the south line of the SE  1⁄4 of said Section 12 to a point on the east line of the abandoned Chicago, Milwaukee, St. Paul and Pacific Railroad; thence N01°05’07”E, 1658.32 feet along the east line of said abandoned railroad to a point on the north line of the South 20 rods of the NW  1⁄4 of the SE  1⁄4 of said Section 12, said point is the point of beginning; thence continuing N01°05’07”E, 412.74 feet along said east line to a point of curvature; thence continuing along said east line along a curve to the right having a radius of 2814.79 feet, a chord bearing of N03°35’07”E, an arc length of 245.56 to a point of tangency; thence N06°05’07”E, 279.07 feet along said east line to a point on the southwesterly right-of-way line of Iowa Highway 141; thence S43°00’02”E, 816.01 feet along said right-of-way line to a point; thence S48°39’34”E, 506.60 feet along said right-of-way line to a point on the south line of the north 60  1⁄4 rods of the NE  1⁄4 of the SE  1⁄4 of said Section 12; thence N89°59’49”W, 714.58 feet along the south line of said 60  1⁄4 rods to a point on the west line of said NE  1⁄4, SE  1⁄4; thence S00°13’10”W, 3.76 feet along said west line to a point on the north line of the south 20 rods of the NW  1⁄4 of the SE  1⁄4 of said Section 12; thence S89°58’43”W, 275.04 feet along the north line of said south 20 rods to the point of beginning. Said parcel contains 10.344 acres, more or less.

Bittersweet Sub

Parcel “A” of the Plat of Survey of the SE  1⁄4 of the SE  1⁄4 in Section 16, Township 81 North, Range 26 West of the 5th P.M. as shown in Book 2006, Page 14963 of the Dallas County Records.

142nd and Meredith Substation

A tract of land consisting of approximately 5.9188 acres more or less (350’ x 737’) as measured along and from existing fences, said tract being locat5ed in the Southeast Corner of the Northeast Quarter of The Northeast Quarter (NE  1⁄4 NE  1⁄4) of Section 24, Township 79 North, Range 26 West of the 5th P.M., Dallas County, Iowa said tract is more particularly described as follows:

Commencing at the Northeast Corner of said Section 24; thence S00°08’13”W along the East line of Section 24, 1,316.19 feet to the SE Corner of the NE  1⁄4 of the NE  1⁄4 of Section 24; thence S89°28’28” W along the South line of the NE  1⁄4 of the NE  1⁄4 of said section 24, 33.00 feet to the point of beginning; thence continuing along said south line S89°28’28”, 736.69 feet to a point; thence N00°08’13”E, 350.00 feet to a point, thence N89°28’28”E, 736.69 feet to a point that is 33.00 feet West of the East Line of said Section 24; thence S00°08’13”W along a line that is parallel to and 33.00 feet West of the East line of Section 24, 350.00 feet to the point of beginning, said tract of land is within the corporate limits of The City of Urbandale, Dallas County, Iowa and contains 5.9811 acres more or less.

South 60th Street Substation

Starting at the Southeast Corner of Section 13, Township 78 North, Range 26 West of the 5th P.M., Dallas County, Iowa, thence Westerly 1320.0 feet along the South Boundary of said Section, thence North 329.6 feet, thence Easterly 1320.0 feet to East Boundary of said Section, thence South 330.3 feet to the point of beginning, being approximately 10 acres, including road. This deed is given in satisfaction of an Option recorded in Book 2000 at Page 13134 of the Dallas County Records.

FLOYD COUNTY

Quarry Road West Electric Substation

A parcel of land being part of the NE  1⁄4 of the NW  1⁄4 of Section 33, Township 96 North, Range 16 West of the 5th P.M., Floyd County, Iowa, more particularly described as follows:

commencing at the N  1⁄4 corner of said Section 33; thence S.00° 19’ 51”E., along the east line of the NE  1⁄4 of the NW  1⁄4 of said Section 33, 874.48 feet to the point of beginning; thence continuing S.00° 19’ 51”E., along the said East line, 277.98 feet; thence S. 98° 29’ 46”W., 289.00 feet; thence N. 00° 13’ 17”E., 278.00 feet; thence S. 89° 29’ 46”E., 286.32 feet to the point of beginning. Said Parcel contains 1.83 acres including 0.29 acres of County Road ROW and is subject to easements and restrictions of record.

Charles City Maintenance Building (Wind)

Lots Five and Six, Block Twelve, Gilbert’s Addition to St. Charles, now incorporated in the City of Charles City, Iowa.

Lot Fourteen (14) and the south one-half (S1/2) of Lots Thirteen (13) and Thirty-two (32), Block One Hundred Thirty-Eight (138) of Lane’s Addition to St. Charles now incorporated as Charles City, Iowa in the County of Floyd and State of Iowa.

The South half of the Southeast Quarter of the Southeast Quarter (S1/2 of SE1/4 of SE1/4) of Section 12, Township 95 North, Range 16 West of the Fifth Principal Meridian, except the North three hundred (300) feet thereof and except the East two hundred thirty-three (233) feet thereof.

East 44 feet of Lot Six (6) Block Thirteen (13) College Addition to Charles City, Iowa.

That portion of Smith Avenue in Charles City, Iowa, lying between the North boundary line of Owen Street extended and the South boundary line extended of the alley which bisects and divides Block Thirteen (13), College Addition to the City of Charles City, Iowa, said portion of Smith Avenue being approximately 140 feet in length and 33 feet in width.

Lots 7, 8, 9, 10, 11 and 12 in Block 27, of Kelly’s Addition to St. Charles, now incorporated as Charles City, Floyd County, Iowa, except that portion of Lots 7, 8, and 9 lying southwest of a line beginning at a point 20 feet northeasterly of the southeast corner of said Lot 7 on the southeast line thereof; thence to a point 24.5 feet northeasterly of the southwest corner of said Lot 9 on the Northwesterly line thereof, and except the southwest 24.5 feet of Lots 10, 11 and 12.

A parcel of land in the North one-half of the Southeast Quarter of Section 33, Township 96 North, Range 16 West of the 5th P.M., described as follows: Commencing at the East Quarter Corner of Section 33, Township 96 North, Range 16, thence South along the section line 636.4 feet; thence North 72 degrees 22 minutes West, along the Northeasterly Right of Way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad a distance of 2148.4 feet to the  1⁄2 section line; thence East along the  1⁄2 section line 2046.5 feet to the point of beginning and containing 14.91 acres more or less.

A parcel of land in the Southeast Quarter of the Northeast Quarter of Section 9, Township 95 North, Range 18, West of the 5th P.M., described as follows:

Commencing at a point 107.55’ West of the East Quarter corner of Section 9, Twp. 95 North, Rge. 18; thence North 43°40’ West a distance of 199.4 feet; thence South 143.9 feet to the half section line; thence East 137.1 feet along said line to the point of beginning.

A parcel of real estate situated in the North-west Quarter (NW1/4) of Section Nineteen (19) Township Ninety-five (95) North, Range Fifteen (15) West of the 5th P. M., in Floyd County, Iowa, and described as follows: Beginning at a point Thirty-three (33) feet South of the North Quarter Corner of Section Nineteen (19) Township Ninety-five (95) North, Range Fifteen (15) West of the 5th P.M.; thence South Four Hundred feet (S 400); thence West Five Hundred feet (W 500); thence North Four Hundred feet (N 400); thence East Five Hundred (E 500) feet to the point of beginning.

Lots 1, 2, 3, 4, 5 and 6, except the Northeasterly 100.25 feet of each such Lot, Block 27, Kelly’s Addition to St. Charles, now incorporated as the City of Charles City, Floyd County, Iowa;

That portion of Vacated Alley described as follows: Beginning at the Westerly corner of said Lot 1, Block 27, Kelly’s Addition to St. Charles, now a part of Charles City, Iowa, thence S 56° - 30’E 132.0 feet; thence S 33° - 30’W 16.5 feet; thence N 56° - 30’W 132.0 feet; thence N 33° - 30’ E 16.5 feet to the point of beginning.

That part of the Southeast Quarter (SE1/4) of Section Twelve (12), Township Ninety-five North (95N), Range Sixteen West (16W) of the 5th P.M., in Charles City, Iowa, described as follows: Commence at the Southeast (SE) corner of the Southeast quarter (SE1/4) of the Southeast quarter (SE1/4) of said Section Twelve (12); thence North (N) 0°00’00” West (W) (assumed) along the East (E) line of the said southeast quarter (SE1/4) of the Southeast quarter (SE1/4) 555.20 feet to a point being 57.0 feet from the centerline of the Iowa Terminal Railroad; thence North (N) 89°49’48” West (W) 233.00 feet to the point of beginning; thence South (S) 0°00’00” East (E) 200.00 feet; thence North (N) 89°49’48: West (W) 200.00 feet; thence North (N) 0°00’00” East (E) 236.45 feet; thence South (S) 89°54’34” East (E) 200.00 feet; thence South (S) 0°00’00” East (E) 36.72 feet to the point of beginning, containing 1.09 acres.

The East 233 feet of the South 306 feet of the South Half (S1/2) of the Southeast Quarter (SE1/4) of the Southeast Quarter (SE1/4) of Section Twelve (12), Township Ninety-five (95) North, Range Sixteen (16) West of the 5th P.M., subject to public roads and streets in Floyd County, Iowa; also described as the South 306 feet of the East 233 feet of the South Half (S1/2) of the Southeast Quarter (SE1/4) of the Southeast Quarter (SE1/4) of Section Twelve (12), Township Ninety-five (95) North, Range Sixteen (16) West of the 5th P.M., subject to public roads and streets in Floyd County, Iowa.

FRANKLIN COUNTY

A tract of land described as follows: Commencing on the West side of the Iowa Central Railroad bed on the east half of the Southeast Quarter of the Southwest Quarter of Section twenty-eight (28), Township ninety-two (92) North, Range twenty (20), at the South side of said land, running thence North six (6) rods, thence West thirteen (13) rods, thence South six (6) rods, thence East Thirteen (13) rods to place of beginning, excepting therefrom a certain tract of land described as follows: Commencing at a point on the South line of the Southwest Quarter of Section twenty-eight (28), Township ninety-two (92), Range twenty (20) West, Franklin County, Iowa, said point being two hundred forty-eight and sixty-five one-hundredths (248.65) feet West from the Southeast corner of said Southwest Quarter of Section twenty-eight (28), and fifty (50) feet Westerly measured at right angles from the Center line of the main track of the Iowa Central Railway Company; thence Northerly parallel to and fifty (50) feet Westerly from said center line of Railway a distance of ninety-nine (99) feet to a point, thence West parallel to and ninety-nine (99) feet Northerly from said South Line of Section twenty-eight (28), a distance of forty and six-tenths (40.6) feet to a point, thence Southerly and parallel to said center line of Railway a distance of ninety-nine (99) feet to the South line of said Section twenty-eight (28), thence East on said line a distance of forty and six-tenths (40.6) feet to the place of beginning, containing nine-tenths (.9) of an acre; more or less, all in the City of Hampton, Iowa.

A piece of land located in the Southwest Quarter of Section twenty-eight (28), in Township ninety-two (92), Range twenty (20), and situated North of Hampton Gas Company’s gas plant in Hampton, Iowa, said land bounded as follows: On the east by the land described in a certain deed from James H. Van Nuys and Lucy A. Van Nuys to Iowa Central Railroad dated February 6, 1908, filed February 19, 1908 and recorded in the office of the Recorder of Franklin County, Iowa, in Book 45 on page 457; on the North by the South bank of Squaw Creek as the channel is now cut directly west of the viaduct under the Iowa Central Railroad; on the West by the West bank of old original channel of Squaw Creek; and on the South by the South bank of the old original channel of Squaw Creek.

Commencing 8 rods East of a stone at the Northwest corner of the North Quarter (N1/4) of the East Half of the Northwest Quarter of the Northwest Quarter (E1/2 NE1/4 NW1/4) of Section 33, Township 92 North, Range 20, West of the 5th P.M., thence East 4 rods, 14 links, South 91/4° East 20 rods 4 links, West 8 rods, North 19 rods 22 links to place of beginning, except the South 10 rods thereof.

All that part of the East Half of the West 8 rods commencing at the Northwest corner of the North Quarter (N1/4) of the East Half of the Northeast Quarter of the Northwest Quarter (E1/2 NE1/4 NW1/4) of Section 33, thence East along Section line 12 rods 14 links to a stone set in the ground, thence South 91/4° East 20 rods, 4 links along the West line of the depot grounds to a stone set in the ground, thence West 16 rods to a stone set in the ground, thence North 19 rods 22 links to place of beginning, except the South 10 rods thereof.

All that part of the West Half of the West 8 rods commencing at the Northwest corner of the Northwest Quarter (NW1/4) of the East Half of the Northeast Quarter of the Northwest Quarter (E1/2 NE1/4 NW1/4) of the Section, East 12 rods, 14 links, South 91/4° East 20 rods 4 links, West 16 rods, North 19 rods 22 links to beginning, except the South 10 rods thereof. (Subject to Agreement with City of Hampton in Franklin County, Iowa, granting a right of egress and ingress for the propose of cleaning out a certain ditch which is located in the northwest corner of the foregoing description.)

All in Section No.Thirty-three (33), in Township No.Ninety-two (92) North, Range No.Twenty (20) West of the 5th P.M.

The West Ten (10) Acres, except the south 50 feet thereof, of the Southwest Quarter (SW1/4) of the Southeast Quarter (SE1/4) of Section Thirty-five (35), Township Ninety (90) North, Range Twenty-one (21) West, of the Fifth P.M.

Commencing at the North  1⁄4 corner of Section 30, Township 92 North, Range 21 West of the 5th P.M.; thence Southerly 33.00 feet; thence Westerly 329.99 feet to the Northwest corner of Stover’s Addition to Latimer, Iowa, said Northwest corner being the point of beginning; thence Southerly along the west line of Stover’s Addition 100.00 feet; thence Westerly 100.00 feet; thence Northerly 100.00 feet to a point 33.00 feet South of the North line of said Section 30; thence Easterly 100.00 feet to point of beginning. Parcel contains 0.23 acre more or less.

That part of the North Quarter of the East half of the Northwest Quarter of the Northwest Quarter (N1/4 E1/2 NE1/4 NW1/4) of Section Thirty-three (33) ; Township Ninety-two (92) North, Range Twenty (20) West of the Fifth Principal Meridian, bounded and described as follows: Beginning at a point on the North line of said Section, Eight and Five-tenths (8.5) feet westerly of, as measured at right angles from the center line of Spur Track I.C.C. No. 139 of the former The Minneapolis & St. Louis Railway Company, now the Chicago and North Western Railway Company, as now located and established; thence Southerly along a line parallel with the center line of said Spur Track and extension, a distance of Three Hundred Four and Five-tenths (304.5) feet, more or less, to a point Twenty-four and Eight-tenths (24.8) feet North of, as measured at right angles from the South line of the North Quarter of the East Half of the Northeast Quarter of the Northwest Quarter (N1/4 E1/2 NE1/4 NW1/4) of said Section; thence West along a line parallel with the South line of the North Quarter of the East Half of the Northeast Quarter of the Northwest Quarter (N1/4 E1/2 NE1/4 NW1/4) of said Section, a distance of Twenty-three (23) feet; thence South along a line at right angles to the last described course, a distance of Twenty-four and Eight-tenths (24.8) feet to the South line of the North Quarter of the East Half of the Northeast Quarter of the Northwest Quarter (N1/4 E1/2 NE1/4 NW1/4) of said Section; thence West along the South line of the North Quarter of the East Half of the Northeast Quarter of the Northwest Quarter (N1/4 E1/2 NE1/4 NW1/4) of said Section, a distance of Seventy-five (75) feet, more or less, to a point Two Hundred Fifty (250) feet Southwesterly of, as measured at right angles form the center line of the original main track of the Central Rail Road Company of Iowa, formerly the Minneapolis & St. Louis Railway Company, now the Chicago and North Western Railway Company, as said main track is referred to in Warranty Deed dated January 10, 1872 from The Iowa Valley Construction Company to said Central Rail Road Company of Iowa, recorded April 26, 1873 in the Recorder’s office of Franklin County, Iowa, in Book “O”, on pages 188 and 189; thence Northwesterly along a line parallel with the center line of said original main track, a distance of Three Hundred Thirty (330) feet, more or less, to the North line of said Section; thence East along the North line of said Section, a distance of One Hundred Seventy (170) feet, more or less, to the point of beginning.

Lot Six (6) in Block Seven (7) in Original Town of Sheffield, Franklin County, Iowa, also known as Lot Six (6) in Block Seven (7) in Sheffield, Iowa, being platted from a part of the South East Quarter (1/4) of the South West Quarter (1/4) of Section Four (4) Township Ninety-three (93) North, Range Twenty (20) West of the Fifth (5th) Principal Meridian, Iowa, from and after date of Plat only.

The South Two Hundred Thirty-tree (233) Feet of the West One Hundred Eighty-three (183) Feet to the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of Section Twenty-eight (28), Township Ninety-two (92) North, Range Twenty (20) West of the 5th P.M., Franklin County, Iowa.

Commencing at the Southwest corner of Section Nine (9), Township Ninety-three (93) North, Range Twenty (20) West of the 5th Principal Meridian of Iowa, thence North along the West line of said Section Nine (9), 2,903 feet, thence East parallel to the South line of said Section nine (9) 165 feet to place of beginning, thence East parallel to the South line of said Section Nine (9) 68 feet, thence North parallel to the West line of said Section Nine (9) 109 feet, thence West parallel to the South line of said Section Nine (9) 68 feet, thence South to place of beginning, containing .17 acre more or less, all in Town of Sheffield, Iowa.

A Tract of the SE1/4 of the NE1/4 of Section 28, Township 92 North, Range 20 West of the 5th P.M., Franklin County, Iowa, described as follows, to wit:

Commencing 180 feet North of the Southeast Corner of the SE1/4 of the NE1/4 of said Section 28, running thence North 217 feet, thence West 300 feet, thence South 352 feet, thence East 150 feet, thence North 135 feet, thence East 150 feet to the place of beginning, except a tract in the SE1/4 of the NE1/4 of Section 28, Township 92 North, Range 20 West of the 5th P.M. Franklin County, Iowa, described as follows, to wit: Commencing from a point 150 feet West and 45 feet North of the Southeast corner of the SE1/4 of the NE1/4 of said Section 28, running thence North 65 feet, thence West 20 feet, thence South 65 feet, thence East 20 feet to the place of beginning and except a tract in the SE1/4 of the NE1/4 of Section 28, Township 92 North, Range 20 West of the 5th P.M. Franklin County, Iowa described as follows, to wit: Commencing from a point 150 feet West and 110 feet North of the Southeast corner of the SE1/4 of the NE1/4 of said Section 28, running thence North 70 feet, thence West 20 feet, thence South 70 feet, thence East 20 feet to the place of beginning.

FREMONT COUNTY

Thurman Substation

A tract of land lying in the Southwest Quarter (SW1/4) of Section 33, Township 70 North, Range 42 West of the 5th P.M., Fremont County, Iowa, more particularly described as follows: Commencing at the Southwest corner of the Southwest Quarter (SW1/4) of Section 33, Township 70 North, Range 42 West of the 5th P.M., Fremont County, Iowa, thence North a distance of 1913.40 feet along the West line of said Southwest Quarter (SW1/4) to the point of beginning; thence East a distance of 238.71 feet; thence North a distance of 208.71 feet; thence West a distance of 238.71 feet to a point on the West line of the Southwest Quarter (SW1/4); thence South a distance of 208.71 feet to the point of beginning. Containing 1.14 acres more or less including county right of way on the West side.

Sidney Substation

The west 208.71 feet of the south 208.71 feet of the east 418.71 feet of the SE1/4 of the SE1/4 of Section 25, Township 69 North, Range 42 West, Fremont County, Iowa.

Fremont County Sub

A 145 foot by 225 foot (145 foot east-west and 225 foot north-south) parcel located in the SW corner of the SW  1⁄4 of Section 23, T-68N, R-43 W of the 5th p.m.; and a 75 foot by 225 foot (75 foot east-west and 225 foot north-south) parcel located in the SE corner of the SE  1⁄4 of Section 22, T-68N, R-43 W of the 5th p.m., Fremont County, Iowa, more particularly described as follows:

Commencing as a point of reference at the SW corner of Section 23, T-68N, R-43W of the 5th p.m., Fremont County, Iowa, thence N02°29’35”E along the west line of said Section 23, 90.09 feet to the point of beginning; thence N89°58’25”E along a line which lies parallel to the south line of said Section 23, 145.00 feet to a point; thence N02°29’35”E along a line which lies parallel to the west line of said Section, 225.30 feet to a point; thence S89°58’25”W along a line which lies parallel to the south line of said section, 145.00 feet to a point on the west line of said section; thence N89°44’33”W along a line which lies parallel to the south line of Section 22, T-68N, R-43W, 75.00 feet to a point; thence S02°29’35”W along a line which lies parallel to the east line of Section 22, 225.30 feet to a point; thence S89°445’33”E along a lien parallel to the south line of said Section 22, 75.00 feet to the point of beginning. Said parcel contains 1.137 acres, more or less.

HARRISON COUNTY

Dunlap Substation

A parcel of land located in the South Half (S1/2) of the Northeast Quarter (NE1/4) of Section 3, Township 81 North, Range 41 West of the 5th P.M., Harrison County, Iowa, lying North of the original Town of Dunlap, Iowa, and the first, second and third additions thereto as show by original and recorded plat thereof and described as follows:

Commencing at the intersection of the centerline of Iowa Primary Highway No. 37 and the centerline tangent of U.S. Highway No. 30, thence North 28°57’ East 313.0 feet along the centerline tangent of U.S. Highway No. 30, thence North 90°00’ East 53.4 feet to the point of beginning, thence continuing North 90°00’ East 260.5 feet along the North line of the original plat of Dunlap, Iowa, thence North 00°00’ East 200.0 feet, thence North 90°00’ West 150.0 Feet, thence South 28°57’ West 228.5 feet along the East right of way line of U.S. Highway No. 30 to the point of beginning.

Little Sioux Substation

Beginning at the northeast corner of the Southeast Quarter (SE1/4) of the Southwest Quarter (SW1/4) of Section 19, Township 81 North, Range 44 West of the 5th P.M., Harrison County, Iowa, thence West 200 feet, thence South 200 feet, thence East 200 feet, thence North 200 feet to the point of beginning.

Logan Substation

The south 5 feet of Lot 2, all of Lot 3 and the north 40 feet of Lot 4, in Block 27, Town of Logan, Harrison County, Iowa.

Logan Office & Garage

Lots 13 and 14 in Block 18, town of Logan Harrison County, Iowa.

Missouri Valley Substation and Storage Yard

A tract described as follows: Beginning at a point 33 feet north of the southwest corner of the southwest quarter of the southeast quarter of Section 15, Twp. 78 north, Range 44 West of the 5th P.M. Harrison County, Iowa, thence east 134 feet to the west right-of-way line of Primary Road 6 (now United States 75), thence northerly along said right-of-way line 300 feet, thence west 117.2 feet, thence north 287 feet, thence west 27.8 feet, thence south 587 feet to the point of beginning.

F.M. Radio Tower Site

That part of Lot One (1) in Block Seventy-two (72) of Town Lot Company’s Fourth Addition to the City of Missouri Valley, Harrison County, Iowa, described as follows: Beginning at a point six (6) feet north of the northeast corner (at ground level) of the present reservoir of the City of Missouri Valley, Iowa, located on Lot One (1), Block Seventy-two (72) aforesaid, thence east sixty (60) feet, thence north thirty (30) feet, thence west sixty (60) feet, thence south thirty (30) feet to the point of beginning; subject to a provision for reversion of title upon the abandonment of the use of said premises for purposes connected with the business of Iowa Power and Light Company, its successors or assigns.

Missouri Valley Pole Yard

Lots 1, 2, 3 and 4 of the Auditor’s Plat of part of the NE  1⁄4 SE  1⁄4 of Section 15, Township 78 North, Range 44 West of the 5th P.M., Missouri Valley, Harrison County, Iowa.

Lot 1 of Block 5 of Seaton’s Second Addition to Missouri Valley, Iowa.

Lots 1 and 2 of Block 9 of Seaton’s Second Addition to Missouri Valley, Iowa.

Lot 4 of Block 13 of Seaton’s Second Addition to Missouri Valley, Iowa.

Mondamin Substation

A parcel of land in the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30), Township Eighty (80) North, Range Forty-four (44) West of the 5th P.M., Harrison County, Iowa, more particularly described as follows: Beginning at the center of the said Section 30, thence North along the North-South centerline of said section a distance of 240 feet, thence West parallel with the East-West centerline of said section a distance of 233 feet, thence South parallel with the North-South centerline of said section 240 feet, thence East along the East-West centerline of said section to the point of beginning.

HUMBOLDT COUNTY

A parcel of land in the City of Humboldt, Iowa and in Section 1, Township 91 North, Range 29 West of the Fifth Principal Meridian, Humboldt County, Iowa, described as follows: Commencing at the southeast corner of Block 45, Original Town of Humboldt, Iowa; thence South 177.70 feet (10 rods and 19  1⁄4 links), along the southerly extension of the easterly line of said Block 45, Original Town of Humboldt, Iowa, to the point of beginning; thence continuing South 106.46 feet; along southerly extension of said block line, to a point on the northerly bank of Mill-run; thence North 89 degrees 52 minutes 30 seconds West 167.58 feet, along said northerly bank of Mill-run thence North 00 degrees 13  1⁄2 minute West 108.52 feet; thence South 80 degrees 49 minutes 42 seconds East 19.76 feet, along the southerly line of the parcel of land described by warranty deed filed under date of Dec. 28, 1962 in Book 150             .

That part of River Park in the incorporated Town of Humboldt, Iowa, described as follows, to wit: Commencing at a point on the East line of said River Park fourteen (14) feet Northerly from the Southeast corner of said Park, running thence Northerly on said East line one hundred (100) feet, thence westerly and parallel with the South side of said Park to the East bank of the Des Moines River, thence Southeasterly along said river bank to a point Westerly from the place of beginning and one hundred (100) feet South from the Northerly line of the tract hereby conveyed, thence Easterly and parallel with the said south line of said Park to the place of beginning.

A parcel of land in Section One (1), Township Ninety-one (91) North, Range Twenty-nine (29) West, in the Town of Humboldt, bounded as follows, to wit: On the West by an extension of the West line of Parker Street in said Town of Humboldt; on the North by a line parallel with Fremont Street and running along the South side of the old bridge formerly located at the West end of said Street; on the East by a line parallel with Parker Street, and running through the West pier of said bridge; on the South by the Des Moines River.

A parcel of land situated in the Southwest Quarter of the Southwest Quarter of Section Sixteen (16) in Township Ninety-one (91) North, Range Twenty-seven (27) West of the 5th P.M., described as follows: Commencing at the Southeast corner of Outlot No. One (1); running thence east along the north line of the right of way of the Chicago & Northwestern Railway forth feet; thence North parallel with the east boundary of said Outlot No.One (1) sixty feet; thence west parallel with the north line of the right of way of the Chicago & North Western Railway forty feet to the east boundary of Outlot No.One (1) thence south along the east boundary of Outlot No. One (1) sixty feet to the point of beginning.

A strip of land 20 feet in width lying West of Block 45 in the town of Humboldt, Iowa, bounded and described as follows, to wit:

Commencing at a point on the south line of Second Avenue North (formerly Wadsworth Street) 20 feet East of the center line of the East Bank of the Mill Race as now located; running thence southeasterly and parallel to the center line of said East Bank of the Mill Race and a distance of 20 feet east of such center line to a point 10 rods south of second Avenue North; running thence west 20 feet to the center line of said Mill Race; running thence in a northwesterly direction on and along the center line of the East Bank of the Mill Race to the south line of Second Avenue North; running thence East 20 feet to point of beginning.

A parcel of land situated in the SW1/4-SW1/4 of Section 16, Township 91 North, Range 27 West of the Fifth Principal Meridian, Iowa, more particularly described as follows: Commencing at the Southeast corner of Out Lot No. 1 of Williksen’s First Addition to the Town of Thor, Iowa, thence West 46 feet, along the North line of the Right of Way of the Chicago and Northwestern Railroad; thence North 62 feet, parallel with the East boundary of said Out Lot No. 1; thence East 46 feet, parallel with the North line of the right of way of the Chicago and Northwestern Railroad, to a point on the East boundary of said Out Lot No, 1; thence South 62 feet, along said East boundary line to the point of beginning.

All of Block 59, Second College Addition to the City of Humboldt, Humboldt County, Iowa.

Commencing at the northwest corner of Section 5, Township 91 North, Range 28 West of the 5th P.M., Humboldt County, Iowa, thence east 654 feet along the north line of Section 5 to the point of beginning; thence south 0°11  1⁄2’ west 465.52 feet; thence south 89° 48  1⁄2’ east 200 feet; thence north 0°11  1⁄2’ east 466.19 feet to a point on the north line of section 5; thence west 200 feet along the section line to the point of beginning, containing 1,50 acres, more or less, subject to right of way of present highway.

A tract of land described as follows: commencing at the Southwest corner of Section Thirty-three (33), Township Ninety-two (92) North, Range Twenty-seven (27) West of the 5th P.M., Humboldt County, Iowa, thence North 260 feet, thence East 40 feet to the East line of public road right of way easement (County easement dated 1944) which is place of beginning; thence South along the East line of said public road right of way easement 200 feet, thence East along the North line of public road right of way easement (State easement dated 1937) 200 feet, thence Northwest in a straight line to place of beginning, said tract containing 0.46 acre, more or less.

A tract of land, in the SW/4 SW/4 Section 7, Township 93 North, Range 27 West, Humboldt County, Iowa, described by metes and bounds as follows:

Beginning at a point in the West line of said Section 7, said point being Northerly along said West line a distance of 760 feet from the Southwest corner of said Section 7; thence Northerly along said West line a distance of 150 feet; thence Easterly at a right angle to said West line a distance of 200 feet; thence Southerly parallel to said West line a distance of 150 feet; thence Westerly a distance of 200 feet to the point of beginning, containing 0.689 acre, more or less.

A parcel of land in the NE1/4 of Section 8, T93N, R29W of the 5th P.M. Humboldt County, Iowa and more particularly described as follows: Commencing at the NE Corner of said Section 8; thence West 56.82’ along Section Line to the point of beginning, said point being 40’ Northwesterly of centerline of road as measured perpendicular to; thence S 45°15’00” W 242.10’ parallel with road; thence N 44°45’00” W 240.00’ to the North Line of the NE  1⁄4 of said Section 8; thence East 340.90’ along Section Line to the point of beginning, containing 0.67 acre.

NOTE: The North Line of the NE  1⁄4 of said Section 8 is assumed to bear East-West.

IDA COUNTY

Lot one (1) in Block thirteen (13) and Lot twenty-one (21) in Block B, Battle Creek, Ida County, Iowa.

Lot Two (2) and the East Ten (10) feet of Lot Three (3), in Block Thirteen (13), in the First Addition to the Town of Battle Creek, Iowa, together with all right, title and interest in one-half (1/2) of the wall located on said Lot Three (3).

Commencing at the southeast (SE) corner of Block One (1), (Original Town), in the City of Ida Grove, Iowa; thence South 89°58’ east, 8.6 feet to the point of beginning; thence South 89° 59’east 198.92 feet; thence north 0001’east, 13.52 feet; thence north 73° 01’west, 175.11 feet to a point on the center line of Burns Street (said line of said Burns Street with the center line of First Street, as measured along the center line of Burns Street); thence South 84° 55’ west, 31.60 feet to a point 8.6 feet east and 5.5 feet north of the northeast corner of Block One (1), (Original Town) in the City of Ida Grove, Iowa; thence south 61.95 feet to the point of beginning.

The bearing of the east line of Lot One (1), Block One (1) (Original Town) in the City of Ida Grove, Iowa is taken as due north and south.

Lots 8 and 9 in Block 9, City of Holstein, Ida County, Iowa.

That part of the North Half of Section 14, in Township 87 North Ida County, Iowa, to wit: Range 40 West, commencing at the center of Section 14, Township 87 North, Range 40 West of the 5th P.M., Ida County, Iowa, thence east along the quarter section line to the centerline of U.S. Highway No. 59 and Iowa Highway No. 175; thence North 52° 40’West a distance of 1,003.90 feet along the centerline of said highway; thence South 37° 20’ West a distance of 50.00 feet to the point of beginning; thence North 56° 02’ 30” West a distance of 330.00 feet along the South right-of-way line of said highway; thence South 37° 20’ West a distance of 264.00 feet; thence South 56° 02’ 30” East and parallel with the South right-of-way line of said highway a distance of 330.00 feet; thence North 37° 20’ East a distance of 264 feet to the point of beginning; subject to the easement for public highway given to the Iowa State Highway Commission recorded in Book 33, Page 497 of the records of the Recorder’s Office of Ida County, Iowa of Iowa.

Said described parcel being located wholly within the North Half of Section 14, T-87-N, R-40-W, Ida County, Iowa, and containing 2.0 acres more or less.

Said quarter section line of Section 14, T-87-N, R-40-W, Ida County, Iowa, is taken as due East and West.

Commencing at the Southeast Corner of said Sec. 22, T 89N, R 40W; thence North 89° 31’West 170.28 feet along the Second Line to the Point of Beginning; thence continuing North 89° 31’ West 75.91 feet; thence North 0° 00’ West 40.00 feet to the North highway easement line; thence North 0° 00’ West 90.00 feet; thence South 89° 31’East 135.58 feet to the West Right-of-Way line of U.S. Highway No. 59; thence South 0° 45’ West 31.61 feet; thence South 31° 11’ West 67.91 feet to the North highway easement line; thence South 31° 11’ West 46.52 feet to the Point of Beginning, containing 0.26 acres, more or less, exclusive of the existing highway easement, said parcel being subject to the county highway easement and any other easements or restrictions of record.

Note: The East line of the Southeast Quarter of said Sec. 22, T 89N, R 40W is assumed to bear due North and South.

A part of Lot “R” of the Auditor’s Sub-division of the North one-half of Section Fourteen (Sec. 14), Township Eighty-seven North (T87N), Range Forty West (R40W) of the Fifth Principal Meridian (5th P.M.), City of Ida Grove, Ida County, Iowa, more completely described as follows:

Commencing at the center of Section 14, Township 87 North, Range 40 West of the 5th P.M., Ida County, Iowa, thence East along the quarter section line to the centerline of U.S. Highway No. 59 and Iowa Highway No. 175; thence North 52° 40’ West a distance of 1,003.90 feet along the centerline of said highway; thence South 37° 20’ West a distance of 314.00 feet to the point of beginning; thence North 56°02’30” West a distance of 330.00 feet; thence South 37°20’ West a distance of 241.50 feet; thence South 53°35’ East a distance of 322.03 feet; thence North 39°00’ East a distance of 255.90 feet to the point of beginning, subject to any easements or restrictions of record.

Said described parcel being located wholly within the Southeast Quarter of the Northwest Quarter of Section 14, T-87-N, R-40-W, Ida County, Iowa, and containing 1.87 acres, more or less.

Said quarter section line of Section 14, T-87-N, R-40-W, Ida County, Iowa, is taken as due east and west.

JASPER COUNTY

Prairie City Substation

A part of Government Lots Three (3) and Four (4), Section Six (6), Township Seventy-eight (78) North, Range Twenty (20), West of the Fifth P.M., described as follows: beginning at a point thirty-three (33) feet North and approximately one (1) foot East of the Southwest (SW) corner of the East One-half (E1/2) of said Government Lot Four (4), thence North three hundred (300) feet along the presently established fence line, thence East three hundred (300) feet, thence South three hundred (300) feet to a point thirty-three (33) feet North of the South line of said Government Lot Three (3), thence West three hundred (300) feet to place of beginning.

Monroe Substation

The north 50 feet of Lot 7, Block 17, Town of Monroe, Jasper County, Iowa.

Colfax Substation

Part of the West half (W1/2) of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section Eight (8), Township Seventy-nine (79) North, Range Twenty (20) West of the 5th P.M., described as follows: Beginning at a point on the west line of said Section Eight (8) which is seven hundred five (705) feet south of the northwest corner thereof, thence east one hundred sixty-eight (168) feet on a line forming an angle on the right of 90 degrees 06 minutes with the west line of said Section Eight (8), thence south two hundred (200) feet on a line parallel with the west line of said Section Eight (8), thence west one hundred sixty-eight (168) feet on a line forming an angle on the left of 90 degrees 06 minutes with west line of said Section Eight (8), thence north two hundred (200) feet along the west line of said Section Eight (8) to the point of beginning. Subject to existing public highways.

JOHNSON COUNTY

Coral Ridge Substation Site

Lot 2A, Sawmill Subdivision, Coralville, Iowa, according to that plat thereof recorded in Book 39, Page 109, Plat Records of Johnson County, Iowa, subject to a non-exclusive Access Easement reserved to the grantor, Heritage Development, Inc. and its successors in interest as assigns

Sub P- 69 kV Terminal

A tract of land in Government Lot 3 in Section 5, Township 79 North, Range 6 West of the 5th P.M., described as follows: beginning at the intersection of the east line of Rogers Street in the Town of Coralville and the south line of said Section 5, 1686.5 feet west of the southeast corner of said Section 5; thence along the east line of said Rogers Street north 1 degree 2 minutes west 378 feet; thence north 68 degrees 223 minutes east 176.85 feet to the point of beginning at the northwest corner of the tract, to be described; thence from said point of beginning 68 degrees 223 minutes east to the Iowa River; thence southerly along the west bank of the Iowa River to its intersection with the south line of said Section 5; thence west along the south line of said Section 5 to a point 1419.45 feet west of the southeast corner of said Section 5 ; thence northerly 458.7 feet to the point of beginning, together with easement of ingress and egress over adjacent property.

Sub P- Coralville Electric Generating Station

A tract of land in Government Lot 3 in Section 5, Township 79 North, Range 6 West of the 5th P.M., described as follows: beginning at the intersection of the east line of Rogers Street in the Town of Coralville (which east line of Rogers Street extends north one degree two minutes west from a point on the south line of said Section 5, 1686.5 feet west of the southeast corner of said Section 5), which point, marked by an iron pipe , is 590 feet north one degree two minutes west of said point on the south line of Section 5; thence northerly along the east line of Rogers Street 124.1 feet to an iron pipe; thence north 24 degrees 45 minutes west 52 feet to an iron pipe; thence north 13 degrees 38 minutes west 123 feet to an iron pipe; thence north 3 degrees 11 minutes east 154.5 feet to an iron pipe; thence south 83 degrees 36 minutes east 118 feet; thence south 24 degrees 32 minutes east 219.3 feet; thence south 38 degrees 59 minutes east 370.9 feet; thence south 88 degrees 23 minutes west 20 feet to an iron pipe; thence continuing south 68 degrees 23 minutes west 95 feet to an iron pipe; thence continuing south 68 degrees 23 minutes west 203 feet to an iron pipe; thence north 13 degrees 35 minutes west 200.4 feet to an iron pipe; thence south 68 degrees 23 minutes west 58.5 feet to the point of beginning, except that portion of said premises used as a right-of-way by the Chicago, Rock Island & Pacific Railway Company granted to said railway company by deed recorded in book 34, page 544 in the office of the recorder of Johnson County.

Also, the dam at said town of Coralville, known as the Coralville Dam, the crest of which dam is located as follows: Beginning at the east face of the west abutment of said dam at a point which is north 58 degrees east 137 feet of a point which is north 1 degrees 2 minutes west 816.1 feet from a point where the east line of Rogers Street in said town of Coralville intersects the south line of Section 5, Township 79 north, Range 6 west of the 5th principal meridian; thence north 58 degrees east 293 feet, more or less, to a point on the east abutment of said dam, situated on the fraction east of the Iowa River (sometimes called Government Lot 4) in said Section 5, 1045 feet due north of a point on the south line of said Section 5, which is 1332 feet west of the southeast corner of said Section 5, together with the abutments of said dam and the ground upon which said abutments are constructed, and all rights and privileges pertaining or in any manner belonging to said dam, including the right to quarry all stone on the fraction east of the Iowa River of said Section 5 which may be needed in keeping up and repairing the Coralville Dam, including the banks, abutments and piers and also the right to haul said stone, so needed, to said dam across said fraction east of the Iowa River.

Sub P-Coralville Electric Generating Station

A tract of land in Government Lot 3 in Section 5, Township 79 North, Range 6 West of the 5th P.M., described as follows:

Beginning at a point located as follows: from the intersection of the East line of Rogers Street in the Town of Coralville, Iowa, and South line of Section Five (5), one thousand six hundred eighty-six and five-tenths (1,686.5) feet West of the Southeast (SE) corner of said Rogers Street, North 01° 02’ West three hundred seventy-eight (378) feet; thence North 68° 23’ East, one hundred seventy-six and eighty-five-hundredths (176.85) feet to the point of beginning at the Northwest (NW) corner of the tract, described as follows: from said point of beginning, thence North 68° 23’ East to the Iowa River; thence Southerly along the West bank of the Iowa River to its intersection with the South line of said Section Five (5); thence West along the South line of said Section Five (5) to a point one thousand four hundred nineteen and forty-five-hundredths (1,419.45) feet west of the Southeast (SE) corner of said Section Five (5); thence Northerly four hundred fifty-eight and seven-tenths (458.7) feet to the point of beginning.

Northgate Sub

A part of the Northeast Quarter (NE  1⁄4) Section 1, Township 79 North, Range 6 West of the 5th P.M. described as follows:

Beginning at an iron pin at the intersection of the West line of said Northeast Quarter (NE  1⁄4) and the South line of a public road, which point lines South 0°02’05” East 33.00 feet of the Northwest (NW) corner of said Northeast Quarter (NE  1⁄4); thence continuing South 0°02’05” East along the West line of said Northeast Quarter (NE  1⁄4) 400.00 feet to an iron pin; thence due East 400.00 feet to an iron pin; thence North 0°02’05” West 400.00 feet to an iron pin on the South line of said public road; thence due West along the South line of said road 400.00 feet to the point of beginning; Said tract contains 3.7 acres, more or less. For the purpose of this description the North line of said North Quarter (N  1⁄4) is assumed to bear due East.

Substation “B” - Lafayette St. and Capital St.

Lots 5, 6, 7 and the South 10 feet of Lot 8 in Block 16, known as the County Seat Addition to the City of Iowa City, Johnson County, Iowa.

Substation “D” - College Street

The East 50 feet of Lot 6 in Block 43 in Iowa City, Iowa, according to the recorded plat thereof.

Iowa City Service Building and Substation “E”

Commencing at the southeast corner of Section 14, Township 79 North, Range 6 West of the 5th P.M.; thence north 843.5 feet along the east line of said Section 14 to the intersection of said east section line with the south line of the C.R.I. & P Railway Company right of way; thence northwesterly 1827.5 feet along the south line of said right-of-way to the point of beginning; thence N. 62° 36’ W. 1229.5 feet; thence south 792.5 feet to the center line of the Lower Muscatine Road; thence S. 43° 19’E 569.5 feet along the center line of said road; thence northeasterly 953 feet to the point of beginning; except the following described real estate: commencing at the southeast corner of the above described premises; thence northwesterly along the center line of said Lower Muscatine Road 43° 19’W. 375.8 feet; thence N. 46°41’E 201.5 feet; thence S. 43°19’E 377.4 feet; thence southwesterly 201.5 feet to the point of beginning.

Substation “F”

The south 40 feet of Lot 1, Block 68, Original Town of Iowa City, Iowa.

Substation “J”

Beginning at a point on the west line of the Northeast Quarter (NE  1⁄4) of the Southwest Quarter (SW  1⁄4) in Section 17, Township 79 North, Range 6 West of the 5th P.M., said point being 663.10 feet south of the northwest corner of the Northeast Quarter (NE  1⁄4) of the Southwest Quarter (SW  1⁄4); thence S. 89° 44’ E. 33 feet; thence N. 89° 44’ W. 333 feet; thence north 350 feet to the point of beginning, containing 2.67 acres, more or less.

Sub K

W  1⁄2 of the SE  1⁄4 of S29 T80N R7W of the 5th P.M., Johnson County, Iowa lying north of the railroad and south of U.S. highway No. 6

Substation “N”

(62) Beginning at the corner of Lot 30 of the subdivision of the Southeast Quarter of Section 3, Township 79 North, Range 6 West of the 5th Principal Meridian, as recorded in Plat Book 1, Page 1, of the Plat Records of Johnson County, said corner being adjacent to Lots 31 and 33 of said subdivision; thence South, 63° 18’ East, to the northwesterly line of Dodge Street in Iowa City; thence southwesterly along the northwesterly line of Dodge Street 152.3 feet; thence north, 63°18’ West, to the southeasterly line of Lot 30 of said subdivision; thence northeasterly along the southeast boundary of said Lot 30, 181.5 feet to the point of beginning.

Substation “U”

Lot Nine (9) of Folsom’s Sub-division of Sections Eight (8) and Nine (9) in Township Seventy-nine (79) North, Range Six (6) West of the Fifth (5th) Principal Meridian as shown by plat recorded in Plat Book 1, Page 38 in Recorder’s office, Johnson County, Iowa excepting a part of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section Nine (9), Township Seventy-nine (79) North, Range Six (6) West of the Fifth (5th) Principal Meridian, described as follows:

Beginning at a point on the East line of said Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) , where said East line is intersected by the centerline of Newton Road as now paved, which point is three hundred ninety-six and six-tenths (396.6) feet South of the Northeast (NE) corner of said Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) (the center of Section Nine (9)); thence South 05° East, magnetic bearing, six hundred ninety-three (693.0) feet along the East line of said Northeast Quarter (NE 1/4) to a stake two hundred fifty (250.0) feet North of the present hedge fence: thence deflecting 89° to the right seven hundred ninety-four and five-tenths (794.5) feet parallel to the said hedge fence to an iron pipe in a fence line; thence deflecting 109° to the right nine hundred sixty-eight (968.0) feet along the fence to the center of Newton Road as now paved; thence Easterly along said center line of the present pavement five hundred sixty-two (562) feet to the place of beginning, containing twelve and seventy-seven-hundredths (12.77) acres.

Substation “Y”

Lot 6, BDI 5th Addition to Iowa City. Section 24-79-6.

Iowa City Service Building

Commencing at the Southeast corner of Section 14, Township 79 North, Range 6 West of the 5th P.M.; thence North 843.5 feet along the East line of said Section 14 to the intersection of said East section line with the South line of the C.R.I. & P Railway Company right-of-way; thence Northwesterly 1827.5 feet along the South line of said right-of-way to the point of beginning; thence N.62° 36’ W. 1229.5 feet; thence South 792.5 feet to the center line of the Lower Muscatine road; thence S. 43° 19’ E. 569.5 feet along the center line of said road; thence Northeasterly 953 feet to the point of beginning; except hte following real estate: Commencing at the Southeast corner of the above described premises; thence Northwesterly along the center line of said Lower Muscatine road 43° 19’ W. 375.8 feet; thence N. 46° 41’ E. 201.5 feet; thence S. 43° 19’ E. 377.4 feet; thence Southwesterly 201.5 feet to the point of beginning.

Except:

A tract of land located in Plat of Survey as recorded in Book 39, Page 149 Johnson County Recorder, Iowa City, Iowa in Section 14, Township 79 North, Range 6 West of the Fifth Principal Meridian, Johnson County, Iowa, more particularly described as follows:

Commencing at a PI point set on the Centerline of Lower Muscatine Road as recorded in Right-of-Way Retracement Plat in Book 54, Page 2 of the Johnson County Recorder’s Office, near the intersection of Sycamore Street in the Northwest Quarter of the Southeast Quarter of said Section 14; thence N43°56’27”W, 191.93 feet along the Centerline alignment of said Lower Muscatine Road; Thence N00°17’24”W, 47.81 feet to a point on the Northeasterly Right-of-Way line of Lower Muscatine Road, the Southwest corner of said Plat of Survey, and to the Point of Beginning; thence continuing N00°17’24”W along the Westerly lot line of said Plat of Survey, 2.90 feet; thence S43°56’27”E, 199.68 feet; thence N46°03’33”E, 10.00 feet; thence S43°56’27”E, 35.88 feet to a point on the Westerly lot line of Auditor’s Parcel 96100 as recorded in Book 37, Page 87 of the Johnson County Recorder’s Office; thence S46°31’46”W, 12.01 feet along said Westerly lot line to a point on the Northwesterly Right-of-Way line of Lower Muscatine Road and the Westerly corner of said Auditor’s Parcel 96100; thence N43°51’28”W, 6.81 feet along said Right-of-Way line; thence N43°56’27”W, 226.55 feet along said Right-of-Way line to the Point of Beginning.

Said Parcel contains 0.02 acres (827 SQ.FT.)

And Except:

A tract of land located in Plat of Survey as recorded in Book 39, Page 149 Johnson County Recorder, Iowa City, Iowa in Section 14, Township 79 North, Range 6 West of the Fifth Principal Meridian, Johnson County, Iowa, more particularly described as follows:

Beginning at the most Easterly lot corner of Plat of Survey recorded in Book 36, Page 50 of the Johnson County, Iowa Recorder’s Office; thence N43°51’28”W 327.28 feet along the

Northeasterly lot line of said Plat to a point; thence 129.87 feet Southeasterly along the arc of a 171.00 foot radius curve concave Southwesterly, whose 126.77 foot chord bears S65°36’55”E; thence S43°51’28”E, 210.38 feet to the most Easterly lot line of said Plat of Survey located in Book 39, Page 149; thence S47°10’14”W, 47.00 feet along said Easterly lot line to the Point of Beginning.

Said Parcel contains 0.31 acres (13,670 S.F.)

KOSSUTH COUNTY

A parcel of land located in the Southeast Quarter (SE1/4) of Section Thirty-three (33), Township Ninety-seven (97) North, Range Twenty-eight (28), West of the 5th P.M., Kossuth County, Iowa, described by the Survey recorded as Document No. 2012-4112.

LINN COUNTY

Cedar Rapids Customer Office & Service Center

Lots 1-6, inclusive, 8 and 9, Block 5, James C. Young’s Second Addition to Cedar Rapids, Linn County, Iowa, together with all easements and servient estates appurtenant thereto and subject to covenants, easements and restrictions of record. And, Parcel A, plat of survey #301 as recorded in Book 3165, Page 248 of the records of the Linn County Recorder on March 22, 1995, being a part of the NE 1/4 of Section 29-83-7, Linn County, Iowa; and Lots 10 and 11, Block 5, James C. Young’s Second Addition to Cedar Rapids, Linn County, Iowa.

LOUISA COUNTY

A parcel of land situated in that property described as the North Half (N-1/2) of Section Nine (9), Township Seventy-five (75) North, Range Two (2) West of the Fifth (5th) Principal Meridian, Louisa County, Iowa. Said parcel of land more particularly described as follows, to-wit:

Commence at the apparent Northwest (NW) corner of said Section Nine (9); thence, S 01° 27’ 08” W a distance of one thousand three hundred twenty-nine and fifty-five one hundredths (1329.55) feet, thence S 89° 12’ 37” E a distance of one thousand three hundred twenty-nine and forty-five one hundredths (1329.45) feet; thence continue S 89° 12’ 37” E a distance of two hundred twenty (220) feet; thence S 01° 28’ 31” W a distance of two hundred eighty (280) feet, to a point, said point being the point of beginning for the parcel of land herein described; thence S 89° 12’ 37” E a distance of five hundred twenty (520) feet; thence N 01° 28’31” E a distance of one hundred twenty-five and five tenths (125.5) feet; thence S 89° 12’37” E a distance of nine hundred ninety (990) feet; thence N 01° 28’ 31” E a distance of seven hundred seventy-nine (779) feet; thence N 89° 12’ 37” W a distance of nine hundred ninety (990) feet; thence N 01° 28’ 31” E a distance of one hundred twenty-five and five tenths (125.5) feet; thence N 89° 12’ 37”W a distance of five hundred twenty (520) feet; thence S 01° 28’ 31” W a distance of one thousand thirty (1030) feet to the point of beginning and there terminating. Containing thirty (30) acres, more or less.

Jointly Owned Portion

Louisa Generating Station

A parcel of land situated in that property described as the North Half (N  1⁄2) of Section Nine (9), Township Seventy-five (75) North, Range Two (2) West of the fifth (5) Principal Meridian, Louisa County, Iowa. Said parcel of land more particularly described as follows, to-wit:

Commence at the apparent Northwest (NW) corner of said Section Nine (9); thence S 01° 27’ 08” W a distance of one thousand three hundred twenty-nine and Fifty-five one hundredths (1329.55) feet; thence, S 89° 12’ 37” E a distance of one thousand three hundred twenty-nine and forty-five one hundredths (1329.45) feet thence continue S 89° 12’ 37” E a distance of two hundred twenty (220) feet, more or less; thence , S 01° 28’ 31” W a distance of two hundred eighty (280) feet, more or less to a point, said point being the point of beginning for the parcel of land herein described; thence S 89° 12’ 37” E a distance of five hundred twenty (520) feet, more or less; thence, N 01° 28’ 31” E a distance of one hundred twenty-five and five tenths (125.5) feet, more or less; thence, S 89° 12’ 37” E a distance of nine hundred ninety (990) feet, more or less; thence, N 01° 28’ 31” E a distance of seven hundred seventy- nine (779)feet, more or less; thence, N 89° 12” 37” W a distance of nine hundred ninety (990) feet, more or less; thence N 01° 28’ 31” e a distance of one hundred twenty-five and five tenths (125.5) feet, more or less ; thence N 89° 12” 37” W a distance of five hundred twenty (520) feet, more or less; thence, S 01° 28’ 31” W a distance of one thousand thirty (1030) feet, more or less, to the point of beginning and there termination. Containing thirty (30) acres, more or less.

LYON COUNTY

Description of Lot 1: Commencing at the Southwest Corner of Section 7, Township 98N, Range 47 W of the 5th P.M., thence S86° 13’E for 173.6 feet to the point of beginning, thence N36°-33’E for 210.0 ft., thence West for 213.7 ft., thence 193.0 ft. around the right-of-way fence to the point of beginning and containing 0.43 acres, as shown by attached survey, dated May 21, 1985.

Description of Lot 1: Commencing at the Southwest Corner of Section 7, Township 98N, Range 47W of the 5th P.M., thence S86°-13’ E for 173.6 ft. to the point of beginning, thence N36°-33’ E for 210.0 ft., thence West for 213.7 ft., thence 193.0 ft. around the right-of-way fence to the point of beginning and containing 0.43 acres, as shown by attached survey, dated May 21, 1985.

MADISON COUNTY

Patterson Substation

A tract of land located in the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of Section 29, Township 76 North, Range 26 West of the 5th P.M., all now being in and forming a part of Madison County, Iowa and more particularly described as follows:

Commencing as a point of reference at the Southwest corner of said Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4); thence north, 281.10 feet along the approximate west line of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of said Section 29 to the point of beginning (P.O.B.); thence N. 85° 42’E. 39.0 feet to a point on the east right-of-way line of County Road (G6R); thence N.85°42’E., 215.0 feet to a point; thence S.00°07’41”E, 210.23 feet to a point; thence S. 85°42’W., 215.47 feet to a point on the east right of way line of county road (G6R); thence S. 85° 42’W. 39.0 feet to a point on the west line of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4); thence north, 210.27 feet along said west line of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) to the point of beginning (P.O.B.) and containing 1.224 acres more or less inclusive of county road easement.

Substation South of DeSoto

A tract of land in the Southeast Quarter (SE1/4) of the Southeast Quarter (SE1/4) of Section Twelve (12), Township Seventy-seven (77), Range Twenty-eight (28) West of the 5th P.M., Madison County, Iowa, more particularly described as follows, to wit:

Commencing at the northeast corner of the Southeast Quarter (SE1/4) of the Southeast Quarter (SE1/4) of Section Twelve (12), Township Seventy-seven (77), Range Twenty-eight (28) West of the 5th P.M. (Madison County, Iowa); thence south one hundred thirty-seven and seven tenths (137.7) feet; thence northwesterly (N 55° 55’W) thirty-two and eight tenths (32.8) feet to point of beginning; thence southwesterly (S 34° 10’W) fifty and naught tents (50.0) feet; thence northwesterly N. 55° 50’W) fifty and naught tenths (50.0) feet; thence northeasterly (N 34° 10’E) fifty and naught tenths (50.0) feet; thence southeasterly (S 55° 50’E) fifty and naught tenths (50.0) feet to point of beginning.

Earlham Substation

A parcel of land beginning at the southeast corner of the SE1/4 of Section 9, Township 77 North, Range 29 West, then running north along east line of said Section 650 feet, thence 500 feet West, then South parallel with East line of said Section 650 feet to the South line of said Section, then East along said South line 500 feet to point of beginning, except that portion previously conveyed for road purposes.

Commencing at the Northeast Corner of the Southwest Quarter (SW  1⁄4) of Section 36, and measuring from and along the center of the adjacent county road running east and west, thence West 200 feet, thence South 320 feet, thence East 200 feet, thence North 320 feet to the point of beginning, all in Township 76, Range 27, West of the 5th P.M.

Commencing at the NE corner of the Southwest Quarter (SW  1⁄4) of Section 36, thence west 200 feet, thence south 320 feet, thence east 200 feet, thence north 320 feet to the point of beginning. All in Section 36, Township 76 North, Range 27 West of the 5th P.M., Madison County, Iowa. Consisting of 2 acres, more or less.

Beginning at a point approximately 200 feet West of the NE corner of SW  1⁄4, thence West 1120 feet, hence South 900 feet, thence East 1320 feet, thence North 580 feet, thence West 200 feet thence North 320 feet to the point of beginning, all in Section 36, Township 76 North, Range 27, West of the 5th P.M.

An undivided one-half (1/2) interest in and to the following described real estate: The Southeast Quarter of the Northwest Quarter (SE  1⁄4 NW  1⁄4) of Section Thirty-six (36), Township Seventy-six (76) North, Range Twenty-seven (27) West of the 5th P.M., Madison County, Iowa.

MAHASKA COUNTY

Beacon Substation

The West Half (W1/2) of the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of Section 27, Township 75 North, Range 16 West of the 5th P.M., Mahaska County, Iowa, containing 5 acres, more or less.

New Sharon Garage

Lot 16 of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) except a strip of ground twenty-eight (28) feet in equal width off from the entire North and thereof, and Lot 10 of the South Half (S1/2) of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4), all in Section 24, Township 77 North, Range 16, West of the 5th P.M., Mahaska County, Iowa.

New Sharon Substation

The N  1⁄2, except west 32 feet thereof, of Lot 4 of East Addition to the Town of New Sharon, Mahaska County, Iowa.

Oskaloosa Substation

Lots 1 and 4 in Block 13 in Lacey’s Subdivision of Blocks 6, 8, 10, 11, 12, 13, and 14 of Montgomery’s Second Addition to the City of Oskaloosa.

Vacant Tracts in or near Oskaloosa

Lot Sixty-seven (67) of Ninde-Williams and Company’s Addition to the City of Oskaloosa, Iowa.

A strip belt or piece of land commencing at a point twelve (12) feet South (S) of the Northeast (NE) corner of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of Section Twenty-four (24), Township Seventy-five (75) North, Range Sixteen (16) West of the 5th P.M. thence West (W) four hundred sixty-four (464) feet; thence North (N) to the right-of-way of the Chicago, Rock Island and Pacific Railroad Company, thence East (E) four hundred and sixty-four (464) feet to the East (E) line of Lot Four (4) of Irregular Survey of East Half (E1/2) of Northwest Quarter (NW1/4) of said Section, thence South (S) to place of beginning, excepting therefrom Lots Twelve (12) and Thirteen (13) of the Subdivision of Lot Four (4) of the Irregular Survey of the Northwest Quarter (NW1/4) of Section Twenty-four (24), Township Seventy-five (75) North, Range Sixteen (16) West of the 5th P.M., now known and described as Lots Twelve (12) and Thirteen (13) of Southwestern Addition to the City of Oskaloosa, Iowa, as per Auditor’s Plat thereof, recorded in Plat Book 6, page 349 of the records of Mahaska County, Iowa.

Oskaloosa Substation

The West 170 feet of the South 200 feet of the North 225 feet of Lot 36 of the Irregular Survey of the Northwest Quarter of Section 13, Township 75 North, Range 16 West of the Fifth Principal Meridian, Mahaska County, Iowa.

Oskaloosa Service Center

Lot 1, Meadow Creek 2 subdivision, Section 12, Township 75 North, Range 16 West, Mahaska County, Iowa.

Mahaska Substation

All that part of the Southeast Quarter of the Southwest Quarter of Section Twenty-eight, Township Seventy-five, Range Fifteen lying South of the South line of the Chicago and Northwestern Railroad, more particularly described as follows: Beginning at the Southwest corner of said Southeast Quarter of the Southwest Quarter , thence N 00’01’15” W 574.23 feet along the West line of said Southeast Quarter of the Southwest Quarter to a point which lies 25 feet Southwesterly of the centerline of the tracks of the Chicago and Northwest Railroad, thence S 59°20’02” E 1114.91 feet along a line parallel to and 25 fee Southwesterly of said Railroad centerline to a point on the South line of said Southeast Quarter of the Southwest Quarter, thence S 89°39’57” W 958.80 feet along said South line to the point of beginning.

MARION COUNTY

Tracy Substation

Part of the Southeast Quarter (SE1/4) of Section 20, Township 75 North, Range 18 West of the 5th P.M., Marion County, Iowa, more particularly described as follows: Commencing at a point which is 33 feet South and 50 feet east of the northwest corner of the Southeast Quarter (SE1/4) of said Section 20, thence south parallel with the west line of said Southeast Quarter (SE1/4) 200 feet, thence east parallel with the north line of said Southeast Quarter (SE1/4) 200 feet, thence north parallel with the west line of said Southeast Quarter (SE1/4) 200 feet, thence west parallel with the north line of said Southeast Quarter (SE1/4) 200 feet to the point of beginning.

3M Substation

Beginning at a point 647.2 feet North of the Southwest corner of the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of Section 9, Township 75 North, Range 19 West of the 5th P.M., Marion County, Iowa, thence North 288.04 feet along the centerline of a public road (being also the West line of aforesaid  1⁄4  1⁄4) thence East 250.0 feet, thence South 200.0 feet to the North right of way line of the C.B. & Q Railroad, thence S 70°36’ W 265.05 feet along the North line of said railroad, to the point of beginning; containing 1.40 acres more or less, subject to the present established roadway along the west side thereof.

Knoxville Substation Site

A part of the Southwest Quarter (SW1/4) of the Northeast Quarter (NE1/4) of Section (1), Township Seventy-Five (75) North, Range Twenty (20) West of the 5th P.M., Marion County, Iowa, bounded and described as follows:

Beginning at a point at the intersection of the east line of Primary Highway No. 14 and the south line of the Southwest Quarter (SW1/4) of the Northeast Quarter (NE1/4) aforesaid, thence north one hundred thirty (130) feet, thence east two hundred (200) feet, thence south one hundred thirty (130) feet to the south line aforesaid, thence west two hundred (200) feet to the place of beginning; subject to an agreement to erect and maintain a hog-tight fence along the north and east sides of said premises.

Pleasantville Station

A tract of land beginning at the SW corner of Lot 9, in Block 5, in J.D. Jordan addition to town of Pleasantville, Marion County, Iowa, then north 235 feet, east 150 feet, south to NE corner of Lot 8, southwesterly to a point 17 feet west of SE corner of Lot 9, then west to point of beginning.

Knoxville Office

Part of Lot “A” of the S 1/2 of the NW 1/4 of Section 8, Township 75 North, Range 19 West of the 5th P.M. According to the Plat thereof recorded in Book 94, Page 310, Land Deed Record, described as follows: Commencing at a point 873.5 feet West and 568.5 feet North of the Southeast corner of said NW 1/4, said point being on the South right-of-way line of Iowa Highway #92, thence North 64° 05’ 16” west along said right-of-way line 312.02 feet to the point of beginning, thence continued North 64° 05’ 16” west along said right-of -way line 232.28 feet, thence South 15° 32’ West 208.4 feet, thence West 60° 44’ West 104.5 feet, thence South 15° 32’ West 144 feet, thence South 68° 27’ East 267.16 feet, thence North 27° 07’ East 320.27 feet to a point of beginning.

MARSHALL COUNTY

Laurel Maintenance Building

Lot One in Block Two in M.I.P. Fifth Addition to Marshall, Marshall County, Iowa

MILLS COUNTY

Glenwood Service Center

A tact of land located in part of Lots 32 and 33 of the NE1/4 SE1/4 Section 14 and part of Sub. 3 Lot 16 and Sub. 4 Lot 16 of the NW1/4 SW1/4 Section 13, all in Township 72 North, Range 43 West of the 5th Principal Meridian, Mills County, Iowa, more fully described as follows:

Commencing at the East  1⁄4 corner of said Section 14; thence S00°00’00”E along the East line of said NE1/4 SE1/4 a distance of 137.53 feet to a point on the Southeasterly right-of-way line of Highway No. 34 and 275 and point of beginning; thence N57°54’00”E along said Southeasterly right-of-way line a distance of 160.00 feet; thence S05°42’23”E a distance of 115.89 feet; thence N86°53’02”E a distance of 54.00 feet; thence S06°10’36”W a distance of 130.48 feet; thence S21°24’27”W a distance of 118.08 feet to a point on the Northwesterly right-of-way line of Keg Creek Drainage Ditch; thence S39°07’00”W along said Northwesterly right-of-way line a distance of 228.00 feet to a point on the East line of said NE1/4 SE1/4; thence continuing S39°07’00”W along said Northwesterly right-of-way line a distance of 23.78 feet; thence N00°00’00”W and parallel with the East line of said NE1/4 SE1/4 a distance of 452.95 feet to a point on the Southeasterly right-of-way line of Highway No. 34 and 275; thence N57°54’00”E along said Southeasterly right of way line a distance of 17.71 feet to the point of beginning. Said tract contains 1.672 acres more or less. Note: The East line of said NE1/4 SE1/4 is assumed to bear S00°00’00”E for this description.

Glenwood Substation

A tract of land in the Northwest (NW) corner of the Northwest Quarter (NW1/4) of the

Southwest Quarter (SW1/4) of Section Eight (8), Township Seventy-two (72) North of Range Forty-two (42), West of the Fifth P.M., in Mills County, Iowa, more particularly described as follows, to wit: Commencing at the Northwest (NW) corner of the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of said Section Eight (8), and running thence due East two hundred ninety-five and one hundred sixty-one thousandths (295.161) feet, thence due South two hundred ninety-five and one hundred sixty-one thousandths (295.161) feet, thence due West two hundred ninety-five and one hundred sixty-one thousandths (295.161) feet, thence North two hundred ninety-five and one hundred sixty-one thousands (295.161) feet to the place of beginning, containing two (2) acres.

Emerson Substation

A tract of land situated in the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section 36, Township 72 North, Range 40 West of the 5th P.M., in Mills County, Iowa, described as follows: Commencing at the North Quarter corner of said Section 36, thence West 70.9 feet along the North line of said Section 36, to the place of beginning, being the point of intersection of the North line of said Section 36 with the West line of Iowa Highway No. 59 as it now exists; thence West 150 feet along the North line of said Section 36, thence South 0°03’ West 150 feet along a line parallel with the said West line of Highway No. 59, thence East 150 feet along a line parallel with the North line of said Section 36 to the said West line of Highway No. 59, Thence North 0°03’ East 150 feet along the said West line of Highway No. 59 to the place of beginning, containing 0.52 acres, more or less.

Malvern Substation and Garage

Lots 8, 9 and 10, Bock 27, Original Town of Malvern, Mills County, Iowa.

Hastings Substation

A parcel of land located in the Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of Section 36, Township 72 North, Range 41 West of the 5th P.M., Mills County, Iowa, more particularly described as follows:

Beginning at the Northeast corner of the Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of Section 36, Township 72 North, Range 41 West of the 5th P.M., Mills County, Iowa, thence N 89°42’ W along the North line of said Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) a distance of 550.00 feet, thence South a distance of 500.00 feet, thence S 44°51’E a distance of 425.37 feet, thence S 89° 42’ E a distance of 250.00 feet to a point on the East line of said Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4), thence North along the East line of said Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) a distance of 800.00 feet to the point of beginning, said parcel contains 9.07 acres more or less, including 50 feet of county road right-of-way along the East boundary.

(Note: The East line of the Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of Section 36, Township 72 North, Range 41 West of the 5th P.M., is taken as due North-South. Country road right-of-way through the parcel is 0.92 acres).

Bunge Sub

A parcel of land situate in the East Half of the Northeast Quarter (E  1⁄2 NE  1⁄4) of Section 5k, Township 73 North, Range 43 West of the Fifth Principal Meridian, Mills County, Iowa, more particularly described as follows:

Commencing at the northeast corner of said Section 5; thence along the east line of the Northeast Quarter (NE  1⁄4) of said Section 5, South 01 degree 15 minutes 12 seconds East, 680.65 feet to the westerly right-of-way of Bunge Avenue; thence along said right-of-way, South 24 degrees 50 minutes 44 seconds West, 580.02 feet to the TRUE POINT OF BEGINNING; thence continuing along said right-of-way, South 24 degrees 50 minutes 44 seconds West, 300.00 feet; thence North 65 degrees 09 minutes 16 seconds West, 334.00 feet; thence North 24 degrees 50 minutes 44 seconds East, 300.00 feet; thence South 65 degrees 09 minutes 16 seconds East, 334.00 feet to the westerly right-of-way of Bunge Avenue and the TRUE POINT OF BEGINNING. Said parcel contains an area of 2.30 acres, more or less.

MONONA COUNTY

The West 450 feet of that part of the Northwest Quarter of the Northwest Quarter (NW1/4 NW1/4) of Section Five (5), Township Eighty Five North (85N), Range forty two West (42W) of the fifth Principal Meridian, Monona County, Iowa, lying South of the right of way of Iowa Primary #175 as presently established.

Commencing at the NW corner of the NE1/4 NE1/4 Sec. 25; Twp. 85 N., R. 43 W.; thence East 224.9 ft. to point of beginning; thence East 68 ft.; thence South 63.1 ft.; thence 92.7 ft. Northwesterly along a 676.3 ft. radius curve concave Northerly to point of beginning and containing 0.05 acres more or less.

Note: the bearing of the North line of the NE1/4 NE1/4 Sec. 25, is taken as due East.

The West 450 feet of that part of the Northwest Quarter of the Northwest Quarter (NW1/4 NW1/4) of Section Five (5), Township Eighty Five North (85N), Range forty two West (42W) of the fifth Principal Meridian, Monona County, Iowa, lying South of the right of way of Iowa Primary #175 as presently established.

A part of the former Chicago and Northwestern Railway Company lands located in the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of Section 34, Township 84 North, Range 42 West of the 5th P.M., Monona County, Iowa, more completely described as follows:

Commencing at the Southwest Corner of said Section 34, T84N, R42W; thence No 90°00’West 445.00 feet to the centerline of Iowa Highway No. 183; thence North 41° 13 1/2’ East 391.35 feet along the centerline of Iowa Highway No. 183 to the point of curvature; thence North 41°13 1/2’ East along the tangent line of the highway curve for 263.00 feet to the West line of the Southwest Quarter of said Section 34; thence North 41° 13 1/2’ East along the tangent line of the highway curve for 79.39 feet; thence South 43° 40’33” East for 15.25 feet to the centerline of Iowa Highway No. 183, said point being Sta. 593+28.96 on the highway stationing; thence South 43° 40’33” East 50.00 feet to the Southeasterly right-of-way line of the highway which is the Point of Beginning; thence south 43° 40’33” East 70.00 feet; thence Northeasterly along the arc of a 3717 foot radius curve concave southeasterly for 100.00 feet; thence North 42°08’ 18” West 70.00 feet to the Southeasterly right-of-way line of the highway; thence Southwesterly along the arc of a 3787 foot radius curve concave Southeasterly for 101.88 feet to the Point of Beginning.

Note: The South line of the Southeast Quarter of Section 33, T87N, R42W is assumed to bear due East and West.

MONTGOMERY COUNTY

Red Oak Substation

Lots 4, 5 and 6. Except the east 14 feet of Lot 4, all in Block 55, and the South 72 feet of Lot 1, in Block 56, all in the Town of Red Oak Junction, now City of Red Oak, Montgomery County, Iowa.

Also that part of First Street in the City of Red Oak from the south line of Washington Avenue to the north bank of Red Oak Creek, subject to an easement in said City for a certain storm sewer, being that part of First Street vacated by Ordinance 74 of Said City of Red Oak.

That portion of First Street in the City of Red Oak, Iowa, vacated by said City by ordinance No. 120 passed by the City Council of said City on August 5, 1946, said tract being described as follows, to-wit: The West Forty-four (44) feet of First Street, beginning at the North line of Grimes Street and extending North to Red Oak Creek, according to the recorded Original Plat of the Town of Red Oak Junction, now the City of Red Oak, Montgomery County, Iowa.

Red Oak Work Center

The South Four Hundred Forty-two (442) feet of the East Three Hundred Forty-five and Two-tenths (345.2) feet of Lot Number Four (4) in Second Industrial Addition to the City of Red Oak, Iowa, containing 3.5 acres, subject to later survey.

Red Oak Pole Yard

Lots 33, 34 and 63 and also the vacated portion of Park Avenue adjoining said Lots 33 and 34, all in Thompson Addition to the City of Red Oak, excepting conveyances for highway and subject to transmission line easement, all in Montgomery County, State of Iowa. Except the following described tract conveyed to Mickey Anderson and Marla Anderson, husband and wife, on September 30, 1997:

Lots 33 and 34 and also the vacated portion of Park Avenue adjoining said Lots 33 and 34, all in Thompson Addition to the City of Red Oak; excepting the southerly 40 feet of said Lots 33 and 34 and also excepting conveyances for highway.

MUSCATINE COUNTY

Owl Walcott Substation

Being a parcel of land situate Section 14, Township 78 North, range 1 East of the Fifth Principal Meridian, Muscatine County, Iowa Being more particularly described as follows:

The North 1135.00 feet of the West 640.00 feet of the Northwest Quarter of the Northeast Quarter of said Section 14.

Sub 89

One and nine tenths (1.9) acres more or less within the boundaries of the following described tract situated in Muscatine County, Iowa:

All that part of the East half of the Southwest Quarter of Section 2, Township 78 North, Range 2 West of the 5th Principal Meridian, lying south of the Public Highway known as Green’s Road and North of the right of way of the Chicago, Rock Island and Pacific Railroad Company, except therefrom the following tracts:

1.	Part conveyed to subdirector of subdistrict No. 1, Moscow Township, Muscatine County, Iowa, by Warranty Deed recorded in Book Y of Lands, page 505 and 506.

2.	Part conveyed to the School Township of Moscow, Muscatine County, Iowa by Warranty Deed recorded in Book 46 of Lands, Page 256.

3.	Part conveyed to Grace Nowell Book Club by Quit Claim Deed recorded in Book 116 of lands, Page 186, and

4.	Part conveyed to State of Iowa by Warranty Deed recorded in Book 133 of Lands, Page 665.

And Subject to the following Easements:

1.	To state of Iowa, recorded in Book 76 of Lands, page 140.

2.	To Muscatine County, recorded in Book 127 of Lands, page 207.

3.	To Eastern Iowa Light and Power Cooperative, recorded in Book 147 of Lands, page 1142.

All references to books and pages being to the records in the office of the Recorder of Muscatine County, Iowa, more particularly described as follows:

Commencing as a point of reference at Point G, located at the intersection of the Southerly line of the above described real estate (which is the same line as the Chicago, Rock Island and Pacific Railroad Company Northern right of way line) and the Westerly right of way line of Iowa Highway No. 38; thence South 76° 07’ 52” West 438.10 feet along the Chicago, Rock Island and Pacific Railroad Company Northern right of way line to a point (for purposes of this description only, the East line of the Southeast Quarter of said Section 2 is assumed to bear due north); thence North 13° 52’ 08” West 220.00 feet to Point A and point of beginning of tract herein described; thence South 76° 07’ 52” West 170.00 feet to Point B; thence South 76° 07’ 52” West 80.00 feet to Point C; thence North 13° 52’ 08” West 80.00 feet to Point D; thence South 76° 07’ 52” West 280.00 feet to Point E; thence South 13° 25’08” East 250.00 feet to Point F; thence North 76° 07’ 52” East 360.00 feet to point of beginning.

Louisa Generating Station

Following is the correct description of the South  1⁄2 of Section 33 and Part of the West  1⁄2 of Section 34 all in Township 76 North, Range 2 West of the 5th P.M. in Muscatine County, Iowa and Section 4 and Part of Sections 3, 5, 8, 9, and 10 all in Township 75 North, Range 2 West of the 5th P.M. in Louisa County, Iowa, said tract being more particularly described as follows:

Beginning at the SW. corner of said Section 33, thence N. 00° 54’ 02” W. along the W. line of said Section 33 2595.17 feet to the NW. corner of the South  1⁄2 of said Section 33; thence S. 88° 35’ 02” E. along the North line of the South  1⁄2 of said Section 33 and Section 34 5610.08 feet; thence N. 13° 14’ W. 144.91 feet; thence N. 40° 05’ W. 495.00 feet to the W. line of the NW.  1⁄4 of said Section 34; thence N. 01° 38’ 02’ W along the W. line of the NW.  1⁄4 of said Section 34 883.00 feet; thence S. 67° 32’ E. 157.00 feet; thence S. 48° 14’ E. 1017.00 feet; thence S 27° 04’ E 771.16 feet to the South line of the N.  1⁄2 of said Section 34; thence 88° 35’ 02” E. along the S. line of the N.  1⁄2 of said Section 34 270.37 feet to the W. line of the Government Tract No. FIa-78; thence S. 09° 16’ W. along the W. line of said Government Tract No. FIa-78 698.45 feet; thence S. 09° 31’ E. along the W. line of said Government Tract No. FIa-78 592.40 feet; thence S 01° 03’ E along the W. line of said Government Tract No. FIa-78 674.60 feet; thence S. 00° 09’ W. along the W line of said Government Tract No. FIa-78 623.80 feet to the SW. corner of said Government Tract No. FIa-78; thence S. 88° 28’ E. along the South line of said Government Tract No. FIa-7893.69 feet to the NW. corner of Government Tract No. FIa-77 thence S. 01° 47’ E. along the W. line of said Government Tract No. FIa-77 284.50 feet; thence S. 01° 44’ E. along the W. line of said Government Tract No. FIa-77 595.80 feet; thence S. 03° 11’ E. along the W. line of said Government Tract No. FIa-77 763.50 feet; thence S 01° 28’ W. along the W. line of said Government Tract No. FIa-77 596.70 feet; thence S. 06° 12’ W. along the W. line of said Government Tract No.FIa-77 501.80 feet; thence S. 19° 56’ W. along the W line of said Government Tract No.FIa-77 520.50 feet; thence S. 20° 50’ W. along the W. line of said Government Tract No.FIa-77 439.00 feet; thence S. 24° 46’ W. along the W. line of said Government Tract No. FIa-77 439.4 feet; thence S 32° 46’ W. along the W. line of said Government Tract No. FIa-77 682.30 feet; thence S. 88° 13’ W. along the Westerly line of said Government Tract No. FIa-77 235.70 feet; thence S. 29° 01’ W. along the W. line of the Government Tract No. FIa-77 453.60 feet to the NW. corner of Government Tract No. FIa-76; thence S. 26° 23’ W. along the W. line of said Government Tract No. FIa-76 and along the W. line of the Government Tract No. FIa-75 593.20 feet; thence S. 19° 32’ W. along the w. line of said Government Tract No-75 1113.50 feet; thence S. 22° 10’ W. along the W. line of said Government Tract No. FIa-75 1223.00 feet; thence S. 19° 48’ W. along the W. line of said Government Tract No. FIa-75 687.90 feet; thence s. 18° 33’ W. along the W. line of said Government Tract No. FIa-75 664.33 feet the S. line of the N.  1⁄2 of the S.  1⁄2 of said Section 9; thence N. 89° 06’ 07” W. 3906.44 feet along the South line of the N.  1⁄2 of the S.  1⁄2 of said Section 9 to the SW. corner of the N.  1⁄2 of the S.  1⁄2 of said Section 9 and which point is in the centerline of a 66 foot wide County Road, known as Sand Mound Road; thence N. 17° 40’ 09” W. along the centerline of said Sand Mound Road 1395.50 feet; thence N. 18° 56’ 52” W. along the centerline of said Sand Mound Road 734.44 feet; thence N. 04° 22’ 27” W. along the centerline of said Sand Mound Road 635.36 feet; thence N. 06° 52’ 12” E. along the centerline of said Sand Mound Road 1337.66 feet; thence N. 07° 07’ 08” E. along the centerline of said Sand Mound Road 442.59 feet; thence N. 19° 40’ 04” E. along the centerline of said Sand Mound Road 1805.23 feet; thence N. 02° 56’ 08” E. along the center line of said Sand Mound Road 700.17 feet to the W. line of said Section 4;thence N. 00° 56’ 38” E. along the W. line of said Section 4 2260.53 feet to the NW. corner of said Section 4, which point is S. 88° 30’ 22” E. 199.84 feet from the place of beginning ; thence N. 88° 30’ 22” W . along the S. line of Section 33-T. 76 N.-R.2W. of the 5th P.M. 199.84 feet to the place of beginning.

The above described tract of land contains 1655.553 acres and is subject to the rights of the Muscatine Island Levee District, and is also subject to the right of the public for roadway purposes over the Southerly 25 feet thereof which is now occupied by a County Road, and is also subject to the rights of the public for roadway purposes over the Westerly 33 feet thereof which is now occupied by a County Road known and called as Sand Mound Road.

Railroad Spur

Louisa Generating Station

Part of the Northwest Quarter of the Southeast Quarter of Section 31, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Northeast corner of the Southeast Quarter of said Section 31; thence South 00° 12’ 40”West (assumed bearing for the description) 1206.86 feet along the east line of the Southeast Quarter of said Section 31; thence North 89° 36’ 00” west 1303.05 feet to the point of beginning of the tract of land hereinafter described ; thence South 00° 03’ 05” West 78.29 feet; thence North 89° 56’ 35” West 1300.00 feet to the west line of the Southeast Quarter of said section 31; thence North 00° 11’ 35” west 86.08 feet along the west line of the Southwest Quarter of said Section 31; thence South 89° 36’ 00” East 1300.39 feet to the point of beginning . Contains 2.5 acres more or less.

Part of the Northwest Quarter of the Southeast Quarter of Section 31, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Northeast corner of the Southeast Quarter of said Section 31; thence South 00° 12’ 40”West (assumed bearing for the description) 1206.86 feet along the east line of the Southeast Quarter of said Section 31; thence North 89° 36’ 00” West 1303.05 feet; thence South 00° 03’ 05” West 78.29 feet to the point of beginning of the tract of land hereinafter described; thence North 89° 56’ 35” West 1300.00 feet to the west line of the Southeast Quarter of said Section 31; thence South 00° 11’ 35” East 13.92 feet along the east line of the Southwest Quarter of said Section 31; thence South 89° 36’ 00” East 1299.96 feet; thence North 00° 03’ 05” east 21.71 feet to the point of beginning.

Part of the North Half of the Southeast Quarter of Section 31, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Northeast corner of the Southeast Quarter of said Section 31; thence South 00° 12’ 40” West (assumed bearing for this description) 1206.86 feet on the east line of the Southeast Quarter of said Section 31 to the point of beginning of the tract of land hereinafter described; thence continuing South 00° 12’ 40” West 100.00 feet; thence North 89° 36’ 00” West 1302.77 feet; thence North 00° 03’ 05” East 100.00 feet; thence South 89° 36’ 00” East 1303.05 feet to the point of beginning. Contains 2.99 acres, more or less.Also described as the Northerly 100 feet of the Southerly 133 feet of the Northeast Quarter of the Southeast Quarter of Section 31, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa.

Part of the Northwest Quarter of the Southwest Quarter of Section 32, Township76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Southwest corner of the Southwest Quarter of said Section 32; thence North 00° 12’ 40” East (assumed bearing for this description) 1305.86 feet along the West line of the Southwest Quarter of said Section 32 to the point of beginning of the tract of land hereinafter described; thence continuing North 00° 12’ 40” East 100.00 feet along the west line of the Southwest Quarter of said Section 32; thence South 89° 51’ 20” East 333.50 feet; thence South 00° 12’ 40” West 100.00 feet; thence North 89° 51’ 20” West 333.50 feet to the point of beginning. Contains 0.8 acres, more or less.

Part of the Northwest Quarter of the Southwest Quarter of Section 32, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing as a point of reference , at the Southwest corner of the southwest Quarter of said Section 32; thence North 00° 12’ 40” East ( assumed bearing for this description) 1305.86 feet along the west line of the Southwest Quarter of said Section 32; thence South 89° 51’ 20” East 333.50 feet to the point of beginning of the tract of land hereinafter described; thence North 00° 12’ 40” East 100.00 feet; thence South 89° 51’ 20” East 660.46 feet; thence South 00° 12’ 40” west 100.00 feet’ thence North 89° 51’ 20” West 660.46 feet to the point of beginning. Contains 1.5 acres, more or less.

Part of the North Half of the Southwest Quarter of Section 32, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Southwest corner of the said Section 32; thence North 00° 12’ 40” East (assumed bearing for this description) 1305.86 feet along the west line of the Southwest Quarter of said Section 32; thence South 89° 51’ 20” East 993.96 feet to the point of beginning of the tract of land hereinafter described; thence North 00° 12’ 40” East 100.00 feet; thence South 89° 51’ 20” East 409.59 feet; thence South 01° 00’ 15” West 100.01 feet; thence North 89° 51’ 20” West 408.21 feet to the point of beginning. Containing 0.9 acres, more or less.

Part of the Northeast Quarter of the Southwest Quarter of Section 32, Township 76 North, Range 2 West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Southwest corner of the Southwest Quarter of said Section 32; thence North 00°12’ 40” East (assumed bearing for this description) 1305.86 feet along the west line of the Southwest Quarter of said Section 32; thence South 89° 51’ 20” East 1402.17 feet to the point of beginning of the tract of land hereinafter described; thence North 01° 00’ 15” East 100.01 feet; thence South 89° 51’ 20” East 1326.46 feet to the east line of the Southwest Quarter of said Section 32; thence South 01° 21’ 15” east 100.03 feet along the east line of the Southwest Quarter of said Section 32; thence North 89° 51’ 20” West 1330.58 feet to the point of beginning. Contains 3.1 acres, more or less.

Part of the Southeast Quarter of Section Thirty-two (32), Township Seventy-six (76) North, Range Two (2) West of the 5th P.M., Muscatine County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the southwest corner of the Southeast Quarter of said Section Thirty-two (32); thence North 01°-21’-15” West (assumed bearing for this description) 1245.32 feet along the west line of the Southeast Quarter of said Section Thirty-two (32) to the point of beginning of the tract of land hereinafter described: thence continuing North 01°-21’-15” West 144.06 feet along the west line of the Southeast Quarter of said Section Thirty-two (32); thence South 89°-36’-00” East 2281.61 feet; thence Southeasterly 368.83 feet along a curve concave southwesterly having a radius of 1005.37 feet and a chord bearing and distance of South 79°-05’-25” East 366.77 feet to the east line of the Southeast Quarter of said section Thirty-two (32); thence South 01°-47’ 00” East 109.93 feet along the east line of the Southeast Quarter of said Section Thirty-two (32); thence North 88°-53’-20” West 2642.41 feet to the point of beginning, containing 9.5 acres, more or less, subject to easements of record.

O’BRIEN COUNTY

Lot One (1) in Block Fifty-four B (54B) and the West one-half (W1/2) of Miller Avenue on the East in the Second Addition to the City of Sheldon, Iowa.

A piece of ground in the northwest corner of Lot Two (2) of Drake’s Outlots to the City of Sheldon, Iowa, measuring 250 feet from west to east on the corner and 174 feet running from north to south from the corner, and containing approximately one half an acre.

Commencing at the Northeast Quarter (NE1/4) corner of Section 10, Township 94 North, Range 40 West of the 5th P.M., thence West 33 feet and thence South 33 Feet to the point of beginning from said point of beginning thence South 100 feet, thence East 100 feet, thence North 100 feet parallel to and along the East right-of-way line of said Section 10, thence West 100 feet parallel to and along the right-of-way line on the North side of Section 10, to the point of beginning.

Commencing at the Southwest Corner (SW Corner), Lot One (Lot 1), Block Fifty Four B (Blk 54B), Second Addition, Sheldon, O’Brien County, Iowa; thence due East along the South line of said Lot 1 Block 54B and the easterly extension thereof two hundred eight-five feet (285.0’) to the point of beginning; thence North 1°10’West along the East line of vacated Miller Street twelve and six tenths feet (12.6’); thence North 62°55’ East one hundred sixty and eight tenths feet

(160.8’); thence due South eight-five and nine tenths feet (85.9’), said point being on the easterly extension of the South line of said Lot 1, Block 54B; thence due West one hundred forty-two and eighth tenths feet (142.8’) to the point of beginning, containing 0.16 acres. The bearing of the South line of said Lot 1, Block 54B is assumed to be due East-West. Said described property to be hereafter referred to as “Tract A” in Lot 13 in SW  1⁄4 Sec. 31-T97N-R42W of the 5th P.M., Sheldon, O’Brien County, Iowa.

Hospers Substation

A tract of land located in the NW  1⁄4 of Section 7, Township 95 North, Range 42 West of the 5th P.M., O’ Brien County, Iowa, described as follows;

Beginning at the Southwest corner of the NW  1⁄4 of said Section 7; Thence North 00° 00’00” East 120.00 feet along the West line of the NW  1⁄4; Thence North 89° 52’ 20”East 170.00 feet; Thence South 0° 00’00” West 120.00 feet to the South line of the NW; Thence South 89° 52’ 20” West 170.00 feet to the point of Beginning, containing 0.47 acres more or less.

MVP Substation

An Undivided one-half interest in Parcel “B” as described in a survey dated November 28, 2012 and filed for record on November 30, 2012 as Instrument #23012-3037 in Book PS 5, Page 468, more particularly described as follows:

The S1/2 of the SW  1⁄4, NW1/4 of Section 21, Township 97 North, Range 40 West of the 5th P.M., O’Brien County, Iowa, more particularly described as:

Beginning at the West  1⁄4 corner of said Section 21; thence North 01°28’41” East, 659.84 fe3et along the West line of the SW  1⁄4, NW  1⁄4 of said Section 21 to a point; thence South 87°24’13” East, 1320.23 feet to a point on the East line of said SW  1⁄4 NW1/4; thence South 01°29’28” West, 658.58 feet along said East line to the SE corner of said SW  1⁄4, NW 1/4 ; thence North 87°27’29” West, 1320.06 feet along the South line of said SW  1⁄4, NW  1⁄4 to the point of beginning. Said parcel contains 19.975 acres, more or less, which includes 0.500 acres, more or less, of existing public road easement.

Subject to a Memorandum of Easement to Airtricity Mid-America, L.L.C. dated July 22, 2004 and filed February 4, 2008 as Instrument #2008-0426.

PAGE COUNTY

South Page Substation

One Square Acre of land located in the Northwest corner (exclusive of easement for road purposes but contiguous thereto) of the Southwest Quarter (SW1/4) of Section 5, Township 67 North, Range 38 West of the 5th P.M. in Page County, Iowa.

Clarinda Substation

Lots No. One (1) and Two (2) of the Irregular Survey of the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of Section Twenty-eight (28), Township Sixty-nine (69) North, Range Thirty-six (36) West of the 5th P.M., Page County, Iowa.

Shenandoah Work Center and Substation

Lots One (1) and Two (2) of Auditor’s Plat of North Half (N1/2) of Northwest Quarter (NW1/4) of Section Nineteen (19), Township Sixty-nine (69) North, Range Thirty-nine (39), West of the 5th P.M., (EXCEPT commencing at Northwest corner of said Lot 2, thence East 257.3 feet, thence South 200 feet, thence West 200 feet, thence Northwesterly 207.8 feet to place of beginning, and EXCEPT a tract beginning at Northeast corner of Lot 1, thence West 85 feet along North line of said Lot 1, thence Southeasterly to a point 85 feet south of Northeast corner of Lot 1, thence North to place of beginning, and EXCEPT North 8 feet of said Lots 1 and 2), all in City of SHENANDOAH, Page County, Iowa.

That part of Lot 2 of Auditor’s Plat of North Half of Northwest Quarter (NW1/4) of Section 19, Township 69 North, Range 39 West of 5th P.M., Page County, Iowa described as following: Commencing at Northwest Corner of said Lot 2, thence east 257.3 feet; thence South 200 feet, thence west 200 feet; thence northwesterly 207.8 feet to the point of beginning (except north 8 feet thereof) in City of Shenandoah, Page County, Iowa.

PALO ALTO COUNTY

The North Half (N1/2) of Lots Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), and Sixteen (16), all in Block Forty Nine (49), Corbin & Lawler’s Plat of Emmetsburg, Iowa.

The South Half (S1/2) of Lots Numbered Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15) and Sixteen (16), Block Forty Nine (49), Corbin & Lawler’s Plat of Emmetsburg, Iowa.

Lot Seventeen (17), Block Forty-Nine (49), Corbin and Lawler’s Plat of Emmetsburg, Palo Alto County, Iowa.

A tract of land 183 feet north and south and 233 feet east and west, lying in the northeast corner of the south half of the northeast quarter of the southwest quarter of Section 30, township 96, North, Range 32, West of the 5th P.M., Palo Alto County, Iowa.

Lot Eleven (11) of Block Fifty-Two (52) Corbin and Lawler’s Plat of Emmetsburg, Palo Alto County, Iowa.

Lot Nine (9), Block Fifty-two (52), Corbin and Lawler’s Plat of Emmetsburg, Iowa.

South 10 feet of Lot 8, Block 52, Corbin & Lawler’s Plat of Emmetsburg, Iowa.

Lot Ten (10), Block Fifty-two (52), Corbin and Lawler’s Plat of Emmetsburg, Palo Alto County, Iowa.

The South Thirty and One Half (S30 1/2) feet of Lots Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), and Seventeen (17) of Block Fifty-two (52) of Corbin and Lawler’s Addition to Emmetsburg, Palo Alto County, Iowa.

The North Half (N1/2) of the South Sixty-one (61) feet of Lots Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), and Seventeen (17) of Block Fifty-two (52), Corbin and Lawler’s Plato f Emmetsburg, Iowa.

A part of Block Twelve (12) of Neff’s Addition to Ruthven, Iowa, Palo Alto County, described as follows:

Beginning at the southeast corner of said Block 12, thence North 0 degrees 00 minutes West along the east line of said Block 12 a distance of 100.00 feet, thence North 89 degrees 55.0 minutes West 100.00 feet, thence South 0 degrees 00 minutes East 100.00 feet to a point on the north right of way line of the Chicago, Milwaukee, St. Paul and Pacific Railway Co., thence South 89 degrees 55.0 minutes East along said right of way line 100.00 feet to the point of beginning, containing 0.230 acres, more or less, subject to any existing easements. NOTE: The east line of said Block 12 is assumed to bear due North and South.

FSE – Emmetsburg East Substation

That part of the Northwest Quarter of Section 32, Township 96 North, Range 32 West, Palo Alto County, Iowa, described as follows:

Commencing at the northwest corner of said Northwest Quarter of Section 32; thence South 88 degrees 58 minutes 17 seconds East 1361.35 feet along the north line of said Northwest Quarter of Section 32; thence South 01 degrees 01 minutes 43 seconds West 327.13 feet to the point of beginning for the tract to be described; thence South 57 degrees 33 minutes, 24 seconds East 200.00 feet; thence South 32 degrees 27 minutes 36 seconds West 230.00 feet; thence North 57 degrees 33 minutes 24 seconds West 200.00 feet; thence North 32 degrees 27 minutes 36 seconds East 230.00 feet to the point of beginning.

Containing 460.00 sq. ft. of 1.056 acres more or less.

PLYMOUTH COUNTY

That part of the North one-half (1/2) of the southwest one-quarter (1/4) of section nineteen (19), township ninety (90) north, range forty-six (46) west of the 5th principal meridian, Plymouth County, Iowa, more particularly described as follows:

Commencing at the South-West Corner of said N.W.1/4, S.W.1/4, which is the center of the county road, thence North four-hundred and thirty-three feet (433) along the West line of said section, thence East thirteen-hundred and twenty feet (1320) on a line parallel to the East and West one-half (1/2) section line of said section. Thence south four hundred and thirty-three (433) feet on a line parallel to the West line of said section. Thence west 1320 feet on a line parallel to the East and West one-half (  1⁄2) section line of said section to the place of beginning. And containing thirteen and one-tenth (13-1/10) acres and being located in the Southwest Corner of the North one-half (1/2) of the Southwest Quarter (1/4) of Section 19, twp. 90 North, Range 46 West of the 5th Principal Meridian, Plymouth County, Iowa.

Lots Six (6) and Seven (7), in Block Three (3), Town of James, in the County of Plymouth and State of Iowa.

A parcel of land located in the North Half (N1/2) of the Northeast Quarter (NE1/4) of Section Twenty (20), Township Ninety-two (92) North, Range Forty-five (45) West of the 5th P.M., Plymouth County, Iowa, America Township, more particularly described as follows: Commencing at the Southeast corner of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of said Section Twenty (20), thence West along the South line of said Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) a distance of 33 feet to 6th Ave. SW west right-of-way line, thence North 30 feet along said right-of-way line to the point of beginning for the parcel to be described: thence West along a line parallel with the South line of said Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4), 150 feet; thence North along a line parallel with the East side of Section Twenty (20) for a distance of 150 feet; thence East along a line parallel with the South line of said Northeast Quarter (NE1/4), of the Northeast Quarter (NE1/4 150 feet; thence South along 6th Ave. SW west right-of-way line parallel with the East side of Section Twenty (20) for a distance of 150 feet to the point of beginning, containing 22,500 square feet or 0.51 acres more or less together with all easements and servient estates appurtenant thereto.

Note: The East line of Section Twenty (20), Township Ninety-two (92) North, Range Forty-Five (45) West is assumed to bear due North.

The East 33 feet of the N1/2 of NE1/4 of Section 20, T92N, R45W, was designated 6th Ave., SW after annexation by Le Mars, Iowa.

The East Forty Feet (E 40 ft.) of the West Seventy-Five Feet (W 75 ft.) of Lots Two (2) and Three (3), in Block Eighteen (18), in Frost’s First Addition to the Town of Merrill, Plymouth County, State of Iowa.

A parcel of land located in part of the fractional NW1/4 of Section 30, T-90 N, R-43W of the 5th P.M., in the Town of Kingsley in Plymouth County, Iowa, further described as follows:

Commencing at the W1/4 corner of said Section 30, thence North 118.1 feet along the west line of the NW1/4 of said Section 30 to the point of beginning; thence continuing North 50.0 feet along the west line of the NW1/4 of said Section 30; thence S 89º 09-3/4’ E 83.0 feet; thence South 50.0 feet to the Northerly right of way line of Iowa Highway No. 140; thence N 89º 09-3/4’ W 83.0 feet to the point of beginning. Said parcel contains 4150 square feet more or less, including 1650 square feet of presently established road right-of-way.

NOTE: The west line of the fractional NW1/4 of said section 30 was assumed to bear north and south.

That part of the West Half (W1/2) of the Southeast Quarter (SE1/4) of Section Nine (9), Township Ninety-two (92) North, Range Forty-five (45) West of the 5th P.M., in the Town of LeMars, Plymouth County, Iowa, containing 56444 sq. feet, more or less, and more particularly described as follows:

Beginning at the intersection of the center line of Fourth Street N.E. with the East line of Second Avenue N.E., all in said town of LeMars, Iowa; thence Easterly 180.0 feet on the extension of the center line of said Fourth Street; thence with an angle of 90º to the left – 120.0 feet; thence with an angle of 90º to the right – 131.65 feet to a point 9.0 feet as measured at right angles from the center line of a present established railroad spur of the Chicago, St. Paul, Minneapolis, and Omaha Railroad; thence Southwesterly 280.7 feet on a line 9.0 feet from and parallel to a present established spur of the Chicago, St. Paul, Minneapolis, and Omaha Railroad; thence Westerly 262.2 feet parallel to the Easterly extension of said Fourth Street N.E.; thence Northerly 152.0 feet on the East line of said Second Avenue NE. to the point of beginning; SUBJECT HOWEVER, to Easement filed November 1, 1971, in Book 33 at Pages 223-225 in the Office of Recorder of Plymouth County, Iowa.

Craig Substation

A tract of land located in the Southwest Quarter (SW  1⁄4) of the Southeast Quarter (SE  1⁄4) of Section Four (4), Township Ninety-three (93) North, Range Forty-six (46) West of the 5th Principal Meridian, Plymouth County, Iowa, described as follows:

Beginning at the Southwest corner of the Southwest Quarter of the Southeast Quarter of said Section 4; thence North 01°09’20” West 153.00 feet along the West line of said Southwest Quarter of the Southeast Quarter; thence North 90°00’00” East 120.00 feet; thence South 01°09’20” East 153.00 feet to the South line of said Southwest Quarter of the Southeast Quarter; thence North 90°00’00” West 120.00 feet along said South line to the Point of Beginning, containing 0.421 acres more or less and subject to a 33 foot wide county road easement along the South side thereof.

Le Mars Meter shop

W 392’ of lot 4, Le Mars Development Subdivision

Le Mars Office and Service Center

Beginning at a point 155 feet South and 2.25 rods East of the Northwest Corner of the SE1/4 of the SE1/4 of Section 17, Township 92 North, Range 45, West of the 5th P.M, Le Mars, Plymouth County, Iowa; thence East 435.8; feet South 300’ feet; thence West 435.8 feet; thence North 300 feet to the point of beginning, excluding that part dedicated as Lincoln Street, containing three acres, more or less.

Merrill North Substation

A Parcel of land located in the W  1⁄2 of Section 2, Township 91 North, Range 46 West of the 5th P.M., Plymouth County, Iowa described as follows:

Commencing at the Northwest corner of the SW  1⁄4 of said Section 2; thence South 88°27’03” East 759.87 feet along the North line of the SW  1⁄4 to the point of beginning; thence North 06°43’06” East 77.25 feet; thence South 83°16’54” East 245.00 feet; thence South 06°43’06” West 185.00 feet; thence North 83°16’54” West 245.00 feet; thence North 06°43’06” East 107.75 feet to the point of beginning, containing 1.04 acres.

Subject to and together with covenants, conditions, restrictions and easements of record, if any.

POCAHONTAS COUNTY

A tract described as follows: Beginning at the southeast corner of the Southeast Quarter (SE1/4) of the Northeast Quarter (NE1/4) of Section Thirty-one (31), Township Ninety (90) North, Range Thirty-two (32) West of the Fifth Principal Meridian, in Pocahontas County, State of Iowa, thence North 120 feet, thence West 333 feet, thence South 120 feet, thence East 333 feet to place of beginning.

A tract of land in Pocahontas County, Iowa, described as follows:

Beginning at the Northeast corner of the Southeast Quarter (SE1/4) of Section Thirty One (31), Township Ninety (90), Range Thirty Two (32) West of the 5th P.M., thence West three hundred thirty three feet (333 feet), thence south two hundred feet (200), thence east three hundred thirty-three feet (333 feet), thence north two hundred feet (200) to place of beginning.

A tract of land in the Northeast Quarter of Section Thirty-six (36), Township Ninety-two (92) North, Range Thirty-one (31) West described as follows: Beginning at a point which is sixty-six and nine-tenths (66.9) feet west of a point fifty (50) feet south (on the east section line of said Section 36) of the northeast corner of said Section 36, thence west 60 feet, thence south 60 feet, thence east 60 feet, thence north 60 feet to the point of beginning.

A tract of land commencing at the Northwest corner of Section 7, Township 90 North, Range 32 West of the 5th P.M., Pocahontas County, Iowa; thence East on the North Section line a distance of 142 feet to the point of beginning; thence South parallel with the West Section line a distance of 200 feet; thence East parallel with the North Section line a distance of 115 feet; thence North parallel with the West Section line a distance of 200 feet to the North Section line, thence West on the North Section line a distance of 115 feet to the point of beginning, being subject to road easement on the North portion of said tract.

Midway Sub

As a part of the North  1⁄2 of the Northwest  1⁄4 of Section 28, Township 90 Nort5h, Range 33 West of the 5th p.m., Pocahontas County, Iowa and described as follows:

Beginning at the Northwest Corner of said Section 28; thence South 89°51’17”W, 380.05 feet to a point on the West Line of the said Northwest  1⁄4; thence North 0°44’53” West, along said West line, 345.04 feet to the Point of Beginning and containing 3.01 acres (131,116 s.f.) including 0.63 acres of road Right of Way more or less, as shown on Plat of Survey filed in Book 175, Page 659 of the Pocahontas County Recorder’s Office.

Pocahontas County Sub

A parcel of land located in a portion of the SW  1⁄4 of Section 33, Township 90, North, Range 33, West of the 5th p.m., Pocahontas County, Iowa, more particularly described as:

Commencing a t a 5/8 inch iron pin on the W  1⁄4 corner of said Section 33, thence S01 degrees 03 minutes 24 seconds W along the West line of the SW  1⁄4 of said Section 33 a distance of 75.00 feet to a  1⁄2 inch iron pin on the point of beginning; thence S 89 degrees 29 minutes 24 seconds E a distance of 535.02 feet to a 5/8 inch iron pin, thence S 01 degrees 03 minutes 24 seconds W a distance of 500.02 feet to a 5/8 inch iron pin, thence N 89 degrees 29 minutes 24 seconds W a distance of 535.02 feet to a  1⁄2 inch iron pin on the West line of the SW  1⁄4 of said Section 33, thence N 01 degrees 03 minutes 24 seconds E along the West line of the SW  1⁄4 of said Section 33, thence N 01 degrees 03 minutes 24 seconds E along the West line of the SW  1⁄4 of said Section 33 a distance of 500.02 feet to the point of beginning, containing 6.14 acres, subject to any easements of record.

Pomeroy Maintenance Building (Wind)

A part of the North 1/2 of the Northwest 1/4 of Section 28, Township 90 North, Range 33 West of the 5th P.M., Pocahontas, Iowa and described as follows:

Beginning at the Northwest Corner of said Section 28; thence South 89° 51’ 17” east, along the North line of the Northwest 1/4 of Section 28, 380.05 feet; thence South 0° 44’ 53” east 345.04 feet; thence North 89° 44’ 51’ 17” West 380.05 feet to a point on the West line of the said Northwest 1/4; thence North 0° 44’ 53” West, along said West line, 345.04 feet to the Point of Beginning and containing 3.01 acres (131,116 s.f.) including 0.63 acres of road Right of Way more or less, as shown on Plat of Survey filed in Book 175, Page 659 of the Pocahontas County Recorder’s Office.

POLK COUNTY

Southeast Polk 345 KV Substation

Commencing at a point of reference at the Southeast corner of Section 20; thence N89°58’24”W, 1418.14 feet along the South line of Section 20 the Point of Beginning (P.O.B.); thence S00°44’45”E, 6.37 feet to a R.O.W. rail, thence S03°33’09”E, 67.49 feet to a point; thence Northwesterly along a railroad right-of-way curve to the right having a radius of 4247.28 feet, an arc length of 1116.40 feet, and a chord bearing of N58°57’30”W to a point; thence N51°25’42”W, 693.90 feet along a railroad right-of-way to a point; thence Northwesterly along a railroad right-of-way curve to the right having a radius of 4247.28 feet, an arc length of 492.13 feet, and a chord bearing of N48°06’32”W to a point on the South right-of-way line of a county road; thence S89°57’20”E, 582.66 feet along the road right-of-way to a point; thence S89°57’38”E, 1245.80 feet along the road right-of-way to a point; thence S02°36’12”E, 410.15 feet along the highway right-of-way to a R.O.W. rail; thence S00°44’45”E, 850.38 feet along the highway right-of-way to the point of beginning, all being in Sections 20 and 29, Township 78 North, Range 23 West of the 5th Principal Meridian, Polk County, Iowa. Said parcel contains 31.335 acres more or less.

Ankeny 69 KV Substation

Lot One (1) in Ankeny Industrial Park, now included in and forming a part of the City of Ankeny, Polk County, Iowa. Subject to all building restrictions and easements of record.

Transmission Line Access Pleasant Hill

Out Lot “A” (except the north 30 feet) BOB’S PLACE PLAT 3, an official Plat, now in and forming a part of the City of Pleasant Hill, Polk County, Iowa.

NE 17th & Broadway Substation

A parcel of land in Lot 3, EFCO Industrial Park, an official plat, Polk County, Iowa, that is more particularly described as follows:

Beginning at the Southeast Corner of Lot 3, thence S 89°43’50”W, 580.31 feet along the south line of Lot 3 to the Southwest Corner of Lot 3; thence N00°02’38”E, 99.49 feet along the West line of Lot 3 to a point; thence N 14°03’30”E, 103.23 feet to a point which is 25.00 feet east of the West line of lot 3; thence N 00°02’38”E, 20.00 feet to a point which is 30.00 feet south of the North line of Lot 3; thence N 89°40’49”E, 555.04 feet to a point on the east line of Lot 3 which is 30.00 feet south of the Northeast Corner of Lot 3; thence S 00°01’38”E, 220,.00 feet along the east line of Lot 3 to the point of beginning. Said parcel contains 2.887 acres, more or less.

NW 100th St. & SW 54th Ave., Substation

Commencing, as a point of reference, at the S.W. corner of Section 10, Township 79 North, Range 25 West of the 5th P.M., thence N. 00°00’00”E, assumed for this description, 847.56 feet along the West side of said Section 10 to the point of beginning; thence S. 89°46’30”E, 573.62 feet to a point; thence N. 00°13’30”E, 350.00 feet to a point; thence N. 89°46’30”W., 575.00 feet to a point on the West line of said Section 10; thence S. 00°00’00”W., 350.02 feet along the West line of said Section 10 to the point of beginning. Said parcel contains 4.614 acres, more or less.

Altoona Substation Site

A parcel of land located in the NW1/4 of the NW1/4 Section 23, Township 79, Range 23 and described as follows: Beginning at a point 797.7 feet East of the Northwest Corner Section 23, Township 79 North, Range 23 West of the 5th P.M., Clay Township Polk County, Iowa; thence East 527.95 feet, thence South 0°20’West 587.00 feet along the East line of said NW1/4, NW1/4, Section 23, thence West 528.38 feet, thence North 0° 22 1/2’ East 587.00 feet to the point of beginning, containing 7.12 acres, more or less, including 0.74 acres, more or less, primary highway, subject to highways of record.

S. E. 124th Street Substation

A parcel of land in the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section 12, Township 78, North, Range 22 West of the 5th P.M., Polk County, Iowa, more particularly described as follows: Beginning at a point on the West line of said Northeast Quarter (NE1/4) of said Section 12, Eighty (80) feet South of the North Quarter (N1/4) corner of said Section 12, thence East at right angles a distance of 208.7 feet, thence South parallel with the west line of said Northeast Quarter (NE1/4) of Section 12, a distance of 208.7 feet, thence West a distance of 208.7 feet to a point on the West line of said Northeast Quarter (NE1/4), 208.7 feet South of the point of beginning, thence North along said West line of the Northeast Quarter (NE1/4) of Section 12 to the point of beginning, containing One (1) acre, more or less, subject to highways and easements of record.

Delaware Work Center

Part of Lot 1 and Lot “E” Foxbilt Place, an Official Plat, Polk County, Iowa, described as follows: Commencing at the West Quarter (W1/4) corner of Section 18, Township 79 North, Range 23 West of the 5th P.M., Polk County, Iowa thence S 0°03’ W479.5 feet along the West line of the Southwest Quarter (SW1/4) of said Section 18, thence East 33 feet to the point of beginning, thence East 227.4 feet, thence S 35°17’ E 528.0 feet, thence S 68°12’ East 619.3 feet, thence South 303.4 feet to the South line of said Lot 1, thence Westerly 1126.3 feet along the South line of said Lot 1 and Lot “E” to the Southwest corner of said Lot “E”, thence N 0° 03’ E along the West line of said Lot “E” 1099.4 feet to the point of beginning, containing 16.43 acres, more or less, subject to applicable zoning ordnance.

Those parts of Lots 1 and “E” in Foxbilt Place, an Official Plat, together with that part of the Southwest Quarter (SW1/4) of Section 18, Township 79, North, Range 23 West of the 5th P.M., bounded and described as follows: Beginning at a point on the West line of said Section 18, distant 115 feet Northerly, measured radially, from the centerline of the main track of the Wisconsin, Iowa and Nebraska Railroad Company (later the Chicago Great Western Railway Company, now the Chicago and North Western Transportation Company), as said main track center line was originally located and established across said Section 18; thence Easterly parallel with said original main track center line to the Southwest corner of said Lot “E”, thence Easterly along the Southerly lines of said Lots 1 and “E” a distance of 1,126.3 feet; thence Southerly parallel with the West line of said Section 18 to a point distant 50 feet Northerly, measured at right angles, from the centerline of the main track of the Chicago and North Western Transportation Company (formerly the Chicago Great Western Railway Company), as said main track is now located; thence Westerly parallel with said last described main track center line to a point on the West line of said Section 18; thence Northerly along said West line of Section 18 to the point of beginning.

East 46th & Jefferson St. Substation

A parcel of land situated in the West Half (W1/2) of Section 34, Township 79 North, Range 23, West of the 5th P.M., in Polk County, Iowa, said parcel of land being more fully described as follows: Commencing at a point which is the intersection of the west line of said Section 34 with the centerline of Jefferson Avenue, as it now exists in Harvey Place, an Official Plat, in Polk County, Iowa, thence South along the west line of said Section 34 a distance of 250 feet, thence east on a line parallel with the centerline of Jefferson Avenue and its extension east a distance of 250 feet, thence north on a line parallel with the west line of said Section 34 a distance of 250 feet, thence West a distance of 250 feet to the point of beginning.

River Hills Station

Lots 1, 4 and J. Also, Lot 2 (except the east 50 feet) and Lot 3 (except the east 50 feet of the south 169.3 feet), of River Hills, Plat 2, an Official Plat in the City of Des Moines, Polk County, Iowa.

East 32nd & Dean Ave. Substation

The east 20 feet of Lot 3 and all of Lots 4, 5, 6, 7 and 8 of L. J. Kasson’s Addition to the City of Des Moines, Polk County, Iowa.

2nd and Clark Substation

Lots 21 and 34 in Marshall’s Second Addition, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

37th and Mahaska Substation

A tract of land situated in and forming a part of Lot Eleven (11), Lincoln Grande, an Official Plat lying within and forming a part of the City of Des Moines, Polk County, Iowa, described as follows: Commencing at the Northwest (NW) corner of said Lot Eleven (11), thence Southward (S) along the West (W) line of said Lot Eleven (11); a distance of two hundred twenty (220) feet; thence Easterly (E) at an angle of ninety degrees (90°) to the West (W) line of said Lot Eleven (11), a distance of two hundred twenty (220) feet; thence North (N) and parallel to the West (W) line of said Lot Eleven (11), a distance of three hundred seventy-six and six-tenths (376.6) feet more or less to the North (N) line of said Lot Eleven (11), thence Southwesterly (SW) along the North (N) line of said Lot Eleven (11) to the point of beginning; containing one and five-tenths (1.5) acres more or less.

Glover & Watrous Substation

Lots 1, 2, 3, 6 and 7 of Watrous Highlands, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Meredith Substation SW 63rd & Park Substation

Part of the South One-Half (S1/2) of the Southeast Quarter (SE1/4) of Section 14, Township 78 North, Range 25 West of the 5th P.M., described as follows: Beginning at the Northwest (NW) corner of the said South Half (S1/2) of the Southeast Quarter (SE1/4); thence East 50 feet to the point of beginning; thence south 270 feet, thence east 283 feet, thence north 270 feet, thence west 283 feet to the place of beginning, comprising approximately 1.75 acres, except a parcel of land in the SW  1⁄4 of the SE  1⁄4 of Section 14, Township 78 North, Range 25 West of the 5th P.M., now included in and forming a part of the City of Des Moines, Polk County, Iowa, and more particularly described as follows: Commencing at the NW corner of the SW  1⁄4 of the SE  1⁄4 of said Section 14; thence S89°33’E, 50.0 feet on the north line of the SW  1⁄4 of the SE  1⁄4 to the existing easterly right of way line of primary road #IA. 28, the point of beginning; thence continuing S89°33’E, 92.8 feet on said north line; thence S00°00  1⁄2 ’ E, 105.4 feet; thence S89°59  1⁄2 ’ W. 10.0 feet; thence S00°00  1⁄2 ’ E, 164.5 feet; thence N89°33’W, 82.9 feet to the existing easterly right of way line of primary road no. IA 28; thence N00°00’W, 270.0 feet on said easterly right of way line to the point of beginning, containing 0.54 acre.

Massey Ferguson Substation

A parcel of land situated in the Northeast Corner of Lot 1, Solar Meredith Place, an Official Plat in Polk County, Iowa, being more fully described as follows: Commencing at the Northeast Corner of said Lot 1, Solar Meredith Place, thence southerly along the east line of Lot 1, a distance of 177 feet, thence southwesterly along a line parallel with the north line of said lot, a distance of 141.8 feet, thence northwesterly along a line perpendicular to the north line of said Lot 1, a distance of 97.1 feet, thence northeasterly 211.9 feet to the point of beginning.

38th and Franklin Substation

Lot 62 and 85 in Kingsdale, an Official Plat now included in and forming a part of the City of Des Moines, Iowa, also that part of Lot “A” in Kingsdale, an Official Plat, now included in and forming a part of the City of Des Moines, Iowa, extending from the West line of Lot 3 in Nierob Court Northwest to the intersection of the East line of 38th Street and the South line of Franklin Avenue, except beginning at the point of intersection of the Southerly line of Lot A, Kingsdale, an Official Plat, and the West line of Lot 3, Nierob Court, an Official Plat; thence Northwesterly along said Southerly line of Lot A, 28.00 feet; thence Northeasterly to the West line of Nierob Court, 31.90 feet; thence Southerly along the West line of Nierob Court, 44.00 feet to the point of the beginning, all located in and forming a part of the City of Des Moines, Polk County, Iowa.

16th and College Substation

Lots 58, 59, 60, 61 and 62 in Forest Park, now including in and forming a part of the City of Des Moines, Polk County, Iowa.

Forest and Vermont – Central Place Substation

Lots 14, 15, 16, 17, Block 8 in Central Place, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Lots 1, 2, 3, 4, 5, 6, 17, 18, 19, 20, 21 and 22 and the North and South Alley lying between Lots 1, 2, 3, 4, 5, and 6 and Lots 17, 18, 19, 20, 21 and 22, in Block 17 in Central Place, an addition now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Lots 10, 11, 12 and 13 in Block 8 in Central Place and the North and South Alley lying between Lots 10, 11, 12 and 13 and Lots 14, 15, 16 and 17 in Block 8 in Central Place (except that part of Lot 13 conveyed to the City of Des Moines and described as follows: an irregular piece of property described as follows: Beginning at a point on the South lot line, 20 feet west of the Southeast corner of Lot 13, Block 8, Central Place, an Official Plat; thence Northeasterly, along a concave curved line with a 20 foot radius to a point on the east line of said Lot 13, 20 feet north of the Southeast corner of said Lot 13; thence south, along the East line of said Lot 13 to the Southeast corner; thence west along the south line of said Lot 13 a distance of 20 feet to the point of beginning) all now included in and forming a part of the City of Des Moines, Polk County, Iowa.

East 29th and Grandview Substation

Lots 52, 53, 54, 55, 56 and 57, except for the east Seven (7) Feet of Lots 55, 56 and 57, in Grandview Heights, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Two Rivers Work Center

That part of vacated S.E. 3rd Street Right-of-Way lying between and adjoining Block L and Block 5, Scott and Dean’s Addition, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Highland Park Substation

The South 250 Feet of Lots 1 and 2, except the East 25 Feet of the South 250 Feet of Lot 1, Bowen Place, Des Moines, Polk County, Iowa.

58th and Franklin Substation

Lots 15, 17 and 19, Lookout Heights, Plat #2, an Official Plat now included in and forming a part of the City of Des Moines, Polk County, Iowa.

East 17th and Washington Substation

Lot 1 and the West 7 feet of the vacated alleyway adjacent to said lot, and Lots 36, 37 and 38 and the East 7 feet of the vacated alleyway adjacent to said lots. The above lots forming a part of East Capital Park, an Official Plat, now in and forming a part of the City of Des Moines, Polk County, Iowa.

Alleman Substation

Part of Southwest Quarter (SW 1⁄4) of Section 23, Township 81 North, Range 24 West of the 5th P.M., Polk County, Iowa described as beginning at South Quarter (S 1⁄4) corner of said Section 23, thence North along quarter section line 1162.8 feet, thence West at right angles 78 feet to point of beginning, said point being on West right-of-way fence of present existing highway, thence continuing West 200.0 feet, thence North 100.0 feet, thence East 200.0 feet, thence South 100.0 feet parallel to quarter section line to point of beginning.

DMEC Substation

That part of Government Lot 1 in Section 20, Township 78 north, Range 23 west of the 5th P.M., lying west of the public highway, except the right-of-way of the Chicago, Burlington & Quincy Railroad Company, subject to a resolution of the Board of Conservation and Public Parks of the State of Iowa, adopted February 8, 1924, establishing boundary line along the Des Moines, River, recorded in Book 942, page 462, of the Polk County records.

Also the southwest quarter of the southeast quarter, except that part thereof occupied by the Chicago, Burlington & Quincy Railroad Company as its right-of-way, of Section 17, Township 78 north, Range 23 west of the 5th P.M.; Lot 15 of the official plat of the southeast quarter of the southwest quarter of said Section 17, except that part heretofore conveyed to the Chicago, Burlington & Quincy Railroad Company; and that part of Lot 14 of the official plat of the southeast quarter of the southwest quarter of said Section 17 lying east of the right-of-away of the Chicago, Burlington & Quincy Railroad Company.

Also that part of the north half of Lot 20 of the official plat of government survey of Lots 4, 5 and 6 of Section 20, Township 78 north, Range 23 west of the 5th P.M., lying northerly of a line 50 feet normally distant from, northeasterly of and parallel to the main track of the Chicago, Burlington & Quincy Railroad Company, containing 3.88 acres, more or less, and that part of Lot 18 of the official plat of Government Lots 4, 5 and 6 in said Section 20, lying north and east of the right-of-way of the Chicago, Burlington & Quincy Railroad Company, subject to a resolution of the Board of Conservation and Public Parks of the State of Iowa, adopted July 21, 1924, establishing boundary line along the Des Moines River, recorded in Book 942, page 463, of the Polk County records.

Also that part of Lots 17 and 18 of the official plat of Government survey of Lots 4, 5 and 6 of section 20, Township 78 north, Range 23 west of the 5th P.M., lying north of a line 150 feet north of and parallel to the center line of the levee, except the right-of-way of the Chicago,

Burlington & Quincy Railroad Company and except that part of the aforesaid Lot 18 lying northeasterly of said right-of-way, subject to timber reservations contained in deed from Delbert R. Lang and Grace A. Lang to P.L. Smith, dated May 5, 1924, and recorded in Book 930, page 196, of the Polk County records.

Commencing at the Northeast (NE) corner of the Southeast Quarter (SE 1⁄4) of the Northeast Quarter (NE  1⁄4) of Section Twenty (20), Township Seventy-Eight (78) North, Range Twenty-three (23) West of the 5th P.M., Polk County, Iowa, and running West (W) eleven and twenty-four hundredths (11.24) chains; thence North (N) parallel with the East (E) line of said Section to the Des Moines River: thence in a Northeasterly (NE) direction along the South (S) bank of said river to the East (E) line of said Section; thence South (S) to place to beginning, except a tract of land seventy (70) feet by one hundred (100) feet conveyed to the Great Lakes Pipe Line Company by deed recorded in Book 1241, Page 257; also commencing at a point eleven and twenty-four hundredths (11.24) chains West (W) and thirteen and one-half (13 1⁄2) rods North (N) of the Northeast (NE) corner of the Southeast Quarter (SE 1⁄4) of said Section; thence West (W) to the East (E) line of the right-of-way of the Chicago, Burlington and Quincy Railway Company, thence Northwesterly (NW) along the East (E) line of said right-of-way to the West (W) line of the Southeast Quarter (SE 1⁄4) of the Northeast Quarter (NE  1⁄4) of said Section; thence North (N) along the West (W) line of the East Half (E 1⁄2) of the Northeast Quarter (NE 1⁄4) of said Section to the South (S) bank of the Des Moines River; thence Easterly (E) along the South (S) bank of the Des Moines River, to a point due North (N) of the place of beginning; thence South (S) to the place of beginning; being a part of Government Lot Seven (7) in said Section, except legally established highways.

2nd and Broadway Substation

The South 100 feet of Lot 138, except the West 50 Feet thereof, in the final plat of Highland Park Acres, an Official Plat, Polk County, Iowa.

50th and Aurora Substation

Lot 1, Westchester Manor Plat 4, an Official Plat, City of Des Moines, Polk County, Iowa.

100th St. and 54th Ave. Substation

Commencing, as a point of reference, at the S.W. corner of Section 10, Township 79 North, Range 25 West of the 5th P.M., thence N. 00°00’00”E., assumed for this description, 847.56 feet along the West side of said Section 10 to the point of beginning; thence S.89°46’30”E., 573.62 feet to a point; thence N.00°13’30”E., 350.00 feet to a point; thence N.89°46’30”W., 575.00 feet to a point on the West line of said Section 10; thence S.00°00’00”W., 350.02 feet along the West line of said Section 10 to the point of beginning. Said parcel contains 4.624 acres, more or less.

Sycamore Substation

The West 24 acres of Lot 10 of the Partition Plat of the Subdivision of Lands of the Estate of Jacob B. Rittgers in Sections 5 and 6, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa, subject to easements of record and public highways.

Comito

Government Lots Nos. Six (6) and Seven (7) in Section 5, Township 79 North, Range 24 West of the 5th P.M., to the low water mark of the Des Moines River; also described as Lots Six (6) and Seven (7) United States Survey of the Southwest Quarter (SW1/4) West of the Des Moines River, Section 5, Township 79 North, Range 24 West of the 5th P.M., except the South 475 feet of said Government Lot 7 above described.

Fordyce

Parcel A

The West 770 feet of Government Lot 5 in the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section 8, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa, except the North 267.5 feet and containing 18.49 acres more or less;

also

The Norwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section 8, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa, except the North 267.5 feet and containing 31.88 acres more or less;

also

All that part of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of Section 7, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa, lying East of the East line of the present 80 foot highway, known as Beaver Road, except the North 267.5 feet and containing 14.56 acres more or less.

Parcel B

Beginning at a point in Government Lot 5 in Section 8, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa, which point is 403.5 feet South and 770 feet East of a stone at the Northeast corner of the Northwest Quarter (NE1/4) of the Northwest Quarter (NW1/4) of said Section 8; thence East 164.3 feet to the right bank of the Des Moines River; thence Southeasterly along said right bank to the South line of said Government Lot 5; thence West 731.5 feet along the South line of Government Lot 5; thence due North 908.3 feet to the point of beginning.

Parcel C

An undivided one-half (1/2) interest in and to the following described real estate: Beginning at a point 407 feet East (measured along the North line of Section 8, Township 79 North, Range 24 West of the 5th P.M.) and 247.5 feet South of the stone at the Northeast corner of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of said Section 8, said point marked by an iron pipe set by B.H. Shivers, Reg. Eng. No. 521; thence East 383 feet; thence South 156 feet; thence West 20 feet; thence North 136 feet; thence due West across Government Lot 5 in said Section and the Northwest Quarter (NW1/4) of said Section and the East part of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of Section 7, Township 79 North, Range 24 West of the 5th P.M. to Beaver Avenue; thence due North 20 feet; thence due East to the point of beginning.

(The above described parcels are subject to easement to Northern Natural Gas Company dated May 22, 1951 and filed for record in Polk County, Iowa, on October 24, 1951.)

except the following parcel: a tract of land situated in the County of Polk, State of Iowa, being the following described parcel located in sections 5 and 8, township 79 north, range 24 west of the 5th principal meridian, all bearings refer to the Iowa Coordinate System, south zone (grid north 00 degrees 07 min. west of true north) :

Beginning at a point on the north line of Government lot 6, in said section 5, 602.6 feet east of the W1/4 corner of said section 5; thence south 00 degree 30 feet west, 519.5 feet; thence south 23 degrees 49 feet east, 626.4 feet; thence south 58 degrees 52 feet east, 466.1 feet to a point on the south line of Government lot 6 in said section 5; thence south 02 degrees 08 feet east, 1,560.1 feet; thence south 88 degrees 24 feet east, 716.3 feet; thence south 00 degree 36 feet east, 1,081.0 feet to a point on the south line of Government Lot 5 in said section 8, said point being 2,055 feet east of the west line of said section 8; thence easterly along the south line of said lot 5, 750 feet more or less to the west bank of the Des Moines River, thence northerly along the west bank of the Des Moines Reiver 4,600.0 feet more or less to the north line of Government lot 6 in said section 5; thence westerly along the north line of said lot 6, 1,770 feet more or less to the point of beginning.

The tract herein described contains 109.4 acres, more or less.

And except Lot 6, except the East 106 feet of the North 830 feet thereof, of the Partition Plat of Subdivision of Lands, J.B. Rittgers Estate and Official Plat now included in and forming a part of Polk County, Iowa.

Fought

The East 16 acres of Lot 10 of Jacob B. Rittgers Estate in Sections 5 and 6 in Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa, subject to applicable zoning restrictions and easements of record and further subject to public roads and public highways.

Kinsey

The Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of Section 5, Township 79 North, Range 24 West of the 5th P.M. and the North 7 1/2 acres (comprising approximately the North 267 feet) of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section 8, Township 79 North, Range 24 West of the 5th P.M., except roadway owned by Ruby F. Burnside Kolozs and Gus Kolozs, wife and husband and Frank W. Fordyce and Jeannette Seibert Fordyce, husband and wife, comprising the South 20 feet of the said 7  1⁄2 acres.

(Subject to easement agreement with Frank W. Fordyce dated July 24, 1947 and filed for record in Polk County, Iowa, on July 28, 1947. Further subject to easement to Northern Natural Gas Company dated May 16, 1951 and filed for record in Polk County, Iowa on October 24, 1951.)

Beginning at the Northeast corner of Section 7, Township 79, Range 24 West of the 5th P.M., thence South 247.5 feet to the North line of an established Twenty (20) foot line running East from Beaver Road, thence West on a line parallel with the North line of said Section and on the North line of said lane to where said line intersects the East line of Beaver Road to its intersection with the North line of said Section, thence East along said Section line to the point of beginning.

The East Two (2) acres of the South five and four hundredths (5.04) acres East of road in the Southeast Quarter (SE1/4) of the Southeast Quarter (SE1/4) of Section 6, Township 79, North, Range 24 West of the 5th P.M., Polk County, Iowa.

Kolozs

Parcel A

The South 475 feet of Government Lot 7 in Section 6, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa; also described as the South 475 feet of Lot 7, United States Survey of the Southwest Quarter (SW1/4) West of the Des Moines River in Section 5, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa.

Parcel B

Beginning at a stone at the Northeast corner of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section 8, Township 79 North, Range 24 West of the 5th P.M., Polk County, Iowa; thence East along the North line of said Section 8, 856 feet to the Des Moines River; thence South 11 degrees 45 minutes East 412.1 feet along the right bank of the Des Moines River; thence 144.3 feet; thence North 156 feet; thence West 790 feet; thence North 247.5 feet to the place of beginning and being a part of Government Lot 5 in said Section 8.

(Parcels B and C are subject to easement to Northern Natural Gas Company dated May 22, 1951 and filed for record in Polk County, Iowa on October 24, 1951).

76th and Douglas Avenue Substation

The South 190 feet of the North 243 feet of the East 200 feet of Lot 2 of the Official Plat of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section 26, Township 79 North, Range 25 West of the 5th P.M., Urbandale, Polk County, Iowa.

100th & Douglas

Commencing at the Northwest corner of Section 27, Township 79 North, Range 25 West of the 5th P.M. Urbandale, Polk County, Iowa; thence S 0° 00’ W along the West line of Northwest Quarter (NW1/4) of said Section 27, 401.2 feet to the point of beginning; thence continuing S 0° 00’ W along said West line of the Northwest Quarter (NW1/4) of said Section 27, 923.5 feet to a point that is 1325.0 feet North of the West Quarter (W1/4) corner of said Section 27; thence S 88° 54’ E 848.66 feet to the Westerly right-of-way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad as it is presently established; thence Northwesterly parallel to and 50.0 feet Westerly of, and normally distant from the centerline of said railroad, and along a 4.1447° curve to the left, whose radius is 1382.5 feet and whose long chord has a bearing of N 39° 11’ W 195.8 feet; thence N 43° 18; W, parallel to and 50.0 feet normally distant from the centerline of said railroad 767.0 feet; thence Northwesterly parallel to and 50.0 feet Westerly, and normally distant from the centerline of said railroad. And along a 1.754° curve to the right, whose radius is 3266.82 feet and whose long chord has a bearing of N 40° 52’ W 304.6 feet, to the point of beginning, containing 9.17 acres of land more or less.

Walnut Ridge Service Center & Control Center

Commencing at a North  1⁄4 Corner of Section 28, Township 79 North, Range 25 West of the 5th P.M., Urbandale, Polk County, Iowa; thence S89°-52’-40”E along the North line of the N.E.  1⁄4 of said Section 28 a distance of 300.00 feet; thence S00°-07’-20”W a distance of 150.00 feet to a point along the South Right of Way Line of Douglas Avenue, as it is presently established, said point being the POINT OF BEGINNING; Thence S89°-52’-40”E parallel with and 150.00 feet South of the North Line of the N.E. 1⁄4 of said Section 28 and along the said South Right of Way line of Douglas Avenue a distance of 961.40 feet to a point along the West Right of Way line for 104th Street, as it is presently established; thence S00°-56’-20”E, parallel with and 50.0 feet West of the East line of the N.W.  1⁄4 of the N.E.  1⁄4 of said Section 28 and along the said West Right of Way of 104th Street a distance of 2,375.06 feet; thence N89°-59’03”W a distance of 76.83 feet; thence N30°-00’00”W a distance of 1,927.19 feet; thence N00°-07’-20”E a distance of 707.86 feet to a point on a curve concaved northerly with a radius of 183,496.33 feet, the center of said curve bears N00°-08’-03”E a distance of 183,496.33 feet; thence easterly along said curve through a central angle of 00°-00’-43” a distance of 38.60 feet to the POINT OF BEGINNING.

Said tract of land being subject to and together with any and all easements of record.

Said tract of land contains 37.211 acres more or less.

West Des Moines Substation

Lots 5, 6, 7 and 8, Block 15, First Addition to Town of Valley Junction, now included in and forming a part of the City of West Des Moines, Polk County, Iowa.

Ashawa 161 KV Substation

The NE  1⁄4 of the NE  1⁄4 of Section 17, Township 78 North, Range 25 West of the 5th P.M., City of West Des Moines, Polk County, Iowa except the following Parcel “A”:

Beginning at the northeast corner of said Section 17; thence S 00° 14’ 25” W, 1317.00 feet along the east line of said NE  1⁄4, NE  1⁄4 to the southeast corner of said NE  1⁄4 , NE  1⁄4 ; thence S 89° 53’ 24” W. 1314.25 feet along the south line of said NE  1⁄4, NE  1⁄4, to the southwest corner of said NE  1⁄4, NE  1⁄4 ; thence N00° 16’ 23” E, 519.49 feet along the West line of said NE  1⁄4, NE  1⁄4 to a point; thence N90° 00’00” E, 396.45 feet to a point of curvature thence easterly along a curve to the left having a radius of 820.00 feet, an arc length of 471.56 feet to a point of tangency; thence N 57° 03’ 03” E, 96.18 feet to a point of curvature; thence northerly along a curve to the left having a radius of 600.00 feet, an arc length of 594.92 feet to a point of tangency; thence N 00° 14’ 25” E, 114.82 feet to a point on the north line of said NE  1⁄4, NE  1⁄4; thence N 90° 00’ 00” E, 120.00 feet along the north line of said NE  1⁄4, NE  1⁄4 to the point of beginning.

73rd & Buffalo Road Substation

Part of Lot 3 in Golf and County Club, an Official Plat, now included in and forming a part of the City of West Des Moines, Polk County, Iowa, more particularly described as follows: Commencing at the Southeasterly corner of said Lot 3, said point being in the Southwesterly right-of-way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad, which point is the point of beginning of the property to be described; thence Northwesterly along the Southerly line of said Lot 3, 505.64 feet to a point; thence on a deflection of 5 degrees 44 minutes to the left, 86.51 feet to a point in said Southerly line of Lot 3; thence Northerly on a deflection of 86 degrees 45 minutes to the right, 211.56 feet; thence Easterly on a deflection of 90 degrees 31 minutes to the right, 170.00 feet to a point in the Southwesterly right-of-way line of Chicago, Milwaukee, St. Paul and Pacific Railroad; thence Southeasterly along said right-of-way line 509.42 feet to the point of beginning; subject to easement for road along the Southerly edge thereof.

Des Moines Power Station

That part of Government Lot 1 in Section 20, Township 78 north, Range 23 west of the 5th P.M., lying west of the public highway, except the right-of-way of the Chicago, Burlington & Quincy Railroad company, subject to a resolution of the Board of Conservation and Public Parks of the State of Iowa, adopted February 8, 1924, establishing boundary line along the Des Moines River, recorded in Book 942, page 462, of the Polk County records.

Also the southwest quarter of the southeast quarter, except that part thereof occupied by the Chicago, Burlington & Quincy Railroad Company as its right-of-way, of Section 17, Township 78 north, Range 23 west of the 5th P.M.; Lot 15 of the official plat of the southeast quarter of the southwest quarter of said Section 17, except that part heretofore conveyed to the Chicago, Burlington & Quincy Railroad Company; and that part of Lot 14 of the official plat of the southeast quarter of the southwest quarter of said Section 17 lying east of the right-of-way of the Chicago, Burlington & Quincy Railroad Company.

Also that part of the north half of Lot 20 of the official plat of government survey of Lots 4, 5, and 6 of Section 20, Township 78 north, Range 23 west of the 5th P.M., lying northerly of a line 50 feet normally distant from, northeasterly of and parallel to the main track of the Chicago, Burlington & Quincy Railroad Company, containing 3.88 acres, more or less, and that part of Lot 18 of the official plat of Government Lots 4, 5 and 6 in said Section 20, lying north and east of the right-of-way of the Chicago, Burlington & Quincy Railroad Company, subject to a resolution of the Board of Conservation and Public Parks of the State of Iowa, adopted July 21, 1924, establishing boundary line along the Des Moines River, recorded in Book 942, page 463, of the Polk County records.

Also that part of Lots 17 and 18 of the official plat of Government survey of Lots 4, 5 and 6 of Section 20, Township 78 north, Range 23 west of the 5th P.M., lying north of a line 150 feet north of and parallel to the center line of the levee, except the right-of-way of the Chicago, Burlington & Quincy Railroad Company and except that part of the aforesaid Lot 18 lying northeasterly of said right-of-way, subject to timber reservations contained in deed from Delbert R. Lang and Grace A. Lang to P.L. Smith, dated May 5, 1924, and recorded in Book 930, page 196, of the Polk County records.

The South Half of the Northwest Quarter of the Southeast Quarter (S  1⁄2 NW  1⁄4 SE  1⁄4) of Section 20, Township 78 North, Range 23 West of the 5th P.M., Polk County, Iowa, (except the west 150 feet of the north 8 rods of the South Half of the Northwest Quarter of the Southeast Quarter (S 12/ NW  1⁄4 SE  1⁄4) of said Section 20).

The South Half of Lot 20 in the Official Plat of Government Lots 4, 5 & 6, Section 20, Township 78, North, Range 23 West of the 5th P.M., (except one-half acre occupied by the C.B. & Q. Railroad and except one acre located in the Southeast Corner of said Lot 20, said one acre being equa-distance north and south and east and west, upon which is located the building and tavern known as the “Levy Gun Club”, said equa-distance measurements to be made from the Southeast Corner of said Lot 20), Polk County, Iowa.

The South 14.08 acres of the North 18.79 acres (except railroad right-of-way) of Lots Seventeen (17), Eighteen (18) and Nineteen (19) of the Official Plat of Government Lots 4, 5 and 6 in Section 20, Township 78 North, Range 23 West of the 5th P.M., Polk County, Iowa, except legally established highways.

The West 150 feet of the North 132 feet of the South Half of the Northwest Quarter of the Southeast Quarter (S  1⁄2 NW  1⁄4 SE  1⁄4) of Section 20, Township 78 North, Range 23 West of the 5th P.M., Polk County, Iowa.

The South Half (1/2) of the Southwest Quarter (SW  1⁄4) of Section 2, Township 79 North, Range 23, West of the 5th P.M., Polk County, Iowa, except roads.

Lots 1 through 24 inclusive, in Block A, in Southeast Riverside Addition, an Official Plat, Polk County, Iowa.

Lots 1 through 24 inclusive, in Block B, in Southeast Riverside Addition, an Official Plat, Polk County Iowa

Lots 1 through 24 inclusive, in Block C, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 24 inclusive, in Block D, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 12 inclusive, in Block E, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 14 inclusive, in Block F, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 24 inclusive, in Block G, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 24 inclusive, in Block H, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 17 inclusive, and Lots 21 through 24 inclusive, in Block I, in Southeast Riverside Addition, an Official Plat, Polk County, Iowa.

Lots 1 and 2 and Lots 11 through 17 inclusive, in Block J, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 3 through 10, Block J, in Southeast Riverside, an Official Plat, Polk County Iowa, subject to zoning ordinances affection the property, easements of record, mineral reservations, if any, made by former owners and subject to all obligations for any levee repairs or any other encumbrances on the property, and for any special assessments which are now a lien, and for any work in process which could become a lien.

Lots 1 through 13 inclusive, Lots 18 through 37 inclusive, and Lots 42 through 51 inclusive, in Block K, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 52 inclusive, in Block L, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 34 inclusive, and Lots 37 through 52 inclusive, in Block M, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Lots 1 through 26 inclusive, in Block N, in Southeast Riverside Addition, an Official Plat, Polk County Iowa.

Delaware Substation

LBAUGH INDUSTRIAL PARK PLAT 5, an Official Plat, now included in and forming a part of Polk County, Iowa.

Easter Lake Substation

Ten Acres in the Southwest Corner of Government Lot 4 in Section 19, Township 78 North, Range 23, West 5th P.M. bounded on the South by Evergreen Avenue (now E. Watrous Avenue) on the West by S.E. 30th Street, and on the North and East by Hartford Avenue, now included in and forming a part of the City of Des Moines, Iowa, said parcel being more particularly described as follows:

Commencing at the Southwest Corner of said Government Lot 4 which is also the Southwest Corner of the Northwest Quarter of said Section 19; thence S87°31’59”E, along the South line of the Northwest Quarter of Section 19, 25.02 feet to a point; thence N00°00’00”W (assumed for the purposes of this survey), 30.03 feet to the point where the North right-of-way line of E. Watrous Ave. intersects the East right-of-way line of S.E. 30th St., said point is the point of beginning; thence continuing N00°00’00”W along the East right-of-way line of S.E. 30th St., 964.62 feet to a point on the South right-of-way line of E. Hartford Ave. (vacated); thence Southeasterly along a curve to the left having a radius of 2979.71 feet, a chord bearing of S62°32’45”E, an arc length of 490.67 to a point on the West right-of-way line of E Hartford Ave. (vacated); thence S00°01’04’W along said West right-of-way line, 757.39 feet to a point on the North right-of-way line of E. Watrous Ave.; thence N87°31’59” W along said North line of E Watrous Ave., 435.09 feet to the point of beginning. Said parcel contains 8.519 acres, more or less.

Grimes Substation

The Southwest Quarter of the Southwest Fractional Quarter (SW  1⁄4 SW frl.  1⁄4) of Section Seven (7), Township Seventy-nine (79) North, Range Twenty-five (25), West of the 5th P.M., Polk County, Iowa.

NE Ankeny Substation

Beginning at the East 1/4 corner of Section 7 Township 80 North, Range 23 West of the 5th P.M., Polk County, Iowa; thence S89°56’45”W, along the south line of the NE  1⁄4 of said Section, 420.00 feet to a point; thence N00°00’00”E, along a line parallel to the East line of said Section, 420.00 feet to a point; thence N89°56’45”E, along a line parallel to the South line of the NE  1⁄4 of said Section, 420.00 feet to a point on the East line of said Section; thence S00°00’00”W, 420 00 feet to the Point of Beginning. Said parcel contains 4.050 acres, more or less.

DFQ Metro East Sub

Lot 9, Metro East Business Park, now included in and forming a part of the City of Pleasant Hill, Polk County, Iowa.

DAX MLK Sub

Parcel 1:

All that part of lots 2, 3, 6, 7 and 8 in block 8, the South 13.0 feet of Vine Street adjacent to said block 8, the north-south alley between said lots 2 & 7 and lots 3 & 6, and the east-west alley between lots 2 & 3 and lots 6 & 7, all lying southeasterly of the southeasterly right-of-way line of relocated SW Sixth Street, and part of the vacated right-of-way of SW sixth Street between blocks 8 and 16, all in Fort Des Moines, an official plat, now in and forming a part of the City of Des Moines, Polk County, Iowa more particularly described as follows:

Beginning at the Southeast corner of said lot 6, block 8 in Fort Des Moines, thence along the South line of said lot 6,
S74°19’26”W, 214.81 feet to a point on the east right-of-way line of relocated SW Sixth Street; thence northerly along a curve to the right, having a radius of 463.91 feet, a chord bearing of N13°33’06”E, an arc length of 95.06 feet to a point; thence continuing along said right-of-way, N19°25’19”E, 70.80 feet to a point; thence continuing along said right-of-way, N25°08’16”E, 116.41 feet to a point which lies 13.00 feet north of the south right-of-way line of Vine Street; thence along a line which lies parallel to an 13.00 feet north of the south line of Vine Street, N74°13’08”E, 118.95 feet to a point on the east line of vacated SW Sixth Street extended; thence along said east line, S15°14’55”E,, 262.32 feet to a point; thence S74°20’32”W, 65.49 feet to a point on the west line of said vacated SW Sixth Street; thence along said west line, N15°22’06”W, 33.24 feet to the point of beginning. Said parcel contains 1.146 acres (49,898. Sq. Ft.), more or less.

Parcel 2:

All that part of Lots 4 and 5 in Block 8, the North-South alley lying between Lots 4 and 5 in Block 8, Lots 1 and 8 in Block 7, the alley between Lots 1 and 8 in Block 7, Market Street lying between Blocks 7 and 8, and part of vacated S.W. Sixth Street lying east of and adjoining Blocks 7 and 8, all lying East of relocated Sixth Street, all in Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa, more particularly described as follows:

Beginning at the Northeast corner of said Lot 5; thence along the East line of said Lot 5, S15°22’06”E, 33.24 feet to a point; thence N74°20’32”E, 65.49 feet to a point on the West line of lot 16 in Block 16, Fort Des Moines; thence along said West line, S15°14’55”E, 32.45 feet to the Southwest corner of said Lot 16; thence S15°51’37”E, 66.59 feet to the Northwest corner of Lot 3 in the Official Plat of Lots 1 and 2; thence along the West line of said Lot 3 extended, S15°19’53”E, 48.99 feet to a point on the North line of M.L. King Jr. Parkway; thence along said North Right-of-Way line, S79°58’03”W, 256.73 feet to a point; thence N63°20’52”W, 51.89 feet to a point on the East Right-of-Way line of relocated Sixth Street; thence along said Right-of-Way line N15°38’18”W, 84.57 feet to a point on the North line of Lot 4; thence along the North line of Lots 4 and 5,
N74°19’26”E, 214.81 feet to the Point of Beginning.

Said Parcel contains 1.056 acres (46,007 SQ.FT.), more or less.

Army Post Substation

An irregularly shaped tract of land located in the Northeast Quarter of Section 34, Township 78 North, Range 25 West of the
5th P.M., West Des Moines, Polk County, Iowa, which is more accurately described as follows:

Commencing as a point of reference at the Northeast corner of Section 34, Township 78 North, Range 25 West of the 5th P.M., West Des Moines, Polk County, Iowa, thence N89°44’08”W along the North line of said Section 34, 107.85 feet to a point; thence S0015’52”W, 71.47 feet to the point of beginning; thence S00°00’00”W 990.69 feet to a point of curvature; thence Southerly along a curve to the left having a radius of 756.15 feet, an arc length of 346.09 feet to a point of reverse curvature; thence Southerly along a curve to the right having a radius of 876.15 feet, an arc length of 74.88 feet to a point on the East line of said Section 34; thence S00°00’00”W along the East line of said Section 34, 318.65 feet to a point; thence N89°48’55”W, 600.00 feet to a point; thence N00°00’00”W, a distance of 453.79 feet to a point; thence S89° 44’08”E, a distance of 432.00 feet to a point; thence N00°00’00”W 1258.46 feet to a point; thence S89°47’25”E, 60 feet to the point of beginning. Said parcel contains 7.9864 acres, more or less.

Subject to and together with any and all easements of record.

Des Moines Two Rivers Service Center

Blocks A, B, and C (except the north 60 feet that lies immediately south of Vine Street); The West 51 feet of the vacated right-of-way of S.E. 2nd Street from 18 feet south of the easterly projection of the south line of Block “B” to 26 feet south of the easterly projection of the north line of Block “C”; All of the Vacated right-of-way of E. market Street lying south of adjoining Block “C”; All of the vacated right-of-way of Elm Street lying east of the southerly extension of the east line of Block “S” and lying west of the southerly extension of the east line of Block “B” (except the west 35 feet); and All of the vacated right-of-way of S.E. 1st Street lying north of the westerly extension of the south line of Block “B”, and lying south of the westerly extension of the north line of Block “C” (except the north 50 feet) and (except the west 25 feet of the south 366 feet of the north 416 feet) and (except the west 25 feet of the south 25 feet); All in Scott and Deans Addition, an official plat, now included in and forming a part of the City of Des Moines, Iowa. Subject to all easements and restrictions of record. Further subject to reservation of right-of-way easements for all public utilities now in place, with right of entry for servicing the same. AND Block “L” subject to mineral reservations made by former owners within said Block “L” to the extent those mineral reservations have not already expired or lapsed under law; Block “K”; All of the vacated right-of-way of E. Market Street lying south of and adjoining Block “K”; and The east 15 feet of the vacated right-of-way of S.E. 2nd Street from 18 feet south of the westerly projection of the south line of Block “L” to 26 feet south of the westerly projection of the north line of Block “K”. The north 18 feet of the vacated right-of-way of Elm Street lying south of and adjoining Block “L”; All in Scott and Dean’s Addition, an official plat, now included in and forming a part of the City of Des Moines, Iowa. Subject to all easements and restrictions of record. Further subject to reservation of right-of-way easements for all public utilities now in place, with right of entry for servicing same.

Greater Des Moines Energy Center/ Pleasant Hill

Combustion Turbine Generating unit

All that part of Government Lot One (1) of Section 20, lying East of Public Road; the Northeast One-fourth (NE  1⁄4) of Section 17; The Northwest One-fourth (NW  1⁄4) of the Northwest One-fourth (NW  1⁄4) and Lots 6, 7, 8, 9, and 10 in the Plat of Dawson and Sweeney Estate of record in Journal 8, Pages 178 and 179, Chancery #222 in the Circuit Court of Polk County, Iowa, in Section 16 (except the East 19 acres of said Lots 6 and 7 as fixed and established and according to said plat of Dawson and Sweeney Estate); also Lots Eleven (11), and Twelve (12) in the said plat of Dawson and Sweeney Estate in Section Seventeen (17) (except the parts conveyed to Great Lakes Pipeline Company in deeds recorded in Book 1139, Page 523, Book 1367, Page 47 and Book 1394, Page 397, Polk County Iowa Recorder’s records); also the Southeast One-fourth (SE  1⁄4) of the Southeast One-fourth (SE  1⁄4) of Section Seventeen (17); all of the grantor’s right, title and interest to any additions to any of the said described premises by accretion and all riparian rights of the grantor in said premises; all in Township Seventy-eight (78), North Range Twenty-three (23), West of the
5th P.M., Polk County, Iowa, less Public Highways; also subject to easements granted to the Des Moines Electric Light Company and Great Lakes Pipe Line Company and the Right of Way of the Wabash Railway Company, all as now of record in said recorder’s office;

The Southwest Quarter of the Southeast Quarter of Section 17 and Lot 15 of the Official Plat of the Southeast Quarter of the Southwest Quarter of Section 17, in Township 78 North, Range 23; also commencing at the Northeast corner of Lot 14 of the Official Plat of the Southeast Quarter of the Southwest Quarter of Section 17, in Township 78 North, Range 23 West of the 5th P.M.; thence West along the North line of the Southeast Quarter of the Southwest Quarter 13.05 chains to the Railroad Right-of-Way of the Chicago, Burlington and Quincy Railway Company, thence Southeasterly along the said Right-of-Way to the East line of the Southeast Quarter of the Southwest Quarter; thence North 14.80 chains to the place of beginning

That part of Lot 18 of the Official Plat of Government Lots 4, 5 and 6 in Section 20, Township 78 North, Range 23 West of the
5th P.M., Polk County, Iowa, lying North and East of the Right of Way of the Chicago, Burlington and Quincy Railroad, less Public Highway.

POTTAWATTAMIE COUNTY

Avoca Work Center

All of Lots 2-10 of Block 18 in the Original Town of Avoca, Iowa; the North-South Alley 20 feet wide in Block 18; the North 30 feet of Ellsworth Street between Elm and Walnut Streets and that part of Lot 1 described as follows:

Beginning at the Northwest corner of Lot 1 of Block 18 in the Original Town of Avoca, Iowa, thence S 0° 00’ E 45.0 feet to the Southwest corner of said Lot 1, thence S 89° 36’ E 116.85 feet to a point 75 feet normally distant Westerly from the centerline of Primary Road No. U.S. 59, said point being on a South line of said Lot 1, thence N 0° 03’ W 30.0 feet to a point 75 feet normally distant Westerly from the centerline of Primary Road No. U.S. 59, said point being on the North line of said Lot 1, thence
N 82° 36’ W 117.8 feet along the North line of said Lot 1 to the point of beginning; containing 0.10 acre, more or less.

North Oakland Substation

A parcel of land located in Section 1, Township 75 North, Range 40 West of the 5th P.M., Pottawattamie County, Iowa, more fully described as follows: Commencing at the Northwest corner of said Section 1, thence East along the North line of said Section 1, a distance of 2838.7 feet to the point of beginning, thence continuing East along the North line of said Section 1, a distance of 80.0 feet, thence South 12 degrees West, along the Westerly right-of-way line of County Road a distance of 133.74 feet, thence West a distance of 80.0 feet, thence North 12 degrees East, a distance of 133.74 feet to the point of beginning, containing .2456 acres, more or less.

Substation at 618 First Avenue C.B.

Lot 12 in Block 6 of Bayliss First Addition to the City of Council Bluffs, Pottawattamie County, Iowa.

Council Bluffs Substation No. 701

A part of the South Half (S1/2) of the Southeast Quarter (SE1/4) of Section 23, Township 75 North, Range 44 West of the
5th P.M., Pottawattamie County, Iowa, more fully described as follows: Commencing at a point 1147.8 feet East and 502.8 feet North of the Southwest corner of the Southeast Quarter (SE1/4) of Section 23, Township 75 North, Range 44 West, said point being the intersection of the East line of North 15th Street and the North line of the Illinois Central Railroad levee right-of-way, thence North 210 feet along the East line of North 15th Street to the point of beginning, thence continuing North along this same line 150 feet thence East approximately 500 feet, thence Southwesterly along the levee right-of-way to a point approximately 350 feet East of the East line of North 15th Street and 150 feet due South of the North line of this parcel, thence West approximately 350 feet to the point of beginning. This parcel contains 1.5 acres more or less.

The Council Bluffs Substation No. 701 Addition

A tract of land located in the SE1/4 SE1/4, SW1/4 SE1/4, NE1/4 SE1/4, SE1/4 NE1/4, all in Section 23 of Township 75 North, Range 44 West of the 5th P.M., Council Bluffs, Pottawattamie County, Iowa, more fully described as follows: Commencing at the Southeast corner of the SW1/4 SE1/4 of said Section 23; thence N 89° 25’ 07” W, a distance of 171.91 feet along the South line of the said SW1/4 SE1/4 to a point of the East right-of-way of North 15th St., thence N 0° 02’ 43” E, a distance of 825.23 feet along the East right-of-way of North 15th Street to the point of beginning; thence continue N 0° 02’ 43” E, a distance of 434.00 feet along the East right-of-way of North 15th Street; thence S 89° 57’ 17” E, a distance of 428.82 feet to a point which is 75.00 feet West of the West right-of-way of the Illinois Central Gulf Railroad Company; thence N 0° 34’ 18” E, a distance of 1698.24 feet to a point on the Southeasterly right-of-way of Big Lake Park Road; thence N 35° 43’ 15” E, a distance of 117.54 feet along the Southeasterly right-of-way of the said Big Lake Park Road to a point on the Westerly right-of-way of the Illinois Central Gulf Railroad Company; thence S 5°58’44” E, a distance of 426.81 feet along said Railroad right-of-way to a point on the South line of the Southeast Quarter (SE1/4) of the Northeast Quarter (NE1/4) of said Section 23; thence N 89° 18’ 22” W, a distance of 41.36 feet along the South line of the said Southeast Quarter (SE1/4) of the Northeast Quarter (NE1/4) to a point on the West right-of-way of the Illinois Central Gulf Railroad Company; thence S 0° 34’ 18” W, a distance of 1803.74 feet along said Railroad Company right-of-way; thence N 89° 57’ 17” W, a distance of 499.84 feet to the point of beginning. Tract contains 8.1797 acres. Note: all bearings in this description are referred to true north.

C.B. Substation 702

Lots 5, 6 and East 50 feet of Lot 4 in Block 36, Everett’s Addition to Council Bluffs, Pottawattamie County, Iowa.

Substation 702 Addition

The East 20 feet of Lot 7 and all of Lots 8, 9, 10, 11 and 12, all in Block 3, Fleming and Davis Addition in Council Bluffs, Pottawattamie County, Iowa.

Substation 704

Lots 3, 4, 5, 6, 7, 8 and 9 in Block 9, Twin City Place, an addition to the City of Council Bluffs, Pottawattamie County, Iowa.

Substation 701 to CBPS 161 kV Rights-of-Way

Lot 3, Block C, Riddles Subdivision of the City of Council Bluffs, Iowa.

Council Bluffs Substation 705

Commencing at a point 48.5 feet south of the Northwest corner of the Northwest Quarter (NW1/4) of the Southeast Quarter (SE1/4) of Section 3, Township 74 North, Range 44 West of the 5th P.M., Council Bluffs, Pottawattamie County, Iowa, thence east along the southerly right-of-way line of 23rd Avenue 200 feet, thence south 290 feet, thence west 200 feet, thence north 290 feet to the point of beginning, containing 1.33 acres more or less.

Substation 701 to CBPS 161 kV Right-of-Way

Lot 3, Block C, Riddle’s Subdivision of the City of Council Bluffs, Pottawattamie County, Iowa.

Lot 3, Block D, in Riddle’s Subdivision in the City of Council Bluffs, Pottawattamie County, Iowa.

Council Bluffs Work Center

A part of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section 12, Township 74 North, Range 44 West of the 5th P.M., Pottawattamie County, Iowa, which is more particularly described as follows:

Commencing at an iron pipe set and used by Forest E. Grover, former City Engineer of the City of Council Bluffs, Iowa, as the Northwest corner of Section 12, Township 74 North, Range 44 West of the 5th P.M., Pottawattamie County, Iowa, and being also the Southerly city limits of the City of Council Bluffs, Iowa; thence along the North line of said Section 12, North 89 degrees 54 minutes 30 seconds East, 12.2 feet; thence along the Easterly right-of-way line of a County road which is the Southerly extension of 11th Street, City of Council Bluffs, South 00 degrees 12 minutes West, 287.26 feet to the point of beginning; thence continuing along said line South 00 degrees 12 minutes 00 seconds West, 712.74 feet; thence North 89 degrees 54 minutes 30 seconds East, 400.0 feet; thence North 00 degrees 12 minutes East, 712.74 feet; thence South 89 degrees 54 minutes 30 seconds West, 400.00 feet to the point of beginning; subject to utility easements across and through the East 15.0 feet of said tract.

Council Bluffs Plant Site Addition

A parcel of land located in part of the SW1/4 SW1/4 and SE1/4 SW1/4, Section 19, Township 74 North, Range 43 West; and part of the NW1/4 NW1/4 and part of the NE1/4 NW1/4, Section 30, Township 74 North, Range 43 West of the 5th P.M., all in Council Bluffs, Pottawattamie County, Iowa, more fully described as follows: Beginning at a point which is 66.01 feet and being N 89°34’28” E from the Southwest corner of the NW1/4 NW1/4 of said Section 30 and being on the South line of the said NW1/4 NW1/4 and also being on the Easterly edge of right-of-way of an existing roadway; then N 0°02’53” W, a distance of 1972.13 feet along the East right-of-way of an existing roadway; then S 86° 37’10” E, a distance of 1753.78 feet; thence S 1°12’28” W, a distance of 939.37 feet; thence S 10°44’28” W, a distance of 934.38 feet to the South line of NE1/4 NW1/4, Section 30; thence S 89°34’28” W, a distance of 1555.17 feet along the South line of the NE1/4 NW1/4 and NW1/4 NW1/4 to the point of beginning. Parcel contains 74.48 acres, and subject to right-of-way for the Sieck Levee and right-of-way for public highway as recorded in book 1177, Page 168. Any right, title ownership or interest which these grantors have in and to the heretofore mentioned existing roadway is specifically excluded from this conveyance.

A tract of land in Section Twenty-five (25), Township Seventy-four (74), Range Forty-four (44), West of the Fifth P.M., Pottawattamie County, Iowa, described as follows: That tract of land lying southerly of the center line of Sieck Levee and extending to the Missouri River and being between the westerly line of the Southeast Quarter (SE1/4) of the South East Quarter (SE1/4) of Section Twenty-four (24), Township Seventy-four (74), Range, Forty-four (44), extended southerly to the Missouri River, and the easterly line of said last described forty (40) acre tract extended southerly to the Missouri River. Said tract of land is either that part of the East Quarter (E1/4) of said Section Twenty-five (25), lying southerly of the center line of said Sieck Levee, or is a tract that is in the same place and location as that heretofore described and known as the East Quarter (E1/4) of said Section Twenty-five (25), lying southerly from the center line of said Sieck Levee.

A tract of land in Section Thirty (30), Township Seventy-four (74), Range Forty-three (43), West of the 5th P.M., Pottawattamie County, Iowa, described as follows: all that land bounded on the North and East by the center line of the Sieck Levee, on the East and South by the center line of the right-of-way of the Mosquito Creek Drainage District No. 22, on the South and West by the Missouri River, and on the West by the west line of said Section Thirty (30). Said tract is either that part of the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) and the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) lying sough of the center line of the Sieck Levee, and that part of the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4), the Northeast Quarter (NE1/4) of the Southwest Quarter (SW1/4) and the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) lying West and North of the center line of the right-of-way of Mosquito Creek Drainage District No. 22, or it is a tract that is in the same place and location as that heretofore known and describe by such fractions of the Section; except a part of the NW1/4 SW1/4 and part f the NE1/4 SW1/4 of Section 30, Township 74 North, Range 43 West of the 5th P.M., Pottawattamie County, Iowa more fully described as follows:

Commencing at the Southwest corner of the NW1/4 NW1/4 of said Section 30, thence S 0°02’53” E a distance of 125.68 feet; thence S 23°46’08” E a distance of 1750.52 feet to the point of beginning; thence N 66°13’52” E a distance of 199.50 feet; thence
S 23°46’08” E a distance of 726.50 feet; thence S 66°13’52” W a distance of 360.0 feet; thence N 23°46’08” W a distance of 726.50 feet; thence N 66°13’52” E a distance of 160.50 feet to the point of beginning. Said parcel contains 6.004 acres, more or less.

Note: The West line of the NW1/4 NW1/4 of said Section 30 is assumed to bear S 0°02’53” E for this description.

A tract of land in Section Thirty (30), Township Seventy-four (74), Range Forty-three (43), West of the 5th P.M., described as follows: That part of the tract of land in the same place and location as that heretofore known and described as the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) and the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4), Section Thirty (30), Township Seventy-four (74), Range Forty-three (43), lying North of center line of the Sieck Levee, and West of the center line of the right-of-way of Mosquito Creek Drainage District No. 22. All subject to Public Roads as now established.

Right-of-way to new Plant Site:

A tract of land in the West Half (W1/2) of Section Nineteen (19), and the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30), all in Township Seventy-four (74), Range Forty-three (43) West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows:

Beginning at a point on the south line of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30), which is one thousand twelve and forty hundredths (1012.40) feet east of the southwest corner of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30), thence north ten degrees fifty-two minutes (10° 52’) east along the centerline of the Mosquito Creek one thousand three hundred forty-six and thirty-nine hundredth (1346.39) feet; thence north naught six degrees forty-eight minutes (06° 48’) West seven hundred sixty-three and forty hundredths (763.40) feet, thence north naught naught degrees forty-seven minutes (00° 47’) east three thousand twenty-nine and fifty hundredths (3029.50) feet, thence north eighty-nine degrees fifty minutes (89° 50’) west along the north line of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of Section Nineteen (19), five hundred eight and three hundredths (508.03) feet, thence on a course parallel to the two hundred fifty (250) feet from the Mosquito Creek right-of-way as follows: thence south naught one degree twenty-five minutes (01° 25’) east one thousand three hundred fifteen and thirteen hundredths (1315.13) feet, thence south naught naught degrees fifty minutes (00° 50’) west one thousand three hundred seventeen and ninety-one hundredths (1317.91) feet, thence sough naught one degree forty-eight minutes (01° 48’) west one thousand seven hundred fifty-five and thirty-four hundredths (1755.34) feet, thence south eleven degrees twenty minutes (11° 20’) west nine hundred thirty-four and thirty-eight hundredths (934.38) feet to the south line of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30), thence south eighty-nine degrees fifty minutes (89° 50’) east four hundred seventy-eight and sixty hundredths (478.60) feet to place of beginning; also

A tract of land in the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Nineteen (19) Township Seventy-four (74), Range Forty-three (43) West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows:

Beginning at a point on the north line of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Nineteen (19), which is six hundred six and eighty-six hundredths (606.86) feet east of the northwest corner of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Nineteen (19); thence north eighty-nine degrees fifty minute (89° 50’) West four hundred ninety-eight and ninety-one hundredths (498.91) feet; thence on a course parallel to and two hundred fifty (250) feet from the Mosquito Creed right-of-way as follows: thence south thirty-one degrees naught six minutes (31° 06’) west two hundred ten and naught tenths (210.0) feet to the west line of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Nineteen (19); thence sough naught naught degrees naught two minutes (00° 02’) west eight hundred sixty-two and sixty-eight hundredths (862.68) feet to the centerline of Mosquito Creek; thence north thirty-one degrees naught nine minutes (31° 09’) east along the centerline of channel one thousand two hundred ten and ninety-seven hundredths (1210.97) feet to point of beginning; also

A tract of land in the southeast part of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Nineteen (19), Township Seventy-four (74), Range Forty-three (43) West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows:

Beginning at a point on the east line of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Nineteen (19), which is one thousand forth-two and eighty hundredth (1042.80) feet south of the northeast corner of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Nineteen (19); thence north naught naught degrees naught two minutes (00° 02’) west eight hundred sixty-two and sixty-eight hundredths (862.68) feet, thence on a course parallel to and two hundred fifty (250) feet from the Mosquito Creek right-of-way as follow: thence south thirty-one degrees naught six minutes (31° 06’) west one thousand four hundred twenty-five and naught tenths (1425.0) feet, thence south naught one degree twenty-five minutes (01° 25’) east two hundred twenty-three and eighty-six hundredths (223.86) feet to the south line of the Northeast Quarter (NE1/4) of the Northwest Quarter (NW1/4) of Section Nineteen (19), thence south eighty-nine degrees fifty minutes (89° 50’) east five hundred eight and three hundredths (508.03) feet to the center of Mosquito Creek, thence naught naught degrees forty-seven minutes (00° 47’) east along the centerline of the channel two hundred fifteen and naught tenths (215.0) feet, thence north thirty-one degrees naught nine minutes (31° 09’) east one hundred forty-nine and ninety-three hundredths (149.93) feet to place of beginning; also

A tract of land in the Southeast Quarter (SE1/4) of Section Eighteen (18), Township Seventy-four (74), Range Forty-three (43) West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows:

Beginning at a point of intersection of the south line of Section Eighteen (18), Township Seventy-four (74) North, range Forty-three (43) West of the 5th P.M., with the centerline of Mosquito Creek as now established, which point is approximately two thousand thirty-eight (2038) feet west of the southeast corner of Section Eighteen (18); thence west on section line four hundred ninety-eight and ninety-one hundredths (498.91) feet; thence north thirty-one degrees fifteen minutes (31° 15’) east one thousand eight hundred seven and eight tenths (1807.8) feet parallel to and two hundred fifty (250) feet from the Mosquito Creek right-of-way line; thence north naught one degree naught three minutes (03° 01’) east seven hundred twenty-three and forty-four hundredths (723.44) feet parallel to and two hundred fifty (250) feet from the Mosquito Creek west right-of-way line to a point one hundred (100) feet from the south right-of-way line of the Burlington Railroad; thence north forty-four degrees naught nine minutes (44° 09’) west four hundred fifty-two and seventy-three hundredths (452.73) feet on a line parallel to and one hundred (100) feet from the southerly Burlington Railroad right-of-way line to the north line of the Southeast Quarter (SE1/4) of said Section Eighteen (18); thence east on the north line of the Southeast Quarter (SE1/4) of said Section Eighteen (18), seven hundred three and fourteen hundredths (703.14) feet to the centerline of the Mosquito Creek channel; thence south naught four degrees fifteen minutes (04° 15’) east one hundred seventy-eight and five tenths feet along centerline of said channel; thence right on a two degree (2°) curve three hundred sixty-five and naught tenths (365.0) feet; thence south naught three degrees naught three minutes (03° 03’) west four hundred seventy-six and three tenths (476.3) feet; thence right on an eight degree (8°) curve three hundred fifty-one and three tenths (351.3) feet; thence south thirty-one degrees naught nine minutes (31° 09’) west one thousand four hundred nine and five tenths (1409.5) feet to point of beginning.

Council Bluffs Power Plant Unit #3

A tract of land located in the Southeast Quarter (SE1/4) of Section 18, Township 74 North, Range 43 West of the 5th P.M., Pottawattamie County, Iowa, more fully described as follows: Commencing at the Southeast corner of Section 18, thence S 89°44’04” W along the South line of said Southeast Quarter (SE1/4) a distance of 187.21 feet to a point on the Westerly right-of-way line of Interstate No. 29, said point being 117.00 feet normal distance Westerly from the centerline median of said Interstate No. 29 and point of beginning; thence continuing S 89°44’04” W along the South line of said Southeast Quarter (SE1/4) a distance of 1386.00 feet; thence N 31°26’27” E and parallel to the Easterly right-of-way line of Mosquito Creek Drainage Ditch No. 22 a distance of 190.00 feet; thence N 58°33’33” W a distance of 206.00 feet to a point on said Easterly right-of-way line; thence N 31°26’27” E along said Easterly right-of-way line a distance of 1206.24 feet; thence N 87°06’41” E along said Easterly right-of-way line a distance of 21.63 feet; thence N 00°49’40” E along said Easterly right-of-way line a distance of 550.61 feet to a point on the Southwesterly right-of-way line of the Chicago, Burlington and Quincy Railroad; thence S 44°18’10” E along said Southwesterly right-of-way line a distance of 1063.28 feet to a point on the Westerly right-of-way line of said Interstate No. 29, said point being 185.00 feet normal distance Westerly from the centerline median of said Interstate No. 29; thence S 00°21’30” W and parallel to said centerline median a distance of 538.63 feet along the Westerly right-of-way line of said Interstate No. 29 to a point 185.00 feet normal distance Westerly of said centerline median station 164+00.00; thence S 3°13’05” E along said Westerly right-of-way line a distance of 400.78 feet to a point 160.00 feet normal distance westerly of said centerline median station 160+00; thence S 16°14’08” E along said Westerly right-of-way line a distance of 150.57 feet to the point of beginning. Said tract contains 36.723 acres, more or less.

A parcel of land located in part of the SE1/4 SW1/4, part of the SW1/4 SE1/4, part of the SE1/4 SE1/4, all in Section 19, Township 74 North, Range 43 West; all of the East  1⁄2 of Section 30, Township 74 North, Range 43 West, lying West of the West right-of-way of Interstate Route 29; part of the NE1/4 NW1/4, part of the SE1/4 NW1/4, part of the NE1/4 SW1/4, part of the SE1/4 SW1/4, part of the SW1/4 SW1/4, all in Section 30, Township 74 North, Range 43 West of the 5th P.M.; the land in the West  1⁄2 of said Sections 19 and 30, being in Council Bluffs, Pottawattamie County, Iowa, and the land in the East  1⁄2 of said Sections 19 and 30 being in Pottawattamie County, Iowa, said parcel is more fully described as follows:

Commencing at the Southeast corner of Section 30, Township 74 North, Range 43, West; thence N 89°19’38” W, a distance of 290.22 feet along the South line of said Section 30 to the Westerly right-of-way of Interstate Route 29 and the point of beginning; thence N 89°19’38 W, a distance of 2346.58 feet along the South line of the said Section 30 to the South  1⁄4 corner of said Section 30; thence N 89°19’38” W, a distance of 2091.99 feet along the South line of the said Section 30 to the established channel of the Missouri River; thence N 10°01’12” W, a distance of 435.50 feet along the established channel of the Missouri River to the centerline of Mosquito Creek Drainage Ditch No. 22; thence N 44°41’48” E, a distance of 1742.14 feet along said Creek centerline; thence along a curve concave Northwesterly, having a central angle of 28°04’00” and a radius of 716.20 feet, a chord bearing and distance of N 30°39’48” E, 347.32 feet; thence N

16°37’48” E, a distance of 568.63 feet along said Creek centerline; thence along a curve concave Westerly, having a central angle of 9°54’00” and a radius of 2715.30 feet, a chord bearing and distance of N 11°40’48” E, 468.57 feet; thence N 6°43’48” E, a distance of 507.28 feet along said Creek centerline, thence along a curve concave Easterly, having a central angle of 3°59’00” and a radius of 5879.08 feet, a chord bearing and distance of N 8°43’18”, 408.65 feet; thence N 10°42’48” E, a distance of 1455.78 feet along said Creek centerline; thence along a curve concave Westerly, having a central angle of 17°40’00” and a radius of 996.40 feet, a chord bearing and distance of N 1°52’48” E, 306.01 feet; thence N 6°57’12” W, a distance of 258.62 feet along said Creek centerline to the centerline of a County road as projected; thence N 66°52’38” E, a distance of 325.63 feet along said road centerline; thence
N 76°04’40” E, a distance of 347.13 feet along said road centerline; thence S 88°50’09” E, a distance of 451.56 feet along said road centerline; thence S 62°49’22” E, a distance of 784.47 feet along said road centerline; thence S 4°49’24” W, a distance of 33.90 feet along right-of-way of relocated County road; thence S 62°29’22” E, a distance of 196.21 feet along said road right-of-way; thence
S 41°31’18” E, a distance of 70.19 feet along said road right-of-way; thence S 55°34’15” E, a distance of 223.25 feet along said road right-of-way; thence S 70°04’56” E, a distance of 292.98 feet along said road right-of-way to the West right-of-way of Interstate Route 29; thence S 0°18’03” W, a distance of 1201.54 feet along West right-of-way of said Interstate Route 29; thence S 4°05’57” W, a distance of 200.40 feet along said Interstate 29 right-of-way; thence S0°11’56”W, a distance of 3002.66 feet along said Interstate 29 right-of-way; thence S4°23’40”E, a distance of 200.73 feet along said Interstate 29 right-of-way; thence S1°02’40”E, a distance of 635.62 feet along said Interstate 29 right-of-way; thence S11°05’15”E, a distance of 126.09 feet along said Interstate 29 right-of-way to the point of beginning. Parcel contains 416.41 acres, more or less, and is subject to right-of-way for Mosquito Creek Draining Ditch No. 22, and is subject to right-of-way for a County road on the North side, thereof. Parcel is also subject to right-of-way for the Pony Creek Drainage Ditch. Note: The North line of Section 30 is assumed to bear N90°00’00”W for all of the above descriptions.

A parcel of land located in part of the SE1/4 SE1/4, Section 24 Township 74 North, Range 44 West of the 5th P.M., and part of the NE1/4 NE1/4, Section 25, Township 74 North, Range 44 West of the 5th P.M., all in Council Bluffs, Pottawattamie County, Iowa, more fully described as follows: Commencing at the Southeast corner of the NE1/4 NE1/4 of said Section 25, being the point of beginning; thence S0°02’53”E, a distance of 23.44 feet to the centerline of the Sieck Levee; thence N58°28’14”W, a distance of 1294.77 feet along centerline of said Sieck Levee; thence N63°00’09”W, a distance of 241.00 feet along centerline of said Sieck Levee to a point on the West line of the said NE1/4 NE1/4; thence N0°06’56”E, a distance of 1291.07 feet along the West line of the NE1/4 NE1/4, Section 25, and West line of the SE1/4 SE1/4, Section 24; thence S86°37’10”E, a distance of 1316.00 feet to a point on the East line of the SE1/4 SE1/4, Section 24, and West right-of-way of an existing roadway; thence S0°02’53”E, a distance of 1976.52 feet along the East line of the SE1/4 SE1/4, Section 24, and East line of the NE1/4 NE1/4, Section 25, and West right-of-way of an existing roadway to the point of beginning. Parcel contains 49.434 acres, more or less, and is subject to right-of-way for the Sieck Levee.

Substation 706

Lot 1, except the West 40 feet thereof, in Wilshire Heights, a subdivision in the SW1/4 of Section 4, Township 74, Range 43, Pottawattamie County, except part to the State of Iowa, Book 74 page 13520; plus a part of the undeveloped roadbed to the North

Council Bluffs Substation 703

A parcel of land situated in the Southeast Quarter (SE1/4) of Section Twenty-eight (28), Township Seventy (75) North, Range Forty-three (43) West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows: Starting at the center of Section Twenty-eight (28), Township Seventy-five (75) North, Range Forty-three (43) West; thence South (S) thirteen degrees six minutes (13°06’) East (E), one hundred ninety-two and seven-tenths (192.7) feet; thence South (S) twenty-eight degrees thirty-seven minutes (28°37’) East (E), four hundred seven and four-tenths (407.4) feet; thence South (S) seventeen degrees two minutes
(17°02’) East (E), five hundred fifteen and nine-tenths (515.9) feet to the point of beginning; thence along the center line of the existing County Road established by consent petition number sixty-five approved April 3, 1950 as follows: thence South (S) thirty-two degrees fifty-nine minutes (32°59’) East (E), eighty-seven and six-tenths (87.6) feet; thence South (S) thirty-two degrees fifteen minutes (32°15’) East (E), to hundred twenty-three and four-tenths (223.4) feet; thence South (S) thirty-seven degrees thirty-three minutes (37°33’) East (E), three hundred ninety-one and eight-tenths (391.8) feet to the center of U.S. Highway No. 6; thence along said highway as follows: thence South (S) fifty-eight degrees three minutes (58°03’) West (W), two hundred ninety-four and five tenths (294.5) feet; thence right on a three degree (3°) curve, two hundred twenty-four (224) feet; thence North (N) eight hundred seventy-three and eight-tenths (873.8) feet to the point of beginning, subject to the easement for the County Road and the State Highway, leaving a net acreage of 3.10 acres.

Avoca Substation

A tract of land in the Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of Section Seventeen (17), Township Seventy-seven (77) North, Range Thirty-nine (39) West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows: Beginning at an iron pipe on the south (S) right-of-way line of the County Road which is five hundred eighty-three and seven hundredths (583.07) feet West (W), and South (S) zero degrees forty-two minutes (00°42’) East (E), thirty (30) feet of the East Quarter (E1/4) Corner of said Section Seventeen (17); thence Westerly (W), parallel to the North (N) line of the Southeast Quarter (SE1/4) of Section Seventeen (17), four hundred forty (440) feet to an iron pipe on the Easterly (E) right-of-way line of the Chicago, Rock Island and Pacific Railroad Company; thence South (S) two degrees forty-eight minutes (02°48’) West (W), along the said railroad right-of-way line six hundred (600) feet to an iron pipe; thence Easterly (E) parallel to the said North (N) line of the Southeast Quarter (SE1/4) of Section Seventeen (17), four hundred seventy-seven (477) feet to an iron pipe; thence North (N) zero degrees forty-two minutes (00°42’) West (W), five hundred ninety-nine and five-tenths (599.5) feet to the said iron pipe at the point of beginning.

Macedonia Substation

A tract of land located in the NW1/4 SW1/4 of Section 24, Township 74 North, Range 40 West of the 5th P.M., Pottawattamie County, Iowa, more fully described as follows: Commencing at the Southwest corner of said NW1/4 SW1/4, said corner being 7.80 feet East of the centerline of U.S. Hwy. No. 59; thence North along the West line of said NW1/4 SW1/4 a distance of 115.5 feet to the point of beginning; thence continuing North along the same line 93.22 feet to a point 743 feet East of said centerline; thence East parallel to the South line of said NW1/4 SW1/4 a distance of 281.29 feet; thence South being parallel to said centerline a distance of 208.71 feet to a point on the South line of said NW1/4 SW1/4; thence West along said South line of NW1/4, SW1/4 a distance of 230.92 feet; thence North along a line that is parallel with the centerline of U.S. Hwy. No. 59 a distance of 115.5 feet; thence West along a line parallel with the South line of said NW1/4 SW1/4 a distance of 50 feet to the point of beginning.

Honey Creek Substation

A track of land located in the Southwest Quarter (SW1/4) of Section 34, Township 77 North, Range 44 West of the 5th P.M., Pottawattamie County, Iowa more fully described as follows:

Commencing at the Southwest corner of said Section 34; thence S 89°58’26” E along the South line of said Southwest Quarter (SW1/4) and along the centerline of an existing County road a distance of 200.00 feet to the point of beginning; thence N 0°00’00” E and parallel to the West line of said Southwest Quarter (SW1/4) a distance of 1197.57 feet; thence N 84°31’44”E a distance of 209.67 feet; thence S 0°00’00” W a distance of 228.70 feet; thence N 90°00’00” W a distance of 188.71 feet; thence S 0°00’00” W and parallel to the West line of said Southwest Quarter (SW1/4), a distance of 988.87 feet to a point on the South line of said Southwest Quarter (SW1/4), said point also being on the centerline of said existing county road; thence N 89°58’26” W along the South line of said Southwest Quarter (SW1/4) and along the centerline of said existing county road a distance of 20.00 feet to the point of beginning. Said tract contains 1.502 acres, more or less, including presently established county road right-of-way.

Walnut Substation

A trace of land located in the SW1/4 SE1/4 of Section 12, Township 77 North, Range 38 West of the 5th P.M., Pottawattamie County, Iowa, more fully described as follows:

Commencing at the South  1⁄4 corner of said Section 12 and point of beginning; thence N0°00’00”E along the West line of said SW  1⁄4 SE  1⁄4 a distance of 268.00 feet; thence N 89°56’50”E and parallel to the South line of said SW  1⁄4 SE  1⁄4 a distance of 265.00 feet thence S 0°00’00”E and parallel to the West line of said SW  1⁄4 SE  1⁄4 a distance of 268.00 feet to a point on the South line of said SW  1⁄4 SE  1⁄4; thence S 89°56’50”W along the South line of said SW  1⁄4 SE  1⁄4 a distance of 265.00 feet to the point of beginning. Said tract contains 1.630 acres, more or less, including presently established county road right of way. The Grantee shall provide 20 ft. wide easement located along West boundary of the above property description for farm entrance.

Minden Substation

A tract of land located in part of the Southeast Quarter (SE  1⁄4) of the Southwest Quarter (SW  1⁄4) and Southwest Quarter (SW  1⁄4) of the Southeast Quarter (SE  1⁄4) of Section 8, Township 77 North, Range 40 West of the 5th P.M., Pottawattamie County, Iowa, more fully described as follows:

Commencing at the South Quarter (S 1⁄4) corner of said Section 8 and point of beginning; thence N 90°00’00”W along the centerline of Highway #83 and along the South line of said Southeast Quarter (SE  1⁄4) of the Southwest Quarter (SW  1⁄4) a distance of 197.70 feet, thence N 1°13’00”E a distance of 258.71 feet; thence N 90°00’00” E a distance of 208.70 feet; thence S 1°13’00”W a distance of 258.71 feet to a point on the centerline of said Highway #83, said point also being on the South line of said Southwest Quarter (SW  1⁄4) of the Southeast Quarter (SE  1⁄4); thence N 90°00’00”W along the centerline of said Highway #83 and along the South line of said Southwest Quarter (SW  1⁄4) of the Southeast Quarter (SE  1⁄4) a distance of 11.00 feet to the point of beginning. Said tract contains 1.239 acres, more or less, including present established road right of way.

Teakwood Sub

Parcel “A” of the Plat of Survey filed January 6, 2009 in Book .2009, Page 000112 of the Pottawattamie County Recorder’s Office, further described as follows:

Parcel “A” SW  1⁄4 except the West 79 acres property description:

A part of the Southwest  1⁄4 except the West 79 Acres Thereof, Section 16, Township 77 North, Range 38 West of the 5th P.M., Pottawattamie County, Iowa and described as follows:

Commencing at the Southwest Corner of said Section 16; thence South 89°48’04” East, along the South line of said Section 16, 1301.55 feet to the Point of Beginning; thence North 0°04’37” West, 1869.86 feet; thence South 89°54’56” East, 535.00 feet; thence South 00°04’37” East, 650.00 feet; thence North 89°48’04” West, 495.00 feet; thence South 0°04’37” East, 1219.94 feet to a point on the South line of said Section 16; thence North 89°48’04” West, along said South line 40.00 feet to the Point of Beginning and containing 9.10 acres (396,548 SF) including 0.03 acres (1,320 SF) of road right of way, more or less.

Indian Creek Sub

Parcel “A” Lot 1 of the Plat of Survey of a portion of Lot 1 in Manawa Commerce Center Subdivision, City of Council Bluffs, Pottawattamie County, Iowa, as shown on the Plat of Survey prepared by HGM Associates, Inc. dated February 19, 2007 and filed of record on the 29th of March, 2007 in Book 2007 at Page 5173 of the records of the Recorder of Pottawattamie County, Iowa, being more particularly described as follows:

Commencing at the Northwest Corner of said Lot 1; thence Along the West line of said Lot 1, South 02 Degrees 00 Minutes
00 Seconds West, 342.87 feet; thence South 88 Degrees 00 Minutes 00 Seconds East, 64.19 feet to the True Point of Beginning; thence North 02 Degrees 04 Minutes 34 Seconds East, 280.00 feet; thence South 87 Degrees 55 Minutes 26 Seconds East, 170.00 feet; thence South 02 Degrees 04 Minutes 34 Seconds West, 280.00 feet; thence North 87 Degrees 55 Minutes 26 Seconds West, 170.00 feet to the True Point of Beginning.

Said Parcel contains an area of 47,600 Square Feet (1.093 Acres) more or less.

Pony Creek Substation

A Parcel of land being a portion of the Southeast Quarter of the Southwest Quarter of Section 28, Township 74 North, Range 43 West of the 5th Principal Meridian, Pottawattamie County, Iowa, being more fully described as follows:

Commencing at the Northwest corner of said Southeast Quarter of the Southwest Quarter; thence along the North line of said Southeast Quarter of the Southwest Quarter, South 88 Degrees 41 Minutes 57 Seconds East, 170.97 feet; thence South 01 Degree 18 Minutes 03 Seconds West, 65.61 feet to the Point of Beginning; thence South 88 Degrees 38 Minutes 31 Seconds East, 512 feet; thence South 01 Degree 21 Minutes 29 Seconds West, 337.50 feet; thence North 88 Degrees 38 Minutes 31 Seconds West 512.00 feet; thence North 01 Degree 21 Minutes 29 Seconds East, 337.50 feet to the True Point of Beginning.

Said Parcel contains an area of 3.967 acres, more or less.

River Bend Substation

Parcel “A” of the NW  1⁄4 of the NE  1⁄4 of Section 31, Township 74 North, Range 43 as depicted in the Plat of Survey filed in Book 2007, Page 013866 of the Pottawattamie County Records, Subject to and together with easements of record.

Manawa Substation

Lot 9 except the South 50.00 feet of First Foundation Sub, Council Bluffs, Pottawattamie County, Iowa.

Quick Substation

Parcel ‘A’, SW  1⁄4 Sec. 22, T-75N, R-42W Beginning at the West  1⁄4 corner of Section 22, T-75N, R-42W of the 5th P.M., Pottawattamie County, Iowa, Thence along the North line of the SW  1⁄4 of said Section 22, S89° 36’ 01”E, 1255.17 feet to a point; thence S02° 23’ 59”W, 330 feet to a point; Thence N87° 36’ 01” W, 420.00 feet to a point; thence N02° 23’ 59”E, 180.00 feet to a point, thence N87° 36’ 01”W, 833.11 feet to a point on the West line of said SW  1⁄4; thence along said west line, N01° 36’ 54”E, 150.01 feet to the point of beginning. Said parcel contains 6.054 acres, including 0.114 acres of public road easement.

Walnut Maintenance Building (Wind)

Part of Lot 19 of the SW1/4 SW1/4 and part of Lot 3 of the SE1/4 SW1/4 all in Section 9, Township 77, Range 38, in Pottawattamie County, Iowa, described as follows: Beginning at the Southeast corner of the of the SW1/4 SW1/4 of section 9, Township 77, Range 38, in Pottawattamie County, Iowa: thence N 89° 46’ W along the South lone of said SW1/4 SW1/4 146.87 feet: thence N 0° 34’ W 210.07 feet: thence N 52° 20’ E, 28.67 feet: thence S 89 degrees 33’ E, 68.35 feet; thence S 64° 17’ E 94.15 feet; thence S 16° 06’ E, 61.98 feet: thence S 0° 10’ West, 127.40 feet to the South line of the SE1/4 SW1/4 of said Section 9; thence N 89° 46’ W along said South line 43.72 feet to the point of beginning, Pottawattamie County, Iowa.

Walter Scott, Jr. Energy Center

Plat of Survey filed as Document Number 2010, Page 3120 in the Office of the Mills County Recorder of the West Half of the Northwest Quarter (W1/2 NW1/4) of Section Six (6), Township Seventy-three (73) North, Range Forty-Three (43) West of the Fifth Principal Meridian, Lot 1 in the Northeast Quarter of the Northeast Quarter (NE  1⁄4 NE  1⁄4) and Lot 1 in the Southeast Quarter of the Northwest quarter (SE  1⁄4 NE  1⁄4) in the Section 1, Township 73 North, Range 44 West of the Fifth Principal Meridian, Mills County, Iowa. Also more particularly described as:

The West Half of the Northwest Quarter (W1/2 NW  1⁄4) of Section Six (6), Township Seventy-three (73) North, Range Forty-three (43) West of the Fifth Principal Meridian, and Lot One (1) in the Northeast Quarter of the Northeast Quarter (NE1/4 NE  1⁄4) and Lot One (1) in the Southeast Quarter of the Northeast Quarter (SE1/4 NE  1⁄4), all in Section One (1), Township Seventy-three (73) North, Range Forty-Four (44) West of the Fifth Principal Meridian. All of the aforesaid lands being more particularly bounded and described as follows: Beginning at an iron pipe located 19.67 chains West of the Northeast corner of the aforesaid Section One (1); and running thence South 39.95 chains to an iron pipe; and thence running East 19.09 chains to the East line of said Section 1); and thence running East 18.18 chains to a steel corner post set in concrete at the Southeast corner of the Southwest Quarter of the Northwest Quarter (SW  1⁄4 NW 1/4) of the aforesaid Section Six (6); and thence running North 40.15 chains to an iron pipe; and thence running West 18.18 chains to the Northwest corner of Said Section Six (6); and thence running West 19.67 chains to the aforesaid place of beginning, all situated in Mills County, Iowa.

Said parcel contains an area of 151.02 acres including 1.90 acres of Applewood Road right-of-way, more or less.

Walter Scott, Jr. Energy Center

A Tract of land in N1/2 Se  1⁄4 Section 24, Township 74, Range 44 more fully described as follows: Commencing at a point 722.95 feet South of the E1/4 corner of said Section 24, being the Point of Beginning; thence South 416.52 feet; thence West 2614.26 feet more or less to a point on the West line of the N1/2 SE  1⁄4 of said Section 24, thence North 416.56 feet to a point 719.99 feet South of the Center of said Section 24, thence East 2614.26 feet more or less to point of beginning, containing 25 acres more or less.

Subject to and together with any easements and restrictions of record.

SAC COUNTY

Commencing at the northwest corner of Lot Six (6), Block Twenty-one (21) Platt’s Addition to Sac City, Sac County, Iowa, thence North ten (10) feet to the middle of the vacated alley for a point of beginning; thence East down the middle of the alley a distance of fifty (50) feet; thence South fifteen and one-half (15  1⁄2) feet; thence West parallel with the north line of said Lot six (6) a distance of fifty (50) feet; thence North fifteen and one-half (15  1⁄2) feet to the point of beginning; being part of Lot Six (6), Block Twenty-one (21), and a part of the vacated alley adjoining thereto, in Platt’s Addition to Sac City, Sac County, Iowa.

2.165 acres in the Southwest corner of the Northwest Quarter (NW  1⁄4) of Section Six (6), Township Eighty-nine (89) North, Range Thirty-seven (37) West of the 5th Principal Meridian, described as follows:

Beginning at the Southwest Corner of the Northwest Quarter (NW  1⁄4) of Section (6), Township Eighty-nine (89) North, Range Thirty-seven (37), West, thence East 433 feet; thence North 217.8 feet; thence West 433 feet; thence South 217.8 feet to place of beginning.

The West Twenty-two Feet (W 22’) of Lot Two (2), Block Eighteen (18), in the Original Town of Sac City, Sac County, Iowa.

Commencing at the Southeast corner of Lot Seven (7), in Block Twenty-one (21), Platt’s Addition to Sac City, Iowa; thence North along the East line of Lot Seven (7) Thirty (30) feet; thence East Twenty (20) feet; thence South Forty (40) feet, more or less, to the center of the vacated alley between Lots 5 and 8, in Block 21; thence West Thirty (30) Feet, more or less, to a point Ten (10) Feet North of the Northwest corner of Lot 5, Block 21, thence North to the South line of Lot 7; thence East to the place of beginning, said property described being a part of Lot Eight (8), Block Twenty-one (21), and part of alley vacated between Lots 7 and 8 and Lot 5, in Block 21, Platt’s Addition to Sac City, Iowa; also the South Thirty (30) Feet of Lot Seven (7) Block Twenty-one (21), and the North Half (N  1⁄2) of the alley lying between Lots 6 and 7, in Block 21, all in Platt’s Addition to Sac City, Iowa.

Parts of Outlot One (1) in the Northeast Quarter (NE  1⁄4), of Section Twenty-six (26), Township Eighty-nine (89) North, Range Thirty-eight (38), West of the Fifth Principal Meridian, described as follows:

(1) Beginning at a point Thirty-three (33) Feet North of the Southwest corner of said Outlot One (1), thence running East Fifty (50) Feet; thence running North Sixty (60) feet; thence running West Fifty (50) feet; thence running South Sixty (60) feet to the place of beginning; and

(2) Beginning at a point Ninety-three (93) Feet North of the Southwest corner of said Outlot One (1), thence running East Fifty (50) Feet; thence running North Twenty-five (25) feet; thence running West Fifty (50) Feet; thence running South Twenty-five (25) feet to the place of beginning.

That part of Out Lot “A” in Section Twenty-four (24), Township Eight-six (86) North, Range Thirty-five (35) West of the
5th P.M., Sac County, Iowa, described as follows:

Beginning at the northwest corner of said Out Lot A, thence South Two Hundred Fifty (250) feet, thence East Two Hundred (200) feet, thence North Two Hundred Fifty (250) feet, thence West Two Hundred (200) feet to the place of beginning.

A part of Outlot 1 in the Northeast Quarter (NE  1⁄4 ) of Section 26, T-89-N, R-38-W of the 5th P.M., Sac County, Iowa, and located wholly with the corporate limits of Schaller, Iowa, and being more fully described as follows:

Commencing at the Southwest (SW) Corner of said Outlot 1; thence North, along the East line of Main Street, 118.00 feet to the Point of Beginning; thence East, 50.00 feet; thence

South, 48.00 feet; thence East, 70.00 feet; thence North 73.00 feet; thence West, 120.00 feet to the East line of Main Street; thence South, along the East line of Main Street, 25.00 feet to the Point of Beginning.

The above-described parcel contains 0.146 Acres, more or less, and is subject to all easements of record.

Clipper Substation

A part of the SW  1⁄4 of Section 3, Township 89 North, Range 38 West of the 5th P.M., Sac County, Iowa and described as follows:

Beginning at the West  1⁄4 corner of said Section 3; thence S89°48’24”E along the North line of said SW  1⁄4, 499.70 ft.; thence S0°58’34”W, 526.83 ft.; thence N89°42’27”W, 499.69 ft. to a point on the West line of said SW  1⁄4; thence N0°58’34”E along said West line, 525.97 ft. to the point of beginning and containing 6.038 acres (263,019 SF.) more or less and being subject to any and all easements of record including roadway easement being the West 33 feet thereof. Said roadway easement contains 0.398 acres (17,358 SF.) more or less, to be known as Parcel A in a part of the SW  1⁄4 of Section 3, Township 89 North, Range 38 West of the 5th P.M., in Sac County, Iowa.

ELY – Early/Agrium Substation

A tract of land located in the SE  1⁄4 of the Se  1⁄4 of Section 13, Township 89 North, Range 37 west of the 5th P.M., Sac County, Iowa described as follows:

Beginning at the northeast corner of the SE  1⁄4 of the SE  1⁄4 of said section 13; thence north 89°48’30” West 195.00 feet along the north line of the SE  1⁄4 of the SE  1⁄4; thence south 00°00’00” West 120.00 feet; thence south 89°48’30” East 195.00 feet to the east line of the SE 1/4 of the SE  1⁄4; thence north 00°00’00” east 120.00 feet to the point of beginning, containing 0.537 acres more or less.

Schaller Maintenance Building (Wind)

Lot One (1) of Outlot Five-A (5-A) in the Northwest Quarter (NW 1/4) of Section Twenty-six (26), Township Eighty-nine (89) North, Range Thirty-eight (38) West of the 5th P.M., Sac County, Iowa

SCOTT COUNTY

Substation 71 Site

Part of the North Half (N  1⁄2) of the Southeast Quarter (SE  1⁄4) of Section Ten (10), Township Seventy-eight (78) North, Range Four (4) East of the Fifth (5th) Principal Meridian, being more particularly described as follows:

Commencing, as a point of reference, at the Southwest (SW) corner of the Southeast Quarter (SE  1⁄4) of said Section Ten (10); thence, North, assumed bearing for this survey, one thousand three hundred twenty-nine and ninety-five hundredths (1,329.95) feet along the West line of the Southeast Quarter (SE  1⁄4) of said Section Ten (10) to the point of beginning of the tract of land hereinafter described; thence, continuing North fifty (50.00) feet along the West line of the Southeast Quarter (SE  1⁄4) of said Section Ten (10); thence, North 89° 47’ 40” East, one hundred eighty-three (183.00) feet along a line parallel to the South line of the North Half (N  1⁄2) of the Southeast Quarter (SE  1⁄4) of said Section Ten (10); thence, North three hundred fifty (350.00) feet along a line parallel to the West line of the Southeast Quarter of said Section Ten (10); thence, North 89° 47’ 40” East, four hundred (400.00) feet along a line parallel to the South Line of the North Half (N  1⁄2) of the Southeast Quarter (SE  1⁄4) of said Section Ten (10); thence, South one hundred fifteen (115.00) feet along a line parallel to the West line of the Southeast Quarter (SE  1⁄4) of said Section Ten (10); thence, South 77° 20’ 25” East, four hundred four and fifteen-hundredths (404.15) feet; thence, South 42° 10’ 05” East, two hundred sixty-two and twenty-six-hundredths (262.26) feet to the South line of the North Half (N  1⁄2) of the Southeast Quarter (SE  1⁄4) of said Section Ten (10); thence, South 89° 47’ 40” West, one thousand one hundred fifty-three and thirty-nine-hundredths (1,153.39) feet along the South line of the North Half (N  1⁄2) of the Southeast Quarter (SE  1⁄4) of said Section Ten (10) to the point of beginning. The above described tract contains 6.4 acres, more or less, and is subject to the rights of the public for roadway purposes over the West thirty-three (33) feet thereof; also subject to electrical transmission line easement of record.

Substation #72

Part of the Northeast Quarter (NE  1⁄4) of the Southeast Quarter (SE  1⁄4) of Section 17, Township 78 North, Range 4 East of the 5th P.M. in the City of Bettendorf, Scott County, Iowa, more particularly described as follows: Beginning at the Northeast (NE) corner of the Southeast Quarter (SE  1⁄4) of said Section 17, Township 78 North, Range 4 East of the 5th P.M.; thence South 00 degrees 58 minutes 04 seconds West 350.00 feet; thence West 700.00 feet; thence N 00 degrees 58 minutes 04 seconds East 350.00 feet; thence East 700.00 feet to the place of beginning.

Excepting therefrom that part thereof conveyed to the City of Bettendorf, Iowa.

Blue Grass Substation

A Parcel of land in the North Half of the Southwest Quarter of the Southwest Quarter of Section 31, Township 78 North, Range 2 East of the 5th P.M., described as follows: Beginning at a point on the east line of Mississippi Street in the town of Blue Grass, which is 1146.1 feet north of the south line of Section 32 and 30 feet east of the west line of Section 32, said point begin also the southwest corner of property owned by Lafayette Myers, formerly owned by Walter Kautz, et al; thence east along the south line of property of said Lafayette Myers 300 feet, more or less, to the southeast corner of said property; thence south on the extended east line of said property 50 feet, more or less, to the north line of property owned by Fred Von Roden; thence west along said north line 300 feet, more or less, to the east line of Mississippi Street; thence north along the east line of Mississippi Street 50 feet, more or less, to the place of beginning.

Blue Grass Substation

Part of the Southwest Quarter (SW  1⁄4) of the Southwest Quarter (SW  1⁄4) of Section 32, Township 78 North, Range 2 East of the 5th Principal Meridian, in the Town of Blue Grass, Scott County, Iowa, more particularly described as follows: Commencing at the Northwest (NW) corner of the Southwest Quarter (SW  1⁄4) of the Southwest Quarter (SW  1⁄4) of said Section 32; thence South 237.26 feet on the West line of the Southwest Quarter (SW  1⁄4) of the Southwest Quarter (SW  1⁄4) of said Section 32; thence North 89 degrees 35 minutes 58 seconds East 30 feet to a point in the East line of Mississippi Street; thence North 50 feet along the East line of said Mississippi Street; thence North 89 degrees 35 minutes 58 seconds East 179.38 feet to the place of beginning; thence North 90.08 feet; thence North 89 degrees 35 minutes 58 seconds East 12 feet; thence North 50.30 feet to the South line of Harrison Street; thence North 89 degrees 30 minutes 28 seconds East 103.62 feet; thence South 148.68 feet; thence South 89 degrees 35 minutes 58 seconds West 115.62 feet to the place of beginning.

Princeton Substation #55

Part of the Northeast Quarter of Section 4, township 79 North, Range 5 East of the Fifth Principal Meridian in Princeton Township, more particularly described as follows:

Commencing at the southeast corner of said Northeast Quarter; thence west along the south line of said northeast quarter 300 feet; thence north parallel to the east line of said northeast quarter to the center line of the lost Grove-Princeton Road; thence southeasterly along the center line of said road to the east line of said northeast quarter; thence south along the east line of said northeast quarter of the place of beginning, subject to easement to Scott County, Iowa for road purposes, which easement is recorded in Scott County, Iowa records in Book 85 Land Deeds page 214 and subject to electric line easement to Iowa-Illinois Gas and Electric Company, which last mentioned easement is recorded in Scott County, Iowa records in Book 58 Miscellaneous records page 89; all said real estate beginning located in Scott County, Iowa.

Substation 88

Part of the Northwest Quarter of Fractional Section 26, Township 78 North, Range 4 East of the 5th p.m. and being more particularly described as follows: Commencing at the Northwest (NW) corner of said Section 26; thence South 00°51’27” East along the West line of said Section 26, a distance of 959.11 feet; thence South 40° 07’ East a distance of 1397.29 feet to a point on the Southerly right-of-way line of the Davenport, Rock Island and Northwestern Railway; thence North 27° 09’ 30” East a distance of 470.25 feet to a point on the Southerly right-of-way line of said Davenport, Rock Island and Northwestern Railway, said point being the point of beginning of the tract herein described; thence Northeasterly along the Southerly right-of-way line of said Davenport, Rock Island and Northwestern Railway, on a curve concave Southerly and having a radius of 2242 feet with a chord bearing North 37° 33’ 30” East 344.60 feet; thence South 52° 26’ 30” East 240.00 feet; thence South 37° 33’ 30” West 344.60 feet; thence North 52° 26’ 30” West 240.00 feet to the point of beginning.

Substation 85

Part of the Southwest fractional Quarter (SW Fr. 1/4) of Section Eighteen (18), Township Seventy-Seven (77) North, Range (3) East of the Fifth (5th) Principal Meridian, in the City of Davenport, Scott County, Iowa, being more particularly described as follows:

Commencing at the Northeast (NE) corner of said Southwest Fractional Quarter (SW Fr. 1/4) of Section Eighteen (18); thence, North 89° 10’ West, six hundred ninety-two and twenty-seven-hundredths (692.27) feet along the North line of said Southwest fractional Quarter (SW Fr.  1⁄4) of said Section Eighteen (18); thence, South 01°10’ 51” West, seven hundred seventy-seven and sixty-seven-hundredths (777.67) feet to a point in the Northerly line of William F. Clough’s Subdivision, the point of beginning of the tract of real estate herein to be described; thence, South 61° 52’ West, four hundred forty-nine and twenty-one-hundredths (449.21) feet along the Northerly line of said William F. Clough’s Subdivision to the Northwest (NW) corner of said Subdivision; thence, North 01° 10’ 51” East, four hundred (400) feet; thence, North 61° 52’ East, four hundred forty-nine and twenty-one-hundredths (449.21) feet, more or less, parallel with the Northerly line of said William F. Clough’s Subdivision to a point North 01° 10’ 51” East, four hundred (400) feet from the point of beginning; thence, South 01° 10’ 51” West, four hundred (400) feet to the point of beginning.

Also, the following described tract: Beginning at the Northwest (NW) corner of said William F. Clough’s Subdivision; thence, North 01° 10’ 51” East, three hundred (300) feet thence, West seventy-five (75) feet; thence, South 01° 10’ 51” West, three (300) feet to a point seventy-five (75) feet West of the said Northwest (NW) corner of William F. Clough’s Subdivision; thence South parallel with and seventy-five (75) feet distant West of the West line of said Subdivision to the Northerly right-of-way line of Iowa State Highway No. 22 as presently established; thence, Northeasterly along said Highway right-of-way line to the Southwest (SW) corner of said William F. Clough’s Subdivision; thence, North along the West line of said Subdivision to the point of beginning.

Tracts above described containing 4.942 acres, more or less, in total.

Substation “G” and Gas Service Center

Tract #1 – Substation “G”

Part of Section 34, Township 78 North, Range 3 East of the 5th Principal Meridian and part of Section 35, Township 78 North, Range 3 East of the 5th Principal Meridian, more particularly described as follows: Beginning at a stone at the intersection of the West line of said Section 35 with the South line of West Second Street as now established in the City of Davenport, Iowa; thence East 168.15 feet along the South line of said West Second Street to the West line of Marquette Street as now established in the City of Davenport, Iowa; thence S 00° 27’ West, 388.85 feet along the West line of said Marquette Street and parallel with the West line of said Section 35 to the Northerly right-of-way of the C.R.I. & P.RY. Co. land (formerly the Davenport and Dakota RR. Co.) as recorded in the office of the Scott Count y Recorder in Book 51 of Land Deeds, Page 583; thence Westerly along the arc of a 2872.93 foot radius curve concave Southerly and having a chord which bears S 86° 34’ West 168.55 feet to the West line of said Section 35; thence continuing Westerly 51.6 feet along the Northerly right-of-way of said C.R.I.

& P.RY. Co. land on said 2872.93 foot radius curve, the chord of which bears S 83° 19’ West; thence N 00°27’ East, 404.8 feet along a line 51.1 feet West of and parallel to the West line of said Section 35 to the South line of said West Second Street; thence East 51.1 feet along the South line of said West Second Street to the point of beginning.

Tract #2 – Gas Service Center

Part of Section 35, Township 78 North, Range 3 East of the 5th Principal Meridian more particularly described as follows: Commencing at a stone at the intersection of the West line of said Section 35 with the South line of West Second Street as now established in the City of Davenport, Iowa; thence East 248.15 feet along the South line of said West Second Street to the Southeast corner of West Second Street and Marquette Street as now established in the City of Davenport, Iowa, said point is the point of beginning of the following described tract; thence continuing East along the South line of said West Second Street 213.23 feet to a point that is 64.0 feet West of the Northwest corner of Lot 6, Block 1, Tichenor’s Second Addition as platted in the City of Davenport, Iowa; thence S 00° 12’ West, 170.00 feet parallel with the West line of said Lot 6, Block 1, Tichenor’s Second Addition to a point on the South line of First and One-Half Street as now established in the City of Davenport, Iowa; thence East 136.6 feet along the South line of said First and One-Half Street to the Northwest corner of a tract of land formerly owned by Albrecht and Hentzelman; thence South 00° 12’ West, 218.0 feet along the West line of said Albrecht and Hentzelman’s land to the Northerly right-of-way of the C.R.I. & P. RY. Co. land (formerly the Davenport and Dakota RR. Co.) as recorded in the office of the Scott County Recorder in Book 51 of Land Deeds, Page 583; thence N 89° 55’ West, 337.5 feet along the Northerly right-of-way of said C.R.I. & Ry. Co. land; thence 14.1 feet along the arc of a 2872.93 foot radius curve concave Southerly, to the East line of said Marquette Street; thence N 00° 27’ East, 387.3 feet along the East line of Marquette Street (which said East line is 248.15 feet East of and parallel to the West line of said Section 35) to the point of beginning.

3rd Street Substation “T”

(21) Lots 4, 5 and 6 and the East Half of Lot 7 in Block 60 of Le Claire’s Second Addition to the City of Davenport.

Substation 79

Part of the West Half of Section 4, Township 78 North, Range 4 East of the 5th P.M., more particularly described as follows:

Commencing at the Southwest corner of said Section 4; thence North 89° 55’ East 263.25 feet along the South line of said Section 4 to the centerline of Utica Ridge Road; thence North 09° 16’ 30” East 1570.65 feet along the centerline of Utica Ridge Road; thence North 20° 56’ East 625.33 feet along the centerline of said Utica Ridge Road to the point of beginning of the tract herein described; thence North 54°00’30” West 344.33 feet; thence North 20° 56’ East 414.00 feet; thence South 72°49’ East 333.07 feet to a point on the centerline of Utica Ridge Road; thence South 20° 56’ West 525.00 feet along the centerline of Utica Ridge Road to the point of beginning, subject to the rights of the public over the Easterly 33.00 feet for highway purposes, containing 3.58 acres, more or less.

Sub. 91 (North of Mt. Joy)

Part of the Northwest Quarter of Section 5, Township 79 North, Range 4 East of the 5th P.M., Lincoln Township, Scott County, Iowa, being more particularly described as follows:

Commencing, as a point of reference, at the Northwest corner of the Northwest Quarter of said Section 5; thence South (assumed bearing for this survey) 820.32 feet along the west line of the Northwest Quarter of said Section 5 to the point of beginning of the tract of land hereinafter described; thence North 89° 03’ 40” East 330.00 feet; thence North 160.00 feet; thence North 89° 03’ 40”East 995.83 feet to the east line of the Northwest Quarter of the Northwest Quarter of said Section 5; thence South 00° 03’ 00” East 660.00 feet along the east line of the Northwest Quarter of the Northwest Quarter of said Section 5 to the south line of the Northwest Quarter of the Northwest Quarter of said Section 5; thence South 89° 03’ 40” West 1326.41 feet along the south line of the Northwest Quarter of the Northwest Quarter of said Section 5 to the west line of the Northwest Quarter of said Section 5; thence North 500.00 feet along the west line of the Northwest Quarter of said Section 5 to the point of beginning.

Containing 18.9 acres, more or less, and subject to the rights of the public for roadway purposes over the west 33 feet thereof.

QEN – “Sub Enron”

Lot 2 in the Final Plat of Schwarz First Addition to Scott County, Iowa. Section 18-79-4.

Substation 77

Part of the Southwest Quarter (SW  1⁄4) of Section 25, Township 79 North, Range 3 East of the 5th p.m., in Scott County, Iowa, more particularly described as follows:

Commencing at a lead plug in the pavement marking the southwest corner of said Section 25; thence running east 704.3 feet to the east line of the right-of-way of the Chicago, Milwaukee & St. Paul Railroad Company and the point of beginning; thence running N. 11°59’ W. along said right-of-way line 584 feet; thence N. 78° 01’ E. 24.88 feet; thence N. 29° 06’ E. 128.67 feet; thence S. 89° 52’ E. 229.96 feet; thence S. 0°17’W. 404.81 feet; thence N. 89°26’ W. 125.71 feet; thence S. 0°24’E. 286.5 feet; thence west 67.02 feet to the point of beginning, subject to existing public highways.

Being the same real estate conveyed by Dorothy P. Wittenmeyer and husband d to Eva G. Hertner, grantor herein, by warranty deed dated February 16, 1963, and recorded in Book 269 of Deed Records at page 68, office of the Scott County Recorder.

Caterpillar Substation

Part of the Southeast Quarter Section 26, Township 79 North, Range 3 East of the 5th P.M., Scott County, Iowa, more particularly described as follows: Commencing at the Southeast corner of said Section 26; thence West 1,105.17 feet along the South line of said Section 26; thence North 2,211.00 feet to the Point of Beginning; thence West 188.00 feet; thence North 170.00 feet; thence East 188.00 feet; thence South 170.00 feet to the Point of Beginning.

Substation 53

Part of the South One-Half of Section 5, Township 77 North, Range 3 East of the Fifth Principal Meridian, Davenport, Scott County, Iowa, more particularly described as follows:

Commencing as a point of reference at the Southwest Corner of Lot 1 Davenport Industrial Park Second Addition to the City of Davenport, Iowa; thence South 00°11’00” West 50.00 feet (for purposes of this legal description, the South right-of-way line of Kimmel Drive is assumed to bear North 89°49’00” West); thence South 89°49’00” West 502.9 feet along South right-of-way line of Kimmel drive; thence South 00°11’00” West 435.60 feet; thence North 89°49’00” West 1,439.57 feet to the point of beginning of the parcel herein described; thence continuing North 89°49’00” west 130.00 feet; thence South 14°45’10” West 227.33 feet; thence South 89°49’00” East 187.18 feet; thence North 00°11’00” East 220.00 feet to the said point of beginning. This parcel contains 0.80 acres, more or less.

Substation 56

That part of the southeast quarter of Section 11, Township 78 north, Range 2 east of the 5th Principal Meridian, which lies north of the northerly right-of-way line of the Chicago, Rock Island and Pacific Railroad, more particularly described as follows: Beginning at a point on the  1⁄2 section line where the same intersects the northerly right-of-0way line of the C.R.I.&P. Railroad right-of-way, said point being 425.1 feet east of the center of Section 11, Township 78 north, Range 2 east of the 5th Principal Meridian; thence east along the half section line 2229.5 feet to the northeast corner of the southeast quarter of Section 11, 652.6 feet to the northerly right-of-way line of the said C.R.I.&P Railroad; thence northwesterly along the northerly line of said railroad right-of-way a distance of 2312.3 feet to the place of beginning, containing 16.7 acres, more or less.

Commencing at the Southeast Corner of Northeast Quarter of Section 11, Township 78 North, Range 2 East of the Fifth Principal Meridian; thence North along the East line of said Section 11, 501 feet; thence West parallel with the East-West Center Line of said Section 11, 1130 feet; thence South 501 feet to the East-West Center line of said Section 11; thence East along the Half Section line 1130 feet to the place of beginning. Subject to the Rights of the Public in the East portion of said property for road purposes. situated in Scott, Iowa. A tract of land situated in Blue Grass Township, County of Scott, State of Iowa, being part of the Northeast Quarter of Section 11, Township 78 North, Range 2 East of the 5th P.M. and being more particularly described as follows: Beginning at the Northwest corner of the Northeast Quarter of Section 11, Township 78 North, Range 2 East of the 5th P.M.; thence Easterly along the North line of said Northeast Quarter of Section 11 for a distance of 1610.0 feet; thence South 0°36’ East 1476.5 feet; thence South 89°52’ East 799.2 feet; thence South 0°36’ East 675.5 feet to the North line of the Iowa-Illinois Gas & Electric Co. property as recorded in Book 273 Land Deeds, page 58, Scott County Recorder’s Office; thence North 89°52’ West along said North line, 930.2 feet; thence South 1°12’ West along the West line of said tract 501.0 feet to the South line of the Northeast Quarter of Section 11, Township 78 North, Range 2 East; thence Westerly along the South line of said Northeast Quarter of Section 11, 1523l.1 feet to the Southwest corner of said Northeast Quarter of said Section; thence Northerly along the West line of said Northeast Quarter of Section 11, a distance of 2657.1 feet to the point of beginning of the tract herein described; containing 110.61 acres, more or less. Subject to easements of record.

Substation 58

Part of the Southwest Quarter of Section 13, Township 78 North, Range 3 East of the 5th P.M. in the City of Davenport in Scott County, Iowa, described as: Beginning at the southwest corner of said Section 13; thence running east on the south line of said section 13 a distance of 300 feet; thence north and parallel to the west line of said Section 13 a distance of 194 feet, more or less, to the southerly line of George Washington Boulevard, also sometimes called Duck Creek Boulevard; thence westerly on the southerly line of George Washington Boulevard to the west line of said Section 13; thence south on the west line of said Section 13, 194 feet, more or less, to the place of beginning.

Substation 74

Part of the North Half (N  1⁄2) of the Southwest Quarter (SW  1⁄4) of Section 6, Township 78 North, Range 4 East of the 5th P.M. in the City of Davenport, Scott County, Iowa, more particularly described as follows:

Commencing at the northwest corner of the Southwest Quarter (SW  1⁄4) of said Section 6; running thence N. 89°26’30” E. along the north line of the Southwest Quarter (SW  1⁄4) of said Section 6 a distance of 665 feet; thence south a distance of 647 feet; thence S. 89° 26’30” W. a distance of 665 feet to the west line of the Southwest Quarter (SW 1/4) of said Section 6; thence north along the section line 647 feet to the place of beginning, exclusive of public highways.

Substation 76

All the land described in two certain deeds made to Ferdinand Kluever recorded in Book 47 Land Deeds, page 338 and 339, records of Scott County, Iowa, more particularly described as follows: Commencing in the East line of Spring Street in Davenport, Iowa, 660 feet South of north line of Section 30; thence East 366 feet; thence South 404 feet; thence West 216 feet; thence North 208 feet; thence West 150 feet; thence North 196 feet to beginning, being in the North West Quarter of Section 30, Township 78 North, Range 4 East of the 5th P.M.

QCA – Sub A

PT NW SW & PT SE NW (Riverside Generating Plant) EX Riverside Industrial Parks I & II.

Q84 Substation

Part of the Northwest Quarter (NW  1⁄4) of Section Thirty-four (34), Township Seventy-nine (79) North, Range Five (5) East of the Fifth (5th) Principal Meridian, being more particularly described as follows:

Commencing at the Northwest (NW) corner of the Northwest Quarter (NW  1⁄4) of said Section Thirty-four (34), said point being the point of beginning of the tract of land hereinafter described; thence, North 89° 56’ 35” East four hundred three and nine-hundredths (403.09) feet along the North line of the Northwest Quarter (NW  1⁄4) of said Section Thirty-four (34) to the Northwest (NW) corner of the property owned by Pleasant Valley School District described in Warranty Deed #8789-77 in the Office of the Recorder of Scott County, Iowa; thence, South 00° 03’25” East six hundred eleven and twenty-nine-hundredths (611.29) feet along the West line to the Southwest (SW) corner of said Pleasant Valley Community School District property; thence, South 89° 56’ 35” West four hundred three and seven tenths (403.7) feet along a line parallel with the North line of the Northwest Quarter (NW  1⁄4) of said Section Thirty-four (34) to the West line of the Northwest Quarter (NW  1⁄4) of said Section Thirty-four (34); thence, North (assumed bearing for this survey) six hundred eleven and twenty-nine-hundredths (611.29) feet along the West line of the Northwest Quarter (NW  1⁄4) of said Section Thirty-four (34) to the point of beginning. Containing 5.7 acres, more or less, and subject to easements of record for roadway purposes.

Substation 59

Tact 1:

Part of the Northeast Quarter of Section 21, Township 78 North, Range 3 East of the 5th P.M. in the City of Davenport, Iowa, more particularly described as – Beginning at the Northwest Corner of the Northeast Quarter of said Section 21, township and range aforesaid; thence South 89° 56’ East 300 feet along the North line of the Northeast Quarter of said Section 21; thence South 01° 09’ West 539.98 feet to the Northerly line of Hickory Grove Road; thence North 52° 03’ West 374.59 feet along the Northerly line of Hickory Grove Road to its intersection with the West line of the Northeast Quarter of said Section 21; thence North 01° 09’ East 309.92 feet along the West line of the Northeast Quarter of said Section 21 to the point of beginning.

Tract 2:

Part of the Northwest Quarter of Section 21 and the Southwest Quarter of Section 16, Township 78 North, Range 3 East of the 5th P.M. in the City of Davenport, Iowa, said tract being more particularly described as follows: Commencing at the Northeast corner of the Northwest Quarter of said Section 21; thence South 01° 09’ West 150.00 feet along the East line of the Northwest Quarter of said Section 21; thence North 88° 51’ West 101.05 feet to the point of beginning of the tract of land herein described; thence North 88° 51’ West 112.72 feet to the Northerly line of Hickory Grove Road; thence North 52° 03’ West 258.27 feet along the Northerly line of said Hickory Grove Road to its intersection with the center line of Duck Creek; thence North 82° 35’ 52” East 323.12 feet along the centerline of said Duck Creek; thence South 01° 09’ West 202.74 feet to the point of beginning.

Substation 78 Site

Part of the NE-1/4 of the SW-1/4 of Section 3, Township 78 North, Range 3 East of the 5th P.M., in the City of Davenport, Scott County, Iowa, more particularly described as follows: Commencing at the NE corner of the NE-1/4 of the SW-1/4 of said Section 3, Township and range aforesaid; thence running West 660 feet; thence south 132 feet; thence East 660 feet; thence North 132 feet to the place of beginning, except the East 6 feet thereof.

Excepting that portion conveyed to the City of Davenport, Iowa, by Deed dated June 28, 1976, more particularly described as follows:

Commencing at the NE corner of said SW-1/4; thence West 6 feet to the Point of Beginning of the following described land; thence S. 132 feet; thence W. 6.92 feet; thence N. 041 W. 132.32 feet; thence E. 16.15 feet to the Point of Beginning.

Substation #75

Part of the Northeast Quarter (NE  1⁄4) of Section 4, Township 77 North, Range 3 East of the 5th P.M. and of the Southeast Quarter (SE  1⁄4) of Section 33, Township 78 North, Range 3 East of the 5th P.M. in the City of Davenport, Scott County, Iowa, the whole being more particularly described as follows: Commencing at a stone marking the Southwest (SW) corner of the Southeast Quarter (SE  1⁄4) of said Section 33, Township 78 North, Range 3 East of the 5th P.M.; thence North 53 degrees 50 minutes East along the Southerly line of Faxon Street as said street is now established for a distance of 230 feet to the point of intersection with the Easterly line of right-of-way easement granted to the Chicago, Rock Island and Pacific railroad company by Emma K. Kreul and husband by grant filed for record on September 24, 1946, and recorded in Book 167, Lot Deeds, Page 21, Scott County, Iowa, Recorder’s Office, which point is the place of beginning; thence North 53 degrees 50 minutes East along the southerly line of Faxon Street 163.5 feet to the westerly line of a proposed street; thence South 30 degrees 33 minutes East along the Westerly line of said proposed street (which line is 25 feet Westerly of and parallel with the Easterly line of property now owned by Davenport Garden Homes, Incorporated) for a distance of 269.0 feet to the intersection with the line between Section 33, Township 78 North, Range 3 East and Section 4 South 30 degrees 30 minutes East 123 feet; thence South 30 degrees 33 minutes East 123 feet; thence South 53 degrees 50 minutes West parallel with Faxon Street 242.4 feet to the intersection with the Easterly right-of-way line of said Chicago, Rock Island and Pacific Railroad Company easement; thence North 19 degrees 25 minutes West along the Easterly line of said right-of-way easement 407.4 feet to the place of beginning.

Except the Following described tract of land conveyed by Warranty Deed to Tri-City Fabricating & Welding Co., Inc. on April 17, 1968:

Part of the Northeast Quarter (NE  1⁄4) of Section 4, Township 77 North, Range 3 East of the 5th P.M. and the Southeast Quarter (SE  1⁄4) of Section 33, Township 78 North, Range 3 East of the 5th P.M. in the City of Davenport, Scott County, Iowa, the whole being more particularly described as follows:

Commencing at the Northwest corner of the Northeast Quarter of Section 4; thence North 53° 20’ East 230.00 feet along the Southwesterly extension of the Southerly line of Faxon Street and the Southerly line of Faxon Street to its intersection with the Easterly right-of-way line of the Chicago, Rock Island and Pacific Railway Company in the City of Davenport, Iowa; thence South 19° 25’ East 272.30 feet along said right-of-way to the place of beginning of the tract herein described; thence North 53° 50’, East 216.31 feet to the Westerly line of Dittmer Street; thence South 30° 33’ East 130.00 feet along the Westerly line of Dittmer Street; thence South 53° 50’ West 242.54 feet (prior deed: 242.4 feet) to the Easterly line of said Chicago, Rock Island and Pacific Railway Company right-of-way, thence North 19° 25’ West 135.10 feet along said Easterly right-of-way line to the place of beginning.

Substation 70 (ALCOA)

Commencing at a point of reference at the Northeast Corner of the said Southeast Quarter of Section 23, T73N, R4E of the 5th principal meridian, City of Riverdale, County of Scott, State of Iowa.

Thence South 00° 42’ 40” West 100.86 feet along the East line of said Southeast Quarter (for purposes of this legal description the said East line of the Southeast Quarter of Section 23 is assumed to bear South 00° 42’ 40” West); thence South 46° 45’ 40” West 1,213.00 feet; thence South 30° 03’ 00” East 923.78 feet to the point of beginning of the parcel herein described; thence continuing South 30° 03’ 00” East 30.00 feet; thence South 59° 57’ 00” West 226.83 feet; thence South 30° 03’ 00” East 78.00 feet; thence South 59° 57’ 00” West 59.12 feet; thence North 30° 03’ 00” West 6.00 feet; thence South 59° 57’ 00” West 36.00 feet; thence South 30° 03’00” East 3.00 feet ; thence South 59° 57’ 00” West 4.92 feet; thence South 30° 03’ 00” East 17.77 feet; thence South 60° 16’ 10” West 69.58 feet; thence South 77° 32’ 00” West 143.17 feet; thence South 60° 09’ 00” West 10.00 feet; thence North 29° 51’ 00” West 139.38 feet to the apparent Railroad Right of Way; thence Northeasterly along said Railroad Right of Way approximately 309 feet; thence South 30° 30’ 00” East 86.29 feet more or less leaving said Railroad Right of Way; thence North 59° 57’ 00” East 226.83 feet to the said point of beginning. This parcel contains 1.74 acres, more or less.

Davenport Office Building

AIR RIGHTS PARCEL: Part of Block 59 of Le Claire’s 2nd Addition to the City of Davenport, Iowa, lying above elevation 102.00 feet, being more particularly described as follows: Commencing at the Southwest corner of said Block 59 said point being the point of beginning of the property hereinafter described; thence North 00 degrees 06 minutes 50 seconds West 121.42 feet along the West line of said Block 59; thence East 248.32 feet; thence South 121.42 feet to a point on the South line of said Block 59; thence West (assumed bearing for the description) 248.08 feet along the South line of said Block 59 to the point of beginning. Containing 30,136 square feet, more or less.

LOBBY AREA-GROUND LEVEL: Part of Block 59 of Le Claire’s 2nd Addition to the City of Davenport, Iowa, lying between elevations 24.83 feet and 51.00 feet, being more particularly described as follows: Commencing, at a point of reference, at the Southwest corner of said Block 59; thence East (assumed bearing for this description) 80.96 feet along the South line of said Block 59 to the point of beginning of the property hereinafter described: thence North 22.50 feet; thence 22.50 feet; thence West 0.50 feet; thence North 14.5 feet; thence east 0.50 feet: thence North 2.33 feet; thence East 1.67 feet; thence North 1.33 feet; thence East 0.96 feet; thence North 20.33 feet; thence East 7.00 feet; thence North 8.83 feet; thence East 29.5 feet; thence North 1.00 feet; thence East 17.50 feet; thence South 1.00 feet; thence east 12.25 feet; thence South 16.00 feet; thence West 4.25 feet; thence South 18.50 feet; thence West 11.88 feet; thence South 35.32 feet to a point on the south line of said Block 59; thence West 52.75 feet along the South line of said Block 59 to the point of beginning. Containing 4.045 square feet, more of less. SECOND, THIRD, FIFTH AND SIXTH LEVELS: Part of Block 59 of Le Claire’s 2nd Addition to the City of Davenport, Iowa, lying between elevations 51.00 feet and 72.50 feet more particularly described as follows: Commencing, as a point of reference, at the Southwest corner of said Block 59; thence East (assumed bearing for this description) 83.50 feet along the South line of said Block 59; thence North 41.67 feet to the point of beginning of the property hereinafter described; thence North 17.33 feet; thence East 7.00 feet; thence North 10.83 feet; thence East 59.25 feet; thence South 16.00 feet; thence West 32.08 feet; thence South 12.16 feet; thence West 34.17 feet to the point of beginning. Containing 1,400 square feet, more of less. FOURTH PARKING LEVEL: Part of Block 59 of Le Claire’s 2nd Addition to the City of Davenport, Iowa, lying between elevations 72.50 feet and 83.00 feet, being more particularly described as follows: Commencing, at a point of reference, at the Southwest corner of said Block 59; thence East (assumed bearing for this description) 83.50 feet along the South line of said Block 59; thence North 41.67 feet to the point of beginning of the property hereinafter described; thence North 17.33 feet; thence East 7.00 feet; thence North 10.83 feet; thence East 59.25 feet; thence South 16.00 feet; thence West 24.83 feet; thence South 7.41 feet; thence West 7.25 feet; thence South 4.75 feet; thence West 34.17 feet to the point of beginning. Containing 1,453 square feet, more or less. Elevations stated in these descriptions are referenced to Davenport City Datum and are based on a bench mark elevation of 32.25 feet on the northeast bolt on the fire hydrant located at the e Northeast corner of 2nd and Perry Streets.

Davenport Customer Office Building

All of Lot 2 (except the westerly 16 feet thereof) and all of Lot 3, 4, 5 6, 7, and 8 and that part of Lot 9 described as beginning at the Southeasterly corner of said Lot 9; thence running North to the Northeasterly corner of said Lot 9; thence running west along the North line of said Lot 9 a distance of 23 feet; thence running Southwesterly to a point in the South line of said Lot 9, which point is 4 feet East of the Southwest corner of said Lot 9; thence East on the South line of said Lot 9 to the Southeast corner of said Lot, all said real estate being in Block 72 of Le Claire’s Fifth Addition to the City of Davenport, Scott County, Iowa. Also part of the alley 20 feet in width which runs from East to West through Block 73 in in Le Claire’s Fifth Addition to the City of Davenport, Iowa, more particularly described as, Beginning at the Southeast corner of Lot 6 in said Block 73; thence running West on the South line of Lots 6, 7, 8 and 9 of said Block 73 to a point 4 feet East of the Southwest corner of said Lot 9; thence running Southeasterly to a point in the North line of Lot 2 in said Block 73, which last mentioned point is 16 feet East of the Northwest corner of said Lot 2; thence running East on the North line of Lots 2, 3, 4 and 5 in said block, to the Northeast corner of Lot 5; thence running North on the West line of Le Claire Street as now located and established, to the point of beginning; and All of Lot 10 and that part of Lot 9 described as beginning at the Southwesterly corner of said Lot 9; thence running North to the Northwest corner of said Lot 9; thence East, along the North line of said Lot 9, to a point that is 23.00 feet West of the Northeast corner of said Lot 9; thence Southwesterly to a point in the South line of said Lot 9, which point is 4 feet East of the point of beginning; thence West, along the South line of said Lot 9, a distance of 4 feet to the point of beginning. Also all of Lot 1 and the West 16 feet of Lot 2, all of the above described being situated in Block 73 of Le Claire’s Fifth Addition to the City of Davenport, Scott County, Iowa. Also that part of the 20 foot alley which runs East to West through Block 73 in Le Claire’s Fifth Addition to the City of Davenport, Scott County, Iowa, more particularly described as follows: Beginning at the Northwest corner of Lot 1 in said Lock 73; thence North, along the West line of said Block 20, a distance of 20 feet to the Southwest corner of Lot 10 in said Block 73; thence East, along the South lines of Lots 10 and 9in said Block 73, to a point that is 4.00 feet East of the Southwest corner of said Lot 9; thence Southeasterly to the Northeasterly to the Northeast corner of the West 16 feet of Lot 2 in said Block 73; thence West, along the North lines of Lots 1 and 2 in said Block 73, to the point of beginning, subject to any and all recorded easements and rights-of-ways, all situated in Scott County, Iowa.

Davenport Service Center

The West 11 1/2 feet of Lots 5 and all of Lot 6 in Block 1 in Tichenor’s Second Addition to the City of Davenport, Scott County, Iowa; and Part of the Northwest Quarter of Section 35, Township 78 North, Range 3 East of the 5th P.M. being more particularly described as follows: Beginning at a point in the Southwest corner of Lot 6 of Block 1 of Tichenor’s 2nd Addition, said point being in the South line of Block 1; thence Easterly 28.5 feet along the south line of said Block 1 to a point, said point being 11.5 feet easterly of the Southwest corner of Lot 5 of Block 1 of said Addition; thence south 40 feet to a point in the North line of Lot 5 of Block 2 of said Addition, said point also being in the North line of Block 2; thence Westerly 28.5 feet along the North line of said Block 2 to the Northwest corner of Lot 6 of said Block 2; thence North 40 feet to the Point of Beginning. said tract containing 1.140 feet, more or less.

Riverside Electric Generating Station

Part of Sections 23, 24 and 25, Township 78 North, Range 4 East of the 5th P.M., Scott County, Iowa, more particularly described as follows:

Commencing at the Northeast (NE corner of the Southeast Quarter (SE  1⁄4) of said Section 23, Township and Range aforesaid; thence Southerly along the East line of Section 23, 99 feet; thence South 18 degrees 03 minutes West 79.86 feet to the center line of a public highway known as Fenno Road; thence South 63 degrees 50 minutes East along the center line of said public highway, 1176.36 feet to the place of beginning; thence North 18 degrees East 984.93 feet to the Easterly right-of-way line of the Davenport, Rock Island and Northwestern Railway Company; thence North 40 degrees 16 minutes East along said right-of-way line, 715.2 feet; thence South 65 degrees 11 minutes East a distance of 410 feet; thence North 64 degrees 01 minute East a distance of 247.9 feet; thence South 80 degrees 22 minutes East a distance of 275.8 feet; thence South 76 degrees 32 minutes East a distance of 263.81; thence South 70 degrees 45 minutes East a distance of 129.41 feet; thence South 57 degrees 35 minutes East a distance of 119.9 feet to the point of intersection between the former Rank property and the land of Jochim Moenck; thence South 39 degrees 27 minutes East a distance of 122.17 feet to the Westerly bank of the Mississippi River; thence continuing South 38 degrees 41 minutes 55 seconds East a distance of 130 feet to the Easterly boundary of a tract of submerged land conveyed to Iowa-Illinois Gas and Electric Company by the State of Iowa by Patent 512 dated June 4, 1959; thence South 00 degrees 45 minutes 05 seconds West along the Easterly boundary of said submerged tract a distance of 310 feet; thence South 10 degrees 45 minutes 05 seconds West along said Easterly boundary a distance of 400 feet; thence South 27 degrees 59 minutes 42 seconds West along said Easterly boundary a distance of 1588.80 feet; thence South 43 degrees 12 minutes 42 seconds West along said Easterly boundary a distance of 725 feet to the boundary line of land conveyed by the State of Iowa by Patent 4-86 on November 14, 1941, to United Power Manufacturing Company; thence continuing South 43 degrees 12 minutes 42 seconds West a distance of 461.64 feet to the boundary line of property conveyed by the State of Iowa by

Patent No. 697 on August 6, 1963, to Iowa-Illinois Gas and Electric Company; thence South 33 degrees 32 minutes West, 2126 feet,; thence North 51 degrees 38 minutes West 425 feet; thence North 43 degrees 15 minutes East, 1510 feet; thence North 49 degrees 05 minutes 18 seconds West along the boundary line of property belonging to Aluminum Company of America a distance of 1336.5 feet; thence North 41 degrees 03 minutes East a distance of 150 feet; thence North 49 degrees 03 minutes West a distance of 857.38 feet to the Easterly line right-of-way line of the Davenport, Rock Island and Northwestern Railway Company; thence North 40 degrees 59 minutes East along said right-of-way a distance of 254.05 feet; thence South 49 degrees 06 minutes East a distance of 200.66 feet; thence North 11 degrees 06 minutes East a distance of 402.01 feet to the Easterly right-of-way line of said Davenport, Rock Island and Northwestern Railway Company; thence North 40 degrees 57 minutes East a distance of 344.8 feet; thence North 40 degrees 16 minutes East a distance of 467.55 feet along the said Easterly right-of-way line of Davenport, Rock Island and Northwestern Railway Company to the Southerly line of Fenno Road; thence South 28 degrees 08 minutes 18 seconds East a distance of 240.16 feet; thence South 63 degrees 51 minutes 18 seconds East a distance of 80 feet; thence South 18 degrees 38 minutes 42 seconds West a distance of 100 feet; thence South 80 degrees 45 minutes 18 seconds East, 117.79 feet; thence North 18 degrees 38 minutes 42 seconds East a distance of 205.54 feet to the Southerly line of Fenno Road; thence South 63 degrees 51 minutes 48 seconds East along said Southerly line, 20.17 feet; thence North 18 degrees 38 minutes 42 seconds East a distance of 20.17 feet to the place of beginning.

Roadway

Also, that part of the Southeast Quarter (SE1/4) of Section 23, Township 78 North, Range 4 East of the 5th P.M., described as follows: Commencing at the Northeast (NE) corner of the Southeast Quarter (SE1/4) of section 23, Township and Range aforesaid; thence Southerly along the East line of said Section 23, 99 feet; thence South 18 degrees 03 minutes West, 79.86 feet to the center line of a public highway known as Fenno Road; thence South 63 degrees and 51 minutes 48 seconds East along the center line of said public highway, 1175.36; thence South 18 degrees 41 minutes West 1276.43 feet to a stone set in concrete; thence South 41 degrees 03 minutes West 133.76 feet; thence North 48 degrees 49 minutes West 857.7 feet to the Easterly right-of –way line of the Davenport , Rock Island and North Western Railway Company as said right-of-way now exists; thence North 56 degrees 11 minutes West 149.25 feet to the Westerly right-of-way line of Davenport , Rock Island and North Western Railway Company; thence South41 degrees 28 minutes West along the said Westerly right-of-way line 14.6 feet to the place of beginning; thence South41 degrees 28 minutes West 100.91 feet; thence North 56 degrees 48minutes West 891.24feet to the center line of the Davenport-LeClaire Road; thence North 23 degrees 57 minutes East along said center line of said road 101.22 feet; thence South 56 degrees 46 minutes East 921.08 feet to the place of beginning.

Part of the West Half of Section 24 in Township 78 North, Range 4 East of the 5th P.M. in Scott County, Iowa, more particularly described as follows: Commencing at the Northwest corner of the Southwest Quarter of said Section 24; thence South along the West line of said Section 1.5 chains; thence South 17° 23’ West 1.21 chains to the center of the public highway; thence South 64° 30’ East along the center of said highway 1175.36 feet; thence South 17° 57’ West 20.17 feet to the Southerly line of said highway; thence North 64° 30’ West along the Southerly line of said highway 20.17 feet to the POINT OF BEGINNING to the tract of land herein described; thence South 17° 57’ West 205.54 feet; thence North 81° 33’ West 117.79 feet; thence North 17°57’ East 100 feet; thence North 64° 30’ West 80 feet; thence North 28° 47’ West 240.16 feet to the intersection of the Southerly line of the aforesaid highway and the Southeasterly right of way line of the D.R.I. & N.W. Railway; thence South 64° 30’ East along the Southerly line of the aforesaid highway 373.74 feet to the point of beginning, containing 1.13 acres.

EXCEPT:

Part of Sections 24 and 25, Township 78 North, Range 4 East of the 5th P.M., more particularly described as follows:

Commencing at the Northeast (NE) corner of the Southeast Quarter (SE  1⁄4) of Section 23, Township and Range aforesaid; running thence South along the East line of said Section 23 a distance of 1.5 chains; thence South 17 degrees 23 minutes West 1.21 chains to the center of a public highway called Fenno Road; thence South 64 degrees 30 minute East along the center of said Fenno Road 1175.36 feet to an iron monument; thence South 17 degrees 57 minutes West 1276.41 feet to a stone monument; thence South 40 degrees 21 minutes West 505.73 feet to an iron monument which is the place of beginning; thence South 49 degrees 44 minutes East 965 feet; thence North 40 degrees 21 minutes East 150 feet; thence North 49 degrees 44 minutes West 965 feet; thence South 40 degrees 21 minutes West 150 feet to point of beginning, containing 3.32 acres, more or less.

Subject to easements and restrictions of record.

EXCEPT:

Part of the Southeast Quarter (SE  1⁄4) of Section 23, part of the Southwest Quarter (SW 1⁄4) of Section 24; and part of the Northwest Quarter (NW 1⁄4) of Section 25, all in Township 78 North, Range 4 East of the 5th P.M.; more particularly described as follows:

Commencing at the Northeast (NE) corner of the Southeast Quarter (SE  1⁄4) of Section 23, Township 78 North, Range 4 East of the 5th P.M., thence South 00° 42’ 41” West 101.03 feet to the centerline of U.S. Highway #67; thence South 47° 00’ 00” West along said centerline of U.S. Highway #67 80.00 feet to the centerline of Fenno Road as it is now established in the City of Bettendorf, Iowa; thence South 63° 54’ 03” East along the centerline of said Fenno Road 954.96 feet to the intersection of the centerline of Fenno Road with the Southerly right-of-way line of the Davenport, Rock Island and Northwestern Railroad property; thence South 40° 54’ 42” West along the said right-of-way line of the Davenport, Rock Island and Northwestern Railroad 833.02 feet; thence South 11° 01’42” West 402.01 feet; thence North 49° 10’ 18” West 200.66 feet; thence South 41° 09’ 00” West 143.16 feet to the Point of Beginning of the tract of real estate herein intended to be described; thence continuing South 41° 09’ 00” West 110.89 feet; thence South 49° 05’ 18” East 857.38 feet (along the Northeasterly (NE) line of real estate conveyed by Louis Howell and wife to Aluminum Company of America by deed dated October 4, 1946 and recorded in Book 87 of Land Deeds at page 14, and along the Northeasterly (NE) line of real estate conveyed by Elmer McCray and wife to Aluminum Company of America by deed dated October 29, 1946 and recorded in Book 168 of Town Lot Deeds at page 9); thence South 49° 04’ 40” East 965.00 feet (along the Northeasterly line of real estate conveyed by Iowa-Illinois Gas and Electric Company to Aluminum company of America by deed dated January 29, 1968 and recorded in Book 313 of Deed Records at page 497); thence North 00° 54’ 20” West

399.41 feet; thence North 29° 58’ 20” West, 1,153.45 feet; thence South 59° 36’ 10” West 554.69 feet; thence North 56° 45’ 30” West 290.35 feet to the Point of Beginning, said tract containing 15.62 acres, more or less.

Part of Fractional Section 24, Township 78 North, Range 4 East of the 5th P.M., and being more particularly described as follows: Commencing at the N.W. corner of the NW  1⁄4 of the SW  1⁄4 of said Fractional Section 24; thence S. 25° 35’ W. 165.00 ft., thence S. 64° 25’ E 1229.50 ft.; thence N. 18°00’E. 20.17 ft. to the point of beginning; thence continuing N. 18°00’E 964.72 ft.; thence
N. 40°16’ E. 715.20 ft.; thence S. 65°11’ E 410.00 ft.; thence N. 64°01’ E. 247.90 ft.; thence S. 80°22’ E. 275.80 ft.; thence S. 76° 32’ E. 263.81 ft.; thence S. 70°45’ E. 129.41 ft.; thence S. 57° 35’ E. 235.90 ft., thence S. 32° 16’ W. 179.99 ft.; thence S. 01° 33’ W. 271.84 ft.; thence S. 06° 42’ E. 125.38 ft.; thence S. 06° 30’ W. 242.40 ft.; thence S. 21° 56’ W. 234.61 ft.; thence S. 33° 22’ W. 146.80 ft.; thence S. 32° 45’ W. 224. 15 ft.; thence S. 40° 42’ W. 180.76 ft.; thence S. 40° 18’ W., 276.18 ft.; thence N. 64° 25’ W. 255.70 ft.; thence S. 31° 15’ W. 159.90 ft.; thence N. 64° 25’ W. 1322.93 ft. to the point of beginning.

SHELBY COUNTY

The West 100.00 feet of the South 100.00 feet of the NW (Fr.)  1⁄4 NW (Fr.)  1⁄4 of Section 5, Township 80 North, Range 39 West of the 5th P.M., Shelby County, Iowa, lying North of the North Right-of-Way line of Iowa Highway #37. Said parcel may also be described as commencing at the N.W. corner of the NW (Fr.)  1⁄4 of Section 5, Township 80 North, Range 39 West of the 5th P.M., Shelby County, Iowa; thence South 0° 00’ West 1194.82 feet along the Section Line to the North Right-of-Way line of Iowa Highway No. 37 (60 feet from the centerline of said highway) which is the point of beginning: thence Northeasterly along the North right-of-way line of Iowa Highway #37 for 100.05 feet along the arc of a 1213.3 foot radius curve, whose Long Chord is 100.03 feet bearing North 88°37’10”East; thence North 0°00’ East 100.00 feet; thence Southwesterly for 100.05 feet along the arc of a 1213.3 foot radius curve whose long chord is 100.03 feet bearing South 88°37’10”West; thence South 0°00’West 100.00 feet to the Point of Beginning.

Note: The West Line of the Northwest (Fr.) Quarter of said Section 5, Township 80 North, Range 39 West, is assumed to bear due North and South.

The South 133.00 feet of the West 160.00 feet of Section Thirty-one, Township Eight-one North, Range Thirty-seven West of the Fifth Principal Meridian, Shelby County, Iowa; containing 0.49 Acres, more or less, inclusive of County Roadway easements and subject to any other easements or restrictions of record.

Portsmouth Substation

A parcel of land in the SW 1⁄4 SE 1⁄4 Section 20, Township 79 North, Range 40 West of the 5th P.M., Shelby County, Iowa described as follows:

Beginning at the SW corner of the SW 1⁄4 SE 1⁄4 Section 20-79-40, thence N 00°08’W 241.7 feet along the west line of said SW 1⁄4 SE 1⁄4, thence N 89°52’E 439.1 feet, then S 21°15’W 255.2 feet along the west right of way line of Iowa Highway No. 191, then S 89°12’W 346.0 feet along the south line of said SW  1⁄4 SE  1⁄4 to the point of beginning. Said parcel contains 2.16 acres more or less subject to the presently established county road right of way.

SIOUX COUNTY

A tract of land commencing at the Southeast corner of Section 24, Township 95, North, Range 45 West of the 5th Principal Meridian, thence North Thirty-three (33) feet parallel with the East line of said Section and West Thirty-three (33) feet parallel with the South line of said Section to point of beginning, thence North Sixty (60) feet, thence West Forty (40) feet, thence South Sixty (60) feet, thence East Forty (40) feet to point of beginning, said tract of land being also described as that part of the Southeast Quarter (SE  1⁄4) of the Southeast Quarter (SE  1⁄4 ) of Section 24, Township 95, North, Range 45 West of the 5th Principal Meridian, described as commencing at a point Thirty-three (33) feet North and Thirty-three (33) feet West of the Southeast corner of said Southeast Quarter (SE  1⁄4) of Southeast Quarter (SE  1⁄4 ), thence North, Sixty (60) feet, thence West Forty (40) feet, thence South Sixty (60) feet, thence East Forty (40) feet to point of beginning.

Beginning at the southwest corner of the Southeast Quarter (SE  1⁄4 ) of Section Thirty-four (34), Township Ninety-seven (97) North, Range Forty-six (46), West of the 5th P.M., Sioux County, Iowa; thence north two hundred thirty-three (233) feet; thence east two hundred (200) feet; thence south two hundred thirty-three (233) feet; thence west two hundred (200) feet to the point of beginning, subject to existing road right of way.

Beginning at the southeast corner of Section 33, Township 97 North, Range 45, West of the 5th P.M.; thence north 133 feet; thence west 133 feet; thence south 133 feet; thence east 133 feet to the point of beginning.

Beginning at the southwest corner of Section 36, Township 97 North, Range 44, West of the 5th P.M., Sioux County, Iowa; thence north 133 feet; thence east 133 feet; thence south 133 feet; thence west 133 feet to the point of beginning.

Lots numbered Seven (7) and Eight (8) of Block numbered Four (4) of the Incorporated City of Rock Valley, Sioux County, Iowa.

Lot Nine (9), Block (4), Original Plat of Rock Valley, Iowa.

Commencing at the Northeast corner of the Southeast Quarter (SE  1⁄4) of Section 18, Township 96 North, Range 47 West of the 5th Principal Meridian Sioux County, Iowa, thence South Sixty-three and Three Tenths Feet (63.3’), thence west thirty-three feet (33’) to the point of beginning, thence west parallel to the North line of the Southeast Quarter (SE  1⁄4) of said Section Eighteen, One Hundred Fifty feet (150’), thence Southeast in a straight line Two Hundred Twelve and Ten hundreds feet (212.1’) to a point located Two Hundred Thirteen and Three Tenths Feet (213.3’) South and Thirty-three feet (33’) West of the Northeast corner of said southeast Quarter (SE  1⁄4) of Section 18, thence North One-Hundred/ feet (150’) to place of beginning, said plot described excludes highway right-of-way and contains approximately 0.258 acres.

Part of the NE  1⁄4 NE  1⁄4 of Section 1-T94N-R45W of the 5th Principal Meridian, Sioux County, Iowa, containing 0.72 acres, more or less, and more particularly described as follows:

Commencing at the NE corner of said NE  1⁄4 NE  1⁄4; thence South 81.6 feet on the East line of said NE  1⁄4 NE  1⁄4; thence N 89° 08’W-33.0 feet to the point of beginning; thence South

250.00 feet on the West right of way line present established county road; thence N 44° 34’ W-356.22 feet; thence S 89° 08’ E 250.00 feet on the South right of way line of Iowa Highway #10 to the point of beginning.

NOTE: The East line of said NE  1⁄4 NE  1⁄4 is assumed to bear North-South.

Lot 4 in Block One, Railroad Addition to Incorporated city of Rock Valley, Iowa.

Hickory Sub

That part of the SE  1⁄4 NE  1⁄4 and the N1/2 NE  1⁄4 SE  1⁄4 of Section 34, Township 97 North, Range 45 West of the 5th P.M., Sioux County, Iowa designated “Parcel C” as shown by Plat of Survey recorded in the 2009 File – Card No. 2124, subject to public highway.

Subject to and together with covenants, conditions, restrictions and easements of record, if any.

TAYLOR COUNTY

Bedford Substation

A tract of land forming a part of the NE  1⁄4 NE  1⁄4 of Section 28, Township 68 North, Range 34 West of the 5th P.M., Taylor County, Iowa, described as follows: Beginning at a point 60 feet South of the Northeast corner of said Section 28, said point being on the East line of the Section; thence South along the East line 123 feet; thence West and parallel to the South right-of-way line of Highway No. 2 a distance of 180 feet; thence North and parallel to the East line of Section 28 a distance of 123 feet; thence East on a line parallel to the South right-of-way line of Iowa Highway No. 2 to the point of beginning, containing approximately 0.51 acres.

New Market Substation

A parcel of land in the Northeast Quarter (NE  1⁄4 ) of the Northwest Quarter (NW  1⁄4 ) of Section Thirty-two (32), Township Sixty-nine (69) North, Range Thirty-five (35) West of the Fifth Principal Meridian, in Taylor County, Iowa, beginning at the Northeast corner of said forty, thence South one hundred thirty-three (133) feet, thence West one hundred thirty-three (133) feet, thence North one hundred thirty-three (133) feet, thence East one hundred thirty-three (133) feet to the Place of Beginning, and containing .409 of an acre more or less.

WAPELLO COUNTY

A part of the East Half (E  1⁄2 ) of the Northwest Quarter (NW  1⁄4 ) of Section 26; and a part of the Southwest Quarter (SW  1⁄4 ) of Section 26; and a part of the Southeast Quarter (SE  1⁄4 ) of Section 26; and Government Lot Two (2) in Section 26; and Government Lot Three (3) in Section 26; and the Northeast Quarter (NE  1⁄4 ) of the Southeast Quarter (SE  1⁄4 ) of Section 27; and a part of the Southeast Quarter (SE  1⁄4 ) of the Southeast Quarter (SE  1⁄4 ) of Section 27; and Government Lot Seven (7) in Section 23; and a part of the Southwest Quarter (SW  1⁄4 ) of the Southwest Quarter (SW  1⁄4) of Section 25; and the Southeast Quarter (SE  1⁄4 ) of the Southwest Quarter (SW  1⁄4) of Section 25; and Government Lot Six (6) in Section 25; and Government Lot Seven (7) in Section 25; and a part of Government Lot Eight (8) in Section 25; and a part of the accretions belonging to said Government Lot Eight (8); and a part of the Northwest Quarter (NW  1⁄4 ) of the Northwest Quarter (NW  1⁄4) of Section 35; and a part of Government Lot Two (2) in

Section 36; and a part of the accretions belonging to said Government Lot Two (2) and located in part in the Corporate Limits of the Town of Chillicothe, Iowa and all being located in Township Seventy-three (73) North, Range Fifteen (15) West of the Fifth (5th) Principal Meridian, in Wapello County, Iowa and being more particularly described as follows; to wit:

Beginning at the North One-Quarter (N  1⁄4 ) corner of said Section 26; thence S. 89°-10’ W., a distance of 1318.00 feet to the Northwest corner of the NE  1⁄4 of the NW  1⁄4 of said Section 26; thence S. 0°-52’40” E., a distance of 2640.00 feet to the Southwest corner of the SE  1⁄4 of the NW  1⁄4 of said Section 26, said point also being on the centerline of the now existing Public Roadway; thence S. 89°-10 W. along the said centerline of the Public Roadway, a distance of 1318.00 feet to the West one-quarter (W  1⁄4 ) corner of said Section 26; thence S. 89 1⁄4 -02’-40 W. along the centerline of the said Public Roadway, a distance of 1317.44 feet to the Northwest corner of the NE  1⁄4 of the SE  1⁄4 of said Section 27; thence S. 0°-55’ E. along the centerline of an existing Public Roadway, a distance of 1318.8 feet to the Southwest corner of the NE  1⁄4 of the SE  1⁄4 of said Section 27; thence N. 89°-02’-40” E. along the South line of the said NE  1⁄4 of the SE  1⁄4 of Section 27, a distance of 1041.44 feet to a point that is 276 feet S. 89°-02’-40”W. from the Southeast corner of the said NE  1⁄4 of the SE  1⁄4 of Section 27; thence S. 54°-36’-20” E., a distance of 342.51 feet to a point on the West line of said Section 26, said point also being 203 feet S. 0°-55’E. from the said Southeast corner of the NE  1⁄4 of the SE  1⁄4 of Section 27; thence S. 0°-55’E. along the said West line of Section 26, a distance of 1115.8 feet to the Southwest corner of said Section 26; thence continuing S. 0°-55’E. along an old existing boundary line fence, a distance of 185.51 feet to the point on the Northerly right-of-way line of the now existing Burlington-Northern, Inc. (Formerly Chicago, Burlington and Quincy Railroad Co.), said point also being 60 feet Northwesterly from the centerline of the West Bound Main Track of the said Burling-Northern, Inc. as measured at right angles thereto, said Track being on a 0°-30’ circular curve, concave Northwesterly and having a central angle of 9°-43’-30” and a radius of 11,460 feet and a 200 feet spiral transition; thence Northeasterly along a line that is 60 feet from and parallel to the said centerline of the West Bound Main Tract to a point that bears N. 78°-38’-30” E., a distance of 1035.12 feet from the last described point, said point also being the P.C. Station of said circular curve and at the point of tangency with the said 200 feet spiral of said curve; thence continuing Northeasterly and along a line that is 60 feet from and parallel to the said centerline of the West Bound Main Track to a point that bears N. 75°-46’-40”E., a distance of 199.48 feet from the last described point, said point also being the P.S. and the T.S. Station of said spiral curve; thence N. 75°-36’-40” E. along a line that is 60 feet from and parallel to the said centerline of the West Bound Main Track, a distance of 106.60 feet to a point on the East line of the SW  1⁄4 of the SW  1⁄4 of said Section 26; thence N. 0°-52’ W. along the said East line of the SW  1⁄4 of the SW  1⁄4 of Section 26, a distance of 3.77 feet to the point of intersection with the Northerly right-of-way line of the said Burlington-Northern, Inc. (formerly Chicago, Burlington and Quincy Railroad Co,.) as found in Deed Record No. 23, Page 306 in the Office of the Recorder, Wapello County, Iowa; thence N. 61°-15’ E. along the said right-of-way line, a distance of 515.00 feet to a point on the Easterly side of the now existing Avery Creek; thence S. 30°-21’-40” E. along the said Easterly side of Avery Creek, a distance of 106.50 feet; thence S. 9°-25’ E. along the said Easterly side of Avery Creek, a distance of 236 feet to a point on the South line of the SW  1⁄4 of said Section 26; thence N. 89°-22’ E. along the said South line of the SW  1⁄4 of Section 26, a distance of 773 feet to the South One-quarter (S  1⁄4 ) corner of said

Section 26; thence N. 89°-19’40” E. along the South line of the SE  1⁄4 of said Section 26, a distance of 1723.65 feet to a point that is 906.18 feet S. 89°-19’-40” W. from the Southeast corner of said Section 26; thence N. 0°-20’-20“W., a distance of 198 feet to a point on the center of the old creek bed of Avery Creek; thence N. 64°-19’-40” E. along the said center of the old creek bed of Avery Creek, a distance of 219.78 feet; thence N. 29°-49’-40” E. along the old bed of Avery Creek, a distance of 293.7 feet to a point on the center of the Old Public Road; thence N. 1°-11’-26.44” E. along the center of the old creek bed of Avery Creek, a distance of 323.35 feet to appoint on the Northerly right-of-way line now existing Burlington-Northern, Inc. (formerly Chicago, Burlington and Quincy Railroad Co.), said point also being 80 feet Northerly from the centerline of the West Bound Main Track of the said Burlington-Northern, Inc. as measured at right angles thereto, said track being on a 0°-54.1’ circular curve, concave Southerly and having a central angle of 70°-01’-36” and a radius of 6354.86 feet and a 400 feet spiral transition; thence N. 73°-15’ E. along the said Northerly right-of-way of the said Burlington-Northern, Inc., a distance of 230.68 feet to appoint that is 125 feet Northerly from the said centerline of the West Bound Main Track of the Burlington-Northern, Inc. as measured at right angles thereto; thence Northeasterly along a line that is 125 feet from and parallel to the said centerline of the West Bound Main Track to a point that bears N. 86°-47’-20” E., a distance of 325 feet from the last described point, said point also being on the East line of the said SE  1⁄4 of Section 26; thence continuing Easterly along a line that is 125 feet from and parallel to the said centerline of the West Bound Main Track to a point on the East line of the SW  1⁄4 of the SW  1⁄4 of said Section 25, said point also bears S. 85°-47’-08.9” E., a distance of 1324.06 feet from the last described point; thence S. 1°-00’-12.9” E. along the said East line of the SW  1⁄4 of the SW  1⁄4 of Section 25, a distance of 831.09 feet to the Southwest corner of the SE  1⁄4 of the SW  1⁄4 of Section 25; thence N. 89°-15’-40” E. along the South line of the said SE  1⁄4 of Section 25 and along an existing Public Road, a distance of 1322.97 feet to the South one-quarter (S  1⁄4) corner of said Section 25; thence N. 0°-44’-2-” W. along the centerline of said Section 25, a distance of 447.78 feet to a point on the Northeasterly right-of-way line of the said Burlington-Northern, Inc., said point also being on the Original right-of-way line of the said Chicago, Burlington and Quincy Railroad Co.; thence S. 52°-14’-20” E. along the said Original right-of-way line, a distance of 294.32 feet to the point of intersection with the 70 feet right-of-way line of the said Burlington-Northern, Inc. and as found of record in Book 203, Page 425 in the Office of Recorder, Wapello County, Iowa; thence Southeasterly along a line that is 70 feet from and parallel to the said centerline of the West Bound Main Track of the Burlington-Northern, Inc. to a point on the Northwesterly line of Elm Street in the Town of Chillicothe, Iowa, said point also bears S. 54°-48’-24.21” E., a distance of 2316.81 feet from the last described point; thence N. 29°-01’-40” E. along the said Northwesterly line of Elm Street, a distance of 95.00 feet to a point on the now existing right bank of the Des Moines River; thence running upstream along the said right bank of the Des Moines River on the following described courses, N.26°-23’40.3” W., a distance of 177.15 feet , thence N. 8°-43’-08.88” W., a distance of 452.40 feet; thence N. 2°-37’-26.29” W., a distance of 581.50 feet; thence N. 13°-07’-25.31” W. a distance of 364.94 feet; thence N. 21°-09’-36.66” W., a distance of 548.90 feet; thence No. 30°-08’-46.63” W., a distance of 730.03 feet; thence N. 44°-49’-00.83” W., a distance of 471.24 feet; thence N. 52°-01’-37.83” W., a distance of 562.72 feet; thence N. 64°-04’-03.97” W. a distance of 169.22 feet; thence N. 87°-59’-41.90” W., a distance of 754.31 feet; thence N. 81°-39’-04.84” W., a distance of 436.66 feet; thence No. 77°-44’-34.22” W., a distance of 159.21 feet; thence N. 73°-35’-43.71” W., a distance of 663.60 feet; thence N. 70°-08’-04.93” W., a distance of 399.40 feet to the point of intersection with the left bank of the now existing Avery Creek; thence continuing upstream along the said right bank of the Des Moines River, N. 63°-30’-28.68”W., a distance of 400.02 feet; thence N. 49°-38’-30.71” W., a distance of 209.96 feet; thence N. 46°-06’-43.75” W., a distance of 272.21 feet; thence N. 40°-08’-25.08” W., a distance of 403.81 feet; thence N. 32°-41’-31.13” W., a distance of 246.17 feet; thence N. 28°-35’-18.08” W., a distance of 626.63 feet; thence N. 30°-35’-43.95” W. a distance of 199.40 feet; thence N. 50°-28’-17.13” W., a distance of 162.60 feet; thence N. 53°-32’-48.5”W., a distance of 317.72 feet; thence N. 51°-46’-20.91” W., a distance of 261.11 feet; thence N. 45°-32’-46.9” W., a distance of 243.80 feet; thence N. 37°-58’-58.17 “W., a distance of 430.92 feet; thence N. 31°-05’-27.85” W. a distance of 301.22 feet; thence N. 32°-35’-12.48” W., a distance of 248.36 feet; thence N. 35°-41’-20.82” W., a distance of 243.39 feet; thence N. 40°-19’-52.30” W., a distance of 297.36 feet; thence N. 45°-09’-20.54” W., a distance of 398.76 feet to a point on the West line of the SE  1⁄4 of said Section 23, said point also being on the West line of said Government Lot Seven (7), in said Section 23; thence leaving the said right bank of the Des Moines River and running S. 0°-52’-40” E. along the said West line of Government Lot Seven (7), a distance of 1558.81 feet to the point of beginning, excepting therefrom the right-of-way of the now existing Burlington-Northern, Inc. (formerly Chicago, Burlington and Quincy Railroad Co.) as located through the Southerly portion of the above described tract of land and as described and recorded in Book 203, Page 424 and in Book 203, Page 426 in the Office of the Recorder, Wapello County, Iowa and excepting therefrom a small triangular tract of land located in the Southeast Quarter (SE  1⁄4 ) of said Section 26 as recorded in said Book 203, Page 426 in the Office of the Recorder, Wapello County, Iowa; the above described tract of land not including the exceptions contain 789.28 Acres, and is subject to easements of record for the Public Roads through and adjacent to said tract of land and the rights of the Public in and to same and subject to an agreement with the Wapello Rural Water Association, Inc. for the right-of-way easement through the said described tract of land. EXCEPT from the foregoing description is the following described real estate:

A part of Government Lots #6 and #7 in Section 25, in Township 73, Range 15 described as follows: Commencing at a stone 2151.6’ East and 106.9’ South of the West One Quarter corner of Section 25 in Twp. 73, Range 15 W. Said stone being the North east corner of the Geo. Johnson land, thence West with the Johnson Line 571.5’ thence North 58.1’ thence North 16°30’ West 192.7’, thence North 53° West 184.8’, thence N. 77°30’ West 195.0’ to the Des Moines River bank, thence down the River bank as follows: East 5°40’, North 192.0’ thence East 4°57’ South 236.3’ thence East 7°54’ North 62.9’ thence East 7°20’ South 320.8’ thence East 20°58’ South 169.4’ thence south from River 305.0 to the place of beginning, containing 5.6 acres and designated on the unrecorded plat thereof made by H.E. Cook C.E. Sept. 4, 1918 as Tract A. Also a part of Government Lot #7 in Section #25 in Twp. #73, Range 15 described as follows: Commencing at a stone 490.1’ West of the NE corner of the SE  1⁄4 of the SW  1⁄4 of Section 25 in Twp. 73 Range 15 West said stone being the SE corner of Geo. Johnson land, thence East 490.1’ to the Quarter Section line; thence North along Section line 1400.0’ to the Des Moines River, thence Northwesterly along the River 502.0’, thence South 1500.0’ to the place of beginning, containing 16.4 Acres and – designated on said unrecorded plat as Tract “B”. Also the SE  1⁄4 of the SW  1⁄4 of Section 25 in Twp. 73 Range 15 West containing 40 Acres more or less, and designated on said unrecorded plat as Tract “C”.

WARREN COUNTY

Greenfield Plaza Substation

Commencing at the Southwest corner of the Southeast Quarter (SE  1⁄4 ) of the Northeast Quarter (NE  1⁄4 ) of the Southwest Quarter (SW  1⁄4 ) of Section 4, Township 77 North, Range 24 West of the 5th P.M., Warren County, Iowa, thence North 240 feet, thence East 390 feet, thence South 110 feet, thence East 230 feet to the West right-of-way line of Northwest 29th Street (also known as Southwest 9th Street), thence South along said right-of-way line 130 feet to the south line of said Southwest Quarter (SE  1⁄4) of the Northeast Quarter (NE  1⁄4) of the Southwest Quarter (SW  1⁄4 ), thence West 620 feet to the point of beginning.

Indianola Station

A tract of land located in the Northeast Quarter (NE  1⁄4 ) of the Northeast Quarter (NE 1⁄4) of Section 20, Township 76 North, Range 23 West of the 5th P.M., Warren County, Iowa, described as follows: Beginning at the intersection of the south right-of-way line of the east and west roadway, along the north side of said Section 20, and the west right-of-way line of said north and south roadway along the east side of said Section 20, thence southerly along the west right-of-way line of said north and south roadway a distance of 200 feet; thence west 200 feet, thence northerly parallel to the west line of said north and south roadway a distance of approximately 200 feet, thence easterly along the south right-of-way line of said east and west roadway a distance of approximately 200 feet to the point of beginning. Except: The North 17 feet of the above described property.

Norwalk Substation

The northwest quarter of the southeast quarter (NW  1⁄4, SE  1⁄4), Section 24, Township 77 north, Range 25 west of the 5th p.m., Warren County, Iowa, said parcel is more particularly described as follows:

Beginning at the center of said Section 24, thence S89°11’13” E along the north line of the SE  1⁄4 of said Section 24, 1315.33 feet to a point; thence S00°09’27” W, 1322.85 feet to a point; thence N8908’58”W, 1314.64 feet to a point on the west line of said SE  1⁄4, the point of beginning, said parcel contains 39.918 acres, more or less.

Said tract is subject to and together with any and all easements of record.

WEBSTER COUNTY

The South Half (S  1⁄2 ) of the Northeast Quarter (NE  1⁄4 ) of Section No. Thirty-six (36), Township No. Ninety (90) North, Range No. Twenty-eight (28), Wet of the Fifth P.M., Webster County, Iowa.

Lehigh Substation

A parcel of land in the South Half (S  1⁄2) of Section Four (4), Township Eighty-seven (87) North, Range Twenty-eight (28) West, of the Fifth (5th) Principal Meridian, Webster County, Iowa, more particularly described as follows:

Beginning at a point forty-seven (47.0) feet North and one thousand three hundred thirty-eight and six-tenths (1,338.6) feet West of the Southeast (SE) corner of said Section Four (4), said point being on the North right-of-way line of Iowa State Highway Number Fifty (50); thence, West four hundred (400.0) feet along said right-of-way line; thence, North 33°15’ West, seven hundred forty-three (743.0) feet; thence, west eight hundred sixteen and seven –tenths (816.7) feet; thence, North one thousand one hundred one and two-tenths (1,101.2) feet; thence, North 89°00’ East six hundred thirty-five and six-tenths (635.6) feet; thence, South 71°35’ East, six hundred forty-one and five-tenths (641.5) feet; thence, South 01°56’40” East, seven hundred eighty-nine and seven –tenths (789.7) feet; thence, South 32°42’ East, six hundred seventy-three and nine –tenths (673.9) feet; thence, South 03°34’20” West, one hundred seventy-five (175.0) feet to the point of beginning, containing 38.0 acres more or less, subject to easements of record.

Lehigh Substation (West Side)

The North 435 Feet of the East 533 Feet of the Southeast Quarter (SE  1⁄4) of Section Three (3), Township Eighty-four (84) North, Range Thirty-seven (37) West of the Fifth Principal Meridian, Crawford County, Iowa, and being subject to any and all easements of record including roadway easement being the East 33 Feet thereof.

Substation “R”

A parcel of land in the Southeast (SE) corner of Section Twenty-five (25), Township Eighty-seven (87) North, Range Thirty-one (31) West of the Fifth (5th) Principal Meridian, Calhoun County, Iowa, and more particularly described as follows: Beginning at the Southeast (SE) corner of said Section Twenty-Five (25); thence West one hundred ninety and seven-tenths (190.7) feet along section line; thence North one hundred thirty-three (133) feet; thence East one hundred ninety-one and twenty-three-hundredths (191.23) feet to the East line of said Section Twenty-five (25); thence South 0° 13’ 45” West one hundred thirty-three (133) feet along section line to point of beginning, containing 0.58 acres.

Substation “E”

Fort Dodge Mineral City Park Addition Lot 14 Block 5 (from Assessors site)

Substation “F”

Part of Section 18, Township 89 North, Range 28 West of the 5th P.M., Webster County, Iowa, bounded and described as follows: beginning on the north line of 14th Avenue North in the City of Fort Dodge, Iowa, at a point which is 174.46 feet east of the east line of north 7th Street in said City and from said point of beginning running thence east along the north line of said 14th Avenue North a distance of 120.10 feet; thence to the left at an angle of 99 degrees 50 minutes for a distance of 354.65 feet; thence to the left at an angle of 89 degrees and 55 minutes for a distance of 118.35 feet; thence to the left at an angle of 90 degrees 5 minutes for a distance of 334.53 feet to the point of beginning.

It is agreed between the parties hereto that the north 25 feet of the above-described property shall not be closed but shall remain open for the use of all adjoining property owners as a private road, without any obligation on buyer to clear or maintain it.

For the purpose of this description said North 7th Street is assumed to run due North and South, now known as, Lot No. 14, County Auditor’s Plat of that part of the Southeast Quarter of Section 18, Township 89, Range 28 West of the 5th P.M. in the City of Fort Dodge, Webster County, Iowa; for taxing purposes referred to as “North Expo”.

Substation “G”

Fort Dodge Company’s Addition Haskell’s SD NE PT Lot 16 & Lots 17-27 INCL & PT VAC ST BLK 136 (from Assessors site)

Substation “K”

Parcel No. 1 – A tract of Land located in the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section Twenty-Four (24), Township Eighty-nine (89) North, Range Twenty-nine (29), West of the 5th P.M., Webster County, Iowa, described as Commencing at the Northwest corner (NW/cor) of said Sec. 24-89-29; thence running South One Thousand Two Hundred Thirty-three and Seven-tenths (S 1233.7) feet along the West line of said Northwest Quarter (NW 1/4) of Sec. 24-89-29; thence South 89 degrees 56 minutes East, Thirty-three (33) feet to the point of beginning; thence North Two Hundred Fifty (N 250) feet; thence South 89 degrees 56 minutes East, one Hundred Sixty-Seven (167) feet; thence South Two Hundred Fifty (S 250) feet; thence North 89 degrees 56 minutes West, One Hundred Sixty-Seven (167) feet to the point of beginning.

Parcel No. 2 – A tract of land located in the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section Twenty-four (24), Township Eighty-nine (89) North, Range Twenty-nine (29), West of the 5th P.M., Webster County, Iowa, described as follows: Commencing at the Northwest corner (NW/cor) of said Sec. 24-89-29, and running thence South One Thousand Two Hundred Thirty-three and Seven-tenths (S 1233.7) feet along the West line of said Northwest Quarter (NW 1/4) of Sec. 24-89-29; thence South 89 degrees 56 minutes East, Two Hundred (200) feet to the point of beginning; thence North one hundred Ninety-one and Two-tenths (N 191.2) feet; thence south 89 degrees 46 minutes East, One Hundred Five (105) feet; thence running South One Hundred Ninety and Nine-tenths (S 190.9) feet; thence North 89 degrees 56 minutes West, One Hundred Five (105) feet to the point of beginning.

Parcel No. 3 – A parcel of land in Section 23, Township 89 North, Range 29 West of the 5th P.M. and a parcel of land in Section 24, Township 89 North, Range 29 West of the 5th P.M., in Webster County, Iowa, as shown on Right of Way plat Exhibit “A” attached hereto which by this reference is made a part hereof, and described as follows: The South 607.74 feet of the North 1232.2 feet of the East 33 feet of the NE 1/4 NE 1/4 of said Section 23, containing 0.46 acre more or less. Also, the South 607.72 feet of the North 1232.18 feet of the West 33 feet of the NW 1/4 NW 1/4 of said Section 24, containing 0.46 acre more or less.

Substation “K”

A parcel of land in Section 23 and 24, Township 89 North, Range 29 West of the 5th P.M., described as follows:

The North 359 feet of the South 607.74 feet of the North 1232.2 feet of the East 33 feet of the Northeast Quarter of the Northeast Quarter of Section 23, and the North 359 feet of the South 607.72 feet of the North 1232.18 feet of the West 33 feet of the Northwest Quarter of the Northwest Quarter of Section 24, Township 89 North, Range 29 West of the 5th P.M.

Northeast Substation “N”

A parcel of land bounded as follows: Beginning at a point 124  1⁄2 feet east of the southwest corner of the 6 acres in the Northwest Quarter of the Southeast Quarter of Section 17, Township 89 North, Range 28 West of the 5th P.M., as conveyed to R.P. Atwell by deed recorded in book 29, page 398, in the Office of Recorder of Webster County, thence east 230 feet to the east line of said 6 – acre tract; thence north on the east line of said 6 – acre tract a distance of 410 feet; thence in a southwesterly direction a distance of approximately 369.74 feet to a point due north of the starting point; thence south a distance of 120  1⁄2 feet to the point of beginning. NOW KNOWN AS: Lot No. 11, County Auditor’s Plat of the Northwest Quarter of the Southeast Quarter of Section 17, Township 89 North, Range 28 West of the 5th P.M., Webster County, Iowa; for taxing purposes referred to as “Floral Hills”.

Substation “Q”

The Southwest Quarter (SW  1⁄4) of the Southeast Quarter (SE  1⁄4) of the Southeast Quarter (SE  1⁄4) of the Northeast Quarter (NE  1⁄4) all in Section 21, Township 89 North, Range 28 West of the 5th P.M., Webster County.

Substation “T”

Lot number 6, County Auditor’s Taxation Plat of the Southeast Quarter of Section 30, Township 89 North, Range 28 West of the 5th P.M., within the Corporate Limits of the City of Fort Dodge, Iowa; for taxing purposes referred to as “Trinity-Haven”.

Substation “T”

That part of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) lying South of the Chicago, Great Western Railroad right-of-way in Section 30, Township 89, Range 28 West of the 5th Principal Meridian, Webster County, Iowa.

Substation D

Lot No. One (1) of Duncombe and Beecher’s Sub-Division of Block No. Twenty (20), in Morrison and Duncombe’s Addition to Fort Dodge, Iowa, Except: the North Eighty (80) feet thereof.

Barnum Station

The East 436.5 feet of the North 411.5 feet of the Northeast Quarter (NE  1⁄4) of Section 22, Township 89 North, Range 30 West of the 5th P.M., Webster County, Iowa, lying southerly of the southerly right-of-way line of Iowa Primary Road No. 7, containing 2.63 acres more or less.

Hayes Sub

Commencing as a point of reference at the NW corner of Section 20, Township 89 North, Range 29 West of the 5th P.M., Webster County, Iowa, thence S00°18’27”West, 143.45 feet along the West line of said Section 20 to a point on the South right-of-way line of Iowa Highway7; thence N 47°40’10” East, 96.47 feet along said right-of-way line to a point; thence Easterly along a curve to the left having a radius of 49,193.00 feet, a chord bearing of S 89°17’28” East, an arc length of 443.30 feet along said right-of-way line to a point; thence S 89°32’58” East, 796.70 feet along said right-off-way liken to a point of beginning; thence S 0027’02” West, 284.00 feet to a point; thence N 89°32’58” West, 410.00 feet to a point; thence N 00°27’02” East, 284.00 feet to the point of beginning and containing 2.673 acres more or less.

WOODBURY COUNTY

The North one-third (1/3) of Lots One (1) and Two (2), Block four (4) Town of Moville, Iowa, except a tract of land sixteen (16) feet square, in the Northeast corner of said Lot One (1) occupied by the well and pumping plant of the Town.

Lots fourteen (14) and fifteen (15) in Block One (1), Lucas Second Sub-Division to the town of Moville, Iowa.

All that part of Blocks 2 and 3 Eveningside Addition to Sioux City, Iowa lying East of the North and South centerline of Section 23, Township 89 North, Range 48 West of the 5th Principal Meridian, Woodbury County, Iowa, described as follows:

Beginning at a point on the said North and South centerline which is 1.95 feet South of the South line of Florence Avenue; thence Easterly for 122.7 feet to a point on the said South line; thence East along the said South line for 107.3 feet; thence with an angle to the right of 88°38’30” for 230.1 feet; thence with an angle to the right of 106°39’24” for 50.45 feet; thence with an angle to the left of 1°23’42” for 188.1 feet to the said North and South centerline; thence with an angle to the right of 74°35’08” for 169.02 feet along said centerline to the place of beginning.

Subject to existing railroad trackage over and across the south side thereof.

Lots 1 to 8, inclusive, in Block 4, Middle Sioux City, Woodbury County, Iowa, together with the alley in said Block 4 vacated and granted by the City of Sioux City to The United Gas Improvement Company.

All of Block 36, East Sioux City, Woodbury County, Iowa, and the alley between Lots 1, 2 and 3 and Lots 4, 5 and 6, Block 36, East Sioux City.

Lots 5, 6, 7 and 8, Block 3, Middle Sioux City, Woodbury County, Iowa.

All that part of Lots 4, 5, and 6 in Block 30 in Sioux City East Addition in the County of Woodbury and State of Iowa, bounded and described as follows: Beginning at the intersection of the South line of said Lots 4, 5 and 6 with the West line of Lot 4; thence extending Northerly along the West line of said Lot 4 to a point 54 feet 6 inches from said point of beginning; thence Easterly along a line extended parallel with and 54 feet, 6 inches North of the South line of said Lots 4, 5 and 6, 150 feet to the point of intersection of said line with the East line of Lot 6; thence Southerly along the East line of Lot 6, 54 feet 6 inches to the point of intersection of said line with the South line of said Lots 4, 5 and 6; thence Westerly along the South line of said Lots 4, 5 and 6, 150 feet to said point of beginning.

All that part of lot 6 in Block 30 in Sioux City East Addition in the county of Woodbury and Sate of Iowa, bounded and described as follows: Beginning at a point on the East line of said Lot 6, 131 feet 3 inches North of the intersection of the South line of said Lots 4, 5, and 6 with the East line of Lot 6; thence extending Westerly along a line extended parallel with and 131 feet 3 inches North of the South line of said Lots 4, 5, and 6 to a point 36 feet 7 inches from said point of beginning; thence Northerly along a line extended parallel with and 36 feet, 7 inches West of the East line of Lot 6, 18 feet 9 inches to the point of intersection of said line with the North line of Lot 6; thence Easterly along the North line of Lot 6, 36 feet 7 inches to the point of intersection of said line with the East line of Lot 6; thence Southerly along the East line of Lot 6, 18 feet 9 inches to said point of beginning.

The above description being intended to include all of Lots 4, 5, and 6, Block 30, in Sioux City East Addition in the County of Woodbury and State of Iowa, except that portion of Lots 4, 5 and 6 described as follows: Beginning at a point on the northwest corner of Lot 4; thence extending Southerly along the West line of Lot 4, to a point 18 feet and 9 inches from said point of beginning; thence proceeding Easterly on a line parallel with the North line of Lots 4, 5 and 6 for a distance of 113 feet and 5 inches; thence proceeding North for a distance of 18 feet and 9 inches and thence proceeding Westerly along the North line of Lots 4, 5 and 6 to the point of beginning.

All that part of Government Lot 1 of Section 28, Township 89, Range 47 described as follows: Beginning at the southeast corner of Lot 9 in Block 31, Sioux City East Addition; thence South on a projection of the East line of said Lot for 41.5 feet to a point 8.0 feet North of the center line of a switch track of the Chicago & Northwestern Railway; thence Westerly with an angle to the right of 81°00’ parallel to the center line of said track for 28.24 feet; thence Westerly on a 19°00 curve to the right, parallel to and 8 feet distant northerly from the center line of said sidetrack to the point of intersection of said 19°00’ curve with a line which is parallel to and 120.0 feet west of the East line of said Lot 9 projected south; thence North on said projected line to the South line of Lot 8 in Block 31, Sioux City East Addition, at a point 120.0 feet West of the Southeast corner of Lot 9 in Block 31; thence Northwesterly on a line which makes an angle in the northwest quadrant of 34°45’ with the south line of said Lot 8 for 44.6 feet to the point of intersection of said line with the first course of a line in abandoned Perry Creek, as described in a deed from Ford Lumber Company to the Sioux City Gas and Electric Company, filed October 15, 1943, and recorded in book 102 of Deeds, page 108, said point of intersection being 35.96 feet North along said first course from the point of beginning of the description of said line in said creek as given in said deed; thence Northerly with an angle to the right of 65°48’ along said line in Perry Creek for 34.1 feet; thence Northerly along said line with an angle to the left of 9°01’ for 96.76 feet; thence Northerly along said line with an angle to the left of 6°10’ for 2.35 feet to a point on the center line of the vacated east and west alley in Block 31, Sioux City East Addition projected westerly, which point is 148.85 feet west of the east line of said Block 31; thence East along the center line of said vacated alley with an angle to the right of 94° 36’ for 33.39 feet to a point on the Westerly right of way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad, which is 8.0 feet distant at right angles from the center line of said right of way, and making an angle to the right of 57°25’ with the tangent to the curve of said right of way at said point; thence southeasterly on a 12° 36’ curve to the left along said right of way line and 8 feet at right angles from the center line of said right of way for 169.2 feet to the east line of Lot 9 in Block 31, Sioux City East Addition, at a point 35.7 feet north of the place of beginning; thence south along the east line of said Lot 9 for 35.7 feet to the place of beginning; except all that part of Lot 8, also known as a part of Tax Lot G, and part of the vacated alley, all in Block 31, Sioux City East Addition described as follows:

Commencing at the Northeast corner of said Block 31, thence South 90°00’00” West along the North line of said Block, said line also being the South line of Third Street, for 147.25 feet; thence South 0°00’00” West for 150.00 feet to the centerline of the vacated alley in said Block 31 and the point of beginning; thence continuing south 0°00’00” West for 140.12 feet; thence North
55°06’12” West for 13.05 feet to a line described as being the centerline of the abandoned Channel of Perry Creek; thence North
10°41’47” East along said line for 34.10 feet; thence North 1°32’55” East along said creek centerline for 96.76 feet; thence North
0°15’43” West along said creek centerline for 2.42 feet to the centerline of the vacated alley in said Block; thence South 89°49’17” East for 1.77 feet to the point of beginning. Said described parcel contains 593 square feet except the parcel described as a parcel of land lying in part of Vacated West Second Street, lying west of Water Street and south of Block 31 of East Sioux City Addition, all in Section 28, Township 89 North, Range 47 West, of the Fifth Principal Meridian, in Sioux City, Woodbury County, Iowa, more particularly described as follows:

Commencing at a point on the Southeast corner of said Block 31; thence S 01°35’06”W along the West line of Water Street continuing S 01°35’06”W along said projected line for 17.99 feet; thence N 76°36’41”W for 28.24 feet; thence Northwesterly along a 301.56 foot radius curve concave Northeasterly for 98.44 feet; said curve having a chord bearing of N 71°06’10”W and a chord distance of 96.00 feet; thence N 01°57’53”E for 6.55 feet; thence S 77°26’43”E for 121.96 feet to the point of beginning; containing 1,881.72 square feet.

North Half of Lot 22, Sokoloff’s Place, an addition to Sioux City, Woodbury County, Iowa.

Lots 4, 5, 6, 7, 8 and 9, together with the North and South alley between Lots 4, 5 and 6 and Lots 7, 8 and 9 in Block 29, East Sioux City, in the City of Sioux City, County of Woodbury and State of Iowa.

Lots 11 and 12, in Block 29, East Sioux City, in the County of Woodbury and State of Iowa; except the West 50 feet of Lot 11 and the West 50 feet of Lot 12, except the North 10 feet thereof, all in Block 29 East Sioux City, an Addition to Sioux City, Woodbury County, Iowa.

Lots 3 and 4, in Block 3, Middle Sioux City, Sioux City, Woodbury County, Iowa.

Part of tracts thirty-six (36), thirty-seven (37), thirty-eight (38), thirty-nine (39) and forty (40), Buckwalter Manor in the Country Club District, Second Filing and a portion of the Northeast quarter (NE  1⁄4 ) of the Northwest quarter (NW  1⁄4 ), of Section four (4), more particularly described as follows: Beginning at the Northeast corner of Tract thirty-six (36), Buckwalter Manor in the Country Club District, Second Filing, an addition to Sioux City, Iowa, which point is also the intersection of the west line of Perry Creek Road with the North line of the Northeast quarter (NE  1⁄4 ) of the Northwest quarter (NW  1⁄4 ) of Section four (4); thence West along the North line of said Section four (4), for a distance of seven hundred fifty and two-tenths

(750.2) feet; thence South at an angle of 90 degrees to the left, a distance of fifty (50) feet; thence East at an angle of 90 degrees to the left to the West line of Perry Creek Road along a line fifty (50) feet distant from the parallel to the said north line of Section four (4); thence Northeasterly along the West line of Perry Creek Road to the place of beginning; all in Township eighty-nine (89), Range forty-seven (47), in the County of Woodbury and State of Iowa.

Lot One (1), Block One (1), Normandy Addition, an addition to Sioux City, Woodbury County, Iowa.

Lot Two (2), Block One (1), Normandy Addition, an addition to Sioux City, Woodbury County, Iowa.

Lots Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7) and Eight (8), in Block Seven (7), North Riverside, an addition to Sioux City, together with all accretions thereto except that part of said accretions lying south of the following described line:

All that part of Lot 16, Block 1, North Haven, an addition to Sioux City, Iowa, lying northwesterly of a straight line drawn from a point on the southwesterly line of Lot 16, 62 feet southeast of the west corner of Lot 16, to a point on the north line of Lot 15, Block 1 of said Addition, 125 feet east of the Northwest corner of Lot 15; except the North twenty feet (N 20’) lying South of the northerly line of Lot Sixteen (16) in Block One (1) of North Haven, an addition to Sioux City, Woodbury County, Iowa, except part deeded to the City of Sioux City, Block One (1), North Haven, an addition to Sioux City, Iowa, (Note: Deed to City of Sioux City recorded June 12, 1936, in Lot Deed Book 219, page 253 covered the following described property. That part of Lots 15 & 16, Blk 1, North Haven Add’n. lying southeasterly of a straight line drawn from a point on the southwesterly line of Lot 16, 62’ S.E. of the W. corner of Lot 16, to a point on the N. line of Lot 15, 125’ E. of N.W. corner of Lot 15).

All of that part of the East half (E  1⁄2 ) of the Northwest quarter (NW  1⁄4 ) of Section Twenty-seven (27), Township Eighty-nine (89) North, Range Forty-seven (47) West of the Fifth Principal Meridian, in the County of Woodbury and Sate of Iowa, described as follows to-wit:

Commencing at a point in the West line of Division Street in Sioux City, Iowa, where the South line of Eleventh Street in Cole’s Addition to Sioux City, Iowa, extended West would intersect said West line of said Division Street, thence South along said West line of said Division Street Two Hundred (200) feet, thence West on a line parallel with said South line of said Eleventh Street in Cole’s Addition extended West to the East high bank of said Floyd River; thence Northeasterly along said East high hank of said Floyd River; to said south line of said Eleventh Street extended west to said east high bank of said Floyd River; thence East along said South line of said Eleventh Street extended West, to the place of beginning; except a parcel described as commencing at a point 140 feet West from the West line of Division Street in Sioux City, Iowa, along a line which would be the South Line of Eleventh Street in Cole’s Addition to Sioux City, Iowa, extended West; thence South along a line parallel to said West line of Division Street 150 feet; thence East on a line parallel with said South Line of said Eleventh Street in Cole’s Addition extended, to the West Line of Division Street; thence South along the West Line of Division Street in Sioux City, Iowa, 50 feet; thence west along a line parallel with said South Line of said Eleventh Street in Cole’s Addition extended to the East High Bank of the Floyd

River; thence Northeasterly along said East high Bank of said Floyd River to said South Line of said Eleventh Street, extended West to said East high Bank of the Floyd River; thence East along said South Line of said Eleventh Street extended West to the place of beginning.

Out Lot “H”, Edgewater Park Addition to Sioux City, Iowa, together with all the right, title and interest of the Company in and to all land accreted to said Out Lot “H”, and together with all riparian rights in connection with said Out Lot “H” and accretions thereto.

Lots One (1) to Eight (8) both inclusive excepting the North Thirty-three feet (33’) of Lots Four (4) and Five (5) all in Block Fourteen (14), Robson’s Addition to Sioux City, Woodbury County, Iowa, together with the North Thirty-three feet (33’) of Thirteenth Street abutting Lots One (1) and Eight (8) in said Block Fourteen (14).

Lots 4 and 5, in Block 3, and the West 10 feet of Wall Street (vacated) abutting said Lots 4 and 5, all in Peirce’s Addition to Sioux City, Iowa.

Lots Fifteen (15) and Sixteen (16) in Block Two (2) Cheney’s Addition to Sioux City, in the County of Woodbury and Sate of Iowa.

Lots Eleven and Twelve except the Westerly fifty-five feet thereof, and except the Easterly seventy-six feet of the westerly one hundred thirty-one feet of the Southerly thirteen feet of said Lot Eleven, all in Block Fifty-six, of Sioux City, Woodbury County, Iowa.

All of the North-South vacated alley in Block Fourteen (14) of Robson’s Addition to Sioux City, Iowa, except the North Thirty-three (33) feet thereof.

That part of the North 33 feet of vacated Thirteenth Street lying between the East line of Lot 1 and the West line of Lot 8, Block 14, Robson’s Addition extended South, an addition to Sioux City, Iowa.

Tax Lots A, B, C, D (except for such portion of the easterly part of said Tax Lot D as is needed together with Tax Lot E, lying to the east of said Tax Lot D, to make a tract of ten (10) acres along the east side of the Northwest Quarter (NW  1⁄4 ) of the Northeast Quarter (NE  1⁄4 )of Section Thirty (30) hereinafter described ), H, I, K, L and M of Auditor’s Plat of the North Half (N  1⁄2) of Section Thirty (30), township Eighty-seven (87) North, Range Forty-seven (47) West of the Fifth Principal Meridian (except nine and one-half (9  1⁄2) acres located in the southwest corner of said Tax Lot M), and the South Half (S  1⁄2 ) of Southwest Quarter (SW  1⁄4 ) of Section Nineteen (19), all in Township Eighty-seven (87) North, Range Forty-seven (47), West of the Fifth Principal Meridian, together with all accretions to all of the foregoing situated in the South Half (S  1⁄2 ) of Section Twenty-four (24) and in the North Half (N  1⁄2 ) of Section Twenty-five (25), Township Eighty-seven (87) North, Range Forty-eight (48), West of the Fifth Principal Meridian except the south three hundred sixty (360) feet of said accretions and except a tract of 25.46 acres more or less, situated in said accretions, and now in condemnation, and described as follows, to wit:

Commencing at the East Quarter corner of said Section Twenty-five (25), Township Eight-seven (87) North, Range Forty-eight (48), West of the Fifth P.M., Woodbury County, State of Iowa; thence North 01°32’ West along the East line of said Section Twenty-five (25) a distance of 360.00 feet; thence South 78°37’ West a distance of 1805.58 feet to the true point of beginning; thence North 35°40’00” West a distance of 333.47 feet; thence North 38°00’00” West a distance of 504.75 feet; thence North 41°06’00” West a distance of 505.10 feet; thence North 43°50’00” West a distance of 504.08 feet; thence North 45°46’00” West a distance of 503.41 feet; thence North 47°44’00” West a distance of 503.41 feet; thence North 49°40’00” West a distance of 503.00 feet; thence North 51°10’00” West a distance of 503.34 feet; thence North 53°30’00” West a distance of 504.57 feet; thence North 56°24’00” West a distance of 59.00 feet; thence South 31°57’30” East a distance of 155.29 feet; thence South 39°33’30” East a distance of 675.41 feet; thence South 47°09’00” East a distance of 624.23 feet; thence South
51°06’00” East a distance of 541.27 feet; thence South 42°34’00” East a distance of 363.34 feet; thence South 34°51’00” East a distance of 281.34 feet; thence South 41°11’00” East a distance of 442.79 feet; thence South 36°20’30” East a distance of 284.09 feet; thence South 32°34’30” East a distance of 418.99 feet; thence South 39°45’00” East a distance of 423.74 feet; thence North 78°37’00” East a distance of 403.23 feet to the point of beginning; and except Part of the East Half of the Southwest Quarter (E  1⁄2 - SW  1⁄4 ), part of Government Lot 1, and part of Tax Lot “M” Auditor’s Plat of the North Half (N  1⁄2 ), all in Section Thirty (30), Township Eighty Seven (87) North, Range Forty-seven (46) west of the Fifth (5th) Principal Meridian, Woodbury County, Iowa, described as beginning at the Center Quarter (C  1⁄4 ) corner of said Section 30-87-47, thence South along the North-South Half Section line of said Section 30-87-47, 1328.0 feet, thence South 81°03’ West 1830.86 feet, thence North parallel with said North-South Half Section line, 1453.0 feet, thence North 81°03’ East 1830.86 feet to said Half Section line, thence south along said line 125.0 feet to the Point of Beginning. Tract contains 60.33 acres including Public Road and 58.0 acres excluding Public Road and except that part of Tax Lot A, B, C, D, K and L of Auditor’s Plat of the North  1⁄2 Section 30, T87N, R47 West of the Fifth Principal Meridian, described as follows: From a point on the North line of said Section 30 1,000.65 feet West of the North  1⁄4 corner of said Section 30; thence with the North line of said Section 30 an angle to the left of 89°42’ for 140.67 feet to the point of beginning; thence continuing South on the same line extended for 1,444.0 feet; thence with an angle to the right of 112°25’ for 1,000 feet; thence with an angle to the right of 21°25’ for 630 feet; thence with an angle to the right of 24°23’ for 675.8 feet; thence with an angle to the right of 111°47’ for 1,629.45 feet to the point of beginning, all located in the North  1⁄2 of Section 30, T87N, R47 West of the Fifth Principal Meridian, Woodbury County, Iowa.

Any part of the South half (S  1⁄2 ) of the South Half (S  1⁄2 ) of said Section Twenty-four (24), any part of the North Half (N  1⁄2 ) of said section Twenty-five (25) lying north and northwest of the following described line: Commencing at the northwest corner of the Southwest Quarter (SW  1⁄4) of Section Thirty (30), Township Eighty-seven (87) North, Range Forty-seven (47) West of the Fifth Principal Meridian, thence North (N 01° 32’ W) along the section line 360 feet for a place of beginning; thence west (S 78° 37’W) to the United States

Government right of way lying east of the east bank of the Missouri River, and any abandoned channel of the Missouri River situated in the South Half (S  1⁄2 ) of the South Half (S 12 ) of said Section Twenty-four (24) and north and northwest of the above described line in the North Half (N  1⁄2 ) of said Section Twenty-five (25), and which is not a part of the above described accretions, except that no conveyance is intended to be made by this part of this deed of any of the above described accretions referred to above as a tract of 25.46 acres more or less, and not in condemnation, said sections Twenty-four (24) and Twenty-five (25) being in Township Eight-seven (87) North, Range Forty-eight (48) West of the Fifth Principal Meridian.

Lot One (1), in Block Thirty-five (35), East Sioux City, in the County of Woodbury and state of Iowa.

Lots Five (5) and Six (6), and the East Half of Lot Four (4), in Block Thirty-five (35), East Sioux City, of the County of Woodbury and State of Iowa.

Lots Two (2) and Three (3), Block Thirty-five (35), East Sioux City, sometimes referred to as East Sioux City, an Addition to Sioux City, Woodbury County, State of Iowa.

West Half (W  1⁄2 ) of Lot Four (4), Block Thirty-five (35), East Sioux City, sometimes referred to as East Sioux City, an Addition to Sioux City, Woodbury County, State of Iowa, and sometimes referred to as East Sioux City, Sioux City, Iowa.

The North three hundred (300) feet of the West half (W  1⁄2 ) of the Northeast quarter (NE  1⁄4 ) of the Northwest quarter (NW  1⁄4 ) of the Southwest quarter (SW  1⁄4 ) of Section eight (8) except the West thirty-five (35) feet thereof, in Township eighty-nine (89), North, Range forty-seven (47), West of the Fifth Principal Meridian, in the County of Woodbury and State of Iowa, subject to an easement on and over the North 16  1⁄2 feet of the above described real estate tract, for the use of the public as a highway, and subject to right of way agreement with Iowa Public Service Company executed under date of February 16, 1962, filed for record February 2, 1962, in the office of the county recorded of Woodbury County, Iowa, and recorded in Book 1001, page 299 in the office of said county recorder.

All of Lots Four (4), Five (5) and Six (6) except the North Thirty-two Feet (N 32’) of the West Fifty Feet (W 50’) of Lot Five (5), in Block Thirty (30), East Sioux City Addition to Sioux City, Woodbury County, Iowa.

The North Thirty-two Feet (N 32’) of the West Fifty Feet (W 50’) of Lot Five (5), Block Thirty (30), East Sioux City Addition to Sioux City, Woodbury County, Iowa.

That part of Tax Lot Two (2), also referred to as Lot Two (2), of Auditor’s Plat of the North Half (N  1⁄2) of the Northwest Quarter (NW  1⁄4 ) of Section Thirty-five (35), Township Eighty-nine (89) North, Range Forty-seven (47), West of the 5th P.M., Woodbury County, Iowa, lying northeast of the northeasterly line of what is now known as Green Avenue, except the North thirty-three (33) feet thereof. Said part of said Lot Two (2) is also described as being bounded as follows: Beginning at a point on the south line of what was formerly known as Egbert Avenue, and is now known as Correctionville Road, which point is one thousand one hundred twenty-two (1122.0) feet west and thirty-three (33.0) feet south of the northeast corner of the Northwest quarter (NW  1⁄4) of said Section Thirty-five (35), said point being sixty-six (66.0) feet west of the northwest corner of Lot Ten (10), Block Two (2), Hedges Second Table

Addition to Sioux City, Iowa; thence south parallel to the west line of said Lot Ten (10) to the point of intersection with the southwesterly line of Lot Eleven (11) of said Block Two (2) produced northwesterly, said point being on the northeasterly line of what was formerly known as Correctionville Road and is now known as Green Avenue; thence northwesterly along said projected line to a point on the south line of what was formerly known as Egbert Avenue and is now known as Correctionville Road, which point is thirty-three (33) feet south of the north line of the Northwest Quarter (NW  1⁄4) of said Section Thirty-five (35); thence east parallel to said north line to the place of beginning.

The South 200 feet of the Northwest Quarter (NW  1⁄4 ) of Section 19, Township 87 North, Range 47, West of the 5th P.M., Woodbury County, Iowa.

A tract of land situated in Sections 25 and 36, Township 87, North, Range 48 West of the 5th P.M., all in the County of Woodbury and State of Iowa, and more particularly described as follows:

Commencing at the East Quarter corner of said Section 25; thence North 09°32’ West along the East line of said Section 25 a distance of 360 feet; thence South 78° 37’ West a distance of 223 feet to the true point of beginning; bounded on the North by a line from the true point of beginning with a bearing of South 78°37’ West to the Missouri River; bounded on the East by a line from the true point of beginning described as follows: thence South 13°03’ West a distance of 1515.47 feet; thence South 13°55’ West a distance of 190.87 feet; thence South 26°36’ East a distance of 169.18 feet; thence South 11°29’ West a distance of 148.14 feet; thence South 18°23’ East a distance of 471.15 feet; thence South 39°52’ East a distance of 454.14 feet; thence South 9°52’ East a distance of 294.48 feet; thence South 49°13’East a distance of 331.12 feet; thence South 47°25’ East a distance of 485.23 feet; thence South 24° 54’ East a distance of 503.97 feet; thence South 0°10’ West a distance of 178.99 feet, this being the East boundary; bounded on the south by a line described as follows: From the last point on the East boundary; thence South 77°47’ West to the Missouri River; the West boundary being the Missouri River, said tract embracing any and all accretions contained in the foregoing description, to Lot 1 of said Section 25, Township 87 North, Range 48 West of the 5th P.M. and to the SW  1⁄4 of the SW  1⁄4 of Section 30, Township 87 North, Range 47, West of the 5th P.M., and to Lot 1 and the NW  1⁄4 of the NW  1⁄4 of Section 31, Township 87 North, Range 47, West of the 5th P.M., subject to any rights acquired therein by the United States of America in the condemnation action #1107 Civil, in the United States District Court for the Northern District of Iowa, Western Division, and subject to the right of way agreement entered into with Iowa Public Service Company under date of July 24, 1959, less a parcel described as the South 500 feet of that part of Section 36, Township 87 North, Range 48 West of the 5th P.M., and accretions thereto that lies Easterly of the Missouri River, all being in Woodbury County, Iowa.

That part of vacated Iowa Street lying between the North line of Dace Avenue and the South lines extended of the East-West alleys in Blocks 29 and 30, East Sioux City, Woodbury County, Iowa.

The vacated part of the North-South alley in Block 30, East Sioux City Addition to Sioux City, Woodbury County, Iowa, lying between the South 27 feet of Lots 1 and 12 and between Lots 2 and 11.

Subject to the right of the City of Sioux City to use said real estate in connection with the operation of any presently existing and installed public utility, above or below the ground, and subject to the same right on the part of public utility companies operating under franchise in the City of Sioux City, Iowa.

All that part of Lot Three (3), also referred to as Tax Lot Three (3), of Auditor’s Plat of the North Half (N  1⁄2 ) of the Northwest Quarter (NW  1⁄4 ), Section Thirty-five (35), Township Eighty-nine (89) North, Range Forty-seven (47), West of the 5th P.M., Woodbury County, Iowa, lying between and bounded by what was formerly known as “Correctionville Road”, and is now known as “Green Avenue”, on the south, and by what was formerly known as “Egbert Avenue” or Street, and is now known as “Correctionville Road”, on the north. Said part of Lot Three (3) is also described as being bounded as follows: Beginning at a point Sixty-four and one third (64 1/3 ) rods or One Thousand Sixty-one and five tenths (1061.5) feet west and thirty (30) feet south of the northeast corner of the Northwest Quarter (NW  1⁄4 ) of said Section Thirty-five (35), which point is also the northwest corner of Lot Ten (10) in Block Two (2) of Hedges Second Table Addition to Sioux City, Iowa; thence South on the west line of said Lot Ten (10), in said Block Two (2) of Hedges Second Table Addition to Sioux City, Iowa, for a distance of One Hundred Twenty-five (125) feet more or less, to the southwest corner of said Lot Ten (10), being also the point of intersection with the southwesterly line of Lot Eleven (11) in said Block Two (2), produced northwesterly, said point being on the northeasterly line of what is now known as Green Avenue; thence northwesterly on said projected line, being the northeasterly line of said Green Avenue, to the point of intersection with the east line of that part of Lot Two (2), also referred to as Tax Lot Two (2), of Auditor’s Plat of the North Half (N  1⁄2 ) of the Northwest Quarter (NW  1⁄4 ) of said Section Thirty-five (35) which lies northeasterly of said Green Avenue; thence north on the east line of said part of said Lot Two (2), parallel to and sixty-six (66) feet west of the west line of said Lot Ten (10) in Block Two (2) of Hedges Second Table Addition to Sioux City, Iowa, to a point thirty (30) feet south of the north line of the Northwest Quarter (NW 1⁄4 ) of said Section Thirty-five (35); thence east on a line parallel to and thirty (30) feet south of the north line of the Northwest Quarter (NW1/4) of said Section Thirty-five (35) for a distance of sixty-six (66) feet to the point of beginning.

A parcel of land in Government Lot One (1), Section One (1), Township 88 North (T88N), Range 43 West (R43W) of the Fifth Principal Meridian (5th P.M.), within the limits of the incorporated town of Correctionville, Woodbury County, Iowa, more completely described as follows: Commencing at the northeast corner of said Section One, Township 88 north, Range 43 west of the 5th P.M. (which northeast corner is also the northeast corner of Government Lot One, in said Section One); thence due West, along the North line of said Section One, said line being also the “:Second Correction Line” and being contiguous with the centerline of Fifth Street in the Town of Correctionville, Iowa, to a point eight hundred forty-five feet (845’) from said northeast corner; thence due South (along a line parallel) to and 845 feet west of the east side of said Section One) for a distance of eight hundred ninety-six and one tenth feet (896.1’) to the point of beginning; thence South one hundred fifty feet (150’); thence West two hundred feet (200’); thence North one hundred fifty feet (150’); thence East two hundred feet (200’) to the point of beginning.

All that part of Outlot “B”, Coe Second addition to Sioux City, Woodbury county, Iowa, described as follows:

Commencing at the Southwest corner of Lot 2, Block 11, of said addition, thence North along the West line of said Lot for a distance of 20.2 feet; thence with an angle to the left of 90°00’ for a distance of 16.0 feet to the place of beginning; thence with an angle to the right of 44°45’ for a distance of 220.5 feet; thence with an angle to the right of 5°43’ for a distance of 157.0 feet to the East line of John Street; thence with an angle to the right of 39°39’ for a distance of 101.45 feet; thence with angle to the right of 89°53’ for a distance of 256.35 feet to the East line of Outlot “B” at its intersection with W. 15th St.; thence with an angle to the right of 90°00’, along the said East line, for a distance of 377.8 feet to the place of beginning.

That vacated part of Iowa Street lying between Lots 1, 2, 3, Block 35 and Lots 4, 5, 6, Block 36, all in East Sioux City, Woodbury County, Iowa, and all that vacated part of Iowa Street lying between Lots 5, 6, 7, 8, Block 3 and Lots 1, 2, 3, 4, Block 4, Middle Sioux City, Woodbury County, Iowa.

All of the part of the North half (N  1⁄2 ) of the South half (S  1⁄2 ) of Section Nineteen (19), Township Eighty Seven North (87), Range Forty Seven (47) West of the 5th P.M., Woodbury County, Iowa, lying below the old high bank of the Missouri River (East bank of new lake), containing 113.2 acres, more or less.

All of that land in Sections Ten (10) and Eleven (11), Township 89 North, Range 47 West of the 5th Principal Meridian, Sioux City, Woodbury County, Iowa, described in “EXHIBIT A” and as shown on ‘EXHIBITS B & C”, dated March 17, 1973, which are attached, and by reference, are made a part hereof; except 156 feet; thence westerly with an angle to the right of 32°00’ for a distance of 106 feet; thence westerly with an angle to the right of 29°30’ for a distance of 241 feet; thence southwesterly with an angle to the left of 81°30’ for a distance of 416 feet to the point of beginning located on the northerly line of Outer Drive North; thence easterly with an angle to the left of 102°30’ for a distance of 238.9 feet to the westerly line of Floyd Boulevard as presently established and traveled; thence southwesterly along the westerly line of said Floyd Boulevard to the northerly line of Outer Drive North as presently established and traveled; thence northwesterly along the northerly line of Outer Drive North to the point of beginning. Contains 0.25 acres more or less.

All that part of Tax Lots 5 and 18 in the Southwest Quarter (SW  1⁄4 ) of Section 11, Township 89 North, Range 47 West of the 5th P.M., Sioux City, Woodbury County, Iowa, lying West of Floyd Blvd. as relocated per deed filed in Book 605, page 317 on Jan. 10, 1950 and adjacent to and North of parcel described as follows: Commencing at the Southeast corner of

Lot 4 of Roger’s Replat of Lots 5 through 10 inclusive of Roger’s Addition to Sioux City; thence southwesterly along the Southeasterly line of Lots 4 through 1 inclusive of said Replat for a distance of 156 feet; thence westerly with an angle to the right of 32°00’, for a distance of 106 feet, to the place of beginning of this description; thence westerly with an angle to the right of 29°30’ for a distance of 241 feet; thence southwesterly with an angle to the left of 81°30’ for a distance of 416 feet; thence easterly with an angle to the left of 102°30’ for a distance of 238.9 feet to the West line of said Relocated Floyd Boulevard; thence northeasterly with an angle to the left of 65°00’ along a chord, concave easterly, for a distance of 399.3 feet (which line is also the Westerly line of Relocated Floyd Boulevard); thence from said point on the Westerly Line of said Relocated Floyd Boulevard northwesterly for a distance of 82.1 feet to the point of beginning of this description (said parcel as described being Elmwood Nursery, formerly being the Leed’s Nursing Home).

A tract of land in part of the east half of the southeast Quarter (SE  1⁄4) of Section Ten (10), Township Eighty-nine (89) North, Range Forty-seven (47) West of the 5th P.M., Sioux City, Woodbury County, Iowa more particularly described as follows:

Commencing at the southeast corner of the Southeast Quarter of said Section 10; thence North 00°00’00” East (assumed Bearing) along the east line of the southeast Quarter of said Section 10 a distance of 549.6 feet to a point on the northerly line of Outer-Belt Drive; thence North 49° 10’21” West along the north line of said Outer-Belt Drive a distance of 435.40 feet to the Point of Beginning; thence continuing North 49°10’21 East along said north line of Outer-Belt Drive a distance of 540.00 feet to the southerly line of Indian Hills Drive projected; thence North 35° 44’24” East along the southerly line of Indian Hills Drive projected a distance of 187.00 feet; thence North 70° 06’42” East a distance of 41.20 feet; thence South 61° 17’18” East a distance of 54.90 feet; thence South 28° 05’54” East a distance of 43.90 feet; thence South 00° 05’30” West a distance of 81.40 feet; thence South 38° 09’48” East a distance of 162.40 feet; thence north 86° 06’54” East a distance of 152.90 feet; thence South 74° 20’30” East a distance of 99.20 feet; thence South 60° 17’06” East a distance of 6.35 feet; thence South 35° 44’24” West a distance of 268.52 feet to the Point of Beginning, containing 2.27 acres more or less.

The South One-Half (S  1⁄2 ) of the Southwest Quarter (SW  1⁄4 ) of the Northeast Quarter (NE  1⁄4) of Section Thirty-One (S31), Township Eighty-seven North (T87N), Range Forty-seven (R47) West of the 5th P.O., Woodbury County, Iowa, exclusive of public road right-of-way, and except the West One Hundred Feet (W100’).

The West 558 feet of the following described land: All that part of the SW  1⁄4 of the SW  1⁄4 of Section 4, Township 88, North Range 47, West of the 5th P.M., described as follows: Commencing at the Southwest corner of said Section 4, thence North along the west line of said Section 201.0 feet to the place of beginning; thence East with an angle to the right of 87° 49’ for 1189.9 feet to the Westerly line of the Denison Highway; thence Northwesterly along the Westerly line of said highway for 237.9 feet; thence West parallel to the first course run from the point of beginning, for 1046.2 feet to the West line of said Section 4; thence south along said West line 194.8 feet to the place of beginning, all in the County of Woodbury and State of Iowa.

The East ten (10) feet of the West thirty (30) feet of Lot Fourteen (14) in “Rogers Replat” of Lots Five (5), Six (6), Seven (7), Eight (8), Nine (9) and Ten (10) of Rogers Addition to Sioux City, Iowa, in the County of Woodbury and State of Iowa

The East ten (10) feet of Lot Fourteen (14) in “Rogers Replat” of Lots Five (5), Six (6), Seven (7), Eight (8), Nine (9) and Ten (10) of Rogers Addition to Sioux City, Iowa, in the County of Woodbury and State of Iowa.

The NE  1⁄4 of the NW  1⁄4 except a strip of land 2 rods wide along the North side thereof in Section 31, Township 87, North Range 47, West of the 5th P.M., in the County of Woodbury and State of Iowa.

The East one-half (E  1⁄2) of the Southwest Quarter (SW  1⁄4) except the North ten (10) acres thereof in Section Thirty (30) , Township Eighty-seven (87) North, Range Forty-seven (47) West of the 5th P.M., in the County of Woodbury and State of Iowa; except part of the East Half of the Southwest Quarter (E1/2 – SW  1⁄4 ), part of Government Lot 1, and part of Tax Lot “M”, Auditor’s Plat of the North Half (N  1⁄2 ), all in Section Thirty (30), Township Eighty Seven (87) North, Range Forty Seven (47) West of the Fifth (5th ) Principal Meridian, Woodbury County, Iowa, described as beginning at the Center Quarter (C  1⁄4 ) corner of said Section 30-87-47, thence South along the North-South Half Section Line of said Section 30-87-47, 1328.0 feet, thence South 81°03’ West 1830.86 feet, thence North parallel with said North-South Half section line, 1435.0 feet, thence North 81°03’ E 1830.86 feet to said Half Section line, thence South along said line 125.0 feet to the Point of Beginning. Tract contains 60.33 acres including Public Road and 58.0 acres excluding Public Road.

Lot One (1), Northwest Quarter (NW  1⁄4 ) of Section Thirty-one (31) Township Eighty-Seven (87) North, Range Forty-Seven (47) West, and accretions thereto except the Westerly portion thereof transferred to Iowa Public Service Company by Warranty Deed dated March 30, 1967, and filed in Book 1130, page 409 of the county Recorder’s Office, Woodbury County, Iowa, and except the South 500 feet of Lot One (1), NW  1⁄4 of Section 31, Township 87 North, Range 47 West of the 5th P.M., and all accretions thereto, except the East 950 feet thereof; and all that part of Government Lot 1 and part of the accretions thereto, all in Section 31, Township 87 North, Range 47 West of the Fifth Principal Meridian in Woodbury County, Iowa, described as follows:

Commencing at the Southeast corner of the Northeast  1⁄4 of the Northwest  1⁄4 of said Section 31; thence South 77°48’34” West along the South line of said Northeast  1⁄4 of the Northwest  1⁄4 and the south line of said Government Lot 1 for 2,219.41 feet to the point of beginning; thence continuing South 77°48’34” West along said South line and said South line projected Southwesterly for 537.32 feet to the ordinary high water mark of the Missouri River; thence North 15°47’15” West along said ordinary high water mark for 223.14 feet; thence North 13°45’14” West along said ordinary high water mark for 119.02 feet; thence North 19°36’50” West along said ordinary high water mark for 100.05 feet; thence North 14°08’07” West along said ordinary high water mark for 59.85 feet; thence North 77°49’18” East for 569.63 feet; thence South 12°10’42” East for 500.58 feet to the point of beginning.

Said described parcel contains 6.35 acres, more or less, and is subject to easements of record.

The Southwest Quarter of the Southwest Quarter (SW  1⁄4 SW  1⁄4 ) of Section Thirty (30) Township Eighty-Seven (87) North, Range Forty-seven (47) West, and accretions thereto, in Woodbury County, Iowa.

Lot One (1), Section Twenty-five (25), Township Eighty-Seven (87) North, Range Forty-Eight (48) West, and accretions thereto except the Westerly portion thereof transferred to Iowa Public Service Company by Warranty Deed dated March 30, 1967, and filed in Book 1130, Page 409 in the County Recorder’s Office, Woodbury County, Iowa.

All that part of the Northwest fractional quarter of Section Eighteen (18), Township Eight-eight (88) North, Range Forty-seven (47) West of the Fifth P.M., Woodbury County, Iowa, described as follows: Beginning at appoint Thirty-three (33) feet East and One Thousand Two Hundred Ninety-five (1,295) feet North of the Southwest corner of said Northwest fractional quarter; thence North parallel to the West line thereof for a distance of Five Hundred Twenty (520) feet; thence East parallel to the South line thereof for a distance of Nine Hundred Ninety (990) feet; thence South parallel to the West line thereof for a distance of One Thousand Three Hundred Twenty (1,320) feet; thence West parallel to the South line thereof for a distance of Three Hundred Ninety (390) feet; thence North parallel to the West line thereof for a distance of Eight Hundred (800) feet; thence West parallel to the south line thereof Six Hundred (600) feet to the point of beginning.

An undivided 40.57% interest in a tract of land situated in Section Thirty-one (31), being accretion to Lot Four (4), Section Thirty-One (31), Township Eight-Seven (87) North, Range Forty-Seven (47) West of the Fifth (5th) Principal Meridian, Woodbury County, Iowa, bounded on the north by the extension Westerly of the North line of said Lot Four (4), bounded on the East by the left bank line and the abandoned channel of the Missouri River, bounded on the south by the North line of Tract One Hundred Twenty (120), Snyder-Winnebago Complex, and bounded on the West by the Missouri River.

An undivided 40.57% interest in all that part of Section Five (5), Township Eight-Six (86) North, Range Forty-Seven (47), West of the Fifth (5th) Principal Meridian, as shown on Auditor’s Plant of Houver’s Island & Brown’s Lake, comprising part of Sections 28-29-32 and 33, Township 87 North, Range 47 West and a part of Section 5, Township 86 North , Range 47 West and recorded in Plat Book 12, page 30 described as follows: commencing at the Northwest (NW) corner of said Section Five (5), thence East along North line thereof Seventeen and Sixty-Five Hundredths (17.65) chains to the Point of Beginning of the land herein described, thence South 08°30’ Wets a distance of Twenty and Thirty-Four Hundredths (20.34) chains to the bank of the Missouri River, thence East along said bank to the a point which is Eight (8) chains East of the last described line measured along a line parallel to the North line of said Section Five (5), thence North 08° 30’ East Eighteen and Fifty-Two Hundredths (18.52) chains to a point on the North line of said Section Five (5) which is Eight (8) chains East of the Point of Beginning, thence West along the North line of said Section Five (5), Eight (8) chains to the Point of Beginning, and all that part of accretion land abutting thereon as shown in said Auditor’s Plat lying North and East of Snyder-Winnebago Complex Right of Way line. Line is located by commencing at the Northwest corner of Section Four (4), Township Eight-Six (86) North, Range Forty-Seven (47) West of the Fifth (5th) Principal Meridian, Woodbury County, Iowa, thence South 89° 18’00” East along the North line of said Section Four (4), 16.50 Feet, thence south 0°

47’30” West 2801.00 feet, thence South 50° 09’30” West 1953.61 feet, thence South 50°05’00” West 1871.71 feet to a point of said right of way line, thence North 50°27’36” West 2412.99 feet, thence North 55°34’06” West 1265.74 feet to the Southeasterly line of accretion to land described herein, thence North 55° 34’06” West 430.00 feet to the Northwesterly line of accretion to land described herein; except all that part of Sections Five (5) and Six (6), Township Eight-six (86) North, Range Forty-Seven (47) West of the Fifth (5th ) Principal Meridian, Woodbury County, Iowa, described as commencing at the Northeast (NE) corner of said Section 6-86-47; thence South 87° 29’48” East 1696.88 feet to a point on the center line of Brown’s Lake Outlet easement to State of Iowa (said point being the point of beginning); thence south 11°03’ 03” West 1736.23 feet along said center line; thence South 53° 30’ 50” West 1788.42 feet along said center line to the end of said outlet; thence continuing South 53° 30’ 50” West 642.61 feet to a point on the U.s. C of E. R-O-W line 1322.85 feet to RW S-8A; thence leaving said R-O-W line North 61° 37’ 42” East 112.43 feet; thence South parallel with R-O-W line south 55° 34’ 06” East 1157.91 feet; thence North 53° 30’50” East 2319.27 feet; thence North 11°03’03” East 1660.82 feet to the North line of said Section 5-86-47; thence South 87°29’48” East along said North line of Section 5-86-47, 141.57 feet to the point of beginning.

An undivided 40.57% interest in Lot One (1), Section Thirty-two (32), Township Eight-Seven (87) North, Range Forty-Seven (47) West of the Fifth (5th) Principal Meridian, Woodbury County, Iowa, and all that part of the accretions thereto as fixed by decree in Equity #65846 in the District Court of Woodbury County, Iowa, dated July 31, 1940, lying North and East of Snyder-Winnebago Complex Right of Way line. Line is located by commencing at the Northwest (NW) corner of Section Four (4), Township Eight-Six (86) North, Range Forty-Seven (47) West of the Fifth (5th Principal Meridian, Woodbury County, Iowa, thence South 89° 18’00” East along the North line of said Section Four (4), 16.50 feet, thence South 0°47’30” West 2,801.00 feet, thence South 50° 09’30” West 1,953.61 feet, thence South 50° 05’00” West 1871.71 feet to a point on said Right of Way line, thence North 50° 27’36” West 2412.99 feet, thence North 55°34’06” West 1695.74 feet to the Southeasterly line of accretion to Lot One (1), thence North 55°34’06” West 910.00 feet to the Northwesterly line of accretion to Lot One (1)

An undivided 40.57% interest in a tract of land situated in Section 31 and accretion land to said Section 31, Township 87 North, Range 47 West of the Fifth Principal Meridian, Woodbury County, Iowa; also situated in accretion land to Section 23, Section 24 and in the accretion land to said Section 24, Township 27 North, Range 9 East of the Sixth Principal Meridian, lying northerly of the Nebraska-Iowa state line, said tract of land being more particularly described as follows: commencing at the East quarter corner of said Section 31; thence S 80°23’00” W, 2,650.28 feet; thence S 00°10’00” W 1,248.14 feet; thence S 80°20’30”W 1,590.93 feet; thence S 25°40’30”E, 434.80 feet; thence S35°01’00”E, 232.72 feet to the point of beginning; thence S 89° 29’04E, 1698.95; thence S 00° 30’56E, 150.00 feet; thence N 89°29’04”W, 1,593.85 feet; thence S 35° 01’0”E, 478.81 feet; thence S 38° 51’00”E. 1,008.12 feet; thence S 17° 18’30”E, 257.56 feet; thence West 372.78 feet; thence N 39°11’20”W, 1,522.45 feet; thence N 18° 45’15”W, 227.06 feet; thence N 38° 21’00”W, 233.71 feet; thence S 89° 29’04”E, to the point of beginning. The tract of land herein described contains 22.81 acres, more or less.

The E. 30.0 feet of the W. 55.0 feet of the N. 26.0 feet of vacated Marshall Avenue lying between Blk. 46&47, and the E. 30.0 feet of the W. 55.0 feet of the S1/2 of Block 46, all in C.B. Rustin and Co.’s Addition to Sioux City, outlots, Woodbury County, Iowa.

All that part of the Northeast Quarter of the Northwest Quarter (NE1/4 – NW1/4 ) of Section Thirty Five (35) Township Eighty Six (86) North, Range Forty Six (46) West of the Fifth (5th) Principal Meridian, Woodbury County, Iowa, described as commencing at the North Quarter (N  1⁄4 ) corner of said Section 35-86-46, which point is 22 feet north of the centerline of Iowa Primary #141 as constructed, thence South along the East line of said NW  1⁄4 82.0 feet to the Point of beginning, thence continuing south 150.0 feet, thence North 89° 49’35” West parallel with centerline of Iowa Primary #141, 100.0 feet, thence North 150.0 feet, thence North 150.0 feet, thence South 89° 49’35” East 100.0 feet to the Point of Beginning. Tract contains 0.34 acres, more or less.

Note: The East line of the NW  1⁄4 of Section 35-86-46 is assumed to bear due South.

All of that part of vacated Water Street lying between the South line of Third Street and the extended North line of Second Street and all lying between Block 30 and 31, Sioux City East Addition to Sioux City, Woodbury County, Iowa.

Subject to the right of the City of Sioux City, Iowa, to use said real estate in connection with the operation of any presently existing and installed public utility, above or below the ground, and subject to the same right on the part of public utility companies operating under franchise in the City of Sioux City, Iowa.

Lots 1, 2 and 3, Block 34, East Sioux City, an addition to Sioux City, Iowa, subject to a railroad track right of way as presently established and traveled, and Lots 5, 6, 7, and 8, Block 2, Middle Sioux City, an Addition to Sioux City, Iowa, subject to railroad track right of way as presently established and traveled and all subject to the rights reserved by the City of Sioux City in its Deed to Grantor herein dated April 13, 1981, recorded July 27, 1981, and recorded in Roll 112, Image 1135, and subject to all other restrictions and easements of record.

All of Lots 3, 10, 11 and 12 and all of Lots 1 and 2, except the West 50 feet of the said Lots 1 and 2 and also except all that part of the said Lots 1, 2 and 3 bounded and described as follows: beginning at the Southwest corner of the said Lot 3, thence North 50 feet to the Northwest corner thereof; thence East 50 feet along the North line of the said Lot 3; thence North 100 feet along the East line of the West 50 feet of the said Lots 1, 2 and 3 bounded and described as follows: beginning at the Southwest corner of the said Lot 3, thence North 50 feet to the Northwest corner thereof; thence East 50 feet along the North line of the said Lot 3; thence North 100 feet along the East line of the West 50 feet of the said Lots 1 and 2 to the South line of Fourth Street; thence East along the North line of said Lot 1, a distance of 45 feet; thence Southwesterly to a point located 27 feet south of and 35 feet East of the Northeast corner of the West 50 feet of the said Lots 1 and 2; thence continue southwesterly to a point located 58 feet South of and 10 feet East of the Northeast corner of the said West 50 feet of the said Lots 1 and 2; thence Southeasterly to a point located 12 feet North of and 82 feet East of the Southwest corner of the said Lot 3; thence continue Southeasterly to a point on the South line of the said Lot 3, said point located 86.0 feet East of the point of beginning of this exception; thence West along South line of said Lot 3 to the said point of beginning, all in Block 19, Sioux City East, and Addition to Sioux City, Woodbury County, Iowa; together with that portion of the vacated North-South alley lying within said Block 19 between the North line of the East-West alley and the South line of Fourth Street.

That part of Iowa Street lying between Lots 10, 11 and the South 40 feet of Lot 12 in Block 29 and the South 40 feet of Lot 1 and all of Lots 2 and 3 in Block 30, East Sioux City; and that part of the North/South alley in Block 30, East Sioux City, lying between Lots 3 and 10.

The easterly 8 feet of the 16 foot wide property across Lots 10, 11 and 12 (Tax Lots P, O and N), and the North Half (N  1⁄2 ) of the vacated alley.

Northeast Quarter (NE  1⁄4 ) of the Northeast Quarter (NE  1⁄4 ) of Section Thirty-One (31), Township Eighty-seven (87) North, Range Forty-Seven (47) West of the 5th Principal Meridian, Woodbury County, State of Iowa subject only to Rights of Way and Easements of record, if any.

Lots 4-9 inclusive; the South 23’ of Lots 3 and 10; all of the North-South alley in Block 17, lying South of the North line of the South 23’ of Lots 3 and 10; the East-West alleys lying between Lots 3 and 4, and 9 and 10; all in Block 17, Sioux City East Addition.

reserving to the City of Sioux City for the benefit of the public, an easement for ingress and egress on vacated Fourth Street, between Pearl and Douglas Streets;

and also reserving an easement for maintenance and operation of franchised public utilities located in vacated Fourth Street.

Commencing at the East  1⁄4 corner of Section 25, Township 87 North, Range 48 West of the Fifth Principal Meridian, Woodbury County, Iowa, thence North 01°-32’ West along the East line of said Section 25 a distance of 360 ft., thence South 78°-37’ West a distance of 1805.58 ft. to C. of E. ROW stake 9A (U.S. Army Corps of Engineers Plat of Survey Dwg. No. MCs-2E14 dated May 1958, Omaha), thence North 48°-37’ East a distance of 776.22 ft., thence 90° left a distance of 1660.56 ft. to the intersection of the EW/NS grid based line established for Neal Station construction in 1962 (Plot Plan Neal Station Unit 3, Ebasco Dwg. G-161, dated 7-20-71), thence West along the EW base line a distance of 360 ft., thence North along a line parallel to the NS base line a distance of 360 ft. to the true point of beginning, thence continuing North a distance of 800 ft., thence West a distance of 384 ft., thence South a distance of 70 ft., thence East a distance of 214 ft., thence South a distance of 20 ft., thence East a distance of 170 ft. to the point of beginning. All lines from the point of beginning are parallel to the EW or NS grid base lines.

See attached plat, marked Exhibit “A”, which is hereby incorporated into this Indenture by this reference.

Said real property is the same property as:

That part of the north half of Section 25, Township 87 North, Range 48 West of the 5th P.M., described as follows: Commencing at the Northeast corner of said Section 25; thence westerly along the north line of said Section 25 a distance of 3,482.35 feet; thence Southeasterly with an angle to the left of 129°43’30” a distance of 260.49 feet to the point of beginning; thence continuing Southeasterly on the same line a distance of 800.0 feet; thence right 90°0’ a distance of 170.0 feet; thence right 90°0’ a distance of 20.0 feet; thence left 90°0’ a distance of 214.0 feet; thence right 90°0’ a distance of 780.0 feet; thence right 90°0’ a distance 384.0 feet to the point of beginning.

The South 6  1⁄2 acres of SW1/4 SE1/4 Section 30, Township 87 North, Range 47, West of the 5th P.M. and the NW  1⁄4 NE  1⁄4 and N  1⁄2 SW  1⁄4 NE  1⁄4 Section 31, Township 87 North, Range 47 West of the 5th P.M. EXCEPT a strip of land 100 feet in width, 50 feet on either side of a center line over and across the following property to-wit: The NW  1⁄4 NE  1⁄4 of Section 31 and the South 13 rods of the SW  1⁄4 SE  1⁄4 of Section 30, Township 87 North, Range 47 West of the 5th P.M. described as follows: Beginning at a point on the North line of the South 13 rods of the SW  1⁄4 SE  1⁄4 81.82 feet East of the West line of the SW  1⁄4 SE  1⁄4; measured at right angles to the said West line; thence southerly on a 6 degree curve the bearing of the long chord being S 11° 22’33” West for 293.82 feet; thence South 18° 11’25” West for 67.32 feet to the West line of the NW  1⁄4 NE  1⁄4 of Section 31, subject to existing county road AND ALSO EXCEPT the following to Woodbury County, Iowa, for road purposes: The West 70 feet of NW  1⁄4 NE  1⁄4 and West 70 feet of NW  1⁄4 SW  1⁄4 NE  1⁄4 of Section 31, containing 1.58 acres more or less.

All that part of the West Half (W  1⁄2) of the Northeast Quarter (NE  1⁄4) of Section Five (5), Township Eighty-Six (86) North, Range Forty-Seven (47) West of the Fifth (5th) Principal Meridian, Woodbury County, Iowa designated Lot “F” of Auditor’s Plat of Part of Section 32 & 33-87-47 and Part of Sections 4 & 5-86-47 filed December 30, 1932, in Plat Book 21, Page 36 in Woodbury County Recorder’s office, more particularly described as commencing at a point One (1) rod East of the Northwest (NW) corner of the Northwest Quarter (NW  1⁄4) of Section Four (4), Township Eighty-Six (86) North, Range Forty-Seven (47) West, thence West along the North line of said Sections Four (4) and Five (5) a distance of 1612 feet to the Point of Beginning, thence South (along the line shown in said Auditor’s Plat) 2270 feet to a point on the bank of the Missouri River in 1888 as shown on said Auditor’s Plat, thence North 74°00’ West along said bank for a distance of 1020 feet, thence North 1930 feet to a point on the North line of the West Half (W  1⁄2) of the Northeast Quarter (NE  1⁄4) of said Section Five (5), 970 feet West of the Point of Beginning, thence East along said North line 970 feet to the Point of Beginning, and all that part of accretion land abutting thereon as shown in said Auditor’s Plat lying North and East of Snyder-Winnebago Complex Right of Way line. Line is located by commencing at the Northwest corner of Section Four (4), Township Eighty-Six (86) North, Range Forty-Seven (47) West of the Fifth (5th) Principal Meridian, Woodbury County, Iowa, thence South 89° 18’ 00” East along the North line of said Section Four (4), 16.50 feet, thence South 0° 47’ 30” West 2801.00 feet, thence South 50° 09’ 30” West 1953.61 feet, thence South 50° 05’ 00” West 1871.71 feet to a point on said Right of Way line, thence North 50° 27’ 36” West 1877.99 feet to the Southeasterly line of accretion to Lot “F”, thence North 50° 27’ 36” West 535.00 feet, thence North 55° 34’ 06” West 325.74 feet to the Northwesterly line of accretion to Lot “F”, except the West 80 feet of Lot “F” and accretions to Lot “F”.

The North Half (N  1⁄2) of the Southeast Quarter (SE  1⁄4) of the Northeast Quarter (NE  1⁄4) and the North Half (N  1⁄2) of the South Half (S  1⁄2) of the Southeast Quarter (SE  1⁄4) of the Northeast Quarter (NE  1⁄4) all in Section 31, Township 87 North, Range 47 West of the 5th P.M., excluding those portions previously conveyed for road purposes.

All of the Northeast Quarter (NE  1⁄4) of the Northeast Quarter (NE  1⁄4) of Section 30, Township 87 North, Range 47 West of the 5th P.M., excepting therefrom a tract of land conveyed to Northern Natural Gas Company by Warranty Deed dated September 18, 1967 and recorded in Book 1166 at page 251 in the Office of the Woodbury County Recorder and also excepting a tract of land described in a Warranty Deed dated February 2, 1968 and recorded in Book 1166 at page 589 in the Office of the Woodbury County Recorder.

The easterly one-fourth of the Northwest quarter (NW  1⁄4) of the Northeast Quarter (NE  1⁄4) of Section Thirty (30), Township Eighty-seven (87), Range Forty-seven (47), being a ten (10) acre tract comprising all of Tax Lot “E” and part of Tax Lot “D” as shown on Plat of County Auditor for Woodbury County, Iowa.

That part of the South One-half (S  1⁄2) of the Southeast Quarter (SE  1⁄4) of Section 19, Township 87 North, Range 47 West, lying East of New Lake, except that part conveyed to the Chicago & Northwestern Railway Company by deed filed December 7, 1961 and recorded in Book 1000, page 39, in the records of the Office of County Recorder of Woodbury County, Iowa, and subject to any and all easements of record and the rights of Woodbury County, Iowa.

The South Two Hundred feet except the South One Hundred Twenty feet of the East Eight Hundred Eighty feet of the Northeast Quarter (NE  1⁄4) of Section 19, Township 87 North, Range 47 West, except that part conveyed to Chicago & Northwestern Railway Company by deed filed June 7, 1962 and recorded in Book 1000, page 573, in the Records of the Office of the County Recorder of Woodbury County, Iowa, and except that part conveyed to Woodbury County for road purposes and use as a public highway by deed filed January 15, 1941 and recorded in Book 97, page 62, of the records of the Office of the County Recorded of Woodbury County, Iowa, and subject to any and all easements of record.

Beginning at a point 1,344.6 feet south of the northeast corner of the Southeast Quarter of Section 18, Township 87 North, Range 47 West of the 5th P.M., Woodbury County, Iowa; thence south 1,344.6 feet to the northeast corner of Section 19, Township 87 North, Range 47 West; thence south 2,469.2 feet to a point 200 feet north of the southeast corner of the Northeast Quarter of Section 19, Township 87 North, Range 47 West; thence west 200 feet north of and parallel to the south line of the Northeast Quarter of said Section 19 to a point on the east right-of-way line of the Chicago and North Western Railroad; thence northerly on the east right-of-way line of the Chicago and North Western Railroad to the north line of said Section 19; then northwesterly along the east right-of-way line of the Chicago and North Western Railroad to a point on the north line of the Southeast Quarter of the Southeast Quarter of said Section 18; thence east along the north line of the Southeast Quarter of the Southeast Quarter of said Section 18, 1033 feet to the point of beginning, less a parcel described as:

That portion of the southeast quarter of the southeast quarter (SE  1⁄4, SE  1⁄4) of Section eighteen (18), Township eighty-seven north (T87N), Range forty-seven west (R47W) of the 5th P.M., Woodbury County, Iowa, lying east of the Chicago and Northwestern Railroad right-of-way, described as follows:

Beginning at the southeast corner of said Section 18; thence South 79°56’36” West on the south line of the southeast quarter (SE  1⁄4) of said Section 18, for a distance of 521.99 feet to the intersection with the east line of said railroad right-of-way, thence northwesterly along said right-of-way, on a non-tangent curve concave westerly, having a radius of 2292.38 feet for a distance of 1373.05 feet, said curve having a chord bearing of North 21° 12’ 31” West with a distance of 1352.62 feet to the intersection of the north line of the SE  1⁄4, SE  1⁄4 of said Section 18; thence North 80°08’11” East on said north line for a distance of 1018.36 feet to the northeast corner of the SE  1⁄4, SE  1⁄4 of said Section 18; thence South 00°00’00” West on the east line of the SE  1⁄4 of Section 18 for a distance of 1344.30 feet to the point of beginning, containing 21.31 acres, 1.02 of which are reserved as public right-of-way for Port Neal Road. Also subject to any easements of record.

The east line of the SE  1⁄4 of said Section 18 is assumed to bear South 00°00’00” West to conform to previous survey by others.

All of the North half (N  1⁄2) of the Southeast quarter (SE  1⁄4) of Section nineteen (19), except that part thereof lying North on the South line of a certain tract quieted in H.H. Holmes by decree in cause #45421 Equity, filed December 2, 1922, and recorded in District Court Record 91, page 604; and except for that part of the Northeast Quarter of the Southeast Quarter (NE  1⁄4-SE  1⁄4) of Section nineteen (19), described as beginning at the East Quarter (E  1⁄4) corner of said Section 19, thence South along the East line of said Section nineteen (19) a distance of 418.50 feet, thence South 79° 59’ 05” West 524.85 feet to the East Right-of-Way line of the C&NW Railway, thence North 1° 14’ 55” West along said Right-of-Way line 417.00 feet, thence North 79° 59’ 05” East 533.16 feet to the point of beginning; and the North half (N  1⁄2) of the Southwest Quarter (SW  1⁄4) and the Southwest quarter (SW  1⁄4) of the Southwest quarter (SW  1⁄4) of Section Twenty (20), except a tract described as follows: Beginning at a point on the North line of the Southwest quarter (SW  1⁄4) of Section twenty (20) and Twenty (20) feet West of the Northeast corner of said Southwest quarter (SW  1⁄4); thence in a Southeasterly direction to a point on the East line of said Southwest quarter (SW  1⁄4) and Twenty (20) feet South of the Northeast corner of said Southwest quarter (SW  1⁄4); thence North to the North line of said Southwest quarter (SW  1⁄4) of Section Twenty (20); thence West along the North line of said Southwest quarter (SW  1⁄4) to the point of beginning; all in Township Eighty-seven (87), North, Range Forty-seven (47), West of the 5th P.M., in the County of Woodbury and State of Iowa.

Part of the Southeast Quarter (SE  1⁄4) of the Southeast Quarter (SE  1⁄4) of Section Twenty-four (24), Township Eight-nine (89) North, Range Forty-six (46) West of the 5th P.M., Woodbury County, Iowa, described as follows: Beginning at the Southeast corner of said Southeast Quarter (SE  1⁄4) of the Southeast Quarter (SE  1⁄4); thence North Eighty-nine degrees fifty-eight minutes forty-eight seconds (N89°58’48”) West along the South line of said Southeast

Quarter (SE  1⁄4) for One hundred fifty-three feet (153.00’); thence North Zero degrees zero minutes zero seconds (N0°0’0”) East for One hundred fifty-three feet (153.00’); thence South Eighty-nine degrees fifty-eight minutes forty-eight seconds (S89°58;48”) East, for One hundred fifty-three feet (153.00’) to the East line of said Southeast Quarter (SE  1⁄4); thence South Zero degrees zero minutes zero seconds (S0°0’0”) West along said East line for One hundred fifty-three feet (153.00’) to the point of beginning. Containing five hundred thirty-seven thousandths (0.537) acre including county roadway, and three hundred thirty thousandths (0.330) acre excluding said roadway.

Danbury Substation

That part of the Northeast Quarter of the Southwest Quarter of Section 27, Township 86 North, Range 42 West of the Fifth Principal Meridian, bounded as follows: On the Northeast by the Southeasterly extension of the Southwesterly line of Lot 9 in Block “A” in the Original Town of Danbury; on the Northwest by the Southeasterly line of said Block “A”; on the Southwest by the Southerly extension of the West line of said Block “A”, being also the Easterly line of Thomas Street; and on the Southeast by the center line of the main track (now removed) of the Maple River Railroad Company (now the Chicago and Northwestern Transportation Company), as said main track center line was originally located and established over and across said Section 27, and said center line being a line parallel with and distant 80 feet Southeasterly, measured at right angles, form the Southeasterly line of said Block “A”.

Except: The Easterly 160 feet thereof, conveyed by Quit Claim Deed to Danbury Elevator Co., Inc. on November 15, 1982, as shown on Book 124, Page 1810, of the Woodbury County, Iowa, Recorder’s Office.

Moville Substation Site

A parcel of land located in the SE  1⁄4 of Section 20, Township 89 North, Range 44 West of the 5th p.m., Woodbury County, Iowa, described as follows:

Commencing at the southwest corner of the SE  1⁄4 of said Section 20; thence north 90°00’00” east 534.90 feet along the south line of said SE  1⁄4 to the easterly right of way line of Iowa Highway No. 140 and the point of beginning; thence north 45°42’00” east 361.63 feet along said easterly right of way line; thence south 00°00’00” west 252.57 feet to the south line of said SE  1⁄4; thence north 90°00’00” west 258.82 feet to the point of beginning, containing 0.75 acres.

Note: the south line of the SE  1⁄4 was assumed to bear north 90°00’00” east.

Knoxville Sub

A parcel of land described as the West 150.0 feet of the North 75.0 feet of the NE  1⁄4, SE  1⁄4 of Section 18, T87N, R47W of the 5th Principal Meridian, Woodbury County, Iowa. Said described parcel contains 0.26 acres.

Sloan Substation

All that part of the Northwest Quarter (NW  1⁄4) of the Northwest Quarter (NW  1⁄4) of Section Eight (8), Township Eighty-six (86) North, Range Forty-six (46) West of the Fifth Principal Meridian, Woodbury County, Iowa described as follows: Beginning at the Northwest corner of said Northwest Quarter (NW  1⁄4) of the Northwest Quarter (NW  1⁄4) of said Section Eight (8); thence South Eighty-nine Degrees Fifty-eight Minutes Fifty-two Seconds (S 89° 58’52”) East along the North line of said Northwest Quarter (NW  1⁄4) of the Northwest Quarter (NW  1⁄4) for Two Hundred Eight and Seventy-one Hundredths feet (208.71’); thence South Zero Degrees Zero Minutes Zero Seconds (S 0°00’00”) West for Two Hundred Eight and Seventy-one Hundredths feet (208.71’); thence North Eighty-nine Degrees Fifty-eight Minutes Fifty-two Seconds (N 89° 58’52”) West for Two Hundred Eight and Seventy-one Hundredths feet (208.71’) to the West line of said Northwest Quarter (NW  1⁄4) of the Northwest Quarter (NW  1⁄4); thence North Zero Degrees Zero Minutes Zero Seconds (N 0°00’00”) East along said West line for Two Hundred Eight and Seventy-one Hundredths feet (208.71’) to the point of beginning. Said described parcel contains 1.000 acres, more or less, which includes 0.358 acres in roadway easement.

WRIGHT COUNTY

East 90 feet of Lot One (1), Block Three (3), Town of Eagle Grove Junction, Iowa.

West 50 feet of Lot One (1), Block Three (3), in the Town of Eagle Grove Junction, Iowa.

Lot Two (2) in Block Three (3), Original Town of Eagle Grove, Iowa.

Beginning at a point 190 feet north of the northeast corner of the south one-half (1/2) of the southwest one-quarter (1/4) of Section 36, Township 90 North, Range 26 West of the 5th P.M., thence West 333 feet, thence south 300 feet, thence east 333 feet, thence north 300 feet to the place of beginning, all in Wright County, Iowa.

A tract described as beginning 777.44 feet North of the South West corner of the South East  1⁄4 of the South East  1⁄4 Section 21, Township 91 North, Range 26 West of the 5th P.M., Iowa, thence north 00° 03 minutes east 190 feet to a point on the Southerly right-of-way line of present county road; thence South 50° 46 minutes East 306 feet, along said right-of-way line of present county road, thence North 89° 08 1/2 minutes West 237.22 feet to point of beginning.

Beginning at the center of Section 31, T.92 N., R. 24 W., Wright County, Iowa; thence north 100 feet; thence east 108 feet; thence south 100 feet; thence west 108 feet to the point of beginning, subject to existing road right of way.

The South four hundred (400) feet of that part of the Northeast Quarter of the Northeast Quarter of Section 27, Township 91 North, Range 26 West of the Fifth P.M., Iowa, lying North and West of the Railroad right of way.

Goldfield Substation

Parcel B in the SW SW 34-92-26 (from Assessors site)

Rowan Junction Substation

Auditors Parcel Letter “C” located in the NE  1⁄4 of the NE  1⁄4 of Section 35, Township 92 North, Range 24 West of the 5th P.M., Wright County, Iowa more particularly described as follows: Beginning at the Northeast Corner of said Section 35; thence
S01°00’36”W, 383.01 feet

along the East line of the NE  1⁄4 of said Section 35 to a point; thence N89°22’07”W 383.01 feet to a point; thence N01°00’36”E 383.01 feet to a point on the North line of the NE  1⁄4 of said Section 35; thence S89°22’07”E 383.01 feet along the North line to the point of beginning, said parcel contains 3.368 acres, more or less, including 0.555 acres of road easement.

Wall Lake Substation

Parcel A of the Plat of Survey dated September 29, 2003, filed October 9, 2003in Book 8, Page 1 of the Wright County Recorder’s Office, more particularly described as follows:

Part of the Northwest Quarter of the Southwest Quarter of Section 36, Township90 North, Range 24 West of the fifth Principal Meridian in Wall Lake Township, Wright County, Iowa, described as follows: Commencing at an existing iron monument at the Northwest corner of the Southwest Quarter of said Section 36: Thence North 89 degrees 47 minutes 43 seconds East, assumed bearing, along the North line of Southwest Quarter of said Section 36 and along the centerline of 335th Street, as exists, a distance of 150.00 fee, to the point of beginning; thence continuing North 89 degrees 47 minutes 43 seconds East, along the North line of said Southwest Quarter and along centerline, a distance of 394.40 feet; thence South 00 degrees 00 minutes 00 seconds West, parallel with the West line of the Southwest Quarter of said Section 36, a distance of 469040 feet; thence South 89 degrees 47 minutes 43 seconds West, parallel with the North line of said Southwest Quarter, a distance of 469.40 feet, to the Easterly right of way of U.S. Highway No. 69; thence North 00 degrees 00 minutes 00 seconds East, along said Easterly right of way and parallel with the West line of said Southwest Quarter, a distance of 169.13 feet; thence Northerly along a tangent curve, concave to the West, with a central angle of 00 degrees 14 minutes 16 seconds, a radius of 55083.00 feet, and arc length of 228.67 feet; thence North 46 degrees 24 minutes 04 seconds East, along said right of way, a distance of 104.22 feet to the point of beginning.

Blairsburg Maintenance Building (Wind)

Lot 1, Block 2, Northeast View Addition to Blairsburg, Iowa

ELECTRIC PLANTS AND SYSTEMS

All electric generating plants and electric transmission and distribution systems of the Company situated in Adair, Adams, Audubon, Benton, Black Hawk, Boone, Bremer, Buchanan, Buena Vista, Butler, Calhoun, Carroll, Cass, Cedar, Cerro Gordo, Cherokee, Chickasaw, Clay, Clinton, Crawford, Dallas, Des Moines, Dickinson, Emmet, Fayette, Floyd, Franklin, Fremont, Grundy, Guthrie, Hamilton, Hardin, Harrison, Humboldt, Ida, Iowa, Jasper, Johnson, Keokuk, Kossuth, Lee, Linn, Louisa, Lucas, Lyon, Madison, Mahaska, Marion, Marshall, Mills, Monona, Monroe, Montgomery, Muscatine, O’Brien, Osceola, Page, Palo Alto, Plymouth, Pocahontas, Polk, Pottawattamie, Poweshiek, Sac, Scott, Shelby, Sioux, Story, Tama, Taylor, Union, Wapello, Warren, Washington, Webster, Woodbury and Wright Counties in the State of Iowa, including all power plants, buildings, structures, boilers, turbines, generators, dynamos, motors, engines, condensers, pipes, conduits, switches, transformers, insulators, towers, poles, wires, meters, machinery, equipment, easements and rights-of-way forming a part of or appertaining to such generating plants and electric transmission and distribution systems, or any of them, including without limiting the generality of the foregoing, the following described property:

Electric Generating Plants

Neal Energy Center Unit No. 1 and Unit No. 2 Steam Electric Generating Station located at 1151 260th Street, Sergeant Bluff, Woodbury County, Iowa – 100% ownership.

Neal Energy Center Unit No. 3 Steam Electric Generating Station located at 1151 260th Street, Sergeant Bluff, Woodbury County, Iowa – 72% ownership.

Neal Energy Center Unit No. 4 Steam Electric Generating Station located at 2761 Port Neal Circle, Salix, Woodbury County, Iowa – 40.6% ownership.

Walter Scott, Jr. Energy Center Unit No. 1 and Unit No. 2 Steam Electric Generating Station located at 7215 Navajo Road, Council Bluffs, Pottawattamie County, Iowa – 100% ownership.

Walter Scott, Jr. Energy Center Unit No. 3 Steam Electric Generating Station located at 7215 Navajo Road, Council Bluffs, Pottawattamie County, Iowa – 79.1% ownership.

Walter Scott, Jr. Energy Center Unit No. 4 Steam Electric Generating Station located at 7215 Navajo Road, Council Bluffs, Pottawattamie County, Iowa – 59.7% ownership.

Ottumwa Steam Electric Generating Station located 12 miles Northwest of Ottumwa, Wapello County, Iowa – 52% ownership.

Louisa Steam Electric Generating Station located at 8602 172nd Street, Muscatine, Louisa County, Iowa – 88% ownership.

Electrifarm Unit No. 1, Unit No. 2 and Unit No. 3 Combustion Turbine Generating Unit located at 3051 West Shaulis Road, Waterloo, Blackhawk County, Iowa – 100% ownership.

Merl Parr Combustion Turbine Generating Units located at 201 11th Street, Charles City, Floyd County, Iowa – 100% ownership.

River Hills Combustion Turbine Generating Units located at 601 2nd Avenue, Des Moines, Polk County, Iowa – 100% ownership.

The Sycamore Combustion Turbine Generating Units located at 6149 Northwest Beaver Drive, Johnston, Polk County, Iowa – 100% ownership.

The Pleasant Hill Combustion Turbine Generating Units located at 3191 Southeast 45th Avenue, Pleasant Hill, Polk County, Iowa – 100% ownership.

Greater Des Moines Energy Center Combined Cycle Generating Unit located at 4401 Carlisle Road, Pleasant Hill, Polk County, Iowa – 100% ownership.

Riverside Generating Station located at 6001 State Street, Bettendorf, Scott County, Iowa –100% ownership.

Coralville Combustion Turbine Generating Units, 401 – 1st Avenue, Coralville, Johnson County, Iowa – 100 % ownership.

Adair Wind Generating Units, Adair, Adair County, Iowa – 100% ownership.

Carroll Wind Generating Units, Carroll, Carroll County, Iowa – 100% ownership.

Century Wind Generating Units, Blairsburg, Hamilton County, Iowa – 100% ownership.

Charles City Wind Generating Units, Charles City, Floyd County, Iowa – 100% ownership.

Eclipse Wind Generating Units, Adair, Adair County, Iowa – 100% ownership.

Intrepid Wind Generating Units, Schaller, Sac County, Iowa – 100% ownership.

Laurel Wind Generating Units, Laurel, Marshall County, Iowa – 100% ownership.

Morning Light Wind Generating Units, Adair, Adair County, Iowa – 100% ownership.

Pomeroy Wind Generating Units, Pomeroy, Calhoun County, Iowa – 100% ownership.

Rolling Hills Wind Generating Units, Massena, Cass County, Iowa – 100% ownership.

Victory Wind Generating Units, Westside, Carroll County, Iowa – 100% ownership.

Vienna Wind Generating Units, Marshalltown, Marshall County, Iowa – 100% ownership.

Walnut Wind Generating Units, Walnut, Pottawattamie County, Iowa – 100% ownership.

Electric Transmission Lines

LINE SECTIONS	VOLTAGE	MILES

345 Kilovolt

Raun Substation to Neal Energy Center South Substation	345 kV	0.86
Raun Substation to Western Area Power Administration (Hinton Substation)	345 kV	9.57
Raun Substation to Nebraska State Line	345 kV	1.08
Raun Substation to Minnesota State Line	345 kV	98.68
Raun Substation to Neal Energy Center North Substation	345 kV	0.56
Raun Substation to Lehigh Substation	345 kV	83.62
Lehigh Substation to Webster Substation	345 kV	7.93
Ottumwa Generating Station to Montezuma Substation	345 kV	18.93
Bondurant to Montezuma	345 kV	49.91
West Rolling Hills Tap to Rolling Hills	345 kV	0.05
Walcott to IPSCO	345 kV	6.84
Booneville to Missouri State Line	345 kV	97.13
East Rolling Hills Tap to Rolling Hills	345 kV	0.05
Sycamore North to Grimes North	345 kV	5.50
Substation K to Hills	345 kV	12.68
Greater Des Moines Energy Center to Southeast Polk	345 kV	1.28
Walter Scott Jr. Energy Center (CBEC) to West Rolling Hills Tap	345 kV	43.93
Fallow Avenue to Eclipse	345 kV	8.77
Substation 93 to Oak Grove Substation	345 kV	24.54
Substation 93 to Substation 92	345 kV	21.29
Substation 93 to Substation T	345 kV	22.82
Walter Scott Jr. Energy Center (CBEC) to Nebraska State Line	345 kV	4.87
East Rolling Hills Tap to Madison County	345 kV	44.07
Duane Arnold Energy Center Tap to Hazelton	345 kV	18.12
Grimes South to Sycamore South	345 kV	7.64
Substation 56 to Walcott	345 kV	6.38
Norwalk to Southeast Polk	345 kV	10.02
Montezuma to Hills	345 kV	53.60
Substation K to Duane Arnold Energy Center Tap	345 kV	29.34
Grimes South to Booneville	345 kV	10.16
Booneville to Madison County Switching Station	345 kV	10.40
Walcott to Substation 92	345 kV	21.50
Grimes North to Lehigh	345 kV	41.20
Fallow Avenue to Grimes	345 kV	32.59
Substation 56 to Substation 91	345 kV	13.37
Substation 91 to Quad Cities Station	345 kV	12.20
Sycamore to Bondurant	345 kV	9.38
Madison County Switching Station to Norwalk	345 kV	14.62
Greater Des Moines Energy Center to Bondurant	345 kV	8.66

Walter Scott Jr. Energy Center (CBEC) to Fallow Avenue	345 kV	44.37
Substation 92 to Hills	345 kV	16.32
Adams to Hazelton	345 kV	15.94

161 Kilovolt

Blackhawk to STR 95	161 kV	11.83
Norwalk to Booneville	161 kV	16.88
Granger to North Highways 141 and 44 Tap	161 kV	2.31
Northeast Ankeny to Perry	161 kV	1.22
Raun to Morningside	161 kV	16.53
Sycamore to 100th Street and 54th Avenue	161 kV	4.59
Brooks Tap to Creston	161 kV	29.20
Butler to Cedar Falls Municipal Utilities Tap	161 kV	15.93
Victory to Carroll	161 kV	16.85
Earlham to Booneville	161 kV	14.56
Winterset Junction to Norwalk	161 kV	18.63
Metro East to Altoona	161 kV	2.74
Franklin to Butler	161 kV	26.24
60th Street to West Grand Avenue	161 kV	2.25
Blackhawk to Deere Foundry	161 kV	6.20
Substation K to Coral Ridge	161 kV	4.99
Walter Scott, Jr. Energy Center (CBEC) to Quick Substation	161 kV	12.10
Booneville to West Grand Avenue	161 kV	5.67
Substation 56 to Substation 89	161 kV	22.15
Bunge to Hastings	161 kV	20.26
Greenfield Plaza to Southeast Polk	161 kV	7.49
Substation ICP 3 Terminal Tie	161 kV	0.05
Utica Ridge to Substation 71	161 kV	2.08
Delaware to Bondurant	161 kV	5.54
Greater Des Moines Energy Center to Metro East	161 kV	3.74
Substation 702 to Substation 701	161 kV	1.89
Leeds to Plymouth	161 kV	6.15
Substation 71 to Substation 88	161 kV	4.05
Substation 87 to Substation 112	161 kV	12.26
Substation 701 to Nebraska State Line	161 kV	6.71
North Highways 141 and 44 Tap to Highways 141 and 44 Substation	161 kV	0.03
Clarinda to Hastings	161 kV	31.27
Carroll to Drager (Corn Belt Power Cooperative)	161 kV	5.49
Wall Lake to Franklin	161 kV	17.72
Newport (Central Iowa Power Cooperative) to Denmark (IES Utilities, Inc.)	161 kV	5.65
Substation 17 to Substation 49	161 kV	3.54
Washburn to Hazleton	161 kV	28.53
Substation 70 to Substation 88	161 kV	0.80
Grimes to Granger Tap	161 kV	1.43

Martin Luther King Boulevard to Forest Avenue and Vermont Street	161 kV	1.88
Electrifarm to Washburn	161 kV	8.56
Substation 58 Tap to Substation 58	161 kV	2.69
Sac to Pocahontas	161 kV	27.12
Southeast Polk to Greater Des Moines Energy Center (West Line)	161 kV	0.99
Deere Engine Works to Electrifarm	161 kV	2.74
Waterloo West to Deere Engine Works	161 kV	4.85
Greater Des Moines Energy Center to Reasnor	161 kV	23.30
Substation 74 to Utica Ridge	161 kV	2.08
Waterloo West to Deere Foundry	161 kV	0.64
Blackhawk to Midport	161 kV	3.52
Granger to Bittersweet	161 kV	2.91
Kellogg to Leeds	161 kV	3.52
Southeast Polk to Greater Des Moines Energy Center (East Line)	161 kV	0.93
16th Street and Wabash to Martin Luther King Boulevard	161 kV	0.78
Manawa to Substation 702	161 kV	2.26
88th Street to Alice’s Road Substation	161 kV	3.04
Army Post Road to Greenfield Plaza	161 kV	5.28
Hills to Substation E	161 kV	6.56
142nd Street Substation to Grimes	161 kV	1.47
Lundquist to Deere Northeast	161 kV	4.49
Substation Y to Substation G	161 kV	3.77
100th Street and Douglas Avenue to 109th Street and Clark Street	161 kV	2.43
Webster to Wright	161 kV	11.77
Clipper to Sac	161 kV	2.99
100th Street and 54th Avenue to 100th Street and Douglas Avenue	161 kV	3.90

69 Kilovolt

Hampton West to Sheffield	69 kV	12.65
Greater Des Moines Energy Center to Carlisle	69 kV	5.40
John Deere to East 22nd Street and Broadway Avenue Tap	69 kV	7.39
Substation T (Fort Dodge) to Frontier Tap	69 kV	1.69
86th Street and University Boulevard Tap to 73rd Street and Buffalo Road Substation	69 kV	0.99
Sherwood (Corn Belt Power Cooperative) to Rockwell City Tap	69 kV	7.40
Alleman to Ames Municipal Tie	69 kV	14.64
Maynard to Ridgeway	69 kV	4.00
Substation 59 to Substation A	69 kV	14.11
Elivra Tap to Substation 73	69 kV	1.96
Doon Tap (Northwest Iowa Power Cooperative) to Perkins Tap (Northwest Iowa Power Cooperative)	69 kV	2.46
Substation 56 to Substation 59	69 kV	4.01
Sac City to Corn Belt Power Cooperative Tie (East)	69 kV	2.78
Sycamore to 50th Street and Aurora Avenue Substation	69 kV	3.12
Clarksville to Waverly Junction	69 kV	12.69
Plainfield Substation to Corn Belt Power Cooperative (Plainfield) Tie	69 kV	0.45

Hickory Avenue to Boyden	69 kV	7.60
Teakwood to Northwest Iowa Power Cooperative East	69 kV	2.04
Electrifarm to Murphy	69 kV	6.23
Substation 50 to Central Iowa Power Cooperative Tie	69 kV	2.27
Rock Valley 69 to Inwood Tap	69 kV	9.48
Sidney to Percival	69 kV	10.11
Prairie City to Monroe	69 kV	7.79
Emmetsburg South to Emmetsburg East	69 kV	1.18
Walter Scott, Jr. Energy Center (CBEC) to Glenwood	69 kV	14.20
WIDA to Cedar Falls Municipal Utilities Tie	69 kV	0.76
Shenandoah to Sidney	69 kV	14.40
16th Street and Wabash to Sec Taylor Tap	69 kV	2.05
Division Street to Eastside	69 kV	1.38
Des Moines Water Works Substation to 28th Street and Rock Island Tap	69 kV	0.42
Floyd to Charles City South	69 kV	1.52
Substation A to Substation 84	69 kV	8.59
Clarinda to Coburg Tap (Central Iowa Power Cooperative)	69 kV	16.60
Cherokee South to Cherokee North	69 kV	3.95
Substation 42 to Substation 18	69 kV	1.31
River Hills to Sec Taylor Tap	69 kV	0.80
Carroll South Tap to Carroll North	69 kV	0.35
Substation J to Substation L Tap	69 kV	2.24
Central Iowa Power Cooperative/Ankeny Rural Electric Cooperative Tap to John Deere	69 kV	5.26
Waukee to Adel	69 kV	8.28
Neal Energy Center North to Southbridge Substation Tap (Northwest Iowa Power Cooperative)	69 kV	1.65
Buena Vista County to Storm Lake North	69 kV	6.28
Substation E to Substation A	69 kV	2.56
Waukee to Ashawa	69 kV	6.50
Pleasantville to Knoxville	69 kV	11.11
Colfax to Skunk River (Iowa State University) Tie	69 kV	2.44
Northwest Iowa Power Cooperative LeMars Tap to LeMars South	69 kV	1.32
Emmetsburg to Corn Belt Power Cooperative Tie (North)	69 kV	3.26
Walter Scott, Jr. Energy Center (CBEC) to Substation 705	69 kV	6.41
Clow to Mahaska	69 kV	2.48
Sheldon to Northwest Iowa Power Cooperative Tap	69 kV	10.48
Teakwood to Northwest Iowa Power Cooperative West	69 kV	2.04
Firestone Tap to 2nd Avenue and Broadway Avenue Substation	69 kV	0.08
Eagle Tap to Rock Valley 69	69 kV	7.00
63rd Street and Park Avenue Substation to West Des Moines Substation	69 kV	1.07
37th Street and Rock Island Substation to Monarch Tap	69 kV	1.30
Substation 56 Tap to CIPCO Blue Grass Tap (Central Iowa Power Cooperative)	69 kV	1.12
16th Street and Wabash Substation to Des Moines Water Works Substation	69 kV	0.66

Monroe to Otley (Pella Rural Electric Cooperative)	69 kV	7.73
Walter Scott, Jr. Energy Center (CBEC) to Substation 706	69 kV	6.49
Hampton West to Corn Belt Power Cooperative (Reeve) Tie	69 kV	4.75
Substation 72 to Substation A	69 kV	4.38
Substation Q to Substation G	69 kV	4.66
Toyne (Central Iowa Power Cooperative) to Templeton	69 kV	1.00
Audubon to Templeton	69 kV	14.63
Aurelia Tap (Northwest Iowa Power Cooperative) to Buena Vista	69 kV	9.19
Clarion to Eagle Grove	69 kV	12.68
Southeast 22nd Street and Scott Avenue Tap to Southeast 22nd Street and Market Street Tap	69 kV	0.21
Monona to Northwest Iowa Power Cooperative Tie	69 kV	2.71
Sioux City Water Works Tap to Sioux City West	69 kV	1.60
Substation 56 to Substation 56 Tap	69 kV	3.58
Lemars North Tap to Lemars North	69 kV	2.23
Substation 84 to Substation 55	69 kV	4.56
Kellogg to Division	69 kV	1.16
River Hills to Forest Avenue and Vermont Street	69 kV	1.01
Substation 55 to Substation 17	69 kV	13.48
Substation 39 Tap to Substation 46	69 kV	1.76
East 22nd Street and Broadway Avenue Tap to East 17th Street and Broadway Avenue Substation	69 kV	0.87
Greater Des Moines Energy Center to Indianola Substation	69 kV	12.61
Substation K to Frontier Tap	69 kV	2.68
Denver Tap to Waverly Junction	69 kV	11.22
Substation R Tap to Substation 41	69 kV	1.90
Alleman to Central Iowa Power Cooperative/Ankeny Rural Electric Cooperative Tap	69 kV	1.78
Salix Junction to Morningside	69 kV	0.00
Merrill North to LeMars North Tap	69 kV	7.97
New Sharon Substation to Poweshiek Substation (IES Utilities, Inc.)	69 kV	7.86
Hudson Junction to Eagle (Northwest Iowa Power Cooperative)	69 kV	7.15
Sanborn Corner to Mid-America Tap	69 kV	1.02
Substation 36 to Substation 37	69 kV	7.56
Substation 56 Tap to Substation 75	69 kV	4.20
Merrill to Merrill North Tap	69 kV	0.34
Substation E to Substation A	69 kV	2.56
Substation B to Sand Road Tap	69 kV	4.22
Substation 701 to Honey Creek Tap	69 kV	10.22
Kellogg to Sioux City Water Works Tap	69 kV	1.50
Rockwell City Tap to Pomeroy 161	69 kV	12.13
Northwest Iowa Power Cooperative Tap to Sanborn Corner	69 kV	0.49
James to Plymouth	69 kV	2.17
Substation Q to Substation T	69 kV	4.92
59th Street and Tonka Avenue Tap to 73rd Street and Buffalo Road Substation	69 kV	2.41
Hampton West to Latimer Tap	69 kV	8.89
Substation 73 to Dupont Tap (ITC Midwest LLC)	69 kV	0.63

Substation 39 to Substation E	69 kV	4.75
Charles City North to Quarry Road Tap	69 kV	1.43
Danbury to Monona	69 kV	2.86
Avoca to J7 Tie (Northwest Iowa Power Cooperative)	69 kV	16.44
Hills to IA Junction Substation (Central Iowa Power Cooperative)	69 kV	6.00
Blue Grass Tap (Central Iowa Power Cooperative ) to Substation 50	69 kV	2.99
Substation 41 to Substation S	69 kV	1.70
Tracy Substation (Pella Rural Electric Cooperative) to Beacon Substation	69 kV	13.66
Pleasant Hill Generating Unit 3 to Greater Des Moines Energy Center	69 kV	0.25
Carroll 161 to Auburn	69 kV	13.00
Kellogg to State Steel Tap	69 kV	5.32
38th Street and Franklin Avenue Substation to 16th Street and College Avenue Substation	69 kV	1.90
Substation S to South Park Substation	69 kV	5.46
Substation 55 to Buffalo Bill Tap (Central Iowa Power Cooperative)	69 kV	3.32
Essex Tap (Central Iowa Power Cooperative) to Shenandoah	69 kV	9.60
Thor to Goldfield	69 kV	7.12
Emmetsburg to Corn Belt Power Cooperative South Tie	69 kV	1.93
Auburn to Sherwood (Corn Belt Power Cooperative)	69 kV	9.32
Electrifarm to Ridgeway	69 kV	2.62
Substation 18 to Substation S	69 kV	2.68
Hamburg (NWEPCO) to Percival	69 kV	7.50
2nd Avenue and Broadway Avenue Substation to Sycamore	69 kV	5.31
Prairie City to Colfax	69 kV	5.19
Plymouth to Perry Tap (Northwest Iowa Power Cooperative)	69 kV	3.45
Mid America Tap to Wisdom 69 kV Tie (Corn Belt Power Cooperative)	69 kV	22.35
Substation 703 to Substation 701	69 kV	6.14
Forest Avenue and Vermont Street to 16th Street and College Avenue	69 kV	1.61
Sycamore to John Deere (Ankeny) Substation	69 kV	6.05
Substation P to Substation 57	69 kV	2.12
Southeast 22nd Street and Market Street Tap to East 23rd Street and Dean Avenue Substation	69 kV	0.42
Carroll South to Carroll 161	69 kV	5.10
Ashawa to West Des Moines Substation	69 kV	2.95
Ida Grove to Northwest Iowa Power Cooperative Tie	69 kV	2.40
Knoxville Substation to Knoxville Industrial Substation	69 kV	3.26
Substation G to Substation K	69 kV	2.06
Knoxville Industrial Substation to Tracy Substation	69 kV	7.69
Hastings to Emerson	69 kV	6.05
Substation R Tap to Substation R	69 kV	0.33
59th Street and Tonka Avenue Tap to West Des Moines Substation	69 kV	0.29
Northeast 7th Street and Broadway Avenue Tap to 2nd Street and Broadway Avenue Substation	69 kV	0.46
76th Street and Douglas Avenue to 86th Street and Douglas Avenue Tap	69 kV	0.74
28th Street and Rock Island Tap to 16th Street and Wabash	69 kV	1.09

Humboldt Central Tap to Hope Tie (Corn Belt Power Cooperative)	69 kV	3.43
Earlharm to Redfield	69 kV	8.25
West Pella Rural Electric Cooperative to Pella	69 kV	0.09
Substation 30 to Substation R	69 kV	0.86
Malvern to Hastings	69 kV	5.12
Sheldon to Hospers	69 kV	8.32
State Steel Tap to Knox Tap	69 kV	9.49
Eagle Tap to Eagle Tie (Northwest Iowa Power Cooperative)	69 kV	5.00
Gilbertville Tap to Washburn	69 kV	1.60
Southbridge Substation Tap (Northwest Iowa Power Cooperative) to Knox	69 kV	1.92
Williams Bros (Latimer) Tap to Coulter Tap	69 kV	2.00
Perkins Tap (Northwest Iowa Power Cooperative) to Hull	69 kV	1.46
Cherokee North to Aurelia Tap (Northwest Iowa Power Cooperative)	69 kV	11.25
Nashua Tap to Plainfield Tap	69 kV	15.07
Clarksville to Interstate Power and Light Company Green Tap	69 kV	8.52
Tracy Substation to Tracy Substation (Pella Rural Electric Cooperative)	69 kV	2.34
38th Street and Franklin Avenue Substation to 28th Street and Rock Island Tap	69 kV	3.09
Greater Des Moines Energy Center to Southeast 124th Street	69 kV	11.46
Meriden to Cherokee North	69 kV	2.56
Substation L Tap to Substation B	69 kV	0.02
Blackhawk to Janesville	69 kV	9.53
Logan to J13 (Northwest Iowa Power Cooperative)	69 kV	5.56
Substation 39 to Substation 39 Tap	69 kV	3.25
Little Sioux to Cherokee South	69 kV	6.50
Sand Road Tap to Hills	69 kV	2.79
Sheldon to Boyden	69 kV	7.71
Clarinda to Essex Tap (Central Iowa Power Cooperative)	69 kV	16.57
Substation 37 to Substation 46	69 kV	2.27
Charles City South to Nashua Tap	69 kV	10.38
Substation 18 to Substation S	69 kV	2.68
Adel to Redfield	69 kV	8.84
Battle Creek to MAPCO Tap	69 kV	2.57
Missouri Valley to Logan	69 kV	8.79
LeMars South to LeMars West	69 kV	0.51
86th Street and Douglas Avenue Tap to Sycamore	69 kV	6.08
Lake Cornelia Tap (Corn Belt Power Cooperative) to Clarion	69 kV	1.53
86th Street and University Boulevard Tap to Ashawa	69 kV	3.60
Zeidler Tap to McCoy Tap	69 kV	3.50
Substation P to Substation R	69 kV	1.77
Substation 40 to Substation E	69 kV	2.56
Inwood Tap to Hudson Junction	69 kV	1.54
Substation A to Substation 57	69 kV	3.09
Rock Valley Town Tap to Northwest Iowa Power Cooperative Tie	69 kV	2.22
McCoy Tap to Gilbertville Tap	69 kV	2.18
Indianola Substation to Indianola City Limits	69 kV	1.98

Perry Tap (Northwest Iowa Power Cooperative) to Logan Park	69 kV	5.38
Oskaloosa Substation to Clow	69 kV	1.44
Plymouth to Merrill	69 kV	11.24
Eastside to James	69 kV	5.91
Walter Scott, Jr. Energy Center (CBEC) to Substation 701	69 kV	8.31
Substation G to Substation R Tap	69 kV	1.08
Interstate Power and Light Company Green Tap to Floyd	69 kV	9.98
Substation 36 to Substation 38	69 kV	2.38
Beacon Substation to Oskaloosa Substation	69 kV	3.28
Wright to Eagle Grove	69 kV	8.21
Maynard to Blackhawk	69 kV	6.80
Substation 56 to Substation G	69 kV	8.11
Glenwood to Malvern	69 kV	10.09
63rd Street and Park Avenue Tap to 63rd Street and Park Avenue Substation	69 kV	2.51
Plainfield Tap to Waverly Junction	69 kV	3.50
Blackhawk to WIDA	69 kV	3.40
McCook to Logan Park	69 kV	4.41
Coulter Tap to Lake Cornelia Tap (Corn Belt Power Cooperative)	69 kV	14.47
Latimer Tap to Williams Bros (Latimer) Tap	69 kV	1.43
Substation 704 to Substation 701	69 kV	3.43
Emmetsburg East to Corn Belt Power Cooperative Tap	69 kV	2.05
Shenandoah to Imogene (Central Iowa Power Cooperative)	69 kV	9.23
Substation 705 to Substation 704	69 kV	1.13
Thor Tap to Humboldt East	69 kV	7.00
Southeast 22nd Street and Scott Avenue Tap to Southeast 30th Street and Vandalia Road Substation	69 kV	1.51
Knoxville to Lucas County (IES Utilities, Inc.) Tie	69 kV	12.99
Storm Lake North to Storm Lake East	69 kV	2.50
Beacon to Mahaska	69 kV	7.16
Janesville to Waverly Interconnection	69 kV	0.83
Substation A to Substation P	69 kV	5.17
Eastside to Salix Junction	69 kV	14.18
Sycamore to Firestone Tap	69 kV	4.62
Substation 38 to Substation S	69 kV	2.56
Maynard to Zeidler	69 kV	2.42
East 17th Street and Broadway Avenue Substation to Northeast 7th Street and Broadway Avenue Tap	69 kV	0.39
Oskaloosa Substation to Oskaloosa “M” Avenue West Substation	69 kV	2.11
Sheffield to Corn Belt Power Cooperative Tie	69 kV	4.00
Oskaloosa “M” Avenue West Substation to New Sharon Substation	69 kV	11.54
Northwest Iowa Power Cooperative Tap to Rock Valley 69	69 kV	1.48
Ida Grove to Battle Creek	69 kV	7.73
Exira to Northwest Iowa Power Cooperative Tie	69 kV	12.49
Plainfield Tap to Plainfield Substation	69 kV	4.25
Rock Valley 69 to Rock Valley Town Tap	69 kV	3.72
Sioux City West to Dakota Dunes	69 kV	3.92
Carlise to Pleasantville	69 kV	14.70

Goldfield to Eagle Grove	69 kV	6.79
Plymouth to LeMars Tap (Northwest Iowa Power Cooperative)	69 kV	19.07
Sac County to Storm Lake North	69 kV	9.06
Carroll South to Toyne (Central Iowa Power Cooperative)	69 kV	8.50
Coburg Tap (Central Iowa Power Cooperative ) to Red Oak	69 kV	8.32
Humboldt East to Humboldt Central Tap	69 kV	1.12
Substation 22 to Substation 37	69 kV	5.50
16th Street and Wabash to River Hills	69 kV	1.52
Otley (Pella Rural Electric Cooperative) to West Pella Rural Electric Cooperative (Central Iowa Power Cooperative)	69 kV	4.29
Substation 75 to Substation G	69 kV	2.13
Storm Lake East to Miles Nelson Tie (Corn Belt Power Cooperative)	69 kV	1.70
28th Street and Rock Island Tap to 37th Street and Rock Island Substation	69 kV	0.82
Murphy to Washburn	69 kV	3.06
Emerson to Red Oak	69 kV	9.09
Southeast 30th Street and Vandalia Road Substation to Greater Des Moines Energy Center	69 kV	2.33
Substation 30 to Substation P	69 kV	1.27
Substation 22 to South Park Substation	69 kV	2.19
Sac City to Corn Belt Power Cooperative Tie (West)	69 kV	5.30
Carroll 161 to Carroll North	69 kV	2.48
MAPCO Tap to Danbury	69 kV	7.40
Blackhawk to Denver Tap	69 kV	4.63
Substation 706 to Substation 703	69 kV	2.25
Substation 37 to Substation E	69 kV	3.74
Substation 56 to Substation 72	69 kV	11.41
Hull Avenue to Hickory Avenue	69 kV	1.64
Patterson Rural Electric Cooperative Substation (Central Iowa Power Cooperative) to Patterson Substation	69 kV	5.40
Earlham to Enron Tap	69 kV	6.83
Substation K to Hayes	69 kV	3.50
28th Street and Rock Island Tap to 28th Street and Rock Island	69 kV	0.03
Buffalo Bill Tap to Elvira Tap (Central Iowa Power Cooperative)	69 kV	6.36
East 17th Street and Washington Avenue Substation to East 23rd Street and Dean Avenue Substation	69 kV	2.08
Solvay Tap to Quarry Road	69 kV	1.30
Floyd to Charles City North	69 kV	5.26
Substation 40 to Substation P	69 kV	2.62
Charles City South to Solvay Tap	69 kV	1.09
LeMars West to LeMars North	69 kV	1.87
50th Street and Aurora Avenue Substation to 76th Street and Douglas Avenue Substation	69 kV	2.31
Southeast 124th Street to Prairie City	69 kV	7.48
Oakland to K116 Tie (Northwest Iowa Power Cooperative)	69 kV	0.06
Exira to Audubon	69 kV	13.65
Hills to Washington (IES Utilities, Inc.)	69 kV	5.52
Little Sioux to J-3 (Northwest Iowa Power Cooperative)	69 kV	0.15

Honey Creek Tap to Missouri Valley	69 kV	9.21
East 17th Street and Washington Avenue Substation to Forest Avenue and Vermont Street	69 kV	1.37
Enron Tap to Central Iowa Power Cooperative Tie	69 kV	0.06
Ridgeway to Cedar Falls Municipal Utilities Tie	69 kV	1.29
Carroll South Tap to Carroll South	69 kV	1.97
Substation L Tap to Substation L	69 kV	0.01
MAPCO Tap to MAPCO	69 kV	1.21
Blackhawk to Dewar	69 kV	9.63
Hayes to Barnum	69 kV	3.80
East 46th Street and Jefferson Avenue Substation to East 29th Street and Broadway Avenue Tap	69 kV	4.43
Inwood Tap to Inwood	69 kV	12.03
59th Street and Tonka Avenue Tap to Monarch Tap	69 kV	0.61
Sutherland to Northwest Iowa Power Cooperative Tie	69 kV	2.52
State Steel Tap to State Steel	69 kV	0.59
Schleswig to Northwest Iowa Power Cooperative Tap	69 kV	0.01
Honey Creek Tap to Honey Creek	69 kV	0.26
LuVerne to LuVerne Tap (Corn Belt Power Cooperative)	69 kV	0.15
Westside to Weakland Tap (Corn Belt Power Cooperative)	69 kV	13.03
Ewart Enron Substation to Williams Bros Pump Sta. Substation	69 kV	1.00
Hudson Junction to Sioux River	69 kV	5.32
Substation 101 to Substation 102	69 kV	6.00
Wall Lake Tap to Schroeder Tap (Corn Belt Power Cooperative)	69 kV	2.01
Jesup to Central Iowa Power Cooperative Tap	69 kV	4.18
Merrill North Tap to Merrill North	69 kV	0.61
Substation 27 to Substation 102	69 kV	7.80
Hydrocarbon Tap to Hydrocarbon	69 kV	3.78
Marcus East to Northwest Iowa Power Cooperative	69 kV	6.53
Irwin to Northwest Iowa Power Cooperative Tie	69 kV	3.49
Oskaloosa Substation to ITC Midwest LLCt	69 kV	0.80
Dewar Tap to Jesup Tap	69 kV	12.87
East 29th Street and Broadway Avenue Tap to East 22nd Street and Broadway Avenue Tap	69 kV	1.04
Perry Tap (Northwest Iowa Power Cooperative) to Perry Substation (Northwest Iowa Power Cooperative)	69 kV	0.70
Craig to Ireton	69 kV	6.02
Frontier Tap to Frontier	69 kV	13.10
Dumont to Corn Belt Power Cooperative Tie	69 kV	4.15
Ackley to Corn Belt Power Cooperative Tie	69 kV	1.80
Rockford to Corn Belt Power Cooperative Tie	69 kV	3.41
EREPC Tap to EREPC Tie	69 kV	2.50
Minden Northwest Iowa Power Cooperative Tap	69 kV	0.01
Walnut to Northwest Iowa Power Cooperative Tap	69 kV	0.01
Moville to Northwest Iowa Power Cooperative Tap	69 kV	1.39
East 29th Street and Broadway Avenue Tap to East 29th Street and Hubbell Avenue Substation	69 kV	1.67
Barnum to Manson	69 kV	8.10

Gilbertville Tap to Gilbertville	69 kV	3.56
Mid-America Tap to Mid-America	69 kV	0.86
Holstein to Northwest Iowa Power Cooperative Tie	69 kV	1.54
Sheldon to Iowa Electric Light and Power Company	69 kV	6.77
Sioux City Water Works Tap to Sioux City Water Works	69 kV	0.11
Substation 18 to Substation 104	69 kV	3.58
Humboldt Central Tap to Humboldt Central	69 kV	1.25
Substation 39 Tap to Green River	69 kV	1.29
K124 Tap (Northwest Iowa Power Cooperative) to Portsmouth Substation	69 kV	0.50
Earling to Northwest Iowa Power Cooperative Tie	69 kV	0.60
Substation G to Mobile Substation	69 kV	0.17
Hydrocarbon Tap to Griswold	69 kV	10.47
Manson to Corn Belt Power Cooperative Tap	69 kV	2.85
Greater Des Moines Energy Center to East 46th Street and Jefferson Avenue Substation	69 kV	4.42
Salix Junction to Sloan	69 kV	5.31
Correctionville-Grand Meadow	69 kV	7.60
Rutland Junction to Corn Belt Power Cooperative Tap	69 kV	7.06
Gilmore City to Corn Belt Power Cooperative Tie	69 kV	0.99
Odebolt to Lake View Tap (Corn Belt Power Cooperative)	69 kV	4.51
Rock Valley Town Tap to Rock Valley	69 kV	0.30
East 17th Street and Broadway Avenue Substation to Liquefied Natural Gas Plant Substation	69 kV	0.19
Red Oak to Hydrocarbon Tap	69 kV	8.33
Schaller Tap to Schaller	69 kV	1.82
Enron Tap to Enron (Winterset Pumping Station)	69 kV	0.48
Lake View Tap (Corn Belt Power Cooperative ) to Wall Lake Tap	69 kV	3.08
Northeast 7th Street and Broadway Avenue Tap to North Union Street and Madison Avenue Substation	69 kV	0.84
Lake View to Corn Belt Power Cooperative Tie (North)	69 kV	4.91
Hospers to Northwest Iowa Power Cooperative Tie	69 kV	0.04
86th Street and Douglas Avenue Tap to 86th Street and University Boulevard Tap	69 kV	1.66
Schroeder Tap (Corn Belt Power Cooperative) to Wall Lake	69 kV	0.38
Substation 39 Tap to Substation 27	69 kV	1.73
Hastings to Macedonia	69 kV	18.78
Northwest Iowa Power Cooperative to Northwest Iowa Power Cooperative Tap	69 kV	1.09
Dow City to Northwest Iowa Power Cooperative Tie	69 kV	4.50
Archer Daniels Midland Tap to Archer Daniels Midland	69 kV	0.91
Eastside to Lawton	69 kV	10.36
Marcus East to Meriden	69 kV	10.51
Mondamin to Northwest Iowa Power Cooperative Tap	69 kV	0.01
Substation 104 to Substation 108	69 kV	4.00
Quarry Road Tap to Quarry Road	69 kV	4.95
Central Iowa Power Cooperative Tap to ITC Midwest LLC Tie	69 kV	0.42
Newell Junction Tap to Newell Junction Substation	69 kV	0.12

LeMars North Tap to Craig	69 kV	10.67
Corn Belt Power Cooperative Tap to VanDiest	69 kV	1.00
Rutland Tap to Rutland Junction	69 kV	7.22
Substation 105 Tap to Substation 105	69 kV	2.75
Monona to Mapleton	69 kV	5.39
Nashua Tap to Nashua	69 kV	0.70
McCoy Tap to McCoy	69 kV	1.35
16th Street and Wabash to Massey Ferguson	69 kV	0.95
Weakland Tap (Corn Belt Power Cooperative) to Carroll South Tap	69 kV	0.49
Archer Daniels Midland Tap to East 29th Street and Hubbell Avenue	69 kV	1.58
Substation 105 Tap to Substation 106	69 kV	8.88
Humboldt East to Humboldt Central	69 kV	2.66
Dunlap to Northwest Iowa Power Cooperative Tap	69 kV	0.01
Substation 107 to Substation 108	69 kV	4.25
Northwest Iowa Power Cooperative Tap to Kingsley	69 kV	5.85
Corn Belt Power Cooperative Tap to Bode	69 kV	3.94
Lake City to Corn Belt Power Cooperative Tie	69 kV	2.62
Macedonia to Oakland	69 kV	11.07
Substation 108 to Substation 111	69 kV	6.03
Correctionville-Holstein	69 kV	15.50
Lawton to Moville	69 kV	7.80
EREPC Tap to Sioux River	69 kV	9.94
Solvay Tap to Solvay Substation	69 kV	0.13
Storm Lake East to Newell Junction Tap	69 kV	3.36
Little Sioux to Northwest Iowa Power Cooperative Tap	69 kV	0.01
Ireton to Eagle Tap	69 kV	7.09
Rutland Junction to Gilmore City	69 kV	9.17
Substation 101 to Substation 111	69 kV	6.02
Substation 56 to Kelsey Hayes/Walcott (IES)	69 kV	3.75
EREPC Tap to Alcester	69 kV	1.93
Monona to Smithland	69 kV	9.92
Ewart Tap to ENRON	69 kV	6.00
Firestone Tap to Firestone	69 kV	0.28
Griswold to Northwest Iowa Power Cooperative Tie	69 kV	5.50
Schaller Tap to Sac County	69 kV	3.86
Substation 54 to Interstate Power and Light Company Tie (Beaver Channel)	69 kV	0.63
Newell Junction Tap to Early	69 kV	5.70
Rockwell City Tap to Rockwell City	69 kV	1.63
Denver Tap to Denver	69 kV	0.23
Forest Avenue and Vermont Street to Archer Daniels Midland Tap	69 kV	2.77
Neal Energy Center North to Terra Chemical	69 kV	0.47
Substation 107 to Substation 105 Tap	69 kV	1.01
LuVerne Tap (Corn Belt Power Cooperative) to Galbraith Tap (Corn Belt Power Cooperative)	69 kV	3.14
Williams Bros (Latimer) Tap to Williams Bros	69 kV	3.19
Substation R to Corn Belt Power Cooperative Tie	69 kV	0.99
Wall Lake Tap to Lake View	69 kV	2.13

Ruthven to Corn Belt Power Cooperative Tie	69 kV	0.54
Little Sioux to Grand Meadow	69 kV	11.38
Southeast 22nd Street and Market Street Tap to Armstrong Substation	69 kV	0.28
Sidney to Thurman	69 kV	9.00
Odebolt to Schaller Tap	69 kV	14.27

34.5 Kilovolt

Midway Tap to Midway	34.5 kV	4.00
Clarinda to New Market	34.5 kV	5.50
New Hartford Tap to New Hartford	34.5 kV	0.26
Sulphur Springs to Newell	34.5 kV	4.29
Newell Junction to Sulphur Springs	34.5 kV	2.86
Allison to Dumont	34.5 kV	9.37
New Market to Bedford	34.5 kV	13.32
Clarksville to Allison	34.5 kV	10.49
Pomeroy 161 Tap to Pomeroy 161	34.5 kV	1.25
Pomeroy to Palmer	34.5 kV	5.60
New Hartford Tap to Shell Rock Tap	34.5 kV	12.18
Clarksville to Shell Rock Tap	34.5 kV	8.33
New Hartford Tap to Butler	34.5 kV	8.95

Substations

NAME	ADDRESS	CITY

Ackley Substation	410 Main Street	Ackley
Adair Substation	1266 Cedar Avenue	Adair
Adel Substation	219 South 8 Street	Adel
Archer Daniels Midland Substation	1900 East Euclid Avenue	Des Moines
Alice’s Road Substation	580 Alice’s Road	Waukee
Alleman Substation	134th Avenue and Northeast 6th Street	Alleman
Allison Substation	210 South Railroad	Allison
Alters Substation	2603 9th Avenue	Council Bluffs
Altoona Substation	3028 8th Street Southwest	Altoona
Ankeny Substation	702 Southeast Shurfine Drive	Ankeny
Army Post Substation	800 Army Post Road	West Des Moines
Ashawa Substation	3800 E.P. True Parkway	West Des Moines
Auburn Substation	3644 370th Street	Auburn
Audubon North Substation	1850 180th Street	Audubon
Avoca Substation	43801 Twilight Lane	Avoca
Battle Creek Substation	810 First Street	Battle Creek
Battle Creek-MAPCO Substation	4876 260th Street	Battle Creek
Beacon Substation	1899 265th Street	Oskaloosa
Bedford Substation	1998 Highway 2	Bedford
Bittersweet Substation	30797 150th Street	Woodward
Black Hawk Substation	6600 Burton Avenue	Waterloo
Bode Substation	1105 Iowa Avenue	Bode
Bondurant Substation	5810 Northeast 62nd Avenue	Altoona
Booneville Substation	2874 - 365 Street	Booneville
Boyden Substation	4006 - 330th Street	Boyden
Brooks Substation	1696 Brooks Road	Corning
Buena Vista Substation	5726 70th Avenue	Storm Lake
Bunge Substation	20142 Bunge Avenue	Council Bluffs
Butler Substation	33489 Martin Avenue	Parkersburg
Carroll South Substation	619 West Anthony Street	Carroll
Carroll County 161 Kilovolt Substation	18462 Noble Avenue	Carroll
Carroll North Substation	1311 West 18th Street	Carroll
Walter Scott, Jr. Energy Center (CBEC) 161 Kilovolt Substation	7215 Navajo	Council Bluffs
Walter Scott, Jr. Energy Center (CBEC) 345 Kilovolt Substation	7215 Navajo	Council Bluffs

Walter Scott, Jr. Energy Center (CBEC) 69 Kilovolt Substation	7215 Navajo	Council Bluffs
Charles City North	912 D Street	Charles City
Charles City South	106 - 11th Street	Charles City
Charter Oak Substation	1346 Highway 141	Charter Oak
Cherokee Diesel Plant Substation		Cherokee
Cherokee North 69 Kilovolt Substation	1653 515th Street	Cherokee
Cherokee South	5472 River Road	Cherokee
Clarinda Substation	2094 Thyme Place	Clarinda
Clarion Substation	819 6th Street Northeast	Clarion
Clarksville East Substation	28824 Superior Road	Clarksville
Clipper Substation	1652 Buchanan Avenue	Sac County
Clow Substation	1605 17th Avenue East	Oskaloosa
Colfax Substation	3032 West 92nd Street South	Colfax
Coral Ridge Substation	2385 James Street	Coralville
Correctionville Substation	4191 Correctionville Road	Correctionville
Craig Substation	27505 C-12	Craig
Crawford County Substation	1375 210th Street	Schleswig
Danbury Substation	111 Highway 175	Danbury
Deere Component Substation	511 River Road	Waterloo
Deere Engine Substation	3322 Dewitt Road	Waterloo
Deere Foundry Substation	2426 Westfield Avenue	Waterloo
Deere Northeast Substation	3800 Newell Street	Waterloo
Delaware	1782 Northeast 61st Place	Des Moines
Denison-Northwest Iowa Power Cooperative Substation	2410 Donna Reed Road	Denison
Denver Substation	2650 Killdeer Avenue	Denver
Dewar Substation	5949 Big Rock Road	Dewar
Division Street Substation	1023 Division Street	Sioux City
Dow City Substation	315 East Fulton Street	Dow City
Greater Des Moines Energy Center	3391 Southeast 45th Street	Des Moines
Dumont Substation	619 South Street	Dumont
Dunlap Substation	452 North Highway 30	Dunlap
East 17th Street and Broadway Avenue	4708 Northeast 17 Court	Des Moines
East 17th Street and Washington Avenue	1532 East Washington Avenue	Des Moines
East 23rd Street and Dean Avenue Substation	2301 Dean Avenue	Des Moines
East 29th Street and Hubbell Avenue	2808 East 29 Street	Des Moines

East 46th Street and Jefferson Avenue	4600 Northeast 19th Avenue	Des Moines
Eagle Grove North Substation	714 North Easter Avenue	Eagle Grove
Earlham Substation	1191 Pitzer Road	Earlham
Earling Substation	22 Sunset Drive	Earling
Early/Agrium	1885 Highway 71	Early
Easter Lake Substation	3030 East Watrous Avenue	Des Moines
Eastside Substation	3712 - 14th Street	Sioux City
Electrifarm Substation	3051 West Shaulis Road	Waterloo
Emerson South Substation	1 mile south on Highway 59	Emerson
Emmetsburg East Substation	4728 380th Street	Emmetsburg
Emmetsburg South Substation	1901 Huron Street	Emmetsburg
Ewart Pumping Station	1 1⁄2 miles south of Ewart	Poweshiek
Exira Substation	2697 Heron Avenue	Exira
Fallow Substation	1261 Fallow Avenue	Adair
Floyd Substation	2846 - 220th Street	Charles City
Fonda Substation	107 Highway 7	Fonda
Forest Avenue and Vermont Street	1401 Vermont Street	Des Moines
Franklin Substation	1152 Hardin Road	Iowa Falls
Greater Des Moines Energy Center	4401 Carlise Road	Pleasant Hill
Gilbertville Substation	5932 Youngblut Road	Gilbertville
Gilmore City Substation	51005 340th Avenue	Gilmore City
Glenwood Substation/Microsoft	57535 250th Street	Glenwood
Glover Avenue and Watrous Avenue	4000 Glover Avenue	Des Moines
Goldfield Substation	1303 220th Street	Goldfield
Grand Meadow	6509 East Avenue	Washta
Granger Substation	1601 Xavier Avenue	Granger
Greenfield Plaza Substation	174 Highway R63	Norwalk
Grimes Substation	1651 Southwest 37th Street	Grimes
Griswold Substation	602 Adair Street	Griswold
Hampton West Substation	523 - 12th Street Northwest	Hampton
Hastings Substation	61634 360th Street	Hastings
Hawkeye Storage Yard	5946 80th Avenue	Storm Lake
Hayes Substation	1730 190th Street	Barnum
Harvest Avenue Substation	1946 Harvest Avenue	Fort Dodge
Hickory Substation	3241 Hickory Avenue	Hull
Hills Substation	4982 Oak Crest Hill Road Southeast	Hills
Holstein North Substation	5395 140th Street	Holstein

Honey Creek Substation	15012 Rosewood Road	Crescent
Hospers Substation	4048 McKinley	Hospers
Hudson Substation	520 Road Street	Hudson
Hull Substation	3320 - 330 Street	Hull
Humboldt Central Substation	1000 North 1st Avenue	Humboldt
Humboldt East Substation	2312 220th Street	Humboldt
IC Enron Substation	Highway 1, 3⁄4 mile southwest of Junction 218 and 1, 2 miles south	Iowa City
Ida Grove Substation	507 West Highway 175	Ida Grove
Indian Creek East Substation	3643 South 15th Street	Council Bluffs
Indianola Substation	1002 - 150 Avenue	Indianola
Interchange Substation	4000 South York Road	Sioux City
Inwood Substation	2298 Highway K-12	Inwood
IPSCO	1770 Bill Sharp Boulevard	Muscatine
Ireton Substation	2649 - 470 Street	Ireton
Irwin Substation	1902 1900th Street	Irwin
James Substation	25712 Plymouth Street	James
Janesville Substation	217 Barrick Road	Janesville
Jesup Substation	1081 - 210 Street	Jesup
John Deere Substation	2010 Southwest Magazine Road	Ankeny
Kellogg Substation	100 South Iowa Street	Sioux City
Kingsley Substation	313 Quest Avenue	Kingsley
Knox Substation	2445 Port Neal Road	Sergeant Bluff
Knoxville Industrial Substation	309 South Godfrey Lane	Knoxville
Knoxville Substation	101 North Godfrey	Knoxville
Lake City Substation	400 East Front Street	Lake City
Latimer Substation	225 South Street	Latimer
Lawton Substation	1399 Delaware Avenue	Lawton
Leeds Substation	3200 - 38 Street	Sioux City
LeHigh Substation	2469 290th Street	Webster County
LeMars North Substation	340 2nd Avenue Northeast	LeMars
LeMars South Substation	1495 6th Avenue Southwest	LeMars
LeMars West Substation	1370 12th Ave Southwest	LeMars
Little Sioux Substation	1542 138th Trail	Little Sioux
Little Sioux Substation	6003 County Road L 56	Quimby
Liquefied Natural Gas Plant Substation	4858 Northeast 17 Court	Des Moines
Liquefied Natural Gas Plant Substation	626 San Marnan Drive	Waterloo
Logan Park Substation	1500 West 41 Street	Sioux City
Logan Substation	348 South 4th Avenue	Logan
Lundquist Substation	20 Broadway Street	Waterloo
LuVerne Substation	1188 States Avenue	LuVerne

M Avenue Substation	816 M. Avenue West	Oskaloosa
Macedonia Substation	12265 Highway 59	Macedonia
Madison County Substation	2736 Quail Valley Trail	Winterset
Mahaska Substation	3405 South 40th Street	Oskaloosa
Malvern Substation	approximately 404 2nd Avenue	Malvern
Manawa Substation	1500 Lew Ross Road	Council Bluffs
Mapleton Substation	38791 140th Street	Mapleton
Marcus East	4802 F Avenue	Marcus
Massey Ferguson Substation	1475 Bell Avenue	Des Moines
Maynard Substation	18 Lafayette Street	Waterloo
McCoy Substation	100 McCoy Road	Elk Run
Meriden	1348 510th Street	Cherokee County
Merrill North	22048 Highway K42	Merrill
Merrill Substation	121 Douglas Street	Merrill
Metro East Substation	5625 Metro East Drive	Pleasant Hill
Mid-America Substation	3220 Silver Avenue	Sanborn
Midport Substation	3050 Burton Avenue	Waterloo
Midway Substation	Southeast corner of Highway 7 and 180th Avenue	Pocahontas County
Minden Substation	37504 Tamarack Road	Minden
Missouri Valley Substation	301 South 6th Street	Missouri Valley
Martin Luther King Boulevard Substation	121 Southwest 6th Street	Des Moines
Mondamin Substation	2049 East Kelly Avenue	Mondamin
Monona Substation	40011 Highway 175	Mapleton
Monroe Substation	200 West Marion Street	Monroe
Montezuma 345 Kilovolt Switching	4732 115th Street	Montezuma
Morningside Substation	2828 South Walker Street	Sioux City
Moville North	2800 140th Street	Moville
Murphy Substation	4014 Hess Road	Waterloo
North Union Street and Madison Avenue	2926 North Union Street	Des Moines
Nashua Substation	304 Bay Place	Nashua
Northeast Ankeny Substation	10640 Northeast 29th Street	Ankeny
Neal North Substation	1151 260th Street	Sergeant Bluff
Neal South Substation	2671 Port Neal Circle	Salix
New Hartford Substation	615 Mill Street	New Hartford
New Market Substation	2103 Main St	New Market
New Sharon Substation	404 East High Street	New Sharon
Newell Township Substation	211 South Armstrong Road	Newell
North Oakland Substation	22000 Hurricane Lane	Oakland
Northgate Substation	926 ACT Road	Iowa City

Norwalk Substation	1060 South Sunset Drive	Norwalk
Odebolt Substation	1751 Highway 175	Odebolt
Orange City Rural Substation	4505 Indian Avenue	Orange City
Oskaloosa Substation	100 - 6 Avenue West	Oskaloosa
Palmer Substation	22084 590th Street	Palmer
Patterson Substation	2910 200th Trail.	Patterson
Payne Junction	Hamburg	Hamburg
Percival Substation	2299 Highway 2	Percival
Plainfield Substation	1160 - 160th Street	Plainfield
Pleasant Hill EC	3191 SE 45 Street	Des Moines
Pleasantville Substation	953 Highway 5	Pleasantville
Plymouth Substation	25101 Lone Tree Road	Hinton
Pocahontas County	63568 180th Avenue	Pomeroy
Polk City Substation		Polk City
Pomeroy 161 Kilovolt Substation	63437 230th Avenue	Pomeroy
Pomeroy Substation	165th Street and Marengo Avenue	Pomeroy
Portsmouth Substation	128 900th Street	Portsmouth
Prairie City Substation	9232 South 80th Avenue West	Prairie City
Quarry Road	1827 Quarry Road	Charles City
Quick Substation	18487 270th Street	Council Bluffs
Raun Substation	1221 - 260th Street	Sergeant Bluff
Red Oak Substation	approximately 100 Washington Avenue	Red Oak
Redfield Substation	1526 Highway 6.	Redfield
Ridgeway Substation	1990 West Ridgeway Avenue	Waterloo
River Bend Substation	10998 189th Street	Council Bluffs
River Hills Energy Ctr.	601 Second Avenue	Des Moines
Rock Valley 12.5 Kilovolt Substation	1304 - 14th Street	Rock Valley
Rock Valley 69 Kilovolt Substation	2644 - 330th Street	Rock Valley
Rockwell City Substation	118 North 8th Street	Rockwell City
Rolling Hills Substation	One mile west of Highway 148 and 3 miles south of Highway 92	Massena
Rowan Junction Substation		Waterloo
Ruthven Substation	3571 355th Avenue	Ruthven
Sac City 69 Kilovolt Substation	1315 Early Street	Sac City
Sac County 161 Kilovolt Substation	1650 Esther Avenue	Schaller
Sanborn Corner Substation	3305 Roosevelt Avenue	Sanborn
Shaulis Road Substation		Waterloo
Sioux City West Substation	1411 Lacy Boulevard	Sioux City
Schaller Substation	305 North Main Street	Schaller

Schleswig Substation	2450 D Avenue	Schleswig
Sheffield Substation	1437 Partridge Avenue	Sheffield
Sheldon Substation	1201 Iselin	Sheldon
Shell Rock Substation	1580 Public Road	Shell Rock
Shenandoah Substation	900 West Ferguson Road	Shenandoah
Sidney Substation	2104 300th Avenue	Sidney
Sloan Substation	1902 290th Street	Salix
Smithland Substation	225 Bridge Street	Smithland
South 60th Street Substation	995 South 60th Street	West Des Moines
Southeast 124th Street Substation	605 Southeast 124th Street	Pleasant Hill
Southeast 30th Street and Vandalia Road Substation	3011 Vandalia Road	Des Moines
Southeast Polk Substation	4379 Southeast 44 Avenue	Des Moines
Solvay Substation	2000 Rockford Road	Charles City
South Page Substation	2750 H Avenue	Coin
State Steel Substation 2	2600 Boulevard of Champions	Sioux City
Stone Avenue Substation		Sioux City
Storm Lake East Substation	1900 Expansion Boulevard	Storm Lake
Storm Lake North Substation	1021 Vestal Street	Storm Lake
Substation 50	401 Mississippi Street	Blue Grass
Substation 52	301 East Front Street	Buffalo
Substation 53	2101 JM Morris Avenue	Davenport
Substation 54	2011 - 7 Avenue	Camanche
Substation 55	26985 - 257 Street	Princeton
Substation 56	18500 - 110 Avenue	Davenport
Substation 57	2237 State Street	Bettendorf
Substation 58	206 East 32 Street	Davenport
Substation 59	3133 Hickory Grove Road	Davenport
Substation 70	4879 State Street	Riverdale
Substation 701	1801 N 15th Street	Council Bluffs
Substation 702	800 S 16th Street	Council Bluffs
Substation 703	17220 Hubbard Road	Council Bluffs
Substation 704	approximately 2721 8th Avenue	Council Bluffs
Substation 705	2747 23rd Avenue	Council Bluffs
Substation 706	15090 State Orchard Road	Council Bluffs
Substation 71	5001 Devils Glen Road	Bettendorf
Substation 72	1223 Tanglefoot Lane	Bettendorf
Substation 73	400 - 10 Avenue	Camanche
Substation 74	6617 Eastern Avenue	Davenport
Substation 75	1002 South Dittmer	Davenport
Substation 76	1539 Spring Street	Davenport
Substation 77	21149 Brady Street	Mount Joy
Substation 78	6700 North Division	Davenport
Substation 84	2200 Territorial Road	LeClaire

Substation 85	6120 Clough Dr.	Davenport
Substation 88	201 South Bellingham Street	Riverdale
Substation 89	Route South 6 and 38	Wilton
Substation 90	9601 Harrison Street	Mount Joy
Substation 91	25805 - 190 Avenue	Eldridge
Substation 93	8602 172nd Street	Louisa Cnty.
Substation A	6001 State Street	Riverdale
Substation B	1905 Easter Avenue	Barnum
Substation B	708 South Capitol Street	Iowa City
Substation D	1234 1st Avenue North	Fort Dodge
Substation D	410 East College	Iowa City
Substation E	1630 Lower Muscatine Road	Iowa City
Substation E	2201 - 10 Avenue S	Fort Dodge
Substation Enron	23259 - 190 Avenue	Eldridge
Substation F	1431 North 7 Street (in alley)	Fort Dodge
Substation F	219 N Linn Street	Iowa City
Substation G	1205 West 2 Street	Davenport
Substation G	150 North 5 Street	Fort Dodge
Substation J	1120 Mormon Trek Boulevard	Iowa City
Substation K	1901 Kountry Lane	Fort Dodge
Substation K	2422 Highway 6	Tiffin
Substation L	709 South Capitol Street	Iowa City
Substation M	750 - 23 Street	Manson
Substation N	1634 Floral Avenue	Fort Dodge
Substation N	913 North Dodge Street	Iowa City
Substation P	311 - 1st Avenue	Coralville
Substation Q	3198 - 2 Avenue North	Fort Dodge
Substation R	3699 - 330 Street	Farnhamville
Substation T	1350 Avenue “O”	Fort Dodge
Substation T	229 East 3rd Street	Davenport
Substation T	3039 220th Street	Ainsworth
Substation U	1001 Hawkins Drive	Iowa City
Substation V	2198 Erickson Avenue	Webster City
Substation Walcott	1225 Yellow Avenue	Walcott
Substation Y	2200 Heinz Road	Iowa City
Sulphur Springs Substation	Junction Highways 7 and M-50	Sulphur Springs
Sutherland Junction Substation	4605 Tanager Avenue	Sutherland
Sycamore Substation	6149 NW Beaver Drive	Johnston
Tate and Lyle	1950 Harvest Avenue	Barnum
Teakwood Substation	50246 Teakwood Road	Walnut
Templeton Substation	29994 Highway 71	Templeton
Terra Substation	1182 260th Street	Sgt. Bluff
Thor Substation	2198 Utah Avenue	Thor
Thurman Substation	1560 260th Avenue	Thurman
Tracy Substation	1652 Highway T17	Tracy

Ute Substation	21893 Highway 183	Ute
Utica Ridge Substation	6700 Utica Ridge Road	Davenport
Victory Substation	1657 380th Street	Westside
Wall Lake	2710 335th Street	Blairsburg
Wall Street Substation		Sioux City
Walnut Substation	53534 Westgate Road	Walnut
Washburn Substation	6035 LaPorte Road	Washburn
Washta Substation		Washta
Water Works Substation	408 Fleur Drive	Des Moines
Waterloo West Substation	1017 Upton Avenue	Waterloo
Waterworks Substation	1103 Zenith Drive	Sioux City
Waukee Substation	250 Ashworth Drive	Waukee
Waverly Junction Substation	1550 - 200th Street	Waverly
Webster Substation	1549 Samson Avenue	Webster County
West Des Moines Substation	101 Elm Street	West Des Moines
West Grand Substation	8550 Booneville Road	West Des Moines
Westside Substation	1905 390th Street	Westside
Whiting Substation	2230 Highway 141	Sloan
WIDA Substation	1502 West Airline Highway	Waterloo
Williams Brothers Substation	1821 Finch Avenue	Latimer
Williams Pipeline	4590 100th Street	Poweshiek
Winterset Pumping Station	5 miles south of Earlham on Highway P57	Winterset
Wright Substation	3373 Franklin Avenue	Wright
Zeidler Substation	936 Hewitt Street	Waterloo

Electric Distribution System

The electric distribution systems are located in and near the following municipalities located in the State of Iowa:

Municipality	County
Summerset	Adair
Brooks	Adams
Carbon	Adams
Nodaway	Adams
Audubon	Audubon
Brayton	Audubon
Exira	Audubon
Fiscus	Audubon
Gray	Audubon
Hamlin	Audubon
Ross	Audubon
Dewar	Black Hawk
Dunkerton	Black Hawk
Eagle Center	Black Hawk
Elk Run Heights	Black Hawk
Evansdale	Black Hawk
Gilbertville	Black Hawk
Hudson	Black Hawk
Raymond	Black Hawk
Voorhies	Black Hawk
Washburn	Black Hawk
Waterloo	Black Hawk
Bremer	Bremer
Denver	Bremer
Horton	Bremer
Janesville	Bremer
Plainfield	Bremer
Waverly	Bremer
Jesup	Buchanan
Littleton	Buchanan
Lakeside	Buena Vista
Newell	Buena Vista
Storm Lake	Buena Vista
Sulphur Springs	Buena Vista
Truesdale	Buena Vista
Allison	Butler
Aredale	Butler
Austinville	Butler
Bristow	Butler
Clarksville	Butler

Dumont	Butler
Kesley	Butler
New Hartford	Butler
Parkersburg	Butler
Shell Rock	Butler
Jolley	Butler
Knierim	Calhoun
Knoke	Calhoun
Lake City	Calhoun
Lavinia	Calhoun
Lohrville	Calhoun
Lytton	Calhoun
Manson	Calhoun
Pomeroy	Calhoun
Richards	Calhoun
Rockwell City	Calhoun
Somers	Calhoun
Twin Lakes	Calhoun
Yetter	Calhoun
Arcadia	Carroll
Carroll	Carroll
Dedham	Carroll
Halbur	Carroll
Lanesboro	Carroll
Lidderdale	Carroll
Maple River	Carroll
Mt. Carmel	Carroll
Roselle	Carroll
Templeton	Carroll
Willey	Carroll
Griswold	Cass
Lewis	Cass
Marne	Cass
West Branch	Cedar
Dougherty	Cerro Gordo
Rockwell	Cerro Gordo
Aurelia	Cherokee
Avon Lake	Cherokee
Cherokee	Cherokee
Cleghorn	Cherokee
Larrabee	Cherokee
Marcus	Cherokee
Meriden	Cherokee
Quimby	Cherokee
Washta	Cherokee
Jacksonville	Chickasaw

2

Nashua	Chickasaw
Camanche	Clinton
Arcadia	Crawford
Arion	Crawford
Aspinwall	Crawford
Astor	Crawford
Boyer	Crawford
Buck Grove	Crawford
Charter Oak	Crawford
Deloite	Crawford
Dow City	Crawford
Kiron	Crawford
Ricketta	Crawford
Schleswig	Crawford
Vail	Crawford
Westside	Crawford
Adel	Dallas
Booneville	Dallas
Dallas Center	Dallas
DeSoto	Dallas
Granger	Dallas
Minburn	Dallas
Van Meter	Dallas
Waukee	Dallas
West Des Moines	Dallas
Carney	Floyd
Charles City	Floyd
Floyd	Floyd
Powersville	Floyd
Chapin	Franklin
Faulkner	Franklin
Geneva	Franklin
Hampton	Franklin
Hansell	Franklin
Latimer	Franklin
Sheffield	Franklin
Bartlett	Fremont
Farragut	Fremont
Hamburg	Fremont
Imogene	Fremont
Percival	Fremont
Randolph	Fremont
Riverton	Fremont
Sidney	Fremont
Tabor	Fremont
Thurman	Fremont

3

Ferne	Grundy
Stout	Grundy
Webster City	Hamilton
Ackley	Hardin
California Junction	Harrison
Dunlap	Harrison
Little Sioux	Harrison
Logan	Harrison
Magnolia	Harrison
Missouri Valley	Harrison
Modale	Harrison
Mondamin	Harrison
Persia	Harrison
Pisgah	Harrison
River Sioux	Harrison
Bode	Humboldt
Bradgate	Humboldt
Dakota City	Humboldt
Hardy	Humboldt
Humboldt	Humboldt
Gilmore City	Humboldt
Ottosen	Humboldt
Pioneer	Humboldt
Ruthland	Humboldt
Thor	Humboldt
Arthur	Humboldt
Battle Creek	Ida
Galva	Ida
Holstein	Ida
Ida Grove	Ida
Parnell	Iowa
Williamsburg	Iowa
Colfax	Jasper
Mingo	Jasper
Monroe	Jasper
Prairie City	Jasper
Valeria	Jasper
Coralville	Johnson
Iowa City	Johnson
North Liberty	Johnson
Oxford	Johnson
Solon	Johnson
Tiffin	Johnson
University Heights	Johnson
Doan	Kossuth
LuVerne	Kossuth

4

St. Joseph	Kossuth
Alvord	Lyon
Beloit	Lyon
Doan	Lyon
Inwood	Lyon
Bevington	Madison
Earlham	Madison
Patterson	Madison
St. Charles	Madison
Barnes City	Mahaska
Beacon	Mahaska
Keomah Village	Mahaska
Lacey	Mahaska
Lake Keomah	Mahaska
Leighton	Mahaska
New Sharon	Mahaska
Oskaloosa	Mahaska
Peoria	Mahaska
University Park	Mahaska
Taintor	Mahaska
Attica	Marion
Bussey	Marion
Columbia	Marion
Flagler	Marion
Hamilton	Marion
Harvey	Marion
Knoxville	Marion
Marysville	Marion
Melcher-Dallas	Marion
Pershing	Marion
Pleasantville	Marion
Otley	Marion
Swan	Marion
Tracy	Marion
Emerson	Mills
Glenwood	Mills
Hastings	Mills
Henderson	Mills
Malvern	Mills
Mineola	Mills
Pacific Junction	Mills
Silver City	Mills
Strahan	Mills
Blencoe	Monona
Castana	Monona
Moorhead	Monona

5

Onawa	Monona
Rodney	Monona
Soldier	Monona
Ticonic	Monona
Turin	Monona
Ute	Monona
Whiting	Monona
Lovilia	Monroe
Coburg	Montgomery
Elliott	Montgomery
Red Oak	Montgomery
Archer	O’Brien
Calumet	O’Brien
Gaza	O’Brien
Germantown	O’Brien
Sanborn	O’Brien
Sheldon	O’Brien
Sutherland	O’Brien
Blanchard	Page
Braddyville	Page
Clarinda	Page
Coin	Page
College Springs	Page
Essex	Page
Hepburn	Page
Northboro	Page
Shambaugh	Page
Shenandoah	Page
Yorktown	Page
Ayrshire	Palo Alto
Cylinder	Palo Alto
Emmetsburg	Palo Alto
Ruthven	Palo Alto
Brunsville	Plymouth
Craig	Plymouth
Hinton	Plymouth
James	Plymouth
Kingsley	Plymouth
LeMars	Plymouth
Merrill	Plymouth
Oyens	Plymouth
Seney	Plymouth
Struble	Plymouth
Gilmore City	Pocahontas
Palmer	Pocahontas
Pocahontas	Pocahontas

6

Varina	Pocahontas
Alleman	Polk
Altoona	Polk
Ankeny	Polk
Berwick	Polk
Bondurant	Polk
Carbondale	Polk
Clive	Polk
Des Moines	Polk
Elkhart	Polk
Grimes	Polk
Hartford	Polk
Johnston	Polk
Lovington	Polk
Mitchellville	Polk
Pleasant Hill	Polk
Polk City	Polk
Rising Sun	Polk
Runnells	Polk
Saylorville	Polk
Urbandale	Polk
West Des Moines	Polk
Windsor Heights	Polk
Avoca	Pottawattamie
Bentley	Pottawattamie
Carson	Pottawattamie
Council Bluffs	Pottawattamie
Crescent	Pottawattamie
Hancock	Pottawattamie
Macedonia	Pottawattamie
McClelland	Pottawattamie
Minden	Pottawattamie
Oakland	Pottawattamie
Trevnor	Pottawattamie
Underwood	Pottawattamie
Walnut	Pottawattamie
Weston	Pottawattamie
Carnarvon	Sac
Coon Valley	Sac
Early	Sac
Grant City	Sac
Nemaha	Sac
Odebolt	Sac
Sac City	Sac
Schaller	Sac
Ulmer	Sac

7

Blue Grass	Scott
Bettendorf	Scott
Buffalo	Scott
Davenport	Scott
Eldridge	Scott
Le Claire	Scott
Panorama Park	Scott
Pleasant Valley	Scott
Princeton	Scott
Riverdale	Scott
Walcott	Scott
Botna	Shelby
Corley	Shelby
Defiance	Shelby
Earling	Shelby
Elkhorn	Shelby
Irwin	Shelby
Jacksonville	Shelby
Kirkman	Shelby
Panama	Shelby
Portsmouth	Shelby
Westphalia	Shelby
Boyden	Sioux
Carmel	Sioux
Carnes	Sioux
Chatsworth	Sioux
Granville	Sioux
Hospers	Sioux
Hull	Sioux
Ireton	Sioux
Maurice	Sioux
Middleburg	Sioux
Newkirk	Sioux
Perkins	Sioux
Rock Valley	Sioux
Athelstan	Taylor
Bedford	Taylor
Gravity	Taylor
New Market	Taylor
Kirkville	Wapello
Ackworth	Warren
Carlisle	Warren
Cumming	Warren
Hartford	Warren
Indianola	Warren
Martensdale	Warren

8

Milo	Warren
Norwalk	Warren
Sandyville	Warren
Spring Hill	Warren
St. Marys	Warren
Kelona	Washington
Wellman	Washington
Badger	Webster
Barnum	Webster
Burnside	Webster
Callender	Webster
Clare	Webster
Coalville	Webster
Dayton	Webster
Duncombe	Webster
Fort Dodge	Webster
Gowrie	Webster
Lehigh	Webster
Moorland	Webster
Otho	Webster
Vincent	Webster
Bronson	Woodbury
Climbing Hill	Woodbury
Correctionville	Woodbury
Cushing	Woodbury
Danbury	Woodbury
Holly Springs	Woodbury
Hornick	Woodbury
Lawton	Woodbury
Luton	Woodbury
Moville	Woodbury
Oto	Woodbury
Pierson	Woodbury
Salix	Woodbury
Sergeant Bluff	Woodbury
Sioux City	Woodbury
Sloan	Woodbury
Smithland	Woodbury
Clarion	Wright
Cornelia	Wright
Eagle Grove	Wright
Goldfield	Wright
Holmes	Wright

9